   As Filed With the Securities and Exchange Commission on December 20, 2001

                                                     Registration No. 333-71124
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------


                                AMENDMENT No. 2

                                      To
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                            MW HOLDING CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                         2621                   31-1797999
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification Number)

                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                                (937) 495-6323
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                Jerome F. Tatar
                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                                (937) 495-6323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:

   David J. Friedman, Esq.      Sue K. McDonnell, Esq.   Wendell L. Willkie, II, Esq.  Elliott V. Stein, Esq.
Skadden, Arps, Slate, Meagher    The Mead Corporation        Westvaco Corporation        Wachtell, Lipton,
         & Flom LLP            Mead World Headquarters       One High Ridge Park            Rosen & Katz
      Four Times Square       Courthouse Plaza Northeast Stamford, Connecticut 06905    51 West 52nd Street
  New York, New York 10036        Dayton, Ohio 45463            (203) 461-7500        New York, New York 10019
       (212) 735-3000               (937) 495-6323                                         (212) 403-1000

                               -----------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and the conditions to the consummation of the mergers described herein have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this joint proxy statement and prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement and prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



       PRELIMINARY DRAFT DATED DECEMBER 20, 2001--SUBJECT TO COMPLETION



                                   [LOGO] Mead

                                [LOGO] Westvaco

       YOUR VOTE ON OUR PROPOSED BUSINESS COMBINATION IS VERY IMPORTANT!

To the Stockholders of The Mead Corporation and Westvaco Corporation:

   The boards of directors of The Mead Corporation and Westvaco Corporation have each unanimously approved a "merger of equals" transaction in which the two companies will combine. The proposed combination will create a global company with leading positions in packaging, coated and specialty papers, consumer and office products and specialty chemicals. We believe that the combination of Mead and Westvaco will create substantially more stockholder value than the companies could achieve independently and we ask for your support in voting for the merger proposals at our respective special meetings.

   The combined company, which will be named "MeadWestvaco Corporation," is expected to have annual revenues of approximately $8 billion and will have more than 32,000 employees on six continents. If the business combination is approved by our stockholders, we will combine our businesses through two separate mergers with wholly-owned subsidiaries of MeadWestvaco. After the mergers, Mead and Westvaco will be wholly-owned subsidiaries of MeadWestvaco.


   When the mergers are completed, Mead stockholders will receive one share of MeadWestvaco common stock and cash consideration of $1.20 for each Mead share they currently own and Westvaco stockholders will receive 0.97 shares of MeadWestvaco common stock for each Westvaco share they currently own. For additional information on the consideration to be received in the mergers, see "The Merger Agreement--Consideration to be Received in the Mergers." We anticipate that approximately 198.6 million shares of MeadWestvaco common stock will be issued to stockholders of Mead and Westvaco as a result of the mergers and that Mead stockholders and Westvaco stockholders will each own approximately one-half of MeadWestvaco's common stock following the mergers. We intend to apply to have the MeadWestvaco common stock listed on the New York Stock Exchange under the symbol ''MWV''. More information about the business combination is contained in the materials that accompany this letter.



   In order to complete the mergers, we must obtain the approvals of the stockholders of both of our companies. Each of us will hold a special meeting of our stockholders to consider and vote on the merger proposals. Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or by submitting your proxy by telephone. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger proposals. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger proposals.


   The places, dates and times of the special meetings are as follows:


           For Mead Stockholders:              For Westvaco Stockholders:
       Frederick E. Smith Auditorium               One High Ridge Park
         Sinclair Community College               Stamford, Connecticut
                Dayton, Ohio                 9:00 in the morning, local time
      11:00 in the morning, local time              January 28, 2002
              January 28, 2002


   This document provides you with detailed information about the special meetings and the proposed business combination. We urge you to read this material, including the section describing risk factors relating to the mergers on page 21.

   We enthusiastically support this combination of two industry leaders and join with all the other members of our respective boards of directors in recommending that you vote FOR the mergers.

Very truly yours,


               /s/ Jerome F. Tatar                 /s/ John A. Luke, Jr.
                 Jerome F. Tatar                     John A. Luke, Jr.
             Chairman, President and              Chairman, President and
            Chief Executive Officer,              Chief Executive Officer,
              The Mead Corporation                  Westvaco Corporation

 Neither the Securities and Exchange Commission nor any state securities commission has approved the common stock to be issued under this joint proxy statement and prospectus or determined if this joint proxy statement and prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


   This joint proxy statement and prospectus is dated December 20, 2001, and is first being mailed to stockholders on or about December 26, 2001.

                                   [Mead Logo]


                             THE MEAD CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON JANUARY 28, 2002


The Mead Corporation                                               Dayton, Ohio

Mead World Headquarters                                       December 20, 2001

Courthouse Plaza Northeast
Dayton, Ohio 45463

To the Holders of Common Stock of The Mead Corporation:


   A special meeting of stockholders of The Mead Corporation will be held at Frederick E. Smith Auditorium, Sinclair Community College, Dayton, Ohio, on January 28, 2002, at 11:00 in the morning, local time, for the following purposes:


    1. To consider and vote on a proposal to combine The Mead Corporation and Westvaco Corporation through the approval and adoption of the Amended and Restated Agreement and Plan of Merger by and among MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, The Mead Corporation and Westvaco Corporation, dated as of October 5, 2001, and to approve the merger of Michael Merger Sub Corporation, a wholly-owned subsidiary of MW Holding Corporation, with and into Mead, with Mead as the surviving entity in the merger.

    2. To transact such other business as properly may come before the Mead special meeting or any adjournment or postponement of the meeting.

   We have included a copy of the amended and restated merger agreement as Annex A to the accompanying joint proxy statement and prospectus. The joint proxy statement and prospectus further describes the matters to be considered at the meeting.

   The board of directors of Mead unanimously recommends that you vote FOR approval and adoption of the amended and restated merger agreement and approval of the Mead merger.


   Only stockholders of record at the close of business on December 10, 2001 will be entitled to notice of and to vote at the Mead special meeting and any adjournments or postponements thereof. To vote your shares, please complete and return the enclosed proxy card to us or vote your proxy by telephone. You also may cast your vote in person at the Mead special meeting. Please vote promptly whether or not you expect to attend the Mead special meeting.


By order of the board of directors,

/s/ Sue K. McDonnell
Sue K. McDonnell
Vice President,
General Counsel and Secretary


PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING  ON  THE
  ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT  THE  MERGER  PROPOSAL  OR
    ABOUT  VOTING  YOUR   SHARES,   PLEASE   CALL   GEORGESON   SHAREHOLDER
      COMMUNICATIONS INC. AT (212) 440-9800, FOR BANKS  AND  BROKERS,  OR
        (800) 223-2064, FOR ALL OTHERS.

                                 [Westvaco Logo]

                              WESTVACO CORPORATION

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 28, 2002


To the Stockholders of Westvaco Corporation:


   A special meeting of stockholders of Westvaco Corporation will be held at One High Ridge Park, Stamford, Connecticut, on January 28, 2002, at 9:00 in the morning, local time, for the following purposes:


    1. To consider and vote on a proposal to combine The Mead Corporation and Westvaco Corporation through the approval and adoption of the Amended and Restated Agreement and Plan of Merger by and among MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, The Mead Corporation and Westvaco Corporation, dated as of October 5, 2001, and to approve the merger of William Merger Sub Corporation, a wholly-owned subsidiary of MW Holding Corporation, with and into Westvaco, with Westvaco as the surviving entity in the merger.

    2. To transact such other business as properly may come before the Westvaco special meeting or any adjournment or postponement of the meeting.

   We have included a copy of the amended and restated merger agreement as Annex A to the accompanying joint proxy statement and prospectus. The joint proxy statement and prospectus further describes the matters to be considered at the meeting.

   The board of directors of Westvaco unanimously recommends that you vote FOR approval and adoption of the amended and restated merger agreement and approval of the Westvaco merger.


   Only stockholders of record at the close of business on December 10, 2001 will be entitled to notice of and to vote at the Westvaco special meeting and any adjournments or postponements thereof. To vote your shares, please complete and return the enclosed proxy card to us or vote your proxy by telephone. You also may cast your vote in person at the Westvaco special meeting. Please vote promptly whether or not you expect to attend the Westvaco special meeting.


By order of the board of directors,


/s/

John W. Hetherington
Vice President,
Assistant General Counsel and Secretary


December 20, 2001



PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING  ON  THE
  ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT  THE  MERGER  PROPOSAL  OR
    ABOUT VOTING YOUR SHARES, PLEASE CALL D.F. KING & CO.,  INC.  AT  (212)
      269-5550 (CALL COLLECT) OR (800) 859-8509 (CALL TOLL FREE).

                            ADDITIONAL INFORMATION

   This document incorporates important business and financial information about Mead and Westvaco from documents that Mead and Westvaco have filed with the Securities and Exchange Commission and that have not been included in or delivered with this document.

   Mead will provide you with copies of this information relating to Mead, without charge, upon written or oral request to:

                             The Mead Corporation
                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                Attention: David L. Santez, Assistant Secretary
                       Telephone Number: (937) 495-4076

   Westvaco will provide you with copies of information relating to Westvaco, without charge, upon written or oral request to:

                             Westvaco Corporation
                              One High Ridge Park
                          Stamford, Connecticut 06905
                        Attention: Corporate Secretary
                       Telephone Number: (203) 461-7500


   In order for you to receive timely delivery of the documents in advance of the special meetings, we should receive your request no later than January 21, 2002.



   See "Where You Can Find More Information" beginning on page 110.

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION..............................................   1
SUMMARY...........................................................................................   4
 The Companies....................................................................................   4
 Vote Required to Approve the Mergers.............................................................   5
 The Business Combination.........................................................................   5
 Our Recommendations to Stockholders..............................................................   5
 Opinions of Financial Advisors...................................................................   6
 Board of Directors and Management Following the Mergers..........................................   6
 Additional Interests of Our Executive Officers and Boards of Directors as a Result of the Mergers   7
 Conditions to the Mergers........................................................................   7
 Restrictions on Alternative Transactions.........................................................   7
 Termination of the Merger Agreement..............................................................   8
 Termination Fees.................................................................................   8
 Regulatory Matters...............................................................................   9
 Material United States Federal Income Tax Consequences of the Mergers............................   9
 Accounting Treatment.............................................................................   9
 Comparative Per Share Market Price Information...................................................  10
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL DATA..................................................................................  11
 The Mead Corporation Selected Historical Financial Data..........................................  11
 Westvaco Corporation Selected Historical Financial Data..........................................  14
 MeadWestvaco Corporation Selected Unaudited Pro Forma Combined Financial Data....................  16
 Unaudited Comparative Per Share Data.............................................................  17
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.......................................  19
RISK FACTORS......................................................................................  21
 Merger Consideration Is Fixed Despite Potential Changes in Stock Prices..........................  21
 Integration of Mead and Westvaco Operations May Be Difficult.....................................  21
 MeadWestvaco Will Rely On Key Personnel..........................................................  21
 Members of Mead and Westvaco Management and Boards of Directors May Have Interests in The
   Mergers That Differ From the Interests of Their Stockholders...................................  22
 Anti-Takeover Provisions in the MeadWestvaco Certificate of Incorporation and Bylaws May Delay or
   Prevent a Future Change in Control.............................................................  22
 MeadWestvaco May Incur Significant Expenses To Comply With Environmental Regulation..............  22
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS........................................  24
THE MEAD SPECIAL MEETING..........................................................................  25
 When and Where the Mead Special Meeting Will be Held.............................................  25
 What Will be Voted Upon..........................................................................  25
 Record Date and Stockholders Entitled to Vote....................................................  25
 Quorum Requirement...............................................................................  25
 Vote Required for Approval.......................................................................  25
 Voting Your Shares and Changing Your Vote........................................................  25
 How Proxies Are Counted..........................................................................  26
 Cost of Solicitation.............................................................................  26
THE WESTVACO SPECIAL MEETING......................................................................  27
 When and Where the Westvaco Special Meeting Will be Held.........................................  27
 What Will be Voted Upon..........................................................................  27
 Record Date and Stockholders Entitled to Vote....................................................  27
 Quorum Requirement...............................................................................  27
 Vote Required for Approval.......................................................................  27

                                                                             Page
                                                                             ----
 Voting Your Shares and Changing Your Vote..................................  27
 How Proxies Are Counted....................................................  28
 Cost of Solicitation.......................................................  28
THE BUSINESS COMBINATION....................................................  29
 The Companies..............................................................  29
 Background of the Business Combination.....................................  32
 Reasons for the Business Combination and Recommendations of the Boards.....  37
 Opinion of Mead's Financial Advisor........................................  42
 Opinions of Westvaco's Financial Advisors..................................  46
 Accounting Treatment.......................................................  52
 Material United States Federal Income Tax Consequences of the Mergers......  53
 Federal Income Tax Consequences to Mead Stockholders.......................  54
 Federal Income Tax Consequences to Westvaco Stockholders...................  56
 Backup Withholding.........................................................  57
 Regulatory Matters.........................................................  57
 Dissenter's Rights.........................................................  58
 Federal Securities Laws Consequences; Stock Transfer Restriction Agreements  58
MEADWESTVACO CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED
   FINANCIAL DATA...........................................................  59
INTERESTS OF CERTAIN PERSONS IN THE MERGERS.................................  68
 Directors and Executive Officers of Mead...................................  68
 Directors and Executive Officers of Westvaco...............................  73
THE MERGER AGREEMENT........................................................  78
 The Mergers................................................................  78
 MeadWestvaco following the Mergers.........................................  78
 Consideration to be Received in the Mergers................................  79
 Effect on Mead and Westvaco Common Stock; Exchange of Certificates.........  79
 Representations and Warranties in the Merger Agreement.....................  80
 Covenants..................................................................  81
 Additional Agreements......................................................  84
 Conditions to the Completion of the Mergers................................  86
 Termination................................................................  87
 Termination Fees...........................................................  87
 Amendment and Waiver.......................................................  89
DISSENTER'S RIGHTS OF MEAD COMMON STOCKHOLDERS..............................  90
DIRECTORS AND MANAGEMENT FOLLOWING THE BUSINESS COMBINATION.................  92
 Directors..................................................................  92
 Committees of the Board of Directors.......................................  94
 Compensation of Directors..................................................  94
 Management.................................................................  94
DESCRIPTION OF MEADWESTVACO CAPITAL STOCK...................................  96
 Authorized Capital Stock...................................................  96
 Common Stock...............................................................  96
 Preferred Stock............................................................  96
 Stockholder Rights.........................................................  97
 Amendment of Existing Rights Agreements....................................  98

                                                                           Page
                                                                           -----
COMPARISON OF STOCKHOLDERS' RIGHTS........................................    99
 Comparison of Charter and Bylaw/Regulation Provisions....................    99
 Comparison of Statutory Rights...........................................   105
STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF MEAD COMMON
   STOCK AND WESTVACO COMMON STOCK........................................   109
EXPERTS...................................................................   109
LEGAL MATTERS.............................................................   109
FUTURE STOCKHOLDER PROPOSALS..............................................   109
WHERE YOU CAN FIND MORE INFORMATION.......................................   110
INDEPENDENT AUDITORS' REPORT..............................................   F-i
MW HOLDING CORPORATION CONSOLIDATED BALANCE SHEET AS OF
   SEPTEMBER 21, 2001.....................................................  F-ii
MW HOLDING CORPORATION
  Notes to the Consolidated Balance Sheet................................. F-iii

                                   ANNEXES

ANNEX A - AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER...............   A-1
ANNEX B - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
         MEADWESTVACO CORPORATION AND FORM OF BYLAWS OF
         MEADWESTVACO CORPORATION.........................................   B-1
ANNEX C - OPINION OF GOLDMAN, SACHS & CO..................................   C-1
ANNEX D - OPINION OF GREENHILL & CO., LLC.................................   D-1
ANNEX E - OPINION OF MORGAN STANLEY & CO. INCORPORATED....................   E-1
ANNEX F - SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW DISSENTING
         SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES...............   F-1

             QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

Q: Why are the companies proposing the business combination?

A: We both believe that a combination of the two companies will create a stronger and more competitive global company than either Mead or Westvaco is likely to be alone, with strong positions in packaging, coated and specialty papers, consumer and office products and specialty chemicals. The combined company, to be named "MeadWestvaco Corporation," is expected to have annual revenues of approximately $8 billion and a strong asset base with enhanced growth and cost savings opportunities. Specifically, we believe the business combination will enhance stockholder value for both companies by, among other things:

    . Creating a company with a greater international presence, expanded core skills and a broader product and customer base that is better positioned to compete in a global environment by, specifically:

       o establishing a stronger foundation, through better access to capital and a broader skill base, for future strategic initiatives;

       o providing greater flexibility, through increased size and scale, to assess and divest businesses that do not meet financial or strategic criteria;

       o providing substantially greater financial capacity than either company would have had separately; and

       o combining a strong and experienced management team drawn from both companies.

    . Creating the opportunity to achieve significant cost savings and operational synergies of $325 million by the end of two years of combined operations.

   The mergers also involve certain risks, which are described under "Risk Factors" beginning on page 21.

   For more details on how the boards of directors of Mead and Westvaco evaluated the potential benefits and risks of the mergers, see "The Business Combination--Reasons for the Business Combination and Recommendations of the Boards" beginning on page 37.

Q: What will a stockholder receive when the mergers occur?

A: Holders of Mead Common Stock

   A Mead stockholder will receive one share of MeadWestvaco common stock and cash consideration of $1.20 in exchange for each share of Mead common stock owned.

   Example: If a Mead stockholder currently owns 10 shares of Mead common stock, after the Mead merger he or she will be entitled to receive 10 shares of MeadWestvaco common stock and cash consideration of $12.00.

   Holders of Westvaco Common Stock

   A holder of Westvaco common stock will receive 0.97 of a share of MeadWestvaco common stock in exchange for each share of Westvaco common stock owned. He or she will receive cash instead of any resulting fraction of a share, in an amount reflecting the market value of the fraction of a share.

   Example: If a Westvaco stockholder currently owns 10 shares of Westvaco common stock, after the Westvaco merger he or she will be entitled to receive 9 shares of MeadWestvaco common stock and a check for the market value of seven tenths of a share of MeadWestvaco common stock.

Q: How was the merger consideration determined?

A: The exchange ratios and the cash consideration to be received by Mead stockholders were determined in negotiations by the two companies and reflect the relative recent market prices of the two common stocks, the number of shares outstanding, and other factors that the boards of directors considered relevant.

Q: What will be the dividend on MeadWestvaco common stock?

A: Mead currently pays dividends at an annual rate of $0.68 per share and Westvaco currently pays dividends at an annual rate of $0.88 per share. The initial annualized MeadWestvaco dividend rate is expected to be $0.92 per share. Assuming that the annualized dividend is $0.92 per share, Mead stockholders will receive an increase in their aggregate dividends because each share of Mead common stock will be converted into one share of MeadWestvaco common stock in the Mead merger and Westvaco stockholders will receive approximately the same aggregate dividends because each share of Westvaco common stock will be converted into 0.97 of a share of MeadWestvaco common stock in the Westvaco merger.

Q: When do the companies expect to complete the business combination?


A: We are working to complete the business combination as quickly as possible.
   We expect to complete the business combination in the first calendar quarter of 2002.


Q: Do stockholders have dissenter's rights?

A: Under Ohio law, dissenting holders of Mead common stock will have the right to receive an appraisal of the fair cash value of their shares in connection with the Mead merger. A Mead stockholder who wishes to perfect his or her rights as a dissenting stockholder if the merger is approved must not have voted his or her shares of Mead common stock in favor of the adoption of the merger agreement and must follow the procedures set forth in "Dissenter's Rights of Mead Common Stockholders" on page 90. Under Delaware law, dissenter's rights are not available to the holders of Westvaco common stock in connection with the Westvaco merger.

Q: What stockholder approvals are required for the mergers?

A: For the mergers to occur, the affirmative vote of the holders of two-thirds of all outstanding shares of Mead common stock entitled to vote at the Mead special meeting and the affirmative vote of a majority of all outstanding shares of Westvaco common stock entitled to vote at the Westvaco special meeting must be obtained.

Q: Who can vote on the mergers?


A: Only holders of record of Mead and Westvaco common stock as of the close of business on December 10, 2001 will be entitled to notice of and to vote at the respective special meetings to approve and adopt the amended and restated merger agreement and approve the mergers.


Q: When and where are the special meetings?


A: The special meeting of Mead stockholders will be held on January 28, 2002, at 11:00 in the morning, local time, at Frederick E. Smith Auditorium, Sinclair Community College, Dayton, Ohio.



   The special meeting of Westvaco stockholders will be held on January 28, 2002, at 9:00 in the morning, local time, at Westvaco's offices at One High Ridge Park, Stamford, Connecticut.


Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed my signed proxy card or voted my proxy by telephone?

A: Yes. Just send in a written revocation or a later-dated, signed proxy card before the special meetings, vote by telephone again or simply attend the special meeting and vote in person.

Q: What do I need to do now?

A: Please vote your shares as soon as possible, so that your shares may be represented at the appropriate special meeting. You may vote by signing your proxy card and mailing it in the enclosed return envelope, by telephone or you may vote in person at the special meetings.

Q: Should I send in my stock certificates now?

A: No. Once the mergers are completed, the exchange agent will send to Mead stockholders and Westvaco stockholders written instructions for exchanging their stock certificates for new MeadWestvaco certificates.

Q: Where will MeadWestvaco's shares be listed?


A: Mead and Westvaco intend to apply to have the MeadWestvaco common stock listed on the New York Stock Exchange under the symbol "MWV". Prior to the completion of the business combination there will be no public market for the MeadWestvaco common stock.


Q: Whom should I call if I have questions?

A: Mead stockholders who have questions about the Mead merger or the Mead merger proposal may call Georgeson Shareholder Communications Inc. at (212) 440-9800, for banks and brokers, or (800) 223-2064, for all others.

   Westvaco stockholders who have questions about the Westvaco merger or the Westvaco merger proposal may call D.F. King & Co., Inc. at (212) 269-5550 (call collect) or (800) 859-8509 (call toll free).

                                    SUMMARY


   This section summarizes the most significant information about the business combination from this joint proxy statement and prospectus. To understand the business combination fully, we strongly encourage you to read carefully this entire joint proxy statement and prospectus and the documents which we have filed with the Securities and Exchange Commission, which we often refer to as the "SEC" in this joint proxy statement and prospectus. We have included a copy of the amended and restated merger agreement, which we refer to herein as the merger agreement, in this joint proxy statement and prospectus as Annex A. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission, see "Additional Information" on the page preceding the table of contents and "Where You Can Find More Information" on page 110.


   Throughout this joint proxy statement and prospectus, when we use the term:

  . "MeadWestvaco," we are referring to the newly formed holding company MW Holding Corporation, which will be renamed MeadWestvaco Corporation following the consummation of the business combination. MeadWestvaco is the company in which you will own shares following the business combination.

  . "Mead merger," we are referring to the merger of Michael Merger Sub Corporation, a newly formed, wholly-owned subsidiary of MeadWestvaco, into Mead.

  . "Westvaco merger," we are referring to the merger of William Merger Sub Corporation, a newly formed, wholly-owned subsidiary of MeadWestvaco, into Westvaco.

  . "mergers" or the "business combination," we are referring to the Mead merger and the Westvaco merger together.

  . "Mead merger consideration," we are referring to the one share of MeadWestvaco common stock and cash consideration of $1.20 to be received in the Mead merger by the stockholders of Mead for each share of Mead common stock.

  . "Westvaco exchange ratio," we are referring to the 0.97 of a share of MeadWestvaco common stock to be received in the Westvaco merger by common stockholders of Westvaco for each share of Westvaco common stock.



The Companies (See pages 29, 30 and 31)


The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463
(937) 495-6323

   Mead was incorporated in 1930 under the laws of the state of Ohio as the outgrowth of a paper manufacturing business founded in 1846. Mead manufactures and sells paper, packaging, packaging systems, pulp, paperboard, lumber and other wood products. Mead also manufactures and distributes consumer and office supplies including time-management products. Mead serves customers in approximately 100 countries with operations in North America, Latin America, Europe and Asia.

   For additional information about Mead and its business, see "The Business Combination--The Companies--The Mead Corporation," "Additional Information" and "Where You Can Find More Information."

Westvaco Corporation
One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7500

   Westvaco, a Delaware corporation, was incorporated in 1899 as West Virginia Pulp and Paper Company. Westvaco is a producer of packaging, paper and specialty chemicals. Westvaco serves customers in more than 70 countries with operations in North America, Latin America and Europe. Westvaco produces paper and paperboard to convert into a variety of packaging products. Westvaco is also a leading global supplier of premium packaging for consumer products markets. Westvaco also manufactures a variety of specialty chemicals, sells timber from its forestlands, is engaged in land development and produces lumber.

   For additional information about Westvaco and its business, see "The Business Combination--The Companies--Westvaco Corporation," "Additional Information" and "Where You Can Find More Information."

MeadWestvaco Corporation
One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7500

   MeadWestvaco is a newly formed Delaware corporation wholly-owned by Mead that has not, to date, conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this joint proxy statement and prospectus. As a result of the business combination, Mead and Westvaco will become wholly-owned subsidiaries of MeadWestvaco. The business of MeadWestvaco will be the businesses currently conducted by Mead and Westvaco. We anticipate that approximately 198.6 million shares of MeadWestvaco common stock will be issued to stockholders of Mead and Westvaco in the mergers. We estimate that the stockholders of Mead and the stockholders of Westvaco will each own approximately 50% of the MeadWestvaco common stock following the mergers.

Vote Required to Approve the Mergers (See pages 25 and 27)

Mead Stockholders

   Mead stockholders will vote on a proposal to approve and adopt the merger agreement and approve the Mead merger. We refer to this proposal as the "Mead merger proposal." Approval of the Mead merger proposal requires the affirmative vote of the holders of two-thirds of all outstanding shares of Mead common stock. Mead directors and executive officers as a group own and are entitled to vote less than 1% of the outstanding shares of Mead common stock. If a Mead stockholder abstains or does not vote at the Mead special meeting, either in person or by proxy, or if any stockholder does not instruct its broker how to vote, it will have the same effect as a vote against the Mead merger.

Westvaco Stockholders

   Westvaco stockholders will vote on a proposal to approve and adopt the merger agreement and approve the Westvaco merger. We refer to this proposal as the "Westvaco merger proposal." Approval of the Westvaco merger proposal requires the affirmative vote of the holders of at least a majority of all shares of Westvaco common stock that are outstanding and entitled to vote at the Westvaco special meeting. Westvaco directors and executive officers as a group own and are entitled to vote less than 1% of the outstanding shares of Westvaco common stock. If a Westvaco stockholder abstains or does not vote at the Westvaco special meeting, either in person or by proxy or if any stockholder does not instruct its broker how to vote, it will have the same effect as a vote against the Westvaco merger.

The Business Combination (See page 29)

   The merger agreement provides for the combination of Mead and Westvaco in a merger of equals transaction. We refer to the transaction as a merger of equals because Mead and Westvaco are approximately the same size, no control premium is being paid to either company's stockholders and neither company's directors or officers will dominate or control the combined company. If the business combination is approved by our stockholders, we will combine our businesses through two separate mergers with wholly-owned subsidiaries of a new holding company Mead created which will be named MeadWestvaco Corporation following the business combination. After the business combination, Mead and Westvaco will be wholly-owned subsidiaries of MeadWestvaco.

   As a result of the Mead merger, each share of Mead common stock will be converted into one share of MeadWestvaco common stock and the right to receive cash consideration of $1.20. As a result of the Westvaco merger, each share of Westvaco common stock will be converted into 0.97 shares of MeadWestvaco common stock.

   We encourage you to read the merger agreement carefully because it is the legal document that governs the mergers and related matters.

Our Recommendations to Stockholders (See pages 37 and 40)

To Mead Stockholders:

   The Mead board of directors believes that the Mead merger proposal is advisable and in your best interest and recommends that you vote FOR the Mead merger proposal. For the factors considered by the Mead board of directors in reaching its decision to approve the merger agreement and the Mead merger, see "The Business Combination--Reasons for the Business Combination and Recommendations of the Boards--Mead Board of Directors' Reasons and Recommendation of the Transaction" on page 37.

To Westvaco Stockholders:

   The Westvaco board of directors believes that the Westvaco merger proposal is advisable and in your best interest and recommends that you vote FOR the Westvaco merger proposal. For the factors considered by the Westvaco board of directors in reaching its decision to approve the merger agreement and the Westvaco merger, see "The Business Combination--Reasons for the Business Combination and Recommendations of the Boards--Westvaco Board of Directors' Reasons and Recommendation of the Transaction" on page 40.

Opinions of Financial Advisors (See pages 42 and 46)

   In connection with the mergers, each of our boards of directors received an opinion from our respective financial advisors. The opinions of the financial advisors are directed to the boards of directors and are not recommendations to stockholders with respect to any matter relating to the mergers.

   On August 28, 2001, Goldman, Sachs & Co. delivered its written opinion to the board of directors of Mead that, as of that date and based on and subject to the matters described in its opinion, the Mead merger consideration to be received by the holders of Mead common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

   The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is contained in Annex C. Goldman Sachs provided its opinion for the information and assistance of Mead's board of directors in connection with its consideration of the business combination. The Goldman Sachs opinion is not a recommendation as to how any Mead stockholder should vote with respect to such transaction. We urge you to read the opinion in its entirety.

   Westvaco received written opinions, each dated August 28, 2001, from its financial advisors, Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated, to the effect that as of that date and based upon and subject to the matters described in each opinion, the Westvaco exchange ratio pursuant to the merger agreement was fair from a financial point of view to the Westvaco stockholders.

   The full texts of the written opinions of Greenhill and Morgan Stanley, each of which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with each opinion, are contained in Annex D and Annex E respectively. Each of Greenhill and Morgan Stanley provided its opinion for the information and assistance of Westvaco's board of directors in connection with its consideration of the business combination. Neither the Greenhill opinion nor the Morgan Stanley opinion is a recommendation as to how any Westvaco stockholder should vote with respect to such transaction. We urge you to read each such opinion in its entirety.

Board of Directors and Management Following the Mergers (See page 92)

   We have agreed that the board of directors of MeadWestvaco will have an even number of members and will be divided into three classes with each class serving a staggered three-year term. Initially, half of the members of the board of directors of MeadWestvaco will be designated by Mead and half of the members will be designated by Westvaco.

   Upon completion of the mergers, Jerome F. Tatar, Chairman, President and Chief Executive Officer of Mead, will serve as Chairman of the Board of MeadWestvaco and John A. Luke, Jr., Chairman, President and Chief Executive Officer of Westvaco, will serve as Chief Executive Officer and President of MeadWestvaco.

   In addition, Mead and Westvaco have agreed in the merger agreement that certain identified officers of Mead and Westvaco will become officers of MeadWestvaco.

Additional Interests of Our Executive Officers and Boards of Directors as a Result of the Mergers (See page 68)

   The executive officers of Mead and Westvaco and the members of the Mead and Westvaco boards of directors have interests in the mergers that are different from, or in addition to, the interests of stockholders generally. Several executive officers of Mead and Westvaco, including officers who are also directors, have employment or severance agreements and are or may become entitled to specific benefits under employee benefit plans as a result of the business combination as well as under the terms of the merger agreement. The Mead and Westvaco boards of directors were aware of and discussed and considered these potentially conflicting interests when they approved the business combination.

Conditions to the Mergers (See page 86)

   Several conditions must be satisfied before the mergers will be completed. These include:

    . approval of the Mead merger proposal and the Westvaco merger proposal by our respective stockholders;

    . expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (or the HSR Act) and the approval of the business combination by the European Commission;

    . all other required governmental approvals and consents having been obtained on terms that would not reasonably be expected to have a material adverse effect on MeadWestvaco;

    . absence of any law or injunction preventing the mergers or that would be reasonably likely to have a material adverse effect on Mead, Westvaco or MeadWestvaco;

    . receipt of legal opinions from counsel to Mead and Westvaco to the effect that (i) the mergers, taken together, will constitute a transaction described in Section 351 of the Internal Revenue Code, and/or (ii) the respective mergers will constitute reorganizations within the meaning of Section 368(a) of the Internal Revenue Code;

    . absence of breaches of representations and warranties contained in the merger agreement which have or are reasonably expected to have a material adverse effect on Mead or Westvaco; and

    .  other customary contractual conditions set forth in the merger agreement.

   Other than the conditions pertaining to stockholder approvals, the HSR Act waiting period, the approval of the European Commission and approvals of certain government regulators and the legality of the business combination, either of us could elect to waive conditions to our own performance and complete the business combination.


Restrictions on Alternative Transactions (See page 82)


   The merger agreement generally limits the ability of Mead and Westvaco and their respective representatives to solicit, or participate in substantive discussions with, any third party about transactions alternative to the business combination. Despite this, if either of us receives an unsolicited proposal for a transaction alternative to the business combination, the receiving party may:

    .  furnish information about itself and its subsidiaries; and

    . participate in substantive discussions or negotiations with respect to such proposal;

if, and only if, its board of directors determines in good faith, after receiving advice from outside counsel, that its failure to provide such information or participate in such substantive discussions or negotiations could reasonably be expected to constitute a breach of its fiduciary duties to stockholders under applicable law.

   However, if, within nine months of termination of the merger agreement, one of us completes, or enters into an agreement for, an alternative business combination, that party may be required to pay a termination fee of $95 million to the other party. For more information on the payment of termination fees, see "The Merger Agreement--Termination Fees."


Termination of the Merger Agreement (See page 87)

   We may agree to terminate the merger agreement at any time. In addition, either company may terminate the merger agreement:

    . if the mergers are not completed by February 28, 2002, or by May 31, 2002 if the conditions relating to the HSR Act, European Commission approval or other governmental consents and approvals are not satisfied by February 28, 2002;

    . the stockholders of Mead or Westvaco do not approve and adopt the merger agreement and the mergers at the stockholder meetings;

    . if any final and unappealable judgment, order, decree, statute, law, ordinance, rule or regulation of any court or governmental entity is in effect that prevents the consummation of the mergers or is reasonably likely to have a material adverse effect on either of us or the effective operation of our respective businesses following the mergers;

    . if any required governmental approval has been denied, and such denial has become final and unappealable;

    . if the other party materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement and fails to cure that breach within a specified period, such that the conditions to closing would not be satisfied;

    .  if the other party's board of directors:

       o fails to call a special meeting to vote on the merger agreement and related matters as required under the merger agreement, and does not do so after 30 days notice from the other party, or

       o at any time prior to the other party's stockholder meeting, (x) fails to include in this joint proxy statement and prospectus its recommendation without modification or qualification that its stockholders approve and adopt the merger agreement and related matters, (y) subsequently withdraws its recommendation or (z) modifies or qualifies its recommendation in a manner adverse to the terminating party's interests; or

    . if the terminating party's board of directors authorizes it to enter into an agreement relating to what it considers to be a superior proposal of a business combination with a third party and the other party, within five business days of receipt of such written notice, fails to make an offer that the terminating party's board of directors determines, in good faith after consulting a nationally recognized financial advisor, to be at least as favorable to the terminating party's stockholders as the superior proposal (provided, that at or prior to any such termination, the terminating party pays the termination fee described below).

Termination Fees (See page 87)

   The merger agreement requires Mead or Westvaco to pay to the other a termination fee of $95 million if the merger agreement terminates under certain circumstances.

   This fee is payable by a party if:

    . the other party terminates the merger agreement because the paying party's board of directors:

       o fails to call a special meeting to vote on the merger agreement and the transactions contemplated by the merger agreement as required under the merger agreement, and does not do so after 30 days notice from the other party; or

       o at any time prior to the paying party's stockholder meeting, (x) fails to include in this joint proxy statement and prospectus its recommendation without modification or qualification that its stockholders approve and adopt the merger agreement and related matters, (y) subsequently withdraws its recommendation or (z) modifies or qualifies its recommendation in a manner adverse to the other party's interests; or

    .  either party terminates the merger agreement because:

       o the paying party fails to obtain stockholder approval of the merger, and prior to the special meeting there has been an offer for an alternative business combination with respect to the paying party; or

       o the mergers are not consummated by February 28, 2002 (or May 31, 2002, if the consummation of the mergers was delayed due to the failure to obtain regulatory approvals in time) and at the time of termination the paying party has not obtained stockholder approval of the merger and there has been an offer for an alternative business combination with respect to the paying party;

and within nine months of termination of the merger agreement for the reasons listed above, the paying party enters into an agreement with a third party for an alternative business combination or an alternative business combination with respect to the paying party is consummated.

   In addition, the termination fee is also payable by a party that terminates the merger agreement because its board of directors authorizes it to enter into an agreement for an alternative transaction that is a superior proposal and the paying party notifies the other party that it intends to enter into the agreement and the other party does not make within five business days of such notice an offer that the paying party's board of directors determines, in good faith after consultation with a nationally recognized financial advisor, is at least as favorable as the superior proposal.

Regulatory Matters (See page 57)

   Under the HSR Act, we cannot complete the mergers until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. We filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on September 14, 2001. The required waiting period terminated effective October 15, 2001.

   The mergers are also subject to the approval of the European Commission under the competition laws of the European Union. On October 10, 2001, Mead and Westvaco filed formal notification of the mergers with the European Union. On November 12, 2001, Mead and Westvaco received notice from the European Union that it had terminated its review of the mergers and granted its approval.

Material United States Federal Income Tax Consequences of the Mergers (See page 53)

   The mergers are intended to be tax-free transactions under the Internal Revenue Code and, as such, Mead stockholders who surrender their Mead common stock for cash and MeadWestvaco common stock pursuant to the Mead merger will, for United States federal income tax purposes, generally recognize no gain or loss on the receipt of MeadWestvaco common stock and, in most circumstances, should recognize capital gain or loss on the receipt of cash, to the extent taxable.

   In addition, Westvaco stockholders who surrender their Westvaco common stock for MeadWestvaco common stock pursuant to the Westvaco merger will, for United States federal income tax purposes, generally recognize no gain or loss on the receipt of MeadWestvaco common stock except for cash received instead of fractional shares of MeadWestvaco common stock.

   Tax matters are very complicated and the tax consequences of the mergers to you will depend on the facts and circumstances of your own situation. We strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the mergers to you.

Accounting Treatment (See page 52)

   The merger agreement provides for the business combination of Mead and Westvaco as a "merger of equals." However, accounting for the business combination requires that one of the companies be deemed the acquiring entity. Mead and Westvaco have determined that the business combination will be accounted for as an acquisition by Westvaco of Mead. In identifying Westvaco as the acquiring entity, the companies determined that the relative outstanding share ownership and the designation of certain senior management positions should determine the acquiring entity as all other significant indicators that could determine the acquiring entity were equal.

Comparative Per Share Market Price Information (See page 19)

   Mead common stock is listed on the New York Stock Exchange under the symbol "MEA." Westvaco common stock is listed on the New York Stock Exchange under the symbol "W."


   Set forth below are the closing stock prices of Westvaco common stock and Mead common stock on the New York Stock Exchange Composite Transactions Tape on August 28, 2001, the last full trading day before the public announcement of the merger agreement, and on December 19, 2001.



                                        Mead       Westvaco
                                    Common Stock Common Stock
                                    ------------ ------------
                  August 28, 2001..    $30.18       $27.66
                  December 19, 2001    $30.13       $27.90

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL DATA


   We are providing the following selected historical financial data and unaudited pro forma combined condensed financial data, which reflect the business combination, to help you in analyzing the financial aspects of the business combination. This information is only a summary and you should read it in conjunction with Mead's and Westvaco's historical financial statements (and related notes) contained in the reports that have been filed with the Securities and Exchange Commission. See "Additional Information" on the page preceding the table of contents and "Where You Can Find More Information" on page 110.


The Mead Corporation Selected Historical Financial Data

   The selected historical financial data of Mead has been derived from the audited consolidated financial statements and related notes of Mead for each of the years in the five-year period ended December 31, 2000 and the unaudited consolidated financial statements for the three quarters ended September 30, 2001 and October 1, 2000. The historical financial data is only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Mead which have been incorporated by reference into this joint proxy statement and prospectus.

                                         Three Quarters Ended             Year Ended December 31,
                                       ------------------------ --------------------------------------------
                                       September 30, October 1,
                                          2001(b)     2000(c)   2000(c)  1999(d)  1998(e)  1997(f)  1996(f)
                                       ------------- ---------- -------- -------- -------- -------- --------
                                                       (in millions, except per share data)
Operating data:
 Net sales............................   $3,241.6     $3,323.2  $4,368.1 $3,996.1 $3,944.2 $3,912.2 $3,436.9
 Earnings from continuing
   operations(a)......................       13.6        146.9     163.6    208.1    140.1    163.0    183.8
 Earnings from continuing operations
   per common share--assuming
   dilution...........................       0.13         1.42      1.60     1.99     1.34     1.53     1.73
 Cash dividends per common share......       0.51         0.51      0.68     0.65     0.64     0.61     0.59
Balance sheet data (at end of period):
 Total assets.........................    5,684.3      5,687.3   5,680.0  5,661.7  5,142.2  5,152.4  4,905.9
 Long-term obligations (debt).........    1,316.0      1,322.5   1,322.8  1,333.7  1,367.4  1,428.0  1,239.7
 Working capital......................      306.4        359.4     269.0    229.7    406.9    312.7    280.1
 Stockholders' equity.................    2,376.9      2,451.8   2,397.8  2,430.8  2,252.0  2,288.5  2,246.4
Other data (at end of period):
 Book value per share.................      23.94        24.37     24.25    23.70    22.12    22.03    21.55
 Cash provided by operating activities       59.7        235.7     467.8    484.6    422.6    400.2    421.4
 Capital expenditures.................      145.2        127.6     205.9    212.9    384.0    437.3    428.7

--------
(a)In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 entitled Business Combinations ("SFAS No. 141") and SFAS No. 142 entitled Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment at least on an annual basis. If the business combination is not consummated, Mead will adopt SFAS No. 142 on January 1, 2002. Mead's expected goodwill amortization expense for the year ending December 31, 2001 is approximately $15.3 million.

(b)During the three quarters ended September 30, 2001, results include a pretax gain of $5.6 million on the sale of a business unit in the Consumer and Office Products segment and a pretax charge of $4.9 million relating to employee severance costs associated with the closure of a converting facility in Atlanta, Georgia.

(c)In 2000, results include a pretax charge of $9.5 million (of which $6.4 million occurred during the first three quarters) associated with the shutdown and disposal of one Consumer and Office Products location and the shutdown of one Packaging and Paperboard location. The charge includes $1.3 million for transferring equipment to other locations (occurring during the first three quarters), $6.8 million for employee severance costs (of which $4.7 million occurred during the first three quarters), and an additional $1.4 million in depreciation expense (of which $0.4 million occurred during the first three quarters).

(d)In 1999, results include: (1) a pretax charge of $18.9 million associated with the shutdown and disposal of four uncoated paper machines at the Rumford, Maine paper mill, which includes $5.4 million relating to employee severance costs, a $10.6 million impairment charge to adjust the carrying amount of machinery and equipment and related spare parts included in stores and supplies inventory to their estimated fair values, $2.6 million for the write-off of an investment in a joint venture as a result of the permanent decline in its value and $0.3 million in other charges; (2) a pretax gain of $82.3 million resulting from the sale of Mead's 50% ownership in Northwood Inc., a pulp and lumber operation; and (3) pretax income of $2.7 million from reversing employee severance charges recorded in 1998 as a result of fewer people being terminated.

(e)In 1998, results include a pretax charge of $10.4 million for a reserve for stores and supplies inventory; $10.4 million for the write-off of capitalized costs related to unimplemented software in development abandoned as a result of the decision to implement SAP; an $8.2 million impairment charge related to the Japanese packaging operation; $4.6 million for the write-off and disposal of certain plant and equipment being replaced at the Packaging and Paperboard segment's mill in Stevenson, Alabama; $2.9 million for the write-off of a capital project in process that was not undertaken as a result of market changes; a $1.2 million special assessment related to customs issues; and a pretax charge of $22.0 million for employee severance and related costs associated with a plan to make organizational changes and reduce the workforce.

(f)There were no significant special items during the years ended December 31, 1997 or 1996.

   The following table summarizes the special items described in notes (b) through (e) above:

                                                    Three Quarters Ended   Year Ended December 31,*
                                                  -----------------------  -----------------------
                                                  September 30, October 1,
                                                      2001         2000     2000     1999    1998
                                                  ------------- ---------- -----    ------  ------
                                                                    (in millions)
Employee severance...............................     $(4.9)      $(4.7)   $(6.8)   $ (5.4) $(22.0)
Additional depreciation expense..................                  (0.4)    (1.4)
Equipment transfer charges.......................                  (1.3)    (1.3)
Gain on sale of a business unit..................       5.6
Fixed asset impairments associated with disposal.                                    (10.6)   (4.6)
Gain on sale of ownership in a pulp and lumber
  operation......................................                                     82.3
Write-off of investment in a joint venture.......                                     (2.6)
Reversal of 1998 employee severance charges......                                      2.7
Other charges....................................                                     (0.3)
Reserve for stores and supplies disposal.........                                            (10.4)
Abandonment of capitalized software..............                                            (10.4)
Impairment of Japanese inventory and fixed assets                                             (8.2)
Write-off of capital project in process..........                                             (2.9)
Customs issues special assessment................                                             (1.2)
                                                      -----       -----    -----    ------  ------
 Total pretax effect.............................       0.7        (6.4)    (9.5)     66.1   (59.7)
Income tax benefit / (expense)...................      (0.3)        2.3      3.4     (24.0)   21.7
                                                      -----       -----    -----    ------  ------
 Effect on earnings from continuing operations...     $ 0.4       $(4.1)   $(6.1)   $ 42.1  $(38.0)
                                                      =====       =====    =====    ======  ======

--------
* Columns for the years ended December 31, 1997 and 1996 have been omitted from the table as there were no significant special items.

Westvaco Corporation Selected Historical Financial Data

   The selected historical financial data of Westvaco has been derived from the audited consolidated financial statements and related notes of Westvaco for each of the years in the five-year period ended October 31, 2000 and the unaudited consolidated financial statements for the three quarters ended July 31, 2001 and 2000. The historical data is only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Westvaco which have been incorporated by reference into this joint proxy statement and prospectus. Westvaco made several acquisitions during fiscal 2000, and the results of operations from these acquisitions are reflected in the 2000 results below.

                               Three Quarters Ended
                                     July 31,                  Year Ended October 31,
                               -------------------- --------------------------------------------
                                2001(b)    2000(c)  2000(c)  1999(d)  1998(e)  1997(f)  1996(g)
                                --------  --------  -------- -------- -------- -------- --------
                                             (in millions, except per share data)
Operating data:
 Net sales.................... $2,795.0   $2,632.3  $3,663.0 $2,801.8 $2,885.9 $2,982.3 $3,045.5
 Earnings from continuing
   operations(a)..............     79.8      173.9     254.7    111.2    132.0    162.7    212.2
 Earnings from continuing
   operations per common
   share--assuming dilution...     0.79       1.73      2.53     1.11     1.30     1.58     2.07
 Cash dividends per common
   share......................     0.66       0.66      0.88     0.88     0.88     0.88     0.88

Balance sheet data (at end of
  period):
 Total assets.................  6,753.0    6,554.1   6,569.9  4,896.7  5,008.7  4,898.8  4,437.5
 Long-term obligations (debt).  2,661.5    2,667.8   2,686.7  1,426.9  1,455.8  1,449.4  1,097.3
 Working capital..............    351.1      473.1     496.8    312.9    272.1    399.6    297.2
 Stockholders' equity.........  2,360.9    2,292.2   2,332.6  2,171.3  2,246.4  2,278.6  2,209.7

Other data (at end of period):
 Book value per share.........    23.08      22.77     23.17    21.65    22.39    22.35    21.69
 Cash provided by operating
   activities.................    144.0      429.6     583.1    412.7    406.7    390.7    521.8
 Capital expenditures.........    221.8      138.6     214.0    228.9    423.0    621.2    521.6

--------
(a)In July 2001, the Financial Accounting Standards Board issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment at least on an annual basis. Adoption of SFAS No. 142 is expected to result in the elimination of approximately $12.4 million of annual amortization expense for Westvaco.

(b)During the three quarters ended July 31, 2001, results include (1) a pretax gain of $18.5 million on the sale of plant, equipment and timberlands; (2) a pretax charge of $1.6 million relating primarily to a salaried workforce reduction at Westvaco's Envelope Division headquarters in Springfield, Massachusetts; (3) pretax restructuring charges of $2.3 million, consisting of a $2.0 million charge due to the curtailment of production on two of the three product lines at the company's Envelope Division flexible-packaging operation, which primarily represents a write-down of machinery to net realizable value, and a charge of $0.3 million for inventory write-downs; and (4) a pretax credit of $0.7 million for the reversal of 1999 restructuring charges.

(c)In 2000, results include: (1) a pretax charge of $27.2 million (of which $24.3 million occurred during the first three quarters) resulting primarily from a write-down of assets due to an expected decline in sales of folding cartons to domestic tobacco markets; (2) a pretax gain of $3.6 million from the sale of an interest in a joint venture in China (occurring in the fourth quarter); (3) a pretax gain of $11.2 million from the sale of the liquid packaging plant (occurring during the first three quarters); and (4) a pretax gain of $26.8 million from the sale of plant, equipment and timberlands (of which $7.8 million occurred during the first three quarters).

(d)In 1999, results include: (1) a pretax charge of $80.5 million, in connection with a business performance improvement plan, which includes (i) $77.7 million in asset impairments, consisting of an impairment charge of $67.4 million as a result of recording impairment of certain production facilities to their fair value, $1.7 million for inventory write-downs, and $8.6 million for the write-off of a paper machine and certain equipment and
   (ii) $2.8 million in employee severance and other exit costs; (2) a pretax gain of $17.9 million from the sale of plant, equipment and timberlands; and
   (3) an income tax benefit of $15.0 million resulting from a one-time business reorganization that reduced the company's deferred state income tax liability.

(e)In 1998, results include (1) a pretax charge of $5.0 million associated with the announced termination of approximately 240 employees and write-down of certain assets and (2) a pretax loss of $0.9 million on the sale of plant, equipment and timberlands.

(f)In 1997, results include a pretax gain of $10.5 million on the sale of plant, equipment and timberlands.

(g)In 1996, results include a pretax gain of $6.5 million on the sale of plant, equipment and timberlands.

   The following table summarizes the special items described in notes (b) through (g) above:

                                                Three Quarters
                                                     Ended              Year Ended October 31,
                                               ----------------  -----------------------------------
                                               July 31, July 31,
                                                 2001     2000    2000    1999   1998   1997   1996
                                               -------- -------- ------  ------  -----  -----  -----
                                                                   (in millions)
Asset impairments and inventory writedowns....  $(2.3)   $(24.3) $(27.2) $(77.7)
Gain (loss) on sale of plant, equipment and
  timberlands.................................   18.5       7.8    26.8    17.9  $(0.9) $10.5  $ 6.5
Gain on sale of liquid packaging plant........             11.2    11.2
Gain on sale of joint venture in China........                      3.6
Employee severance and other exit costs.......   (1.6)                     (2.8)  (5.0)
Reversal of 1999 restructuring charges........    0.7
                                                -----    ------  ------  ------  -----  -----  -----
 Total pretax effect..........................   15.3      (5.3)   14.4   (62.6)  (5.9)  10.5    6.5
Income tax benefit / (expense)................   (5.7)      2.0    (5.4)   22.7    2.2   (4.0)  (2.5)
Reduction in state income tax liability.......                             15.0
                                                -----    ------  ------  ------  -----  -----  -----
 Effect on earnings from continuing operations  $ 9.6    $ (3.3) $  9.0  $(24.9) $(3.7) $ 6.5  $ 4.0
                                                =====    ======  ======  ======  =====  =====  =====

MeadWestvaco Corporation Selected Unaudited Pro Forma Combined Financial Data

   The following table summarizes, under the purchase method of accounting, selected unaudited pro forma combined statement of operations data for the three quarters ended July 31, 2001 and the year ended October 31, 2000 as if the business combination between Mead and Westvaco had been completed on November 1, 1999 and selected unaudited pro forma combined balance sheet data as of July 31, 2001 as if the business combination had been completed on that date. The information has been derived from and should be read in conjunction with the "MeadWestvaco Corporation Unaudited Pro Forma Combined Condensed Financial Data" beginning on page 59. The information set forth below should also be read in conjunction with the respective audited and unaudited financial statements of Mead and Westvaco incorporated by reference in this document. This selected unaudited pro forma combined financial data is included only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the business combination between Mead and Westvaco had been completed on the dates indicated. Moreover, this information does not necessarily indicate what the future operating results of the combined company will be.

   The unaudited pro forma combined condensed balance sheet as of July 31, 2001 combines the July 31, 2001 balance sheet of Westvaco and the September 30, 2001 balance sheet of Mead. Westvaco has a fiscal year ending October 31, and Mead has a fiscal year ending December 31. Therefore, the accompanying unaudited pro forma combined condensed statements of operations for the year ended October 31, 2000, combine the full year ended October 31, 2000 for Westvaco and the full year ended December 31, 2000 for Mead, and the unaudited pro forma results for the three quarters ended July 31, 2001 reflect the three quarters ended July 31, 2001 for Westvaco combined with the three quarters ended September 30, 2001 for Mead.

                                                        As of or for the          For the
                                                         Three Quarters         Year Ended
                                                             Ended              October 31,
                                                         July 31, 2001             2000
                                                        ----------------        -----------
                                                        (in millions, except per share data)
Operating data:
 Net sales.............................................    $ 6,036.6             $8,031.1
 Earnings from continuing operations (a)...............         63.3                378.3
 Earnings per common share from continuing operations--
   assuming dilution (a)...............................         0.32                 1.89
 Cash dividends declared per share (b).................         0.59                 0.79

Balance sheet data:
 Total assets..........................................    $13,693.1
 Long-term obligations (debt)..........................      3,974.3

Other data:
 Book value per share (c)..............................    $   27.23

--------
(a)Amounts include the effect of Mead's and Westvaco's special items as described in the Notes to Unaudited Pro Forma Combined Condensed Statements of Operations. On a pro forma combined basis, the aggregate effect of these items was an after-tax gain of $10.0 million ($0.05 per diluted share) for the three quarters ended July 31, 2001 and an after-tax gain of $2.9 million ($0.01 per diluted share) for the year ended October 31, 2000.

(b)Unaudited pro forma combined cash dividends declared per share reflects the historical cash dividend per share of Mead and Westvaco, adjusted for the assumed conversion of each share of Mead common stock into one share of MeadWestvaco common stock and each share of Westvaco common stock into 0.97 of a share of MeadWestvaco common stock. The initial annualized MeadWestvaco dividend rate is expected to be $0.92 per share and will be paid on a quarterly basis.

(c)Book value per share for the unaudited pro forma combined condensed presentation is based upon outstanding shares of Mead and Westvaco common stock, adjusted for the assumed conversion of each share of Mead common stock into one share of MeadWestvaco common stock and each share of Westvaco common stock into 0.97 of a share of MeadWestvaco common stock.

Unaudited Comparative Per Share Data

   The following table summarizes per share information regarding earnings, cash dividends declared and book value of Mead and Westvaco on both historical and pro forma equivalent basis as well as on the MeadWestvaco unaudited pro forma combined basis. The information has been derived from and should be read in conjunction with the "MeadWestvaco Corporation Unaudited Pro Forma Combined Condensed Financial Data" beginning on page 59. The outstanding shares for the unaudited pro forma combined condensed data is based on the assumed conversion of each share of Mead common stock into one share of MeadWestvaco common stock and each share of Westvaco common stock into 0.97 of a share of MeadWestvaco common stock. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Mead and Westvaco incorporated by reference in this document. This unaudited comparative per share data is included only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the business combination between Mead and Westvaco had been completed on the dates indicated. Moreover, this information does not necessarily indicate what the future operating results of the combined company will be.

   The unaudited pro forma combined condensed balance sheet as of July 31, 2001 combines the July 31, 2001 balance sheet of Westvaco and the September 30, 2001 balance sheet of Mead. Westvaco has a fiscal year ending October 31, and Mead has a fiscal year ending December 31. Therefore, the accompanying unaudited pro forma combined condensed statements of operations for the year ended October 31, 2000, combine the full year ended October 31, 2000 for Westvaco and the full year ended December 31, 2000 for Mead, and the unaudited pro forma results for the three quarters ended July 31, 2001 combine the three quarters ended July 31, 2001 for Westvaco and the three quarters ended September 30, 2001 for Mead.

                                                    As of or for
                                                 the Three Quarters As of or for the
                                                       Ended           Year Ended
                                                 September 30, 2001 December 31, 2000
                                                 ------------------ -----------------
Mead - Historical
 Earnings per share from continuing operations--
   assuming dilution............................       $ 0.13            $ 1.60
 Cash dividends declared per share..............         0.51              0.68
 Book value per share...........................        23.94             24.25

                                                  As of or for
                                                   the Three    As of or for the
                                                 Quarters Ended    Year Ended
                                                 July 31, 2001  October 31, 2000
                                                 -------------- ----------------
Westvaco - Historical
 Earnings per share from continuing operations--
    assuming dilution...........................     $ 0.79          $ 2.53
 Cash dividends declared per share..............       0.66            0.88
 Book value per share...........................      23.08           23.17

     MeadWestvaco - Unaudited pro forma combined
      Earnings per share from continuing operations--assuming
        dilution (a)......................................... $ 0.32 $1.89
      Cash dividends declared per share (b)..................   0.59  0.79
      Book value per share (c)...............................  27.23
     Mead - Unaudited pro forma equivalent (d)
      Earnings per share from continuing operations--assuming
        dilution............................................. $ 0.32 $1.89
      Cash dividends declared per share......................   0.59  0.79
      Book value per share...................................  27.23
     Westvaco - Unaudited pro forma equivalent (e)
      Earnings per share from continuing operations--assuming
        dilution............................................. $ 0.31 $1.83
      Cash dividends declared per share......................   0.57  0.77
      Book value per share...................................  26.41

--------
(a)Amounts include the effect of Mead's and Westvaco's special items as described in the Notes to Unaudited Pro Forma Combined Condensed Statements of Operations. On a pro forma combined basis, the aggregate effect of these items was an after-tax gain of $10.0 million ($0.05 per diluted share) for the three quarters ended July 31, 2001 and an after-tax gain of $2.9 million ($0.01 per diluted share) for the year ended October 31, 2000.

(b)Unaudited pro forma combined condensed cash dividends declared per share reflects the historical cash dividend per share of Mead and Westvaco, adjusted for the assumed conversion of each share of Mead common stock into one share of MeadWestvaco common stock and each share of Westvaco common stock into 0.97 of a share of MeadWestvaco common stock. The initial annualized MeadWestvaco dividend rate is expected to be $0.92 per share and will be paid on a quarterly basis.

(c)Book value per share for the unaudited pro forma combined condensed presentation is based upon outstanding shares of Mead and Westvaco common stock, adjusted for the assumed conversion of each share of Mead common stock into one share of MeadWestvaco common stock and each share of Westvaco common stock into 0.97 of a share of MeadWestvaco common stock.

(d)The Mead Unaudited pro forma per share equivalent amounts are the same as the MeadWestvaco unaudited pro forma combined amounts, as the exchange ratio to MeadWestvaco common stock is 1 to 1. The Mead Unaudited pro forma per share equivalent amounts have not been adjusted for the $1.20 per share cash consideration to be received by Mead stockholders in the merger.

(e)The Westvaco Unaudited pro forma per share equivalent amounts represent the MeadWestvaco unaudited pro forma combined amounts multiplied by the Westvaco exchange ratio of 0.97.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   We are providing you with the high and low sale prices of Mead common stock and Westvaco common stock as reported on the New York Stock Exchange Composite Transactions Tape and the quarterly cash dividends per share declared for each fiscal quarter since 1998.


   Mead common stock and Westvaco common stock are listed on the New York Stock Exchange. The Mead ticker symbol on the New York Stock Exchange is "MEA." The Westvaco ticker symbol on the New York Stock Exchange is "W." We intend to apply to have the MeadWestvaco common stock listed on the New York Stock Exchange under the symbol "MWV." Prior to the completion of the business combination, there will be no public market for the MeadWestvaco common stock.



                                                      Mead Common Stock            Westvaco Common Stock
                                               ------------------------------- ------------------------------
                                                  Market Price         Cash       Market Price        Cash
                                               -------------------   Dividends ------------------   Dividends
                                                 High         Low    Declared    High        Low    Declared
                                                ------      ------   ---------  ------      ------  ---------
                                               (fiscal year ended December 31) (fiscal year ended October 31)
1998
 First Quarter................................ $37.31      $27.06      $0.16   $34.19      $29.44     $0.22
 Second Quarter...............................  37.13       28.44       0.16    34.13       29.56      0.22
 Third Quarter................................  33.56       25.94       0.16    31.63       24.88      0.22
 Fourth Quarter...............................  33.50       27.00       0.16    27.38       21.00      0.22
1999
 First Quarter................................ $33.31      $28.31      $0.16   $29.50      $21.44     $0.22
 Second Quarter...............................  44.75       32.56       0.16    29.88       20.81      0.22
 Third Quarter................................  46.31       33.00       0.16    32.81       28.19      0.22
 Fourth Quarter...............................  43.63       32.38       0.17    31.25       24.75      0.22
2000
 First Quarter................................ $45.13      $28.13      $0.17   $34.75      $26.00     $0.22
 Second Quarter...............................  38.13       25.13       0.17    34.50       25.63      0.22
 Third Quarter................................  28.69       21.63       0.17    34.75       24.44      0.22
 Fourth Quarter...............................  32.81       21.19       0.17    29.94       24.06      0.22
2001
 First Quarter................................ $33.00      $23.71      $0.17   $30.63      $25.00     $0.22
 Second Quarter...............................  30.50       23.81       0.17    27.65       22.70      0.22
 Third Quarter................................  34.80       24.80       0.17    27.62       23.15      0.22
 Fourth Quarter (through December 19, 2001 for
   Mead)......................................  32.05       26.30       0.17    32.10       22.68      0.22
2002
 First Quarter (through December 19, 2001 for
   Westvaco)..................................     --          --       --     $29.70      $24.20     $0.22

   The following table sets forth the closing price of Mead and Westvaco as reported on the New York Stock Exchange Composite Transactions Tape, and the Mead pro forma equivalent per share value (which is the closing sales price of Westvaco common stock divided by the Westvaco exchange ratio of 0.97, plus the cash consideration of $1.20 per share payable to Mead stockholders) as of (i) August 28, 2001 (the last full trading day prior to the public announcement of the proposed mergers) and (ii) December 19, 2001 (the last full trading day prior to the date we filed with the SEC the registration statement of which this joint proxy statement and prospectus is a part):



                                                                  Mead Pro Forma
                                            Mead       Westvaco   Equivalent Per
                                        Common Stock Common Stock  Share Value
                                        ------------ ------------ --------------
August 28, 2001........................    $30.18       $27.66        $29.72
December 19, 2001......................    $30.13       $27.90        $29.96


   We urge you to obtain current market quotations before voting your shares. Because the exchange ratios are fixed in the merger agreement, the market value of the shares of MeadWestvaco that holders of Mead common stock and Westvaco common stock will have the right to acquire when the mergers become effective may vary significantly from the market value of the shares of MeadWestvaco common stock that holders of Mead common stock and Westvaco common stock would receive if the mergers were consummated on the date of this joint proxy statement and prospectus.

   Mead currently pays dividends at an annual rate of $0.68 per share, and Westvaco currently pays dividends at an annual rate of $0.88 per share. The initial annualized dividend rate for MeadWestvaco is expected to be $0.92 per share. Assuming that the dividend is $0.92 per share, Mead stockholders will receive an increase in their aggregate dividends because each share of Mead common stock will be converted into one share of MeadWestvaco common stock in the Mead merger, and Westvaco stockholders will receive approximately the same aggregate dividends because each share of Westvaco common stock will be converted into 0.97 of a share of MeadWestvaco common stock in the Westvaco merger. Actual dividends payable on MeadWestvaco common stock are subject to future approval and declaration by the board of directors of MeadWestvaco, based on conditions prevailing at the time of declaration.

                                 RISK FACTORS

   In addition to the other information included in this joint proxy statement and prospectus (including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" at page 24), you should consider the following in determining whether to vote in favor of the mergers.

Merger Consideration Is Fixed Despite Potential Changes in Stock Prices


   When the business combination is completed, each share of Mead common stock will be converted into one share of MeadWestvaco common stock and the right to receive cash consideration of $1.20 and each share of Westvaco common stock will be converted into 0.97 of a share of MeadWestvaco common stock. The merger agreement does not contain any provision that would adjust these exchange ratios or cash consideration based on fluctuations in the price of either company's common stock. Accordingly, until the effective time of the mergers you will be unable to determine the value of the consideration you will receive if the business combination is completed. As a result, the value you receive upon the completion of the mergers could be different from the value that you may have received on a different date. The value of the consideration you receive depends on the market price of MeadWestvaco common stock at the time the business combination is completed. The market price of MeadWestvaco common stock will, in turn, be affected by the value of the Mead and Westvaco common stock at the time the business combination is completed. In the six months prior to the public announcement of the proposed business combination, the Mead and Westvaco stock prices rose approximately 10% and 6%, respectively, for a relative price change of 4% in favor of Mead stockholders. Between the public announcement of the business combination and December 19, 2001 the Mead and Westvaco stock prices experienced a relative price change of approximately 1% in favor of Westvaco stockholders. On August 28, 2001, the last full trading day prior to the public announcement of the proposed business combination, the closing price on the New York Stock Exchange Composite Transaction Tape was $30.18 per share of Mead common stock and $27.66 per share of Westvaco common stock. If the Mead stock price is reduced by the full cash consideration of $1.20 to be received by Mead stockholders in the Mead merger, the exchange ratios imply a 1.6% premium for Westvaco stockholders based on August 28/th/ closing prices. On December 19, 2001, the closing price on the New York Stock Exchange Composite Transaction Tape was $30.13 per share of Mead common stock and $27.90 per share of Westvaco common stock. If the Mead stock price is reduced by the full cash consideration of $1.20 to be received by Mead stockholders in the Mead merger, the exchange ratios imply a 0.6% premium for Westvaco stockholders based on December 19/th/ closing prices. We urge you to obtain current market quotations before voting your shares.


Integration of Mead and Westvaco Operations May Be Difficult

   The business combination involves the integration of two companies that have previously operated independently. We cannot assure you that we will be able to integrate our operations without encountering difficulties or experiencing the loss of key employees, customers or suppliers. A loss of key employees, customers and suppliers could negatively affect our financial performance and cause our share price to decline. In addition, we may not be able to achieve all of the expected cost savings and operational synergies or may not realize them in the expected time which could harm our profitability and cause our stock price to decline.

MeadWestvaco Will Rely On Key Personnel


   Mead and Westvaco depend heavily on the abilities and continued participation of Messrs. Tatar and Luke and the other executive officers listed on page 95 of this joint proxy statement and prospectus. Following the business combination, MeadWestvaco will be dependent on these key personnel. If MeadWestvaco were to lose the services of these employees, it may not be able to find adequate replacements. The loss of senior management could harm our ability to successfully integrate the two companies, and to operate and grow our combined businesses, which could result in the decline of our stock price. We have no key-person life insurance policies. MeadWestvaco will have employment agreements only with Mr. Tatar, Chairman of the Board, and Mr. Luke, Chief Executive Officer and President.

Members of Mead and Westvaco Management and Boards of Directors May Have Interests in The Mergers That Differ From the Interests of Their Stockholders

   Certain members of Mead's and Westvaco's management and boards of directors have interests in the business combination that may be different from the interests of Mead and Westvaco stockholders. The business combination will give rise to entitlements and benefits for some members of management and boards of directors of Mead and Westvaco. Senior executive officers of Mead and Westvaco, including officers who are also directors, have employment or severance agreements and are or may become entitled to benefits under employee benefit plans as a result of the business combination and under the merger agreement. See "Interests of Certain Persons in the Mergers" on page 68.

Anti-Takeover Provisions in the MeadWestvaco Certificate of Incorporation and Bylaws May Delay or Prevent a Future Change in Control

   The following provisions of the certificate of incorporation and bylaws of MeadWestvaco could discourage potential acquisition proposals and delay or prevent a future change in control of MeadWestvaco that does not have the support of the MeadWestvaco board of directors:

    . classified board of directors who may be removed only for cause upon a vote of 75% of the outstanding MeadWestvaco common stock;

    . ability of the board of directors to fix the rights and preferences of one or more series of preferred stock of MeadWestvaco;

    .  prohibition of stockholder action by written consent; and

    . prohibition on ability of stockholders to call a special meeting of stockholders.

   In addition, the merger agreement provides that a rights agreement will be adopted by MeadWestvaco prior to the business combination. The rights agreement will cause substantial dilution to a person or group that attempts to acquire 15% or more of the MeadWestvaco common stock without the prior approval of the MeadWestvaco board of directors. MeadWestvaco is also subject to Section 203 of the Delaware corporation law which generally prohibits a corporation from engaging in a broad range of business combinations with an "interested stockholder" for a period of three years following the date that stockholder became an "interested stockholder."


   The aforementioned charter and bylaw provisions and the rights agreement may prevent a change of control of MeadWestvaco that a majority of its stockholders may consider favorable.



   Mead and Westvaco stockholders are presently subject to some or all of the provisions described above. For a complete description of the respective provisions of Mead, Westvaco and MeadWestvaco, see "Comparison of Stockholders' Rights" on page 99.


MeadWestvaco May Incur Significant Expenses To Comply With Environmental Regulation

   The paper and forest products and specialty chemicals industries are subject to extensive regulation for the protection of the environment in the United States as well as in foreign countries. Much of this regulation relates to air and water quality, remediation of environmental contamination, and the use, handling and disposal of toxic substances and solid and hazardous waste. Certain environmental laws impose liability for the remediation of environmental contamination regardless of fault, including liability associated with the disposal of wastes at properties owned or operated by a party or third-party disposal sites. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were divested or terminated many years ago. If MeadWestvaco is subject to unexpected environmental liabilities, the costs associated with such liabilities would reduce funds otherwise available to us to conduct our business and MeadWestvaco cannot rule out the possibility of a material adverse effect on MeadWestvaco.

   As a result of environmental regulation both of our companies often are required to engage in substantial investigatory and remedial activities. In addition, we are also required to incur significant capital and operating expenses to comply with current and anticipated environmental laws and regulations. We believe that MeadWestvaco will have appropriate reserves with respect to environmental matters following the business combination. However, we cannot assure that any expenses incurred to comply with environmental regulation will not exceed the amounts reflected in MeadWestvaco's reserves or will not have a material adverse effect on MeadWestvaco's business, financial condition, results of operations, or cash flows. From time to time, our companies are cited for noncompliance with applicable environmental laws and regulations. However, we expect that MeadWestvaco will be able to comply in all material respects with existing environmental laws and regulations.

   For more information on our environmental compliance efforts, see:

  .  Mead's Annual Report on Form 10-K/A for the year ended December 31, 2000;


  . Mead's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended September 30, 2001, July 1, 2001 and April 1, 2001;


  . Westvaco's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Matters" section in its Annual Report on Form 10-K/A for the year ended October 31, 2000; and

  . Westvaco's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Matters" section in its Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2001.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   In this document (and in documents that are incorporated by reference), we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to a number of risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of each of our companies and MeadWestvaco (see the following captions: "Summary," "The Business Combination--Reasons for the Business Combination and Recommendations of the Boards," "--Opinion of Mead's Financial Advisor" and "--Opinion of Westvaco's Financial Advisors"). Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   The future results of MeadWestvaco, Mead and Westvaco could be affected by subsequent events and could differ materially from those expressed in the forward-looking statements. If future events and actual performance differ from our assumptions, our actual results could vary significantly from the performance projected in the forward-looking statements. Except for ongoing obligations to disclose material information under the federal securities laws, Mead, Westvaco and MeadWestvaco undertake no obligation to disclose any revisions to any forward-looking statements or to report events or circumstances after the date of this joint proxy statement and prospectus.

   You should understand that the following factors, along with the risk factors discussed elsewhere in this joint proxy statement and prospectus and in the documents which we incorporate by reference, could affect the future results of MeadWestvaco, Mead and Westvaco, and could cause those results to differ materially from those expressed in the forward-looking statements:

    . growth in supply of different sectors of the paper and forest products and specialty chemicals industries, particularly in North America, Europe, Asia and Latin America;

    . demand for paper and paperboard in North America, Europe, Asia and Latin America markets;

    .  market prices for these products;

    .  fluctuations in foreign currency;

    .  interest rates and their volatility;

    .  changes in production capacities;

    .  unanticipated manufacturing and distribution disruptions;

    . capital spending levels in the industries in which Mead and Westvaco operate;

    .  ongoing cost reduction efforts;

    .  changes in the availability and cost of raw materials and energy;

    . developments in information technology as well as other technological developments;

    .  the success of new businesses and facilities acquired;

    . general business and economic conditions in North America, Europe, Asia and Latin America and the stability of financial markets;

    . governmental policies and regulations, including but not limited to those affecting the environment and industries in which Mead and Westvaco operate;

    .  competitive factors and restrictions on trade;

    . global and domestic economic repercussions from recent terrorist activities and the government response thereto; and

    . opportunities that may be presented to and pursued by MeadWestvaco not known at this time.

                           THE MEAD SPECIAL MEETING


   This joint proxy statement and prospectus is being furnished in connection with the solicitation of proxies from the holders of Mead common stock by the Mead board of directors relating to the Mead merger proposal and other matters to be voted upon at the Mead special meeting and at any adjournment or postponement of the meeting. This joint proxy statement and prospectus is also a prospectus for shares of MeadWestvaco common stock to be issued in the Mead merger. Mead mailed this joint proxy statement and prospectus to stockholders beginning December 26, 2001. You should read this joint proxy statement and prospectus carefully before voting your shares.


When and Where the Mead Special Meeting Will be Held


   The Mead special meeting will be held at Frederick E. Smith Auditorium, Sinclair Community College, Dayton, Ohio, on January 28, 2002, starting at 11:00 in the morning, local time.


What Will be Voted Upon

   At the Mead special meeting, the Mead stockholders will be asked to consider and vote upon the following items:

    . to approve and adopt the merger agreement relating to the business combination and to approve the Mead merger; and

    . such other matters as properly may come before the Mead special meeting, including the approval of any adjournment or postponement of the meeting.

Record Date and Stockholders Entitled to Vote


   Mead stockholders who hold their shares of record as of the close of business on December 10, 2001, are entitled to notice of and to vote at the Mead special meeting. On the record date, there were approximately 99,072,380 million shares of Mead common stock outstanding and entitled to vote at the Mead special meeting, held by 12,205 holders of record.


Quorum Requirement

   In order to have a quorum, a majority of the shares of Mead common stock that are outstanding and entitled to vote at the Mead special meeting must be represented in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the Mead special meeting.

Vote Required for Approval

   The Mead merger proposal must be approved by the affirmative vote of two-thirds of all outstanding shares of Mead common stock. Each share of Mead common stock is entitled to cast one vote. As of the Mead record date, Mead directors and executive officers owned and were entitled to vote less than 1% of the outstanding Mead common stock.

Voting Your Shares and Changing Your Vote

  Voting Your Shares

   The Mead board of directors is soliciting proxies from the Mead stockholders. This will give you the opportunity to vote at the Mead special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by proxy or attend the Mead special meeting and vote in person, it will have the same effect as voting against the Mead merger proposal.

   To grant your proxy by mail, please complete your proxy card, sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated. You may also vote your proxy by telephone using the telephone number and control number printed on your proxy card. If you attend the Mead special meeting in person, you may vote your shares by completing a ballot at the meeting.

   Stockholders whose shares are held in the name of a bank, broker or other fiduciary must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the Mead special meeting. Please check the voting form used by your bank, broker or fiduciary to see if you may vote by telephone.

   If you own shares of Mead common stock as a participant in the Mead 401(k) Plan, you must use the enclosed proxy card to instruct the plan trustee on voting shares held by the plan on your behalf. You may instruct the plan trustee on voting your shares by mail or by telephone using the telephone number and control number printed on your proxy card. If the trustee does not receive your instructions, the trustee will vote your shares of Mead common stock in the Mead 401(k) Plan in the same proportion as the shares for which instructions are received from other participants in the plan.

  Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the Mead special meeting. You may revoke your proxy by delivering notice in writing to the Secretary of Mead, granting a later-dated proxy by mail or voting again by telephone or appearing in person at the Mead special meeting. You will not revoke your proxy by simply attending the Mead special meeting unless you complete a ballot.

How Proxies Are Counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Mead board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Mead special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it will be counted to determine whether there is a quorum present at the Mead special meeting. Accordingly, since the affirmative vote of two-thirds of all shares of Mead common stock outstanding is required to approve the Mead merger proposal, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Mead special meeting. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the Mead proposal without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as voting against the Mead merger proposal.

Cost of Solicitation

   Mead will pay the cost of soliciting Mead proxies. However, Mead and Westvaco will share equally the cost of filing, printing and mailing this joint proxy statement and prospectus. In addition to solicitation by mail, telephone or other means, Mead will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Mead will, upon request, reimburse these institutions for their reasonable expenses. Mead has retained, for a fee of $30,000 plus costs and expenses, Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation.

   Mead stockholders should not send in their stock certificates with their proxy cards. Soon after the mergers are completed, you will receive written instructions on how to exchange your Mead stock certificates for shares of MeadWestvaco.

                         THE WESTVACO SPECIAL MEETING


   This joint proxy statement and prospectus is being furnished in connection with the solicitation of proxies from the holders of Westvaco common stock by the Westvaco board of directors relating to the Westvaco merger proposal and other matters to be voted upon at the Westvaco special meeting and at any adjournment or postponement of the meeting. This joint proxy statement and prospectus is also a prospectus for shares of MeadWestvaco common stock to be issued in the Westvaco merger. Westvaco mailed this joint proxy statement and prospectus to stockholders beginning December 26, 2001. You should read this joint proxy statement and prospectus carefully before voting your shares.


When and Where the Westvaco Special Meeting Will be Held


   The Westvaco special meeting will be held at Westvaco's offices at One High Ridge Park, Stamford, Connecticut, on January 28, 2002, starting at 9:00 in the morning, local time.


What Will be Voted Upon

   At the Westvaco special meeting, the Westvaco stockholders will be asked to consider and vote upon the following items:

    . to approve and adopt the merger agreement relating to the business combination and to approve the Westvaco merger; and

    . such other matters as properly may come before the Westvaco special meeting, including the approval of any adjournment or postponement of the meeting.

Record Date and Stockholders Entitled to Vote


   Westvaco common stockholders who hold their shares of record as of the close of business on December 10, 2001, are entitled to notice of and to vote at the Westvaco special meeting. On the record date, there were 102,505,216 million shares of Westvaco common stock outstanding and entitled to vote at the Westvaco special meeting, held by approximately 19,070 holders of record.


Quorum Requirement

   In order to have a quorum, a majority of the shares of Westvaco common stock that are outstanding and entitled to vote at the Westvaco special meeting must be represented in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the Westvaco special meeting.

Vote Required for Approval

   The Westvaco merger proposal must be approved by the affirmative vote of at least a majority of the shares of Westvaco common stock that are outstanding and entitled to vote at the Westvaco special meeting. Each share of Westvaco common stock is entitled to cast one vote. As of the Westvaco record date, Westvaco directors and executive officers owned and were entitled to vote less than 1% of the outstanding shares of Westvaco common stock.

Voting Your Shares and Changing Your Vote

  Voting Your Shares

   The Westvaco board of directors is soliciting proxies from the Westvaco stockholders. This will give you the opportunity to vote at the Westvaco special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. If you do not vote by proxy or attend the Westvaco special meeting and vote in person, it will have the same effect as voting against the Westvaco merger proposal.

   To grant your proxy by mail, please complete your proxy card, sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated. You may also vote your proxy by telephone using the telephone number and control number printed on your proxy card. If you attend the Westvaco special meeting in person, you may vote your shares by completing a ballot at the meeting.

   Stockholders whose shares are held in the name of a bank, broker or other fiduciary must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the Westvaco special meeting. Please check the voting form used by your bank, broker or fiduciary to see if you may vote by telephone.

   If you are a participant in the Westvaco Savings and Investment Plans, you will receive a separate voting instruction card from the trustee of the plans with respect to shares attributable to your account. Shares of Westvaco common stock held by the trustee of the plans will be voted by the trustee in accordance with the instructions from the participants. Shares for which the trustee does not receive instructions will be voted as directed by the trustee.

  Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the Westvaco special meeting. You may revoke your proxy by delivering notice in writing to the Secretary of Westvaco, granting a later-dated proxy by mail or voting again by telephone or appearing in person at the Westvaco special meeting. You will not revoke your proxy by simply attending the Westvaco special meeting unless you complete a ballot.

How Proxies Are Counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Westvaco board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Westvaco special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it will be counted to determine whether there is a quorum present at the Westvaco special meeting. Accordingly, since the affirmative vote of a majority of the shares outstanding and entitled to vote at the Westvaco special meeting is required to approve the Westvaco merger proposal, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Westvaco special meeting. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the Westvaco proposal without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, this will have the same effect as voting against the Westvaco merger proposal.

Cost of Solicitation

   Westvaco will pay the cost of soliciting Westvaco proxies. However, Mead and Westvaco will share equally the cost of filing, printing and mailing this joint proxy statement and prospectus. In addition to solicitation by mail, telephone or other means, Westvaco will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Westvaco will, upon request, reimburse these institutions for their reasonable expenses. Westvaco has retained, for a fee of $10,000 plus costs and expenses, D.F. King & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation.

   Westvaco stockholders should not send in their stock certificates with the proxy cards. Soon after the mergers are completed, you will receive written instructions on how to exchange your Westvaco stock certificates for shares of MeadWestvaco.

                           THE BUSINESS COMBINATION

The Companies

  The Mead Corporation

   Mead was incorporated in 1930 under the laws of the state of Ohio as the outgrowth of a paper manufacturing business founded in 1846. Mead manufactures and sells:

  .  paper;

  .  packaging;

  .  packaging systems;

  .  pulp;

  .  paperboard;

  .  lumber; and

  .  other wood products.

Mead also manufactures and distributes consumer and office supplies including time-management products. Mead serves customers in approximately 100 countries with operations in North America, Latin America, Europe and Asia.

   Paper. The Mead Paper segment manufactures:

  . coated and uncoated papers for use by publishers of books, magazines and catalogs and by commercial printers;

  . form bond and carbonless paper and papers for conversion by others into business forms;

  . other uncoated papers for conversion by others into such products as greeting cards;

  . premium cotton content business correspondence papers and premium text and cover papers for printed business use;

  .  decorative and overlay laminating papers; and

  .  tape papers and specialty papers used in industrial applications.

The Mead Pulp Sales division of the Mead Paper segment supplies Mead's needs for purchased pulp and is a sales agent for affiliated and nonaffiliated mills.

   Packaging and Paperboard. The Mead Packaging and Paperboard segment:

  . designs and produces multiple packaging and packaging systems primarily for the beverage take-home market; and

  .  produces paperboard and corrugating medium.

The segment operates two mills and, through a network of subsidiaries, affiliates and licensees, has converting operations in North America, Europe, Asia and Latin America. The Mead Coated Board division of the Mead Packaging and Paperboard segment is engaged primarily in the manufacture of coated unbleached kraft paperboard products used:

  .  by the beverage packaging industry; and

  . by manufacturers of folding cartons for consumer products such as soaps, food products, hardware and apparel.

The Mead Containerboard division of the Mead Packaging and Paperboard segment is engaged primarily in the manufacture of corrugating medium and sells standard and special purpose corrugated shipping containers manufactured at seven converting plants located in the Midwestern and Southeastern regions of the United States.

   Consumer and Office Products. The Mead Consumer and Office Products segment manufactures and distributes:

  .  a line of school supplies, including:

     o filler paper;

     o wirebound notebooks;

     o portfolios; and

     o looseleaf binders;

  .  a line of office supply products, including:

     o envelopes;

     o filing supplies; and

     o vinyl folders and binders;

  .  computer accessories, including:

     o paper based products for computer use;

     o laptop computer cases;

     o multi-media storage devices; and

  .  a line of time management products, including:

     o planners;

     o organizers; and

     o calendars.

   Timberlands. Mead obtains most of its wood requirements from private contractors or suppliers and from Mead-owned timberlands. In 2000, approximately 22% of Mead's wood requirements were obtained from Mead-owned timberlands and approximately 78% of Mead's wood requirements were obtained from private contractors. As of December 31, 2000, Mead owned or controlled approximately 2,104,000 acres of timberlands in the United States. Approximately 107,000 acres of land are controlled by Mead under long-term agreements that expire at different times through 2027.


   Additional Information. A detailed description of Mead's business, financial statements and other matters related to Mead is incorporated by reference in this joint proxy statement and prospectus from materials filed by Mead with the Securities and Exchange Commission, including Mead's Annual Report on Form 10-K and 10-K/As for the year ended December 31, 2000, Quarterly Reports on Forms 10-Q and Form 10-Q/A for the quarters ended September 30, 2001, July 1, 2001 and April 1, 2001 and Current Reports on Form 8-K dated October 18, 2001, October 16, 2001 and August 28, 2001. Stockholders desiring copies of such documents may obtain such copies as described under the caption "Where You Can Find More Information" on page 110 or by contacting Mead at its address or telephone number indicated under the caption "Additional Information" set forth on the page preceding the table of contents.


  Westvaco Corporation

   Westvaco Corporation, a Delaware corporation, was incorporated in 1899 as West Virginia Pulp and Paper Company. Westvaco is a producer of packaging, paper and specialty chemicals. Westvaco serves customers in more than 70 countries with operations in North America, Latin America and Europe. Westvaco produces paper and paperboard to convert into a variety of packaging products. Westvaco is also a leading global supplier of premium packaging for consumer products. Westvaco also:

  .  manufactures a variety of specialty chemicals;

  .  sells timber from its forestlands;

  .  is engaged in land development; and

  .  produces lumber.

   Packaging. The Westvaco Packaging segment manufactures, markets and distributes:

  .  bleached paperboard;

  .  uncoated kraft paper and board; and

  .  premium packaging for consumer products uses, including:

     o pharmaceutical;

     o healthcare;

     o personal care; and

     o media.

   These products are sold primarily in the United States with additional sales in Brazil, Europe and Asia. In Brazil, Rigesa, Ltda., Westvaco's wholly-owned Brazilian packaging subsidiary, is a major producer of paperboard and corrugated packaging in that country.

   Paper. The Westvaco Paper segment is engaged in the manufacturing and marketing of printing grade papers and envelopes. All of this segment's operations are in the United States. It operates two mills and manufactures envelopes at nine domestic plants.

   Chemical. The Westvaco Chemical segment manufactures products at four domestic locations. Major product groups are:

  .  activated carbon products and services;

  .  asphalt and dyestuff emulsifiers; and

  .  printing ink resins.

   Timberlands. Westvaco owns 1,406,000 acres of forestland in the United States and southern Brazil (more than 2,000 miles from the Amazon rainforests). Westvaco's Cooperative Forest Management Program provides an additional source of wood fiber from the 1,371,000 acres owned by participating landowners and managed with assistance from Westvaco foresters.


   Additional Information. A detailed description of Westvaco's business, financial statements and other matters related to Westvaco is incorporated by reference in this joint proxy statement and prospectus from materials filed by Westvaco with the Securities and Exchange Commission, including Westvaco's Annual Report on Form 10-K/A for the year ended October 31, 2000, Quarterly Reports on Forms 10-Q and 10-Q/A for the quarters ended July 31, 2001, April 30, 2001 and January 31, 2001 and Current Reports on Form 8-K dated December 20, 2001, October 18, 2001, October 17, 2001, September 12, 2001, August 31,
2001, February 6, 2001, January 25, 2001 and December 5, 2000. Stockholders desiring copies of such documents may obtain such copies as described under the caption "Where You Can Find More Information" on page 110 or by contacting Westvaco at its address or telephone number indicated under the caption "Addition Information" set forth on the page preceding the table of contents.


  MeadWestvaco Corporation

   MeadWestvaco Corporation, currently named MW Holding Corporation, is a newly-formed Delaware corporation wholly-owned by Mead that has not, to date, conducted any activities other than those incident to its formation, its execution of the merger agreement and related agreements, and its participation in the preparation of this joint proxy statement and prospectus. As a result of the mergers, each of Mead and Westvaco will become a wholly-owned subsidiary of MeadWestvaco. Accordingly, the business of MeadWestvaco, through its wholly-owned subsidiaries Mead and Westvaco, will be the businesses currently conducted by Mead and Westvaco. Immediately upon completion of the business combination, based upon the number of shares issued and outstanding on the record dates, we estimate that the stockholders of Mead and the stockholders of Westvaco will each own approximately 50% of the MeadWestvaco common stock following the mergers.

Background of the Business Combination

   Over the last few years, Mead and Westvaco have each independently explored, developed, pursued and implemented a range of strategies, as more fully described in the next two paragraphs below, designed to enhance stockholder value.

   The board of directors and management of Mead continually monitor and review the company's position in light of the changing competitive environment in the paper and forest products industry with the objective of determining what alternatives are available to further enhance stockholder value. In recent years, the board of directors and management of Mead have continued to explore options to improve Mead's competitive positions and to increase stockholder value, especially in light of a trend in the paper and forest products industry over recent years toward consolidation. In particular, Mead has undertaken over the last several years a number of steps to improve its cost structure, divested non-core businesses and assets, enhanced its Consumer and Office Products business with the profitable acquisition of At-A-Glance in 1999, repurchased shares in a continuing program to increase stockholder returns, assessed opportunities, through acquisition, to build its printing papers business and considered the feasibility and desirability of exploring a strategic business combination transaction.

   Westvaco's board of directors and management have also continually reviewed Westvaco's performance and considered various strategic initiatives with a view to enhancing stockholder value. Specifically, following a thorough review in 1999, Westvaco launched a strategy to build a stronger, high value, global packaging business. Since then, Westvaco has made a series of selective acquisitions to extend its global presence and build its manufacturing and production capabilities in premium packaging for consumer products such as pharmaceutical, health care, personal care and media. Westvaco has also focused on strategies to enhance its high value specialty chemicals business, assessed strategies for its fine papers business, and developed approaches to monetize non-strategic timber holdings.


   Over the past two years, neither Mead nor Westvaco has received offers for their shares, nor did either engage in substantive negotiations with third parties involving a business combination similar to the merger.


   Prior to January 2001, Mr. Jerome F. Tatar, Chairman, President and Chief Executive Officer of Mead and Mr. John A. Luke, Jr., Chairman, President and Chief Executive Officer of Westvaco had, from time to time, discussed their respective interest in exploring transactions involving the possible combination of parts of their respective businesses, including the acquisition by Mead of Westvaco's coated paper business and the acquisition by Westvaco of Mead's packaging business. Although neither of the parties engaged in serious discussions with respect to any of these transactions, both Mr. Tatar and Mr. Luke recognized the complementary nature of Mead's and Westvaco's coated paper and packaging businesses.

   In January 2001, Mr. Tatar, based on the belief of Mead's management from its prior discussions with Westvaco that the two companies were natural merger partners, telephoned Mr. Luke to inquire whether he would be interested in meeting to discuss possible areas of mutual interest to Mead and Westvaco. Mr. Luke indicated that he would be interested in such a meeting and they both agreed to a meeting. Mr. Tatar and Mr. Luke each reported the substance of their phone conversation to their respective boards of directors.

   On February 20, 2001, Mr. Tatar and Mr. Luke met in New York City. At the meeting, the two discussed principally the complementary nature of Mead's and Westvaco's businesses and the potential benefits that a strategic business combination involving the two companies might offer. Mr. Tatar and Mr. Luke discussed the

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concept that the transaction could be structured as a true "merger of equals,"
which combines the best of both companies, rather than an acquisition of one company by the other. Both Mr. Tatar and Mr. Luke began considering whether such a combination could achieve greater value for stockholders.

   As described in more detail below, following this discussion and through August 28, 2001, Mead's and Westvaco's management discussed the possibility of and negotiated the terms of a potential strategic business combination involving the two companies. The boards of directors of both companies carefully reviewed the strategic potential of such a combination during their initial discussions and continued their evaluation of a potential merger during this period. These deliberations occurred at meetings of the Mead board of directors on February 22, 2001, April 26, 2001, June 28, 2001, August 2, 2001, August 25, 2001 and August 28, 2001 and meetings of the Westvaco board of directors of directors on February 27, 2001, March 7, 2001, April 24, 2001, May 22, 2001, June 26, 2001, August 26, 2001, August 27, 2001 and August 28, 2001.

   On March 14, 2001, Mr. Tatar and Mr. Luke met again at an industry conference during which the two discussed in further detail the possibility of a business combination. As part of the meeting, the next steps to be taken in exploring a possible transaction were considered, including more extensive discussions regarding the two companies' operations, their respective business philosophies and strategic views, and the business rationale for combining the two companies, including the complementary nature of Mead's and Westvaco's coated paper and packaging businesses.

   Between March 14, 2001 and May 15, 2001, Mr. Tatar and Mr. Luke continued to discuss by telephone the possibility of a strategic business combination, including the merits of a possible transaction and the possible financial terms of a potential transaction. Mr. Tatar and Mr. Luke also discussed potential transaction structures, including structures in which Mead, Westvaco or a new holding company would be the parent company of the combined enterprise.

   On May 15, 2001 and June 13, 2001, Mr. Tatar and Mr. Luke met in Rye, New York to continue their discussions regarding a possible strategic business combination. The primary focus at these meetings continued to be the business rationale for the transaction and the potential for significant cost savings and other synergies resulting from a business combination. In addition, Mr. Tatar and Mr. Luke determined that a business combination, if pursued, should be structured as a "merger of equals." In that regard, Mr. Tatar and Mr. Luke discussed further certain aspects of a possible transaction, including:

   . the board composition of the combined company;

   . management structures and management succession for the combined company;

   . the locations of the combined company's principal executive offices, paper division, consumer and office products division and other significant staff functions; and

   . the possibility of a transaction structure involving a new public holding company.

   By June 13, 2001 Mr. Tatar and Mr. Luke had concluded that a business combination would result in higher earnings per share than either company could achieve on a stand-alone basis and that, consistent with the concept of a "merger of equals," the board and management structure for the combined company should be equally representative of Mead and Westvaco with Mr. Tatar serving as Chairman of the combined enterprise and Mr. Luke as its Chief Executive Officer. However, there was no agreement on the specific terms of a possible transaction, including transaction structure and financial terms.

   On July 2, 2001, Mr. Tatar and a representative of Goldman Sachs, Mead's financial advisor, met with Mr. Luke and representatives of Westvaco's financial advisors in New York City to discuss the possible strategic business combination of Mead and Westvaco. At the meeting, the participants discussed, among other issues, the consideration both companies' stockholders might receive in a transaction. In that regard, Westvaco proposed a 1 to 1 exchange ratio for both companies to emphasize the "merger of equals" concept, while Mead indicated its belief that an exchange ratio of less than 1 to 1 for shares of Westvaco common stock would be more appropriate in light of the historical trading prices of each company's stock. Although there was no agreement at this meeting on the specific consideration to be received by either company's stockholders in a transaction, Mr. Tatar and Mr. Luke agreed that any potential consideration should reflect the historical trading prices of each company's stock and that the stockholders of each company should own approximately 50% of the combined company.

   During the period between July 2, 2001 and August 2, 2001, Mr. Tatar and representatives of Goldman Sachs continued to discuss with Mr. Luke and representatives of Greenhill and Morgan Stanley the possibility of a strategic business combination of Mead and Westvaco. During these conversations, the participants discussed the consideration each company's stockholders might receive in a transaction consistent with the parameters agreed to by Mr. Tatar and Mr. Luke at the July 2/nd/ meeting.

   At the end of July 2001, representatives of Greenhill telephoned representatives of Goldman Sachs and proposed that:

   . the exchange ratio for Westvaco stock would be slightly less than 1 to 1;

   . the exchange ratio for Mead stock would be 1 to 1; and

   . the Mead stockholders would also receive a nominal amount of cash consideration in an amount to be agreed upon.

The parties agreed that this proposal might meet the goal established by Mr. Tatar and Mr. Luke that the consideration received by stockholders in a transaction should reflect the historical trading prices of both companies' stock and provide the stockholders of each company ownership of approximately 50% of the combined company. Mead and Westvaco agreed to meet in the near future to discuss this proposal and other aspects of a possible business combination.

   On August 2, 2001, Mr. Tatar and Mr. Luke met in Canton, Ohio to continue their discussions of a possible business combination. At this meeting, Mr. Tatar and Mr. Luke reached an agreement in concept, subject to the completion of additional due diligence, the negotiation of definitive transaction documents and the approval by each company's board of directors, on the following matters:

   . an exchange ratio of 0.97 to 1 for each share of Westvaco stock;

   . an exchange ratio of 1 to 1 for each share of Mead stock plus additional cash consideration of $1.20 per share for each share of Mead stock;

   . a transaction structure providing for a new public holding company which was viewed by the parties as being more reflective of a "merger of equals";

   . the name of the combined company;

   . the fact that each of Mead and Westvaco would be equally represented on the board of directors of the combined company;

   . the management structure and succession for the combined company;

   . the identity of certain senior officers of the combined company; and

   . the locations of the combined company's principal executive offices, paper division, consumer and office products division and other significant staff functions.

At this meeting, Mr. Tatar and Mr. Luke formulated a work plan to facilitate the further consideration of a strategic business combination and agreed that each company would provide the other with the appropriate background information and materials to conduct a thorough due diligence investigation. In addition, they agreed to instruct their respective senior management teams and advisors to begin conducting due diligence investigations and preparing the necessary documentation for a "merger of equals" transaction.

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

   On August 8, 2001, Mr. Tatar and other members of Mead's senior management team met with Mr. Luke and other members of Westvaco's senior management team in New York City to discuss in more detail the conceptual agreements previously outlined by Mr. Tatar and Mr. Luke at the August 2/nd/ meeting. Also present at the meeting were representatives of each company's financial advisors and legal counsel. At the meeting, the senior management teams of both companies confirmed Mr. Tatar's and Mr. Luke's view that there were compelling strategic and business reasons for combining Mead and Westvaco.

   On August 8, 2001 the two companies entered into a mutual confidentiality agreement, as well as an agreement which provided, in general, that for a thirty-day period neither company would solicit or conduct substantive discussions with any other party concerning a business combination transaction or agree to acquire any significant business or assets of any other party out of the ordinary course of business. Upon entering into these agreements, each company began conducting detailed financial, accounting, business, environmental and legal due diligence on the other company.

   On August 13, 2001, draft transaction documents were distributed by legal counsel for each company. During the week of August 13/th/, each company, together with the assistance of their respective legal counsel and financial advisors, continued their due diligence of the other company and began negotiating the transaction documents.

   As part of the due diligence investigation, on August 15, 2001 and August 16, 2001, members of Mead's and Westvaco's senior management and their respective financial advisors met in New York City to discuss:

   . the potential cost savings and synergy opportunities that might be achieved by combining the two companies;

   . the source of such cost savings and operational synergies; and

   . the appropriate time in which they might be achieved.

After these meetings and following additional analyses, Mead's and Westvaco's senior management concluded that a strategic business combination would be expected to create an opportunity to achieve annual cost savings and operational synergies of approximately $325 million by the end of two years of combined operations.

   Both Mead and Westvaco continued their due diligence investigation of the other company and negotiation of transaction documents during the week of August 20/th/. By August 25, 2001, Mead and Westvaco had completed their due diligence investigations of each other and had substantially completed negotiation of the transaction documents.


   At a special meeting of the Mead board of directors held on August 25, 2001, Mr. Tatar updated the Mead board on the status of discussions with Westvaco. At the meeting, members of Mead's management and representatives of Goldman Sachs made presentations concerning the potential strategic business combination of Mead and Westvaco. Goldman Sachs' presentation included a selected companies analysis, pro forma merger analysis, contribution analysis and historical exchange ratio analysis. See "The Business Combination--Opinion of Mead's Financial Advisor--Opinion of Goldman Sachs" beginning on page 42. The Mead board also discussed its fiduciary responsibilities with Mead's legal counsel and received presentations concerning this area. The board also reviewed the terms of the merger agreement with such legal counsel. At the conclusion of the meeting, the Mead board authorized management to continue negotiations with Westvaco with a view toward resolving the remaining outstanding issues and presenting to the board for its consideration the final terms of a strategic business combination with Westvaco.


   At a special meeting of the Westvaco board of directors held on August 26, 2001, Mr. Luke updated the Westvaco board on the status of discussions with Mead. At the meeting, members of Westvaco's management made presentations, and representatives of Greenhill and Morgan Stanley made a joint presentation, concerning

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

the potential strategic business combination of Westvaco and Mead. At the meeting, Greenhill and Morgan Stanley stated that each of them would be prepared to render an opinion to the Westvaco board that, as of the date of the merger agreement, and based on and subject to the matters described in the opinion, the Westvaco exchange ratio pursuant to the merger agreement was fair from a financial point of view to the stockholders of Westvaco. The Westvaco board discussed its fiduciary responsibilities with Westvaco's legal counsel and received presentations concerning these responsibilities. The board also reviewed the terms of the merger agreement with such legal counsel. At the conclusion of the meeting, the Westvaco board authorized Westvaco's management to continue negotiations with Mead with a view toward resolving the remaining outstanding issues and presenting to the board for its consideration the final terms of a strategic business combination with Mead.

   From August 26 to August 28, 2001, Mead and Westvaco and their respective legal counsel negotiated the final terms of the transaction documents.

   On August 28, 2001, the Mead board of directors held a special meeting to consider the possible strategic business combination with Westvaco. At the meeting, the Mead board of directors, members of Mead's management and representatives of Goldman Sachs and Mead's legal counsel reviewed the discussions at the August 25, 2001 board meeting and the final terms of the proposed transaction. At the meeting Goldman Sachs rendered its opinion to the Mead board that, as of that date and based on and subject to the matters described in the opinion, the Mead merger consideration to be received by holders of Mead common stock pursuant to the merger agreement was fair from a financial point of view to holders of Mead common stock. Following additional discussion, the Mead board of directors unanimously determined that the terms of the merger agreement and the Mead merger were advisable and fair to, and in the best interests of, Mead and its stockholders, unanimously approved the merger agreement and the Mead merger and determined to recommend to the Mead stockholders that they approve and adopt the merger agreement and approve the Mead merger.

   On August 28, 2001, the Westvaco board of directors held a special meeting to consider the possible strategic business combination with Mead. At the meeting, the Westvaco board of directors, members of Westvaco's management and Westvaco's legal counsel reviewed the discussions at the August 26, 2001 board meeting and the final terms of the proposed transaction. Following additional discussions, the Westvaco board of directors unanimously determined that the terms of the merger agreement and the Westvaco merger were fair to and in the best interests of Westvaco and its stockholders, unanimously approved the merger agreement and the Westvaco merger and determined to recommend to the Westvaco stockholders that they approve and adopt the merger agreement and approve the Westvaco merger. On August 28, 2001, Greenhill and Morgan Stanley rendered their opinions to the Westvaco board that, as of such date, and based on and subject to the matters described in the opinions, the Westvaco exchange ratio pursuant to the merger agreement was fair from a financial point of view to the stockholders of Westvaco.

   Following the approval of their respective boards, on the evening of August 28, 2001, Mead and Westvaco executed the merger agreement. Prior to the opening of trading on the New York Stock Exchange on August 29, 2001, Mead and Westvaco issued a joint press release announcing the execution of the merger agreement.

   On October 5, 2001, after obtaining approval from both boards of directors, Mead and Westvaco amended and restated the merger agreement, dated as of August 28, 2001, to reflect, among other things, that Westvaco would not be obligated to repurchase 800,000 shares of its stock as previously contemplated by the merger agreement and to confirm each of Mead's and Westvaco's intention to repurchase a number of shares of its stock equal to the number of shares of its stock issued upon exercise of stock options during specified periods.

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

Reasons for the Business Combination and Recommendations of the Boards

  Mead Board of Directors' Reasons and Recommendation of the Transaction

   THE MEAD BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE MEAD MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, MEAD AND ITS STOCKHOLDERS. ACCORDINGLY, THE MEAD BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MEAD MERGER AND UNANIMOUSLY RECOMMENDS THAT THE MEAD STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MEAD MERGER.

   The Mead board of directors, in reaching its decision to approve the merger agreement and the Mead merger, consulted with its management, as well as with its financial and legal advisors, reviewed a significant amount of information and considered a variety of factors, including the following:

    . Its analysis of the business, operations, financial condition, earnings and prospects of both Mead and Westvaco. The Mead board of directors also considered the results of Mead's due diligence review of Westvaco.

    . The current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increased competition in the industries in which Mead operates, and the belief that a combined and larger company would be better positioned to succeed.

    .  The alternatives reasonably available to Mead, of either:

       o remaining a stand-alone entity and pursuing acquisitions of strategic assets, dispositions of non-core assets and cost reduction actions; and

       o  pursuing a strategic business combination with a third party;

       and the Mead board of directors' belief that the business combination with Westvaco created the best available opportunity to enhance stockholder value.

    . The strategic nature of the business combination, the complementary nature of each company's respective businesses, and the Mead board's belief that combining the two companies will likely create a stronger and more focused company that is better positioned to compete in a global environment and enhance the ability to deliver stockholder value, offer customers a broader array of high-quality, value-added products and provide employees an opportunity to participate in an even more dynamic enterprise.

    . The belief that the larger size and scale and the greater financial strength of the combined company will enhance the flexibility to assess businesses that do not meet financial or strategic criteria and provide a stronger foundation for future strategic initiatives.

    . The expectation that the business combination will create the opportunity to achieve annual cost savings and operating synergies of approximately $325 million by the end of two years of combined operations, which, as stockholders of MeadWestvaco, will inure to a significant degree to the benefit of Mead's stockholders.

    . The expectation that the business combination will have an accretive effect with regard to earnings and cash flow for the Mead stockholders in the first year following completion of the mergers.

    . The financial presentation of Goldman Sachs described below under "Opinion of Mead's Financial Advisor," including its opinion to the effect that, as of the date of its opinion and based on and subject to the matters described in that opinion, the Mead merger consideration to be received by holders of Mead common stock pursuant to the merger agreement was fair from a financial point of view to holders of Mead common stock. See "The Business Combination--Opinion of Mead's Financial Advisor" on page 42.

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

    . The fact that a business combination will combine two experienced management teams, with many years of experience in the paper and forest products and specialty chemicals industries, and that Mr. Tatar will be Chairman of the Board of the combined company and that certain of Mead's senior management will have senior management roles at the combined company.

    . The structure of the business combination and the provisions of the merger agreement and other related transaction documents that are designed to ensure that the business combination will be a merger of equals, including the following:

       o the fact that Mead stockholders will own approximately 50% of the outstanding common stock of the combined company immediately following the mergers;


       o the fact that while the principal executive offices of the combined company will be at the existing corporate headquarters of Westvaco, the headquarters of the paper division and consumer office products division of the combined company, as well as significant staff functions, will be at the existing corporate headquarters of Mead;


       o  the name of the combined company will be MeadWestvaco;

       o the board of the combined company will be comprised of an equal number of directors designated by Mead and by Westvaco;

       o the provisions of the certificate of incorporation and bylaws of MeadWestvaco that are designed to preserve this relationship for a two-year period following consummation of the mergers; and

       o the senior management of the combined company will include senior officers of both Mead and Westvaco.

    . The terms of the merger agreement relating to third-party offers, including:

       o the limitations on the ability of both parties to solicit offers for alternative business combinations;

       o each party's ability, under certain circumstances, to terminate the merger agreement in order to accept a third party superior proposal; and

       o the requirement that Mead and Westvaco, as applicable, must pay the other a termination fee of $95 million if the merger agreement is terminated under circumstances specified in the merger agreement.

    .  The other terms of the merger agreement, including:

       o The consideration to be received by the respective stockholders of Mead and Westvaco;

       o  The representations and warranties of Westvaco; and

       o The covenants of Mead and Westvaco and their effect on the operations of Mead and Westvaco prior to the mergers.

    . The expectation that the business combination will be treated as a tax-free reorganization for U.S. federal income tax purposes, that the receipt of MeadWestvaco common stock by Mead stockholders generally will not give rise to taxable income for U.S. federal income tax purposes and that Mead stockholders, in most circumstances, should recognize capital gain or loss on the receipt of the $1.20 per share cash consideration, to the extent taxable. See "The Business Combination--Material United States Federal Income Tax Consequences of the Mergers" on page 53.

    . The likelihood that the business combination would receive the necessary regulatory approvals and the anticipated timing of and possible conditions that may be imposed with respect to those approvals.

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

    . The interests that certain executive officers and directors of Mead may have with respect to the mergers in addition to their interests as stockholders of Mead generally. See "Interests of Certain Persons in the Mergers" on page 68.

    . The impact of the business combination on Mead's customers, employees and lenders and the communities in which Mead operates and the expectation that, while there may be some adverse effects as a result of staff reductions and the relocation of the corporate headquarters, such persons and other constituencies would benefit from their association with a stronger company which could:

       o  offer a broader category of products to its customers;

       o  provide a dynamic and more stable work environment for its employees;
          and

       o provide its lenders and business communities a financially stronger company with which to be associated.

   In addition to these factors, the Mead board of directors also considered the potential adverse impact of other factors on the proposed transactions. These included the following:

    . the challenges of combining the assets and workforces of two companies of this size;

    . the loss of autonomy of Mead, in light of the fact that the combined company's (i) board of directors would be composed of an even number of directors, half of which would be appointed by Westvaco and half of which would be appointed by Mead and (ii) president and chief executive officer would be Westvaco's existing president and chief executive officer;

    . the limitations imposed in the merger agreement on the conduct by Mead of its business and the solicitation by Mead of alternative business combinations prior to completion of the mergers;

    . the uncertainty created by the fixed exchange ratio as to the value that the stockholders will receive upon completion of the mergers; and

    .  the risk that the proposed business combination would not be consummated.


   The Mead board of directors also considered the fact that certain provisions of the certificate of incorporation and bylaws of MeadWestvaco and the proposed stockholders rights plan may be viewed as having anti-takeover effects with respect to transactions not approved by the board of directors of MeadWestvaco, which the Mead board of directors considered neutral in its evaluation of the proposed transaction. See "Description of MeadWestvaco Capital Stock" on page 96 and "Comparison of Stockholders' Rights" on page 99. See also, "Risk Factors--Anti-Takeover Provisions in the MeadWestvaco Certificate of Incorporation and Bylaws May Delay or Prevent a Future Change in Control" on page 22.


   The Mead board of directors concluded that the positive aspects of the mergers significantly outweighed the foregoing negative and neutral factors.

   This discussion of the information and factors considered by the Mead board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Mead board of directors. In reaching its determination to approve and recommend the merger agreement and the Mead merger, the Mead board of directors did not assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the Mead merger are advisable and fair to, and in the best interests of, Mead and its stockholders. Rather, the Mead board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Mead board of directors may have given different weights to different factors. The Mead board of directors did not take the fair value of Mead's assets into account in deciding to recommend approval of the transaction because the Mead board of directors did not deem it relevant to its determination as to the fairness of the consideration to be received by the respective stockholders of Mead and Westvaco in the mergers.

   THE MEAD BOARD OF DIRECTORS RECOMMENDS THAT MEAD STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MEAD MERGER.

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

  Westvaco Board of Directors' Reasons and Recommendation of the Transaction

   THE WESTVACO BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE WESTVACO MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, WESTVACO AND ITS STOCKHOLDERS. ACCORDINGLY, THE WESTVACO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE WESTVACO MERGER AND UNANIMOUSLY RECOMMENDS THAT THE WESTVACO STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE WESTVACO MERGER.

   The Westvaco board of directors, in reaching its decision to approve the merger agreement and the Westvaco merger, consulted with its management, as well as with its financial and legal advisors, reviewed a significant amount of information and considered a variety of factors, including the following:

    . Its analysis of the business, operations, financial condition, earnings and prospects of both Westvaco and Mead. The Westvaco board of directors also considered the results of Westvaco's due diligence review of Mead.

    . That the planned business combination unites two companies with high quality, well-invested facilities and complementary positions in high value packaging and printing papers, which are higher-quality, more attractive and more expensive packaging and printing papers.

    . The belief that the business combination presents a unique opportunity to create a stronger company, well positioned to compete in a global environment, to achieve further productivity enhancements and to benefit from a focus on innovation and value in core businesses.

    . That the new merged company will have a stronger balance sheet and greater financial flexibility to support stockholder value initiatives including dividends, potential share repurchases and investments in carefully targeted growth opportunities.

    . The expectation that the business combination will create opportunities for savings of approximately $325 million per year by the end of the first two years of operations. In addition to these substantial savings, the Westvaco board of directors expects that the business combination will create new opportunities to serve a broader customer group with the high value paper and packaging products the companies manufacture.

    . The expectation that the business combination will have an accretive effect with respect to earnings, excluding non-cash pension income, for the Westvaco stockholders in the first year following completion of the mergers and an accretive effect with respect to earnings for the Westvaco stockholders in the second year following completion of the mergers.

    . The belief of Westvaco's board of directors and senior management that Mead and Westvaco share a common vision with respect to delivering greater stockholder value and that the management and employees of Mead and Westvaco possess complementary marketing and manufacturing skills enhanced by strong leadership teams.

    . The structure of the transaction, the provisions of the merger agreement that ensure that the business combination will be treated as a merger of equals and the other terms and conditions of the merger agreement, including:

       o the fixed exchange ratios which provide certainty as to the number of shares of common stock of MeadWestvaco to be issued to the Mead and Westvaco stockholders in the mergers;

       o  the representations and warranties of Mead;

       o the covenants of Mead that require Mead generally to conduct its business in the ordinary course prior to the mergers; and

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


       o the provisions of the certificate of incorporation, bylaws and proposed rights agreement of MeadWestvaco effective following the mergers. See "Description of MeadWestvaco Capital Stock--Stockholder Rights" beginning on page 97 and "Comparison of Stockholders' Rights" beginning on page 99. See also, "Risk Factors--Anti-Takeover Provisions in the MeadWestvaco Certificate of Incorporation and Bylaws May Delay or Prevent a Future Change in Control" on page 22.


    . The proposed arrangements with members of management of Mead and Westvaco, including:

       o that Mr. Tatar will serve as Chairman of the Board and Mr. Luke will serve as Chief Executive Officer and President of the combined company;

       o that various members of Westvaco's and Mead's management will assume management positions with MeadWestvaco; and

       o that each of Mead and Westvaco will be entitled to appoint 50% of the directors of MeadWestvaco and the members of committees of the board of directors.

    . That the business combination is expected to be treated as a tax-free "reorganization" for U.S. federal income tax purposes for the Mead and Westvaco stockholders, except for the cash consideration to be paid to the Mead stockholders and the cash for fractional shares to be paid to the Westvaco stockholders.

    . The impact of the transactions on Westvaco's employees, customers and lenders which could:

       o  offer a broader category of products to its customers:

       o  provide a dynamic and more stable work environment for its employees;
          and

       o provide its lenders a financially stronger company with which to be associated.

    . The likelihood of the mergers being approved by the appropriate regulatory authorities.

    . The provisions of the merger agreement that limit the ability of both parties to solicit offers for alternative business combinations.

    . The requirement that Mead and Westvaco, as applicable, must pay the other party a $95 million termination fee if the merger agreement is terminated under circumstances specified in the merger agreement.

    . The joint financial presentation by Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated described below under "Opinion of Westvaco's Financial Advisors," including the opinions rendered by Greenhill and Morgan Stanley to the effect that, as of the date of the opinions and based on and subject to the matters described therein, the Westvaco exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Westvaco common stock.

   In addition to these factors, the Westvaco board considered the potential adverse impact of other factors on the proposed transaction. These include:

    .  the challenges posed in integrating the two entities;

    . the limitations imposed in the merger agreement on the conduct by Westvaco of its business and the solicitation by Westvaco of alternative business combinations prior to completion of the mergers;

    . the uncertainty created by the fixed exchange ratio as to the value that the stockholders will receive upon completion of the mergers;

    .  the shared management and control of the combined entity; and

    .  the risk that the mergers could not be consummated.

   The Westvaco board concluded that the positive aspects of the mergers significantly outweighed the foregoing negative factors.

   This discussion of the information and factors considered by the Westvaco board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Westvaco board of directors. In reaching its determination to approve and recommend the merger agreement and the Westvaco merger, the

Westvaco board of directors did not assign any relative or specific weight to the various factors that it considered in reaching its determination that the merger agreement and the Westvaco merger are advisable and fair to, and in the best interests of, Westvaco and its stockholders. Rather, the Westvaco board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Westvaco board of directors may have given differing weights to different factors.

   THE WESTVACO BOARD OF DIRECTORS RECOMMENDS THAT WESTVACO STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE WESTVACO MERGER.

Opinion of Mead's Financial Advisor

   On August 28, 2001, Goldman Sachs delivered its written opinion to the board of directors of Mead that, as of the date of that opinion and based on and subject to the matters described in the opinion, the Mead merger consideration to be received by the holders of Mead common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

   The full text of the written opinion of Goldman Sachs, dated August 28, 2001, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of Mead's board of directors in connection with its consideration of the business combination. The Goldman Sachs opinion is not a recommendation as to how any Mead stockholder should vote with respect to the Mead merger. We urge you to read the opinion in its entirety.

  Opinion of Goldman Sachs

   In connection with its opinion, Goldman Sachs reviewed, among other things:

    .  the merger agreement;

    . the Annual Reports to Stockholders and Annual Reports on Form 10-K of Mead for the five years ended December 31, 2000;

    . the Annual Reports to Stockholders and Annual Reports on Form 10-K of Westvaco for the five fiscal years ended October 31, 2000;

    . certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Mead and Westvaco;

    . certain other communications from Mead and Westvaco to their respective stockholders; and

    . certain internal financial analyses and forecasts for Mead and Westvaco prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Mead and Westvaco to result from the business combination.

   Goldman Sachs also held discussions with members of the senior managements of Mead and Westvaco regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

    . reviewed the reported price and trading activity for Mead common stock and Westvaco common stock;
    . compared certain financial and stock market information for Mead and Westvaco including the information described below with similar publicly available information for certain other companies, the securities of which are publicly traded; and

    . reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of the board of directors of Mead that the internal financial forecasts prepared by the managements of Mead and Westvaco, including the synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Mead and Westvaco. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Mead or Westvaco or any of their respective subsidiaries and has not been furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the merger agreement will be obtained without any adverse effect on Mead or Westvaco or on the contemplated benefits of the transactions contemplated by the merger agreement.

   In arriving at its opinion, Goldman Sachs was not authorized to solicit, and did not solicit, interest from any other party with respect to a business combination or other extraordinary transaction involving Mead, nor did it negotiate with any of the parties, other than Westvaco, in connection with such a business combination or other extraordinary transaction.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its August 28, 2001 written opinion to Mead's board of directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Goldman Sachs' financial analyses.

   The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

   Selected Companies Analyses. Goldman Sachs reviewed and compared certain financial information as described below for Mead and Westvaco to corresponding financial information, ratios and public market multiples for the following eight publicly traded corporations in the paper and forest products industry:

    .  Boise Cascade Corporation

    .  Georgia-Pacific Corporation

    .  International Paper Company

    .  Potlatch Corporation

    .  Stora Enso Oyj

    .  UPM-Kymmene Oyj

    .  Weyerhaeuser Company

    .  Willamette Industries, Inc.

   Goldman Sachs also calculated and compared various financial multiples and ratios based on financial data as of August 24, 2001, information it obtained from SEC filings and Institutional Brokers Estimate System estimates. The multiples of Mead were calculated using Mead's closing price on August 24, 2001 and the multiples of Westvaco were calculated using the Westvaco closing price on August 24, 2001. The multiples for Mead, Westvaco and each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs considered:

    . enterprise value, which equals equity market capitalization plus short and long-term debt minus cash and cash equivalents, as a multiple of latest twelve month earnings before interest, taxes, depreciation and amortization, or EBITDA;

    .  enterprise value as a multiple of estimated 2001 EBITDA*; and

    .  enterprise value as a multiple of estimated 2002 EBITDA*.
--------
*  Based on Goldman Sachs research and other Wall Street research estimates.

   The results of these analyses are summarized as follows:

                                   Selected Companies
                                   ------------------
Enterprise Value as a Multiple of:    Range    Median Mead  Westvaco
---------------------------------- ----------  ------ ----- --------
   Last Twelve Months EBITDA**.... 5.5x-14.4x   8.6x   8.5x   6.3x
   2001 EBITDA***................. 6.6x-11.2x   8.3x  10.1x   7.9x
   2002 EBITDA***.................  5.7x-8.7x   6.1x   7.1x   6.3x

--------
** Based on latest publicly available information.
***Based on Goldman Sachs research and other Wall Street research estimates.

   Goldman Sachs also compared the selected companies' estimated calendar year 2001 and 2002 price/earnings multiples to the results for Mead and Westvaco. The following table presents the results of this analysis:


                          Selected Companies
                         --------------------
Price/Earnings Multiple:    Range     Median      Mead      Westvaco
------------------------ ----------- -------- ------------- --------
         2001+.......... 11.2x-23.7x 18.2x/1/      Not       24.3x
                                              Meaningful/3/
         2002+.......... 10.2x-22.2x 14.8x/2/         21.8x  15.4x

--------
+  Based on Institutional Brokers Estimate System estimates.

1 Declines in expected 2001 earnings for 4 of the 8 selected companies rendered the expected 2001 price/earnings multiple so high as to be not meaningful for comparative purposes. These price/earnings multiples were not used in calculating the median price/earnings multiple for the selected companies.


2 A decline in expected 2002 earnings for 1 of the 8 selected companies rendered the expected 2002 price/earnings multiple so high as to be not meaningful for comparative purposes. This price/earnings multiple was not used in calculating the median price/earnings multiple for this selected company.


3 Price/earnings multiples are computed by dividing the share price by the expected earnings for a given time. There was a decline in Mead's earnings for 2001 which increased its price/earnings multiple to 138.8, which is so far above any normative range as to be not meaningful. Earnings swings are typical in the paper and forest products industry, rendering certain price/earnings multiples not meaningful for comparative purposes, as is the case in this instance.

   Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the business combination using earnings estimates for Mead and Westvaco prepared by their respective managements and Institutional Brokers Estimate System estimates (a) before taking into account any of the possible benefits that may be realized following the business combination, (b) assuming 30% and 75% realization of pre-tax synergies estimated by the respective managements of Mead and Westvaco in 2002 and 2003, respectively, and (c) assuming pre-tax synergies of $325 million in 2002 and 2003. For each of the years 2002 and 2003, Goldman Sachs compared the earnings per share of Mead common stock, on a stand-alone basis, to the earnings per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed these analyses based on the closing price of Mead and Westvaco on August 24, 2001. Based on these analyses, the proposed transaction would result in an incremental increase in earnings on a per share basis when compared to Mead's earnings per share on a stand-alone basis in each of these three above scenarios in the years 2002 and 2003. Using IBES estimates and assuming no synergies, the increase to Mead's earnings per share on a stand-alone basis is 14.7% for 2002. In all other cases, the analysis indicated that the increase would be higher.

   In addition, based on the current annual dividend paid on Mead common stock of $0.68 per share and Westvaco common stock of $0.88 per share, Mead's stockholders, through their ownership of MeadWestvaco common stock, would receive an additional $0.24 per year in dividends on a pro forma per share basis, based on the intention of Mead and Westvaco that MeadWestvaco will pay an annual dividend on its common stock of $0.92 per share.

   Contribution Analysis. Goldman Sachs reviewed specific historical and estimated future operating and financial information including, among other things, sales, EBITDA, enterprise value, net income and market capitalization for Mead, Westvaco and the pro forma combined company resulting from the business combination based on Mead's and Westvaco's managements' consensus financial forecasts. The analysis indicated that Mead's stockholders would receive approximately 50% of the outstanding common equity of the combined company after the mergers. Goldman Sachs also analyzed the relative income statement contribution of Mead and Westvaco to the combined company on a pro forma basis before taking into account any of the possible benefits that may be realized following the mergers based on actual 1999 and 2000 and estimated 2001 results and based on financial data and on the assumptions provided to Goldman Sachs by Mead's and Westvaco's managements. The following table presents the results of this analysis:

                                                  Mead Contribution To
                                                    Combined Company
                                                  -------------------
                                                                 Net
Year                                              Sales  EBITDA Income
----                                              -----  ------ ------
1999............................................. 57.3%   50.2%  60.6%
2000............................................. 53.7%   43.7%  41.6%
2001............................................. 51.7%   38.7%  21.3%

   Historical Exchange Ratio Analysis. Goldman Sachs also reviewed the ratio of the closing prices of Westvaco common stock divided by the corresponding closing price of Mead common stock over various periods ended August 24, 2001.

                                                                 Exchange
Period Average                                                   Ratio/1/
--------------                                                   --------
5-Year Average..................................................  0.912
3-Year Average..................................................  0.873
2-Year Average..................................................  0.919
1-Year Average..................................................  0.961
6-Month Average.................................................  0.921
3-Month Average.................................................  0.888
1-Month Average.................................................  0.899
3-Week Average..................................................  0.892
2-Week Average..................................................  0.892
1-Week Average..................................................  0.896
Current.........................................................  0.909

   The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to Mead's board of directors as to the fairness from a financial point of view to the holders of the outstanding common stock of Mead of the Mead merger consideration to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Mead, Westvaco, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion to the board of directors of Mead was one of many factors taken into consideration by Mead's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

--------
1 Based on the terms of the merger agreement, holders of Westvaco common stock will receive 0.97 of a share of MeadWestvaco common stock in exchange for each share of Westvaco common stock owned. Mead stockholders will receive one share of MeadWestvaco common stock and cash consideration of $1.20 in exchange for each share of Mead common stock owned.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Mead, having provided certain investment banking services to Mead from time to time, including having acted as financial advisor to Mead on its divestiture of paper distribution facilities in August 1998 and its divestiture of its stake in Northwood Forest Industries in November 2000, having acted as manager of various public offerings of debt securities of Mead, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

   Goldman Sachs has also provided certain investment banking services to Westvaco from time to time, including having acted as financial advisor to Westvaco on its acquisition of Temple-Inland's Evadale facility in December 1999 and as manager of various public offerings of debt securities of Westvaco.

   Goldman Sachs may also provide investment banking services to MeadWestvaco and its subsidiaries in the future. Mead selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the business combination.

   Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Mead and/or Westvaco for its own account and for the account of customers.

   Pursuant to a letter agreement dated April 9, 2001, Mead engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Mead has agreed to pay Goldman Sachs a fee of approximately $23.75 million plus any expenses incurred upon consummation of the merger.

   Mead has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.


Opinions of Westvaco's Financial Advisors



   On August 28, 2001, Greenhill and Morgan Stanley made a joint presentation to and delivered written opinions to the board of directors of Westvaco that, as of the date of these opinions and based on and subject to the matters described in the opinions, the Westvaco exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of Westvaco common stock.


   The full text of the written opinions of Greenhill and Morgan Stanley, each dated August 28, 2001, which set forth assumptions made, matters considered and limitations on the review undertaken in connection with each such opinion, are attached as Annex D and Annex E, respectively, and are incorporated herein by reference. Each of Greenhill and Morgan Stanley provided its opinion for the information and assistance of Westvaco's board of directors in connection with its consideration of the business combination. Neither the Greenhill opinion nor the Morgan Stanley opinion is a recommendation as to how any Westvaco stockholder should vote with respect to the Westvaco merger. We urge you to read each opinion in its entirety. Set forth in this section is a summary of all material terms of the opinions.

  Opinion of Greenhill & Co., LLC

   In connection with rendering its opinion, Greenhill, among other things:

    . reviewed certain publicly available financial statements and other information of Westvaco and Mead;

    . reviewed certain internal financial statements and other financial and operating data concerning Westvaco and Mead prepared by the managements of Westvaco and Mead, respectively;

    . reviewed certain financial forecasts prepared by the managements of Westvaco and Mead;

    . reviewed information relating to certain strategic, financial and operational benefits anticipated from the mergers, prepared by the managements of Westvaco and Mead;

    . discussed the past and current operations and financial condition and the prospects of Westvaco and Mead, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Westvaco and Mead;

    . reviewed the pro forma impact of the mergers on the combined company's earnings per share, consolidated capitalization and financial ratios;

    . reviewed the reported prices and trading activity for the Westvaco common stock and the Mead common stock;

    . compared the financial performance of Westvaco and Mead and the prices and trading activity of the Westvaco common stock and the Mead common stock with that of certain other comparable publicly-traded companies and their securities;

    . reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

    . participated in discussions and negotiations among representatives of Westvaco and Mead and their respective financial and legal advisors;

    .  reviewed the merger agreement and certain related documents; and

    . performed such other analyses and considered such other factors as Greenhill deemed appropriate.

   In rendering its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it by Westvaco and Mead for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, Greenhill assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Westvaco and Mead. Greenhill did not make any independent valuation or appraisal of the assets or liabilities of Westvaco and Mead, nor was it furnished with any such appraisals. In addition, Greenhill assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that each of the Westvaco merger and the Mead merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code and that the business combination will qualify as a transaction described in
Section 351 of the Internal Revenue Code.

Greenhill's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  Opinion of Morgan Stanley & Co. Incorporated

   In connection with rendering its opinion, Morgan Stanley, among other things:

    . reviewed certain publicly available financial statements and other information of Westvaco and Mead;

    . reviewed certain internal financial statements and other financial and operating data concerning Westvaco and Mead prepared by the managements of Westvaco and Mead, respectively;

    . reviewed certain financial forecasts prepared by the managements of Westvaco and Mead;

    . reviewed information relating to certain strategic, financial and operational benefits anticipated from the mergers, prepared by the managements of Westvaco and Mead;

    . discussed the past and current operations and financial condition and the prospects of Westvaco and Mead, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Westvaco and Mead;

    . reviewed the pro forma impact of the mergers on the combined company's earnings per share, consolidated capitalization and financial ratios;

    . reviewed the reported prices and trading activity for the Westvaco common stock and the Mead common stock;

    . compared the financial performance of Westvaco and Mead and the prices and trading activity of the Westvaco common stock and the Mead common stock with that of certain other comparable publicly-traded companies and their securities;

    . reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

    . participated in discussions and negotiations among representatives of Westvaco and Mead and their respective financial and legal advisors;

    .  reviewed the merger agreement and certain related documents; and

    . performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

   In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it by Westvaco and Mead for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Westvaco and Mead. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Westvaco and Mead, nor was it furnished with any such appraisals. In addition, Morgan Stanley assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that each of the Westvaco merger and the Mead merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code and that the business combination will qualify as a transaction described in Section 351 of the Internal Revenue Code. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  Presentation To Westvaco's Board Of Directors

   Greenhill and Morgan Stanley jointly performed a variety of financial and comparative analyses for purposes of providing their opinions to Westvaco's board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at their opinions, Greenhill and Morgan Stanley considered the results of all of their analyses as a whole. Furthermore, Greenhill and Morgan Stanley believe that selecting any portion of their analyses or the factors they considered, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying their opinions. In addition, Greenhill and Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should therefore not be taken to be Greenhill's or Morgan Stanley's view of the actual value of Westvaco or Mead.

   In performing their analyses, Greenhill and Morgan Stanley, respectively, made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Westvaco or Mead. Any estimates contained in Greenhill's and Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses were prepared solely as part of Greenhill's and Morgan Stanley's analysis of the fairness from a financial point of view of the Westvaco exchange ratio pursuant to the merger agreement, and were conducted in connection with the delivery by Greenhill and Morgan Stanley of their opinions to the Westvaco board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Westvaco common stock or Mead common stock actually may be valued or the prices at which their shares may actually trade in the marketplace. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

   In addition, as described above, the opinions rendered by and presentation made by Greenhill and Morgan Stanley to the Westvaco board of directors were only a few of many factors taken into consideration by the Westvaco board of directors in making its decision to approve the merger agreement and the Westvaco merger. Consequently, the Greenhill and Morgan Stanley analyses as described below should not be viewed as determinative of the opinion of the Westvaco board of directors with respect to the value of Westvaco or of whether the Westvaco board of directors would have been willing to agree to different merger considerations. The Westvaco exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between Westvaco and Mead and were approved by the Westvaco board of directors. Greenhill and Morgan Stanley did not recommend any specific exchange ratio to Westvaco or that any given exchange ratio constituted the only appropriate exchange ratio for Westvaco in the Westvaco merger.

   In arriving at their opinions, Greenhill and Morgan Stanley were not authorized to solicit, and did not solicit, interest from any other party with respect to a business combination or other extraordinary transaction involving Westvaco, nor did they negotiate with any of the parties, other than Mead, in connection with such a business combination or other extraordinary transaction.

   The following is a brief summary of the material financial analyses jointly performed by Greenhill and Morgan Stanley in connection with their oral opinions and the preparation of their written opinions both dated August 28, 2001. This summary of the financial analyses of Greenhill and Morgan Stanley includes information presented in tabular format. In order to fully understand the financial analyses performed by Greenhill and Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Greenhill and Morgan Stanley jointly prepared the presentation made to Westvaco's board of directors and each of them relied on the analyses included in the presentation in rendering their opinions.

   Comparable Publicly Traded Company Analysis. As part of their analysis, Greenhill and Morgan Stanley compared certain financial information of Westvaco and Mead with that of a group of publicly traded paper and packaging companies that shared some characteristics with Westvaco and Mead. This financial information included price to actual 2000 earnings per share, or EPS, projected 2001 EPS, 2002 EPS and mid-cycle EPS multiples and firm value to forecasted 2001 earnings before interest, taxes, depreciation and amortization, or EBITDA, 2002 EBITDA and mid-cycle EBITDA multiples. This analysis was based on a compilation of publicly available estimates by securities research analysts and estimates from management of Westvaco and Mead. The following table presents, as of August 24, 2001, the range of multiples for the comparable companies of each of price to actual 2000 EPS, projected 2001 EPS, 2002 EPS and mid-cycle EPS and firm value to actual 2000 EBITDA, projected 2001 EBITDA and mid-cycle
EBITDA:


                                                                 Aggregate Aggregate Aggregate
                            Price to Price to Price to Price to  Value to  Value to  Value to
                              2000     2001     2002   Mid-Cycle   2000      2001    Mid-Cycle
Comparable Companies          EPS      EPS      EPS       EPS     EBITDA    EBITDA    EBITDA
--------------------        -------- -------- -------- --------- --------- --------- ---------
International Paper Company  19.1x     80.9x   22.2x     19.5x     8.4x      11.3x     8.8x
Weyerhaeuser Company.......  14.8x     23.9x   15.4x     12.6x     7.1x       9.4x     6.8x
Stora Enso Oyj.............  10.2x     11.7x   10.0x     14.6x     6.7x       6.3x     7.6x
UPM-Kymmene Oyj............   9.1x      9.5x    8.5x     10.2x     5.0x       5.4x     5.3x
Mead Stand-alone...........  18.6x    139.4x   22.5x     13.8x     6.9x      10.3x     6.5x
Westvaco Stand-alone.......  12.2x     24.5x   13.6x     13.8x     6.2x       7.4x     6.8x

   No company utilized in Greenhill and Morgan Stanley's comparable publicly traded company analysis as a comparable company is identical to Westvaco or Mead. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of companies to which they are being compared. In evaluating the comparable companies, Greenhill and Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Westvaco or Mead, as well as the assumed absence of any material adverse change in the financial condition and prospects of Westvaco, Mead or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using comparable publicly traded company data.

   Historical Exchange Ratio Analysis. Greenhill and Morgan Stanley also reviewed the ratio of daily closing prices of Westvaco common stock divided by the corresponding closing price of Mead common stock over various periods ended August 24, 2001. Based on the terms of the merger agreement and after adjusting for the cash consideration of $1.20 per share payable to Mead stockholders, Westvaco stockholders would receive value at an implied premium of 2.5% based on closing prices as of August 24, 2001. Because the board of directors of Westvaco concluded that the fluctuations of Mead's and Westvaco's stock prices in the period from August 24 to August 28, 2001 were not significant, it decided not to request that its financial advisors update this analysis.

                                     Average
                                    Historical
                                     Exchange
Historical Period                     Ratio
-----------------                   ----------
Last 5 Years.......................   0.91x
Last 4 Years.......................   0.89x
Last 3 Years.......................   0.87x
Last 2 Years.......................   0.92x
Last 1 Year........................   0.96x
Last 180 Days......................   0.93x
Last 90 Days.......................   0.92x
Last 60 Days.......................   0.89x
Last 30 Days.......................   0.89x
Market Prices as of August 24, 2001   0.91x

   Contribution Analysis. Greenhill and Morgan Stanley reviewed certain projected operating and financial information, including, among other things, revenue, EBITDA, EBITDA adjusted for non-cash items, net income and net income adjusted for non-cash items, for Westvaco, Mead and the pro forma combined entity resulting from the mergers, without giving effect to any potential synergies that may result from the mergers and excluding non-recurring integration related costs or charges. The analysis was performed utilizing information for Westvaco and Mead based on historical and projected information from the management of Westvaco and Mead for the calendar year ended 2000 and mid-cycle estimates of Westvaco and Mead and on publicly available estimates by Morgan Stanley research analysts. The analysis showed that the respective contributions by Westvaco and Mead to the combined entity were approximately equivalent when all categories were taken into account in the aggregate.


                              Westvaco                Mead          Combined
                        --------------------  --------------------  --------
                         $MM   % Contribution  $MM   % Contribution   $MM
                        ------ -------------- ------ -------------- --------
    Revenue
     2000 (actual)..... $3,767       46%      $4,368       54%       $8,135
     2001 (estimated)..  4,030       48        4,322       52         8,352
    EBITDA
     2000 (actual).....    892       56          693       44         1,585
     Mid-Cycle (a).....    808       52          743       48         1,551
    Adjusted EBITDA
     2000 (actual).....    792       54          681       46         1,473
     Mid-Cycle (a).....    668       48          731       52         1,399
    Net Income
     2000 (actual).....    238       61          153       39           391
     Mid-Cycle (a).....    206       48          222       52           428
    Adjusted Net Income
     2000 (actual).....    189       53          165       47           354
     Mid-Cycle (a).....    135       37          234       63           369

--------
   (a)Mid-cycle estimates assume the company's products are priced, and its production capacity is utilized, at average levels for an economic cycle.

   Pro Forma Merger Analysis. Greenhill and Morgan Stanley analyzed the pro forma impact of the mergers on Westvaco's projected EPS for the calendar years ended 2002, 2003 and 2004, while giving effect to $325 million of expected pre-tax synergies based on guidance by management of Westvaco and Mead starting in 2002. The analysis was performed utilizing both management estimates and the most recent Wall Street EPS estimates compiled by Institutional Brokers Estimate System. The effects of the mergers on EPS and EPS adjusted to exclude non-cash items were calculated based on assumptions of full synergy estimates and, alternatively, phased-in synergy estimates. Based upon management's estimates of the impact of synergies on earnings, the mergers are projected to be immediately accretive assuming full synergies, and accretive in 2003 assuming phased-in synergies, to Westvaco's forecasted EPS as estimated by research analysts and brokers (Institutional Brokers Estimate System).

   Replacement Cost Analysis. Greenhill and Morgan Stanley reviewed certain operating and financial information, including, among other things, production capacity by grade and by mill for Westvaco and Mead. Greenhill and Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters in order to estimate replacement costs for this production capacity and to estimate fair values as a percentage of replacement costs. The analysis was performed utilizing information for Westvaco and Mead from the managements of Westvaco and Mead and from publicly available sources. Based on this information and the assumptions made, this analysis suggests that Westvaco and Mead contribute approximately 52% and 48%, respectively, of the combined equity value when value is attributed to the overfunded pension and other post-employment benefit plans and approximately 43% and 57%, respectively, when the pension and postretirement plans are excluded.

   Westvaco retained Morgan Stanley in 1999 in connection with Westvaco's consideration of potential alternatives for its coated paper operations and Morgan Stanley continued to advise Westvaco when discussions concerning a merger between the two companies began. In light of the extraordinary nature and significance of the transaction to Westvaco, Westvaco believed it would benefit from the analysis and advice, particularly with respect to issues of valuation, of two advisory firms. Accordingly, Westvaco engaged Greenhill as financial advisor in January 2001 in connection with this transaction. Each of Greenhill and Morgan Stanley was selected to act as Westvaco's financial advisor based on its respective qualifications, expertise and reputations and its knowledge of the business and affairs of Westvaco and Mead. Each of Greenhill and Morgan Stanley is an internationally recognized investment banking and advisory firm. Each of Greenhill and Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations for corporate and other purposes. Morgan Stanley is also continuously engaged in the valuation of businesses and securities in connection with negotiated underwritings and secondary distributions of listed and unlisted securities.


   In the ordinary course of business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of Westvaco or Mead for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Westvaco and have received fees for the rendering of those services.

   Pursuant to an engagement letter dated August 20, 2001 between Greenhill and Westvaco, Greenhill provided financial advisory services and a financial opinion in connection with the mergers, and Westvaco agreed to pay Greenhill a fee of approximately $13 million at the time of the closing of the mergers. The final amount of the fee may be greater or lesser than $13 million, depending on the performance of Mead common stock prior to the effective time of the mergers. Pursuant to an engagement letter dated August 26, 2001 between Morgan Stanley and Westvaco, Morgan Stanley provided financial advisory services and a financial opinion in connection with the mergers, and Westvaco agreed to pay Morgan Stanley a fee of approximately $13 million at the time of the closing of the mergers. The final amount of the fee may be greater or lesser than $13 million, depending on the performance of Mead common stock prior to the effective time of the mergers. Westvaco has also agreed to reimburse Greenhill and Morgan Stanley for their expenses incurred in performing their services. In addition, Westvaco has agreed to indemnify each of Greenhill and Morgan Stanley and their affiliates, their respective directors, officers, agents and employees and each person, if any, controlling either advisor or any of their affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Greenhill's or Morgan Stanley's engagement and any related transactions.

Accounting Treatment


   The merger agreement provides for the business combination of Mead and Westvaco as a "merger of equals." However, accounting for the business combination requires that one of the companies be deemed the acquiring entity. Mead and Westvaco have determined that the business combination will be accounted for as an acquisition by Westvaco of Mead. In identifying Westvaco as the acquiring entity, the companies determined that the relative outstanding share ownership and the designation of certain senior management positions should determine the acquiring entity as all other significant indicators that could determine the acquiring entity were equal. Based on shares outstanding as of December 10, 2001, Westvaco stockholders will own approximately 50.01% of MeadWestvaco's common stock immediately after the business combination, with Mead stockholders owning the remaining 49.99% of MeadWestvaco common stock. Westvaco management will also hold the chief executive officer, chief financial officer and the chief integration officer positions at MeadWestvaco. The other significant indicators considered in making this determination include:


    . the relative size of both companies is similar when considering market value, revenue, net assets and employee base;

    .  there will not be a large minority voting interest in MeadWestvaco;

    . the composition of the board of directors of MeadWestvaco will have equal representation from both Mead and Westvaco;

    . the terms of the exchange of equity securities provided that no significant premium was paid or received by either stockholder group; and


    . the effect of the stock options and other related instruments on shares outstanding as of December 10, 2001 did not adjust the evaluation related to the acquiring entity.


   On July 20, 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled Business Combinations ("SFAS No. 141") and Statement No. 142 entitled Goodwill and Other Intangible Assets ("SFAS No. 142"). Under the accounting and reporting rules set forth in these Statements, MeadWestvaco will be required to:

    . determine the value of Mead as indicated by the total of the estimated fair value of MeadWestvaco common stock and stock options issued to current Mead stockholders and holders of Mead stock options, the cash paid to current Mead stockholders, and the acquisition costs incurred by Westvaco (i.e., the purchase price);

    . record acquired tangible assets, intangible assets and obligations at their fair value;

    . allocate the excess of the fair value of Mead's assets over the purchase price as a pro rata reduction of the amounts that would otherwise have been assigned to certain of Mead's non-current assets acquired;

    . amortize intangible assets acquired over their estimated useful lives unless they have indefinite lives; and

    . test intangible assets with indefinite lives for impairment annually and whenever an event or circumstance occurs which may indicate that the fair value of an intangible asset may be below its carrying value. To the extent that an intangible asset is impaired, its carrying amount will be adjusted to fair value and an impairment charge made against earnings.

   The unaudited pro forma combined condensed financial information included in this joint proxy statement and prospectus has been prepared under the rules set forth in SFAS No. 141 and SFAS No. 142.

Material United States Federal Income Tax Consequences of the Mergers

   The following general discussion summarizes the material United States federal income tax consequences of the Mead and Westvaco mergers to Mead and Westvaco stockholders. This discussion addresses only such stockholders who hold their Mead or Westvaco common stock as a capital asset, and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as:

    .  financial institutions;

    .  tax-exempt organizations;

    .  insurance companies;

    .  dealers in securities or foreign currencies;

    . traders in securities who elect to apply a mark-to-market method of accounting;

    .  foreign holders;

    . persons who hold their shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; or

    . persons who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

   The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, laws, regulations, rulings and decisions in effect as of the date of this joint proxy statement and prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws or under federal laws other than federal income tax laws are not addressed.

   It is a condition to the obligation of Mead to complete the Mead merger that Mead receive a legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP and it is a condition to the obligation of Westvaco to complete the Westvaco merger that Westvaco receive a legal opinion from Wachtell, Lipton, Rosen & Katz, in each case, to the effect that:

    .  the mergers, taken together, will constitute a transaction described in
       Section 351 of the Internal Revenue Code; and/or

    . the respective mergers will constitute reorganizations within the meaning of Section 368(a) of the Internal Revenue Code, each of Mead, Westvaco and MeadWestvaco will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code and no gain or loss will be recognized by the respective companies as a result of the mergers.

   These opinions will rely on certain facts, assumptions and representations set forth or referred to in the opinions, including representations contained in officers' certificates of Mead, Westvaco and MeadWestvaco. If any of these facts, assumptions or representations are inaccurate, the conclusions contained in these opinions could be affected. Neither these opinions nor the summary below will be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service with regard to the tax treatment of the mergers and related transactions.

Federal Income Tax Consequences to Mead Stockholders

   Skadden, Arps, Slate, Meagher & Flom LLP has advised Mead that assuming that the mergers are treated in accordance with the opinions of counsel described above, the following summary describes the material United States federal income tax consequences to a Mead stockholder of the exchange of Mead common stock for cash and MeadWestvaco common stock pursuant to the Mead merger.

  Exchange of Mead Common Stock for MeadWestvaco Common Stock in the Mead Merger

   A Mead stockholder will not recognize any gain or loss for federal income tax purposes as a result of the receipt of MeadWestvaco common stock in exchange for Mead common stock in the Mead merger.

  Exchange of Mead Common Stock for Cash Consideration in the Mead Merger

   A Mead stockholder receiving the cash consideration pursuant to the Mead merger should be treated as though such stockholder had received a distribution of cash from Mead in redemption of a portion of its Mead common stock held immediately prior to the Mead merger. This treatment of the Mead stockholders is referred to in this discussion as the "constructive redemption". As discussed further below, the constructive redemption could be treated as a capital gain or loss transaction, or as a dividend, depending on the particular circumstances of the Mead stockholder whose shares are constructively redeemed. Assuming capital gain or loss treatment is appropriate, the amount of gain or loss recognized in the constructive redemption will equal the difference between:

    .  the amount of cash consideration received by the Mead stockholder; and

    . the Mead stockholder's adjusted tax basis in the Mead common stock constructively redeemed.

   A Mead stockholder's adjusted tax basis in its Mead common stock constructively redeemed will equal the product of (i) the adjusted tax basis in the Mead common stock held by such stockholder immediately prior to the Mead merger and (ii) a fraction:

    . the numerator of which is the cash consideration received by such Mead stockholder; and

    . the denominator of which is the sum of (x) the cash consideration received by such Mead stockholder and (y) the fair market value of the shares of MeadWestvaco common stock received by such stockholder in the Mead merger.

   Gain or loss, and a stockholder's adjusted tax basis in the Mead common stock constructively redeemed, is computed separately with respect to each block of Mead common stock held by a Mead stockholder (i.e., shares acquired at different times or prices), allocating all of the cash consideration and MeadWestvaco common stock received by such stockholder in the Mead merger proportionately among the blocks of Mead common stock surrendered by such stockholder.

   Rules for Determining Character of Income Arising from the Constructive Redemption. In general, under Section 302 of the Internal Revenue Code, a Mead stockholder will recognize a capital gain or loss (in the amount described above) from the constructive redemption if the stockholder's constructive redemption of Mead common stock:

    .  is "substantially disproportionate" with respect to the stockholder; or

    . is "not essentially equivalent to a dividend" with respect to the stockholder.

   In determining whether either of these two tests is met, a Mead stockholder must take into account its shares of stock actually owned as well as the shares of stock constructively owned by reason of certain constructive ownership rules set forth in the Internal Revenue Code. Under these constructive ownership rules, a stockholder will be deemed to own any shares of stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of stock that the stockholder has a right to acquire by exercise of an option or by conversion or exchange of a security. In addition, in applying these tests, a stockholder must also take into account acquisitions or dispositions of stock that are treated for federal income tax purposes as integrated with the constructive redemption.

   The constructive redemption of a Mead stockholder's common stock will be "substantially disproportionate" with respect to such Mead stockholder if, among other things, the percentage of shares of MeadWestvaco common stock actually and constructively owned by the Mead stockholder immediately following the mergers (including shares of MeadWestvaco common stock owned by way of prior ownership of Westvaco common stock) is less than 80% of the percentage of shares of Mead common stock actually and constructively owned by the Mead stockholder immediately prior to the Mead merger.

   The constructive redemption of a Mead stockholder's common stock will be treated as "not essentially equivalent to a dividend" with respect to such Mead stockholder if the Mead stockholder experiences a "meaningful reduction" in its percentage interest in Mead as a result of the mergers. For this purpose, a Mead stockholder will compare its percentage interest in Mead represented by its shares actually and constructively owned immediately prior to the mergers with its percentage interest in MeadWestvaco represented by shares actually and constructively owned immediately after the mergers (including any shares owned by virtue of such stockholder's prior ownership of Westvaco common stock). Depending on a particular stockholder's facts and circumstances, even a small reduction in the stockholder's proportionate equity interest may satisfy the meaningful reduction test. For example, the Internal Revenue Service has held that any reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (e.g., an interest of less than 1%) and who exercises no control over corporate affairs constitutes a "meaningful reduction."

   Mead stockholders who surrender all of their Mead common stock for the cash consideration and MeadWestvaco common stock in the Mead merger and who do not actually or constructively own any Westvaco common stock prior to the mergers or any other interest in MeadWestvaco following the mergers will meet the "substantially disproportionate" test for the constructive redemption, resulting in capital gain or loss treatment. This gain or loss will be long-term capital gain or loss if at the time of the mergers the Mead stockholder had held its Mead common stock for more than one year.

   If a Mead stockholder's constructive redemption is not eligible for capital gain or loss treatment under Section 302 of the Internal Revenue Code, the constructive redemption will be treated as a dividend for United States federal income tax purposes, in which case the entire amount of cash consideration received by the Mead stockholder in the Mead merger will be treated as ordinary dividend income to the extent of the Mead stockholder's ratable share of Mead's current and accumulated earnings and profits, without any offset for any basis allocable to the Mead common stock constructively redeemed.

   Due to the inherently factual nature of the application of Section 302 of the Internal Revenue Code to the constructive redemption, holders of Mead common stock are strongly urged to consult with their own tax advisors concerning the tax consequences in their particular circumstances.

  Basis and Holding Period in MeadWestvaco Common Stock Received in the Mead Merger

   Assuming the constructive redemption is treated as a capital gain or loss transaction under Section 302 of the Internal Revenue Code, a Mead stockholder's aggregate tax basis in the shares of MeadWestvaco common stock received in exchange for Mead common stock pursuant to the Mead merger will be equal to (i) its aggregate adjusted tax basis in its Mead common stock held immediately prior to the mergers minus (ii) its basis in the Mead common stock constructively redeemed (as described under "--Exchange of Mead Common Stock for Cash Consideration in the Mead Merger").

   If the constructive redemption is not eligible for capital gain or loss treatment under Section 302 of the Internal Revenue Code, the aggregate tax basis of the shares of MeadWestvaco common stock received by a Mead stockholder in exchange for Mead common stock pursuant to the Mead merger will equal the aggregate adjusted tax basis of all of the stockholder's Mead common stock surrendered in the Mead merger.

   The holding period of the shares of MeadWestvaco common stock received by a Mead stockholder in the Mead merger will include the holding period of the stockholder's Mead common stock.

  Tax Consequences of Dissenter's Rights

   A Mead stockholder who perfects its dissenter's rights should generally recognize capital gain or loss at the effective time of the mergers (even if the appraised fair cash value of the Mead common stock has not yet been judicially determined), in an amount equal to the difference between the "amount realized" and the adjusted tax basis of such stockholder's Mead common stock. For this purpose, although there is no authority directly on point, the amount realized generally should equal the trading price of Mead common stock at the effective time of the mergers. Capital gain or loss should also be recognized by such stockholder at the time the appraised fair cash value is received, to the extent that such payment exceeds or is less than the amount realized at the effective time of the mergers. In addition, a portion of such payment may be characterized as interest income.

Federal Income Tax Consequences to Westvaco Stockholders

   Wachtell, Lipton, Rosen & Katz has advised Westvaco that assuming that the mergers are treated in accordance with the opinions of counsel described above, the following summary describes the material United States federal income tax consequences to a Westvaco stockholder of the exchange of Westvaco common stock for MeadWestvaco common stock in the Westvaco merger.

   Westvaco stockholders will not recognize any gain or loss for federal income tax purposes as a result of the exchange of their Westvaco common stock for MeadWestvaco common stock, except with respect to cash received instead of fractional shares of MeadWestvaco common stock, as discussed further below. In addition, Westvaco stockholders will have a tax basis in their MeadWestvaco common stock received in the Westvaco merger (including fractional shares deemed received and exchanged as described below) equal to the adjusted tax basis of the Westvaco common stock surrendered. A Westvaco stockholder's holding period with respect to the MeadWestvaco common stock received in the Westvaco merger (including fractional shares deemed received and exchanged as described below) will include the holding period of the Westvaco common stock surrendered in the Westvaco merger.

   A Westvaco stockholder who receives cash instead of fractional shares of MeadWestvaco common stock in the Westvaco merger will be treated as having received these fractional shares in the Westvaco merger and then as having received the cash in exchange for these fractional shares and should generally recognize capital gain or loss equal to the difference between the amount of the cash received instead of fractional shares and the stockholder's tax basis allocable to such fractional shares. Any such capital gain or loss will be a long-term capital gain or loss if the Westvaco common stock exchanged for the fractional shares of MeadWestvaco common stock was held for more than one year at the time of the Westvaco merger.

Backup Withholding

   Backup withholding may apply with respect to the cash consideration received by Mead stockholders and the cash in lieu of fractional shares received by Westvaco stockholders, unless such stockholder:

    . is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

    . provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules.

   A stockholder who does not provide MeadWestvaco (or the exchange agent) with its correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder's federal income tax liability, provided that the stockholder furnishes certain required information to the Internal Revenue Service.

   The summary of material United States federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the mergers. Moreover, the summary set forth above does not address tax consequences that may vary with, or are contingent upon, individual circumstances. In addition, the summary set forth above does not address any non-income tax or any foreign, state or local tax consequences of the mergers and does not address the tax consequences of any transaction other than the mergers.

   Mead and Westvaco stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the mergers, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

  U.S. Antitrust

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or the HSR Act), and the related rules of the Federal Trade Commission (or the FTC) Mead and Westvaco filed their HSR Act forms and related information on September 14, 2001 with the FTC and the Antitrust Division of the United States Department of Justice (or the Antitrust Division). The mergers could not have been completed until the required waiting period of 30 days from the date of the filing had expired or been earlier terminated by the FTC. The FTC granted early termination of such waiting period effective October 15, 2001.

  European Union

   Mead and Westvaco conduct operations in member states of the European Union. European Union Council Regulation No. 4064/89 and accompanying regulations require notification of an approval by the European

Union of specific mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds before these mergers and acquisitions can be implemented. On October 10, 2001, Mead and Westvaco filed formal notification of the mergers with the European Union. On November 12, 2001, Mead and Westvaco received notice from the European Union that it had terminated its review of the mergers and granted its approval.

  Other Laws


   We have notified antitrust authorities of the mergers under the applicable laws of Brazil, Canada, the Czech Republic and Mexico. Under the laws of Brazil and Mexico, the mergers may be completed before approval is received. The parties were informed on December 3, 2001 that the Czech authorities have determined that the transaction is not subject to approval in the Czech Republic. On December 14, 2001, the parties received an Advanced Ruling Certificate from the Canadian Competition Bureau clearing the transaction.


Dissenter's Rights

   Holders of Mead common stock are entitled to dissenter's rights under Ohio law in connection with the Mead merger if such holders comply with the procedural requirements of the Ohio dissenter's rights statute. See "Dissenter's Rights of Mead Common Stockholders" on page 90. Holders of Westvaco common stock are not entitled to dissenter's rights under Delaware law in connection with the Westvaco merger.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

   This joint proxy statement and prospectus does not cover any resales of the MeadWestvaco common stock to be received by the stockholders of either Mead or Westvaco upon completion of the mergers, and no person is authorized to make any use of this joint proxy statement and prospectus in connection with any such resale.

   All shares of MeadWestvaco common stock received by Mead stockholders in the Mead merger will be freely transferable, except that shares of MeadWestvaco common stock received by persons who are deemed to be "affiliates" of Mead under the Securities Act of 1933 at the time of the Mead special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Mead for such purposes generally include individuals or entities that control, are controlled by or are under common control with Mead and include the directors of Mead. The merger agreement requires Mead to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not sell, assign or transfer shares of MeadWestvaco common stock issued to them in the Mead merger except pursuant to an effective registration statement, in a transaction that complies with Rule 145 under the Securities Act of 1933 or in an other transaction that is not required to be registered under the Securities Act of 1933.

   All shares of MeadWestvaco common stock received by Westvaco stockholders in the Westvaco merger will be freely transferable, except that shares of MeadWestvaco common stock received by persons who are deemed to be "affiliates" of Westvaco under the Securities Act of 1933 at the time of the Westvaco special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Westvaco for such purposes generally include individuals or entities that control, are controlled by or are under common control with Westvaco and include the executive officers and directors of Westvaco. The merger agreement requires Westvaco to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not sell, assign or transfer shares of MeadWestvaco common stock issued to them in the Westvaco merger except pursuant to an effective registration statement, in a transaction that complies with Rule 145 under the Securities Act of 1933 or in an other transaction that is not required to be registered under the Securities Act of 1933.

                           MEADWESTVACO CORPORATION
             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

   The following tables present, under the purchase method of accounting, unaudited pro forma combined condensed statements of operations for the three quarters ended July 31, 2001 and the year ended October 31, 2000 as if the business combination between Westvaco and Mead had been completed on November 1, 1999 and the unaudited pro forma combined condensed balance sheet as of July 31, 2001 as if the business combination had been completed on that date. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Mead and Westvaco incorporated by reference in this document. This unaudited pro forma combined condensed financial data is included only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the business combination between Westvaco and Mead had been completed on the dates indicated. Mead and Westvaco have determined that the business combination will be accounted for as an acquisition by Westvaco of Mead. The pro forma allocation of the purchase price to the acquired assets and liabilities is based on management's preliminary estimate of the respective fair values at this early stage of the process. However, such allocation is preliminary and is subject to the completion of a more comprehensive valuation of the assets to be acquired including identified intangible assets and any liabilities that may be recorded as a result of integration decisions. Accordingly, the final allocation of the purchase price could differ materially from the pro forma allocation reflected herein if materially different fair value information is obtained. Based on management's preliminary estimates, the total of the fair value of the tangible and identifiable intangible assets is expected to exceed the purchase price. Moreover, this information does not necessarily indicate what the future operating results or financial position of MeadWestvaco will be. Reclassifications have been made to the historical financial statements of Mead and Westvaco to conform to the presentation expected to be used by MeadWestvaco.

   Approximately 99.3 million shares of MeadWestvaco common stock will be issued in exchange for all outstanding common stock of Westvaco, based on an exchange ratio of 0.97 to 1. We will issue fully vested stock options to purchase approximately 7.1 million shares of MeadWestvaco common stock in exchange for all outstanding stock options of Westvaco, based on an exchange ratio of 0.97 to 1.

   Approximately 99.3 million shares of MeadWestvaco common stock will be issued in exchange for all outstanding common stock of Mead, based on an exchange ratio of 1 to 1. The MeadWestvaco common stock to be issued in exchange for Mead common stock was valued based on a price per share of $30.06, which was the weighted-average market price of the Westvaco common stock during the few days before and after the date the merger agreement was announced divided by 0.97, being the exchange ratio of Westvaco shares into MeadWestvaco shares.

   MeadWestvaco will issue fully vested stock options to purchase approximately
10.4 million shares of MeadWestvaco common stock in exchange for all of the outstanding stock options of Mead, based on the Mead exchange ratio for stock options as specified in the merger agreement (approximately 1.04 to 1). The Mead exchange ratio for stock options will be the sum of one plus the quotient of $1.20 divided by the average of the high and low trading prices of MeadWestvaco stock on the first day of trading. The weighted-average fair value of the MeadWestvaco stock options issued to Mead stockholders is $8.15 per stock option as determined using the Black-Scholes option-pricing model with the following assumptions: weighted-average exercise price --28.47; expected volatility -- 22%; weighted-average expected life -- 6.1 years; risk-free interest rate -- 6.13%; and expected dividend yield -- 2.87%.


   As of December 14, 2001, Mead stock options to purchase 4.1 million shares were accompanied by limited rights. The Mead limited rights will be converted into MeadWestvaco limited rights at the effective date of the Mead merger. These limited rights may be exercised in lieu of the stock option they accompany during the 30 day period following Mead shareholder approval of the Mead merger. Upon Mead shareholder approval of the Mead merger the limited rights will be required to be accounted for under variable plan accounting, which requires compensation expense to be recorded for the excess of Mead's current stock price above the exercise price of the limited right. The range of exercise prices associated with Mead stock options accompanied by limited rights is $18.31 to $41.66. Assuming an applicable Mead stock price of $30.00, Mead would be required upon Mead shareholder approval of the Mead merger to record compensation expense of approximately $10.2 million, which also reflects the cash payments Mead would be required to make if all in the money limited rights were exercised.


   Management of both companies expects that the benefits of the business combination will include synergies to MeadWestvaco. On August 13 and August 14, 2001, a group of senior executives of both companies met in New York. During these meetings, the executives undertook an extensive review of their respective businesses and analyzed the potential financial synergies of a merger of the two companies. Based on these discussions, both management teams expect to realize $325 million in cost synergies by the end of two years of combined operations, principally in coated papers, packaging, purchasing and logistics, corporate overhead and information technology.


   We expect the mergers to result in the following synergies:

    . We expect to achieve $125 million in annual pretax cost savings in the combined paper operations. This includes benefits achieved by reducing staff in overlapping staff and production areas. Overlapping staff areas would include sales and marketing as well as administrative functions such as finance and human resources. We also believe that considerable savings can be achieved by consolidating paper production across the larger number of paper machines in the combined operations, thereby allowing MeadWestvaco to run only limited grades of paper on most machines and decrease rotation. This results in savings because production is not interrupted, which makes runs more efficient and less costly, and allows more paper to be produced on a single machine. Thus it is anticipated that, in the combined company, the same number of tons of paper can be produced on fewer machines, which will also result in lower costs. Moreover, this consolidation of production enables the combined company to concentrate paper production not only on fewer machines but also on the most efficient machines. Additional savings are expected to occur due to the need for less inventory and fewer warehouses.


       These cost savings include expected cost reductions resulting from the closing of Westvaco's paper mill in Tyrone, Pennsylvania. The closing was announced on August 31, 2001 in anticipation of the completion of the mergers. During the fourth quarter of 2001, Westvaco recorded a pre-tax restructuring charge of $53.7 million which consisted of $37.1 million of fixed asset write-downs, $6.7 million of employee termination costs and $5.0 million of other exit costs, primarily lease terminations. Included in the restructuring charge are related inventory write-downs of $4.9 million that have been included within cost of products sold. Westvaco will move the mill's production to other, more modern manufacturing facilities of Westvaco, and, after completion of the merger, Mead.


    . We expect savings of $90 million annually by reducing overhead at the corporate level. These savings will result from lower required headcount in the combined company in such corporate departments as legal, tax, accounting, finance, treasury, human resources, information technology, engineering and research and development.

    . We expect savings of $40 million annually from operational synergies, including by combining the two companies' complementary packaging and converting operations. The principal savings will come from reducing headcount in overlapping staff and administrative functions.

    . We expect savings of $70 million annually from combining the purchasing power of the two companies to achieve lower prices from key suppliers because of larger purchases.

   MeadWestvaco will conduct a comprehensive review of its business lines with the objective of ensuring that all businesses and assets meet rigorous parameters for strategic fit, growth and returns. Mead and Westvaco expect MeadWestvaco to take appropriate actions within 12 months. However, such synergies will be partially offset by merger-related integration and restructuring expenses. MeadWestvaco has not made any integration decisions and, accordingly, the amounts of merger-related integration costs have not been determined. The accompanying unaudited pro forma condensed combined financial data does not include any adjustments to reflect these anticipated merger-related synergies or expenses, other than transaction costs. Merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, are estimated to be approximately $35 million for each of Mead and Westvaco.

   Mead and Westvaco are in the process of reviewing their respective credit facilities and expect to have appropriate financing in place by the time we complete the mergers. No adjustments have been made to anticipate the terms of these financings.

   The unaudited pro forma combined condensed balance sheet of MeadWestvaco at July 31, 2001 assumes that the business combination took place on that date. Therefore, the unaudited pro forma balance sheet combines the July 31, 2001 balance sheet for Westvaco and the September 30, 2001 balance sheet for Mead. The unaudited pro forma combined condensed statements of operations of MeadWestvaco for the year ended October 31, 2000 and the three quarters ended July 31, 2001 assume that the business combination took place on November 1, 1999. Westvaco has a fiscal year ending October 31, and Mead has a fiscal year ending December 31. Therefore, the accompanying unaudited pro forma combined condensed statements of operations for the year ended October 31, 2000, combine the full year ended October 31, 2000 for Westvaco and the full year ended December 31, 2000 for Mead, and the unaudited pro forma results for the three quarters ended July 31, 2001 combine the three quarters ended July 31, 2001 for Westvaco and three quarters ended September 30, 2001 for Mead.

   Among the provisions of SFAS No. 141, new criteria has been established for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on at least an annual basis. Adoption of SFAS No. 142 is expected to result in the elimination of approximately $12.4 million of annual amortization expense for MeadWestvaco.

   Westvaco expects annual goodwill amortization expense of approximately $17.4 million for the year ending October 31, 2001. The financial statements of Westvaco included in the unaudited pro forma combined condensed statements of operations include the amortization expense related to Westvaco's goodwill, which has not been eliminated in the pro forma adjustments.

   Mead expects annual goodwill amortization expense of approximately $15.3 million for the year ending December 31, 2001. However, the pro forma adjustments to the unaudited pro forma combined condensed statements of operations reflect the elimination of Mead's goodwill amortization expense since, based on management's preliminary estimates, the total of the fair value of the tangible and identifiable intangible assets is expected to exceed the purchase price.

                           MEADWESTVACO CORPORATION
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF JULY 31, 2001
                                 (in millions)

                                                                            MeadWestvaco
                                                              Pro Forma      Unaudited
                                          Westvaco   Mead   Adjustments(a)   Pro Forma
                                          -------- -------- --------------  ------------
Cash and marketable securities........... $   68.4 $   20.6                  $    89.0
Receivables..............................    409.3    666.9                    1,076.2
Inventories..............................    409.8    558.4    $  185.7 (b)    1,153.9
Prepaid expenses and other current assets    113.6    124.8       (58.0)(c)      180.4
                                          -------- --------    --------      ---------
                                           1,001.1  1,370.7       127.7        2,499.5

Property, net............................  4,268.3  3,193.2     1,231.9 (d)    8,693.4
Other assets.............................  1,483.6  1,120.4      (103.8)(e)    2,500.2
                                          -------- --------    --------      ---------
                                          $6,753.0 $5,684.3    $1,255.8      $13,693.1
                                          ======== ========    ========      =========

Accounts payable......................... $  169.8 $  219.1                  $   388.9
Accrued liabilities......................    318.7    504.4                      823.1
Notes payable and current maturities.....    161.5    340.8    $  189.0 (f)      691.3
                                          -------- --------    --------      ---------
                                             650.0  1,064.3       189.0        1,903.3

Long-term debt...........................  2,661.5  1,316.0        (3.2)(g)    3,974.3
Other long-term liabilities..............     76.7    296.0       (31.7)(h)      341.0
Deferred taxes...........................  1,003.9    631.1       434.4 (i)    2,069.4
Shareholders' equity.....................  2,360.9  2,376.9       667.3 (j)    5,405.1
                                          -------- --------    --------      ---------
                                          $6,753.0 $5,684.3    $1,255.8      $13,693.1
                                          ======== ========    ========      =========



See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

                           MEADWESTVACO CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                       COMBINED CONDENSED BALANCE SHEET

Pro Forma Adjustments To The Balance Sheet

(a) Following is a summary of the estimated aggregate purchase price (in millions):

Market value of common stock to be issued to Mead stockholders $2,981.1
Payment to Mead stockholders of $1.20 per share...............    119.0
Fair value of Mead's stock options............................     84.6
Estimated Westvaco transaction costs..........................     35.0
                                                               --------
   Total purchase price....................................... $3,219.7
                                                               ========

   The estimated pro forma allocation of the purchase price is as follows (in millions):

Mead's historical assets and liabilities, net....................... $2,376.9
Adjustment of Mead's historical assets and liabilities to fair value  1,110.1
Elimination of Mead's historical goodwill...........................   (267.3)
                                                                     --------
   Total purchase price............................................. $3,219.7
                                                                     ========

(b) Represents the adjustment of Mead's inventory to approximate fair value.

(c) Represents the adjustment of current deferred income taxes associated with the allocation of purchase price and the tax benefit associated with Mead's transaction costs. The adjustments are recorded at an income tax rate of 38.5%.

(d) Represents the adjustment of Mead's property, plant and equipment and timberlands to fair value including the pro rata reduction resulting from the fair value of Mead's assets in excess of the purchase price. These assets will be depreciated or depleted over the estimated remaining useful life of the respective assets using the straight-line method. Estimated remaining useful lives are expected to be 10 to 40 years for timberlands, up to 20 years for machinery and equipment and up to 40 years for land improvements and buildings.

(e) Represents the elimination of Mead's historical goodwill balance and the adjustment of Mead's identifiable intangible and other assets to fair value including the pro rata reduction of certain long-term assets resulting from the fair value of Mead's assets in excess of the purchase price. The identifiable intangible assets primarily include the Mead tradename, product trademarks and tradenames and customer relationships. These assets will be amortized over the estimated remaining useful life of the respective assets using the straight-line method. Estimated remaining useful lives are expected to be 10 to 20 years.

(f) Represents the additional borrowings associated with the $1.20 per share payment to existing Mead stockholders and $35 million of estimated transaction costs to be incurred by Mead and $35 million to be incurred by Westvaco, in connection with the business combination, including investment banking, legal, other professional and merger-related fees.

(g) Represents the adjustment of Mead's long-term debt to fair value, based on quoted market prices.


(h) Represents the adjustment of Mead's postretirement liability to fair value. Mead's recorded postretirement liability exceeds its fair value due to unrecognized net gains arising from retiree medical benefit plan amendments, actual experience different from actuarial assumptions and fluctuations in the discount rates used to determine the benefit obligation.


(i) Represents the adjustment of non-current deferred income taxes associated with the allocation of purchase price. The adjustment is recorded at an income tax rate of 38.5%.

(j) Represents the elimination of Mead's stockholders' equity and the issuance of shares of MeadWestvaco common stock in exchange for Mead's common stock, the issuance of MeadWestvaco stock options in exchange for Mead stock options, as previously described.

                           MEADWESTVACO CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      THREE QUARTERS ENDED JULY 31, 2001
                     (in millions, except per share data)

                                                                                                Unaudited
                                                                                   Pro Forma    Pro Forma
                                                             Westvaco    Mead    Adjustments(j) Combined
                                                             --------  --------  -------------- ---------
Net sales................................................... $2,795.0  $3,241.6                 $6,036.6
Costs and expenses:
 Cost of products sold......................................  2,278.8   2,783.4      $ 48.8 (a) $5,098.8
                                                                                      (11.5)(b)
                                                                                       (0.7)(c)
 Selling and administrative expenses........................    267.9     368.2         7.0 (d)    643.1
 Restructuring charges......................................      2.9       4.9                      7.8
                                                             --------  --------      ------     --------
   Earnings from operations.................................    245.4      85.1       (43.6)       286.9
Other revenues--net.........................................     28.4      12.0                     40.4
Interest and debt expense...................................   (156.6)    (86.3)       (5.3)(e)   (248.2)
                                                             --------  --------      ------     --------
   Earnings from continuing operations before income
     taxes..................................................    117.2      10.8       (48.9)        79.1
Income taxes................................................     37.4       2.3       (18.8)(f)     20.9
                                                             --------  --------      ------     --------
   Earnings from continuing operations before equity in net
     earnings of investees..................................     79.8       8.5       (30.1)        58.2
Equity in net earnings of investees.........................                5.1                      5.1
                                                             --------  --------      ------     --------
   Earnings from continuing operations(h)................... $   79.8  $   13.6      $(30.1)    $   63.3
                                                             ========  ========      ======     ========

Earnings per share from continuing operations--basic(i)..... $   0.79  $   0.13                 $   0.32
Earnings per share from continuing operations--assuming
  dilution(i)............................................... $   0.79  $   0.13                 $   0.32

Weighted average number of common shares outstanding........    101.2      99.1        (3.0)(g)    197.3
Weighted average number of common shares outstanding--
  assuming dilution.........................................    101.3      99.6        (3.0)(g)    197.9


See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of
                                  Operations.

                           MEADWESTVACO CORPORATION
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2000
                     (in millions, except per share data)

                                                                                            Unaudited
                                                                               Pro Forma    Pro Forma
                                                         Westvaco    Mead    Adjustments(j) Combined
                                                         --------  --------  -------------- ---------
Net sales............................................... $3,663.0  $4,368.1                 $8,031.1
Costs and expenses:.....................................
 Cost of products sold..................................  2,826.4   3,520.1      $ 65.0 (a)  6,395.2
                                                                                  (15.3)(b)
                                                                                   (1.0)(c)
 Selling and administrative expenses....................    281.7     493.1         9.3 (d)    784.1
 Restructuring charges..................................     16.1       9.5                     25.6
                                                         --------  --------      ------     --------
   Earnings from operations.............................    538.8     345.4       (58.0)       826.2
Other revenues--net.....................................     56.9      10.9                     67.8
Interest and debt expense...............................   (192.1)   (121.0)       (7.0)(e)   (320.1)
                                                         --------  --------      ------     --------
   Earnings from continuing operations before
     income taxes.......................................    403.6     235.3       (65.0)       573.9
Income taxes............................................    148.9      82.5       (25.0)(f)    206.4
                                                         --------  --------      ------     --------
   Earnings from continuing operations before equity in
     net earnings of investees..........................    254.7     152.8       (40.0)       367.5
Equity in net earnings of investees.....................               10.8                     10.8
                                                         --------  --------      ------     --------
   Earnings from continuing operations(h)............... $  254.7  $  163.6      $(40.0)    $  378.3
                                                         ========  ========      ======     ========
Earnings per share from continuing operations--basic(i). $   2.53  $   1.61                 $   1.90
Earnings per share from continuing operations--assuming
  dilution(i)........................................... $   2.53  $   1.60                 $   1.89
Weighted average number of common shares outstanding....    100.6     101.5        (3.0)(g)    199.1
Weighted average number of common shares outstanding--
  assuming dilution.....................................    100.9     102.3        (3.0)(g)    200.2


See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of
                                  Operations.

                           MEADWESTVACO CORPORATION
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      CONDENSED STATEMENTS OF OPERATIONS

Pro Forma Adjustments To Statements Of Operations

(a) Represents an increase in the depreciation of Mead's property and equipment and additional depletion of timberlands based on the adjustment of such assets to fair value as discussed in the Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

(b) Represents the elimination of Mead's historical goodwill amortization expense.

(c) Represents an increase in pension income based on the adjustment of Mead's pension asset to fair value.

(d) Represents the effect of adjustments increasing amortization of identifiable intangibles and other assets based on the adjustment of such assets to fair value as discussed in the Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

(e) Represents an increase to interest expense as a result of the additional short-term borrowings and the adjustment of Mead's long-term debt to its fair value as previously described. The difference between the fair value and the face amount of each borrowing is amortized as additional interest expense over the remaining term of the borrowing.

(f) Represents the aggregate pro forma statutory income tax effect (38.5%) of Notes (a) through (e) above.

(g) Represents the adjustment for the conversion of Westvaco's historical weighted average shares outstanding into MeadWestvaco shares at the exchange ratio of 0.97 to 1. Also, includes the adjustment to reflect conversion of all of the outstanding stock options of Westvaco into MeadWestvaco stock options, based on an exchange ratio of 0.97 to 1 and the conversion of all of the outstanding stock options of Mead, based on the Mead exchange ratio for stock options (approximately 1.04 to 1). The Mead exchange ratio for stock options will be the sum of one plus the quotient of $1.20 divided by the average of the high and low trading prices of MeadWestvaco stock on the first day of trading.

(h)  Westvaco's historical amounts for the year ended October 31, 2000 include
     (1) a pretax charge of $27.2 million resulting primarily from a write-down of assets due to an expected decline in sales of folding cartons to domestic tobacco markets; (2) a pretax gain of $3.6 million from the sale of an interest in a joint venture in China; (3) a pretax gain of $11.2 million from the sale of the liquid packaging plant; and (4) a pretax gain of $26.8 million from the sale of plant, equipment and timberlands. Mead's historical amounts for the year ended December 31, 2000 include a pretax charge of $9.5 million associated with the shutdown and disposal of one Consumer and Office Products location and the shutdown of one Packaging and Paperboard location. The charge included $1.3 million for transferring equipment to other locations, $6.8 million for employee severance costs, and an additional $1.4 million in depreciation expense.

   Westvaco's historical amounts for the three quarters ended July 31, 2001 include (1) a pretax gain of $18.5 million on the sale of plant, equipment and timberlands; (2) a pretax charge of $1.6 million relating primarily to a salaried workforce reduction at Westvaco's Envelope Division headquarters in Springfield, Massachusetts; (3) pretax restructuring charges of $2.3 million, consisting of a $2.0 million charge due to the curtailment of production on two of the three product lines at Westvaco's Envelope Division flexible-packaging operation, which primarily represents a write-down of machinery to net realizable value, and a charge of $0.3 million for inventory write-downs; and (4) a pretax credit of $0.7 million for the reversal of 1999 restructuring charges. Mead's historical amounts for the three quarters ended September 30, 2001 include a pretax gain of $5.6 million on the sale of a business unit in the Consumer and Office Products segment and a pretax charge of $4.9 million relating to employee severance costs associated with the closure of a converting facility in Atlanta, Georgia.

(i) The pro forma earnings per share from continuing operations has been adjusted to reflect:

    i) the issuance of MeadWestvaco common stock in the business combination based on Westvaco's historical weighted average shares outstanding for the periods presented at the exchange ratio of 0.97 to 1;

    ii)the issuance of MeadWestvaco common stock in the business combination based on Mead's historical weighted average shares outstanding for the periods presented at the exchange ratio of 1 to 1;

   iii)MeadWestvaco will issue fully-vested stock options to purchase shares of MeadWestvaco common stock in exchange for all of the outstanding stock options of Westvaco, based on an exchange ratio of 0.97 to 1; and

    iv)MeadWestvaco will issue fully-vested stock options to purchase shares of MeadWestvaco common stock in exchange for all of the outstanding stock options of Mead, based on the Mead exchange ratio for stock options (approximately 1.04 to 1). The Mead exchange ratio for stock options will be the sum of one plus the quotient of $1.20 divided by the average of the high and low trading prices of MeadWestvaco stock on the first day of trading.

(j) These Unaudited Pro Forma Combined Condensed Statements of Operations exclude Mead's estimated transaction costs of $35 million ($21.5 million after tax) to be incurred in connection with the business combination.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGERS

   The executive officers of Mead and Westvaco and the members of the Mead and Westvaco boards of directors have interests in the mergers that are different from, or in addition to, the interests of stockholders generally. Several executive officers of Mead and Westvaco, including officers who are also directors, have employment or severance agreements and are or may become entitled to specific benefits under employee benefit plans as a result of the business combination as well as under the terms of the merger agreement. Consummation of the mergers, in the case of Westvaco, and Mead stockholder approval of the Mead merger proposal, in the case of Mead, will constitute a change in control for purposes of all compensation and benefit plans of Mead and Westvaco, except for any tax-qualified defined benefit pension plans of Mead. The Mead and Westvaco boards of directors were aware of and discussed and considered these potentially conflicting interests when they approved the merger agreement and related transactions. The interests of the directors and executive officers of Mead and Westvaco in the mergers are summarized below.

Directors and Executive Officers of Mead

  Seats on the MeadWestvaco Board of Directors


   Initially, nine of the 18 members of the MeadWestvaco board of directors will be designated by Mead. The initial designees will come from the current members of the Mead board of directors. In addition, upon completion of the mergers, Mr. Tatar, Mead's Chairman, President and Chief Executive Officer, will become Chairman of the Board of MeadWestvaco.


  Interests in Common Stock and Stock-Based Rights


   As of the record date for the Mead special meeting, the executive officers and directors of Mead owned an aggregate of 317,429 shares of Mead common stock (including restricted shares), entitling them to exercise less than 1% of the voting power of Mead common stock entitled to vote at the Mead special meeting. As of the record date for the Mead special meeting, the executive officers and directors of Mead beneficially owned less than 1% of Mead's common stock. The restrictions on any restricted shares will lapse immediately prior to stockholder approval of the Mead merger proposal.


   Immediately before stockholder approval of the Mead merger proposal by Mead's stockholders, all unvested (i) options to purchase Mead common stock which were outstanding both on the date of the merger agreement and immediately prior to stockholder approval of the Mead merger proposal and (ii) options to purchase Mead common stock outstanding immediately prior to stockholder approval of the Mead merger proposal which were issued after the date of the merger agreement upon exercise of a reload stock option outstanding on the date of the merger agreement will, in each case, become fully vested and exercisable.

   Upon completion of the mergers, each Mead stock option will be assumed by MeadWestvaco and converted into an option to purchase MeadWestvaco common stock. Each MeadWestvaco stock option generally will be subject to the same terms and conditions as were applicable to the related Mead stock option.

   The number of shares of MeadWestvaco common stock subject to the MeadWestvaco stock option will be the greatest number of whole shares that does not exceed the number of shares of Mead common stock subject to the Mead stock option multiplied by the sum of one plus the quotient of $1.20 divided by the "MeadWestvaco closing share value." The "MeadWestvaco closing share value" is the average of the high and low trading prices of a share of MeadWestvaco common stock on the date the mergers are completed, or, if MeadWestvaco common stock is not trading on that date, on its first trading date thereafter.

   The exercise price per share under the MeadWestvaco stock option will be the exercise price per share under the related Mead stock option divided by the sum of one plus the quotient of $1.20 divided by the "MeadWestvaco closing share value."

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

   Set forth below is a chart illustrating the effects of the mergers on outstanding Mead stock options:

  Effects of Mergers on Outstanding Option for One Hundred Shares of Mead Common Stock

             Option                     Before Completion            Upon Completion
         Characteristics                   of Mergers                  of Mergers
---------------------------------- --------------------------- ----------------------------
Type of Shares Subject to Option.. Shares of Mead common stock Shares of MeadWestvaco stock
Number of Shares Subject to Option 100                         104 (estimated)/1/
Vesting and Exercisability........ Unvested and unexercisable  Vested and exercisable/2/
Exercise Price Per Share.......... $20/3/                      $19.23 (estimated)/4/

--------
/1/ Each Mead share subject to the option will become one MeadWestvaco share plus a fractional MeadWestvaco share. The size of the fractional share will be determined by dividing $1.20 by the average value of a MeadWestvaco share when the mergers are completed, which we assumed for illustrative purposes to be $30.00. Accordingly, each Mead share subject to an option is converted into one MeadWestvaco share plus the quotient of $1.20 divided by $30.00 or
   1.04 MeadWestvaco shares.

/2/ Acceleration and vesting of options will occur upon stockholder approval of the Mead merger.

/3/ Estimated exercise price used solely for purposes of this chart. Actual exercise prices vary.

/4/ As an illustration of the adjustment of the exercise price in the above chart, an assumed exercise price per Mead share subject to the option of $20 is divided by 1.04, which is one plus the same fraction used to calculate the number of MeadWestvaco shares that will become subject to the option. Accordingly, the exercise price per MeadWestvaco share is $19.23 per share.

   Mead has granted limited rights to its executive officers with respect to certain Mead stock option grants and any exercise of the limited right will cancel the related Mead stock option. In accordance with, and subject to the terms and conditions set forth in, the merger agreement, each limited right (except a limited right which has been outstanding less than six months) becomes fully vested and exercisable upon the approval of the Mead merger proposal by Mead's stockholders at the special meeting. Each limited right outstanding immediately before the completion of the mergers will be assumed by MeadWestvaco as of the closing of the mergers and converted into a limited right with respect to MeadWestvaco common stock, adjusted in a manner equivalent to the adjustment of the shares subject to, and the exercise price per share under, the Mead stock options.

   Pursuant to the provisions of the merger agreement, MeadWestvaco will assume the respective stock plans of Mead and Westvaco. It is anticipated that MeadWestvaco will grant options to purchase MeadWestvaco stock under the assumed stock option plans in accordance with their terms after the completion of the merger.

   The aggregate number of shares subject to unvested options which would become vested and exercisable immediately before to approval of the Mead merger proposal by Mead's stockholders, if such approval were given on December 1, 2001, and the aggregate number of related limited rights, if any, which would become vested and exercisable upon such approval, based on certain assumptions and currently available information, would be approximately: 118,152 shares and 118,152 limited rights for Mr. Tatar; 36,378 shares and 36,378 limited rights for Raymond W. Lane; 25,700 shares and 25,700 limited rights for Timothy R. McLevish; 20,200 shares and 20,200 limited rights for Sue K. McDonnell; 97,256 shares and 97,256 limited rights for all other executive officers as a group; 7,090 shares for all non-employee directors of Mead as a group; and 11,760 shares and 11,760 limited rights for Elias M. Karter, one of Mead's five most highly compensated executive officers during its 2000 fiscal year, who retired on December 31, 2000. Assuming a Mead stock price of $30.00 per share, as of December 1, 2001, the value of such options and limited rights, as applicable, is $315,989 for Mr. Tatar; $93,686 for Mr. Lane; $73,631 for Mr. McLevish; $57,873 for Ms. McDonnell; and $256,281 for all other executive officers of Mead as a group; the value of such options and limited rights for all non-employee directors of Mead as a group and for Mr. Karter is zero.

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

  Supplemental Executive Retirement Plan

   Messrs. Tatar, Lane and McLevish and Ms. McDonnell, who are the "Mead named executives," and certain other officers participate in Mead's supplemental executive retirement plan. Under the plan, each participant's accrued benefit will vest upon the approval of the Mead merger proposal by Mead's stockholders. After such approval, the "termination benefit" under the plan (which is payable in a lump sum upon a qualifying termination within 24 months after a change in control) will be calculated as of the date of the participant's termination of employment based upon plan provisions in effect immediately prior to approval of the Mead merger proposal by Mead's stockholders, and, if the terminated participant is under the age of 55 years, there will be no offset for any deemed accrual under other Mead plans for service to age 55.

   If stockholder approval of the Mead merger proposal had occurred and the employment of each of the Mead named executives were terminated in a qualifying termination on December 31, 2001, the amount by which the termination benefit payable to each Mead named executive will exceed the value of the benefit which would otherwise be payable in connection with a termination on that date, based on certain assumptions and currently available information, would be approximately: $435,590 for Mr. Lane; $438,068 for Mr. McLevish; and $1,009,576 for Ms. McDonnell. The benefit which would be payable to Mr. Tatar under those circumstances would be equal to the benefit which would otherwise be payable to him if he terminated employment on that date. Mr. Karter, who retired on December 31, 2000, has been receiving periodic payments of his benefit under the plan; the present value of his remaining payments will be paid to him in a single lump sum following stockholder approval of the Mead merger proposal.

  2001 Annual Incentive Plan, Long Term Incentive Plan covering 2000-2001 and Long Term Incentive Plan covering 2001-2002

   The Mead executive officers and other participants in the 2001 Annual Incentive Plan, Long Term Incentive Plan covering 2000-2001 and Long Term Incentive Plan covering 2001-2002 will become entitled to a pro-rata payment of their awards based on the level of actual achievement through the date the mergers are completed of the performance goals of the respective plans.

  Change in Control Severance Agreements

   Since November 1986, Mead has intermittently entered into change in control agreements with certain of its then current officers, including all eight of its executive officers. Approval of the Mead merger proposal by Mead's stockholders will constitute a change in control under these agreements. As discussed below, Mr. Tatar's new employment agreement will supersede his change in control agreement. From and after the completion of the mergers, MeadWestvaco will assume and honor the remaining change in control agreements.

   Under the change in control agreements, Mead (or MeadWestvaco, as the case may be) will be obligated to provide for the payment of severance benefits to each such executive officer in the event of certain qualifying terminations of employment within the two-year period immediately following a change in control. Examples of such qualifying terminations include a termination by Mead (or MeadWestvaco, as the case may be) without cause (as defined in the relevant agreement) and a termination by the officer with good reason (as defined in the relevant agreement). Under such agreements, good reason generally includes certain changes in duties or responsibilities or salary or benefits.

   If the executive officer's employment is terminated within the two-year period following approval of the Mead merger proposal by Mead's stockholders in a qualifying termination, then Mead (or MeadWestvaco, as the case may be) will be obligated to pay the executive a cash sum equal to the aggregate of:

    .  any unpaid base salary through the date of termination;

    . severance pay equal to two and one-half times the sum of the executive officer's base salary and an incentive award component with respect to Mead's annual and long-term incentive plans based upon a formula using the higher of actual incentive awards paid or target incentives;

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

    . an incremental supplemental pension benefit, calculated using as "compensation" the annual amount used in calculation of the severance pay described above (excluding long-term incentive awards) and crediting an additional three years of age and service; and

    . in consideration for the cancellation of all options held by the officer on the date of the officer's termination of employment at the officer's election, a cash payment in the amount of the aggregate spread of the officer's options, calculated using the higher of the closing price per share on the date of the officer's termination of employment or the Mead merger consideration.

   In addition, for two years after the qualifying termination of the executive officer's employment by Mead (or MeadWestvaco, as the case may be), the executive officer will continue to be entitled to life insurance, medical and dental benefits under Mead plans, or benefits that are substantially similar to the life insurance, medical and dental benefits the executive officer received under such plans immediately prior to termination of employment. If the executive officer's employment is terminated for cause or otherwise not in a qualifying termination, then MeadWestvaco has no further obligation to the executive officer under the change in control agreement other than to pay his base salary through the date of termination and other compensation due. Finally, to the extent any payments or benefits received by the executive officer are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive officer will receive a payment to restore him or her to the after-tax position that he or she would have been in, had the excise tax not been imposed.

   If stockholder approval of the Mead merger proposal had occurred and the employment of each of the Mead named executives (other than Mr. Tatar) were terminated in a qualifying termination on December 31, 2001, the estimated total of the cash severance and incremental pension benefit payable to each executive, based on certain assumptions and currently available information, would be approximately: $5,667,976 for Mr. Lane; $2,325,359 for Mr. McLevish; and $3,852,048 for Ms. McDonnell. Assuming that the mergers were completed on December 31, 2001, the effects of any qualifying termination of Mr. Tatar's employment would thereafter be determined under his new employment agreement, discussed below. In addition, Mr. Karter, one of Mead's five most highly compensated executive officers during its fiscal year 2000, was formerly a party to a change in control agreement and would have been entitled to benefits under his change in control agreement. But since Mr. Karter's retirement on December 31, 2000, he is no longer a party to a change in control agreement and is not entitled to benefits under a change in control agreement.

  Employment Agreement

   In the merger agreement, MeadWestvaco and Mead have agreed to enter into an employment agreement with Mr. Tatar, under which Mr. Tatar will be employed as Chairman of the Board of MeadWestvaco and as an executive officer of MeadWestvaco. The agreement provides that Mr. Tatar will serve in that capacity until he and the MeadWestvaco board of directors agree that the transition and integration of Mead and Westvaco have been successfully completed or until December 31, 2004, whichever occurs first. The determination as to whether the transition and integration of Mead and Westvaco have been successfully completed will be made mutually by Mr. Tatar and the MeadWestvaco board of directors based upon the factors they deem relevant at the time. Mead and Westvaco expect that the transition and integration process will be completed before December 31, 2004. As described below, Mr. Luke's new employment agreement will provide that he will immediately assume the position of Chairman of the Board when Mr. Tatar ceases to serve as Chairman of the Board. In addition, upon completion of the mergers, when Mr. Tatar's employment agreement becomes effective, his change in control agreement with Mead will terminate. While Mr. Tatar is serving as Chairman of the Board of MeadWestvaco, the respective duties, responsibilities and reporting relationships of Messrs. Tatar and Luke will be as set out in their respective employment agreements. Mr. Tatar and Mr. Luke will work together generally on all matters of significance to MeadWestvaco and will have shared responsibility with respect to transition matters, the integration of the two companies into a combined operation, investor relations, restructuring initiatives and such other matters as they agree upon. While Mr. Tatar is providing services under the employment agreement, appropriate office space, facilities and services for Mr. Tatar will be maintained in Dayton, Ohio and Stamford, Connecticut. The employment agreement also imposes noncompetition and nonsolicitation obligations that extend for two years after his employment period, and a continuing confidentiality obligation.

   In exchange for his services, Mr. Tatar will receive, among other things, an annual base salary no less than his current salary, which is $854,904. Mr. Tatar's annual base salary will be reviewed at least annually. Mr. Tatar will also be entitled to participate in an annual incentive plan, long-term incentive plans, stock option and other stock-based plans, supplemental retirement, deferred compensation and other benefit plans and arrangements (including welfare benefit plans) on a basis at least as favorable as his participation in Mead's corresponding plans prior to the effective time of the mergers and substantially at the same level as the participation of Mr. Luke. Mr. Tatar will also be entitled to a pro-rata annual bonus upon his retirement and a supplemental pension benefit upon any termination of his employment equal to an amount that is no less than the benefits he would receive, calculated as of his termination, under the provisions of Mead's corresponding benefit plans prior to the effective time of the mergers.

   In the event Mr. Tatar's employment is terminated in a qualifying termination, MeadWestvaco will be obligated to pay Mr. Tatar a cash sum equal to the aggregate of:

    .  any unpaid base salary through the date of termination;

    . severance pay equal to three and one-half times the sum of Mr. Tatar's highest annual base salary in effect during his employment period and an incentive award component with respect to annual and long-term incentive plans, calculated using a formula based upon the higher of actual incentive awards paid or target incentives, but not to be less than the amount which would be payable if a qualifying termination occurred in 2001; and

    . a pension enhancement resulting from calculating the pension benefit using an additional three years of age and service credit and treating the "compensation" for each of those years as being equal to one-third of the lump sum severance payment described in the immediately preceding bullet.

   In addition, following a qualifying termination of Mr. Tatar's employment, Mr. Tatar and his spouse will continue to be entitled to medical and dental benefits until each of them is eligible for Medicare. Mr. Tatar's children who would have been eligible for coverage under Mead's medical and dental plans will continue to be entitled to such benefits for the remainder of the eligibility period under the applicable plans. Mr. Tatar will also be entitled to receive financial and tax planning services until he attains age 65 at a cost not to exceed $20,000 per year. In addition, any MeadWestvaco stock options held by Mr. Tatar immediately prior to a qualifying termination will vest upon the date of termination. If Mr. Tatar's employment is terminated by MeadWestvaco for cause or otherwise not in a qualifying termination, then MeadWestvaco has no further obligation to Mr. Tatar under the employment agreement other than to pay his base salary through the date of termination and other normal post-termination compensation and benefits. Finally, to the extent any payments or benefits received by Mr. Tatar are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Tatar will receive a payment to restore him to the after-tax position that he would have been in, had the excise tax not been imposed.

   For purposes of Mr. Tatar's new employment agreement, a qualifying termination includes: Mr. Tatar's retirement with the consent of the MeadWestvaco board of directors, including upon agreement with MeadWestvaco's board that the transition and integration of MeadWestvaco have been successfully completed; a termination for disability or by death; a termination by MeadWestvaco without cause; a termination by Mr. Tatar following a material breach of the employment agreement by MeadWestvaco that has not been cured; and any termination of employment during the 2004 calendar year (other than for cause).

   If the mergers were completed on December 31, 2001 and Mr. Tatar's employment was immediately terminated in a qualifying termination, the total of the estimated cash severance and pension enhancement that would be payable under his new employment agreement, based on certain assumptions and currently available information, would be $13,258,125.

  Indemnification and Insurance

   The merger agreement requires MeadWestvaco to indemnify each current and former director and officer of Mead or its subsidiaries and affiliates, to the extent provided for in Mead's articles of incorporation and regulations, for claims arising out of any matter occurring before completion of the mergers. In addition, for six years after completion of the mergers, MeadWestvaco must maintain directors' and officers' liability insurance policies covering the period up to the completion of the mergers, with coverage at least equivalent to the policies currently maintained by Mead. However, if the annual cost of such coverage exceeds 150% of the annual premiums currently paid by Mead, MeadWestvaco will provide only such coverage as then available at an annual premium equal to 150% of the annual premiums currently paid by Mead and Westvaco. See "The Merger Agreement--Additional Agreements--Indemnification and Insurance" on page 84.

   As a result of the agreements and arrangements discussed in this section, these directors and executive officers could be more likely to support and/or vote to approve the merger agreement than if they did not hold these interests. Mead stockholders should consider whether these interests may have influenced these directors and executive officers to support or recommend the Mead merger.

Directors and Executive Officers of Westvaco

  Seats on the MeadWestvaco Board of Directors


   Initially, nine of the 18 members of the MeadWestvaco board of directors will be designated by Westvaco. The initial designees will be the current members of the Westvaco board of directors. In addition, upon completion of the mergers, Mr. Luke, Westvaco's Chairman, President and Chief Executive Officer, will become Chief Executive Officer and President of MeadWestvaco.


  Interests in Common Stock and Stock-Based Rights


   As of the record date for the Westvaco special meeting, the executive officers and directors of Westvaco owned an aggregate of 161,070 shares of Westvaco common stock entitling them to exercise less than 1% of the voting power of Westvaco stock entitled to vote at the Westvaco special meeting. As of the record date for the Westvaco special meeting, the executive officers and directors of Westvaco beneficially owned 3% of Westvaco's common stock.


   Upon completion of the mergers, all unvested options to purchase Westvaco common stock that are outstanding immediately before completion of the mergers will become fully vested and exercisable. Upon completion of the mergers, each Westvaco stock option will be assumed by MeadWestvaco and converted into an option to purchase MeadWestvaco common stock. Each MeadWestvaco stock option will generally be subject to the same terms and conditions as were applicable to the related Westvaco stock option. However, the number of shares of MeadWestvaco common stock subject to the MeadWestvaco stock option will be the greatest number of whole shares that does not exceed the number of shares of Westvaco common stock subject to the Westvaco stock option multiplied by the exchange ratio. In addition, the exercise price per share under the MeadWestvaco stock option will be the exercise price per share under the related Westvaco stock option divided by the Westvaco exchange ratio.

   Pursuant to the provisions of the merger agreement, MeadWestvaco will assume the respective stock plans of Mead and Westvaco. It is anticipated that MeadWestvaco will grant options to purchase MeadWestvaco stock under the assumed stock option plans in accordance with their terms after the completion of the mergers.

   All options currently held by Westvaco executive officers are scheduled to vest according to their terms before December 31, 2001, assuming that the executive officers remain employed through the vesting date. Pursuant to the merger agreement, no Westvaco options granted after the signing of the merger agreement and prior to completion of the mergers will vest as a result of the completion of the mergers. Therefore, based upon currently available information, assuming the mergers are completed on December 31, 2001, no options held by the Westvaco executive officers will vest as a result of the mergers.

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

  Significant Change Severance Pay Plan

   Westvaco has previously adopted a Significant Change Severance Pay Plan. This plan provides severance benefits to certain employees, including its executive officers who have not entered into a change in control agreement with Westvaco, in the event their employment is terminated by Westvaco (or a successor entity) without cause or by the employee for good reason within the two years following a change in control. The severance benefits are calculated based on the "grade" of the participant's job and the participant's years of service. In addition, to the extent any payments or benefits received by an employee covered by the Significant Change Severance Pay Plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and exceed 110% of the maximum that can be received without the tax being imposed, Westvaco will make a payment to the employee to restore him or her to the after-tax position that he or she would have been in, had the excise tax not been imposed. Completion of the mergers will be a change in control under this plan.

   If the mergers were completed December 31, 2001 and the employment of each executive officer covered by the Significant Change Severance Pay Plan was terminated without cause immediately thereafter, the estimated cash severance that would be payable under the Significant Change Severance Pay Plan, based on certain assumptions and currently available information, would approximately be $7,150,000 for all executive officers as a group.

  Change in Control Severance Agreements

   Westvaco has previously entered into change in control agreements with 15 of its executive officers, including its named executive officers. Westvaco entered into the change in control agreements with its key employees either in January 1999 or, if later, at the time of commencement of employment. Completion of the mergers will constitute a change in control under these agreements. As discussed below, Mr. Luke's new employment agreement will supersede his change in control agreement. Mr. Johnstone's change in control agreement has terminated as a result of his retirement, and Mr. McIntyre is expected to have retired before the mergers are completed. From and after completion of the mergers, MeadWestvaco will assume and honor the 12 remaining change in control agreements.

   Under the change in control agreements, Westvaco (or MeadWestvaco, as the case may be) will be obligated to continue to employ each such executive officer for three years following completion of the mergers, with positions, authorities, duties and responsibilities commensurate with those held by the executive officer before the mergers. During this three-year period, each executive officer will receive an annual base salary at least equal to his or her base salary in effect before completion of the mergers, and an annual bonus at least equal to his or her average annual bonus for the last three full fiscal years before the completion of the merger (the "recent bonus"). Each executive officer is also entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives at a level that is no less favorable than the level at which the executive participated in similar plans of Westvaco before completion of the mergers.

   Under the change in control agreements Westvaco (or MeadWestvaco, as the case may be) will be obligated to provide for the payment of severance benefits to each such executive officer in the event the employment of such executive officer is terminated by Westvaco (or MeadWestvaco, as the case may be) without cause (as defined in the relevant agreement) or by the executive officer for good reason (as defined in the relevant agreement). Under such agreements, good reason generally includes certain detrimental changes in duties or responsibilities or salary or benefits. If Mr. Luke remains the Chief Executive Officer of MeadWestvaco, however, the change in control agreements provide that an executive officer who is a party to a change in control agreement, except for those in key staff positions, may be assigned various positions and duties, so long as the positions and/or duties are comparable to those held by the executive officer before completion of the mergers.

   If the executive officer's employment is terminated during the term of the change in control agreement by Westvaco (or MeadWestvaco, as the case may be) other than for cause or if the executive officer terminates

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

employment for good reason, then Westvaco (or MeadWestvaco, as the case may be) will be obligated to pay to the executive officer a cash lump sum equal to the aggregate of:

    .  any unpaid base salary through the date of termination;

    . a pro rata annual bonus for the year in which termination occurs, based on the higher of the recent bonus and the executive officer's actual bonus, if any, for the most recent fiscal year ending after completion of the mergers (the "highest annual bonus");

    .  any accrued unused vacation;

    . severance pay equal to three times the sum of the executive officer's base salary, the highest annual bonus, and the aggregate amount of contributions made by MeadWestvaco (or Westvaco, as the case may be) on the executive officer's behalf to any of its qualified defined contribution plans or of its affiliates qualified defined contribution plans (and any related nonqualified plans) during the immediately preceding fiscal year; and

    . the present value of the benefits the executive officer would have accrued under the qualified and nonqualified defined benefit plans in which the executive officer participates, if such executive officer had remained employed for another three years.

   In addition, for three years after termination of the executive officer's employment by Westvaco (or MeadWestvaco, as the case may be) without cause or by the executive officer for good reason, the executive officer will continue to be entitled to health and welfare benefits at least equal to those the executive officer would have received had his or her employment not been terminated or, if greater, at least equal to those provided by MeadWestvaco to peer executives. If the executive officer's employment is terminated for cause or by the executive officer without good reason, then Westvaco (or MeadWestvaco, as the case may be) has no further obligation to the executive officer other than to pay his or her base salary through the date of termination, the amount of any compensation previously deferred, and other benefits that may be unpaid, and, in the case of a termination by the executive officer without good reason, a pro-rata bonus for the year of termination. Finally, to the extent any payments or benefits received by the executive officer are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and exceed 110% of the maximum that can be received without the tax being imposed, the executive officer will receive a payment to restore him or her to the after-tax position that he or she would have been in, had the excise tax not been imposed.

   If the mergers were completed December 31, 2001 and the employment of each of these executive officers was terminated without cause immediately thereafter, the estimated cash severance that would be payable under the change in control agreements, based on certain assumptions and currently available information, would be: $1,775,000 for Mr. Willkie; $1,952,000 for Ms. Osar; and 13,595,000 for all other executive officers as a group. In addition, Mr. Johnstone and Mr. McIntyre, two of Westvaco's five most highly compensated executive officers during its 2000 fiscal year, were formerly parties to change in control agreements and would have been entitled to benefits under their change in control agreements. But since Mr. Johnstone's retirement on March 1, 2001, he is no longer a party to a change in control agreement and is not entitled to benefits under a change in control agreement. In addition, since Mr. McIntyre has announced his retirement (effective December 1, 2001), he will not be entitled to benefits under a change in control agreement at the time of the mergers (assuming the mergers are completed after December 1, 2001). Mr. Luke would not be eligible to receive any severance pursuant to his change in control agreement in such a case, because it will be superseded by his new employment agreement with MeadWestvaco, as described below.

  Employment Agreement

   In the merger agreement, MeadWestvaco and Westvaco have agreed to enter into an employment agreement with Mr. Luke, under which Mr. Luke will be employed as President and Chief Executive Officer of MeadWestvaco. The term of the new agreement will begin upon completion of the mergers and end on its third anniversary. In addition, at the effective time of the mergers, Mr. Luke's change in control employment

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

agreement with Westvaco will terminate. While Mr. Tatar is serving as Chairman of the Board of MeadWestvaco, the respective duties, responsibilities and reporting relationships of Messrs. Tatar and Luke will be as set out in their respective employment agreements. The Chairman of the Board and the Chief Executive Officer will work together generally on all matters of significance and will have shared responsibility with respect to transition matters, the integration of the two companies into a combined operation, investor relations, restructuring initiatives and such other matters as they agree upon. The employment agreement also imposes a continuing confidentiality obligation on Mr. Luke. Mr. Luke's new employment agreement will provide that he will immediately assume the position of Chairman of the Board when Mr. Tatar ceases to serve as Chairman of the Board.

   In exchange for his services, Mr. Luke will receive, among other things, an annual base salary no less than his current salary, which is $875,000. Mr. Luke's annual base salary will be reviewed at least annually. Mr. Luke will also be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of MeadWestvaco, and such plans, practices, policies and programs will provide Mr. Luke with incentive, savings and retirement opportunities that are no less favorable than those provided to Mr. Luke by Westvaco before the mergers.

   In the event Mr. Luke's employment is terminated by MeadWestvaco without cause or by Mr. Luke for good reason, MeadWestvaco will be obligated to pay Mr. Luke a cash lump sum equal to the aggregate of:

    .  any unpaid base salary through the date of termination;

    . a pro rata annual bonus for the year in which termination occurs, based on the greater of his most recent annual bonus, which was $500,000, and the actual bonus for the most recently completely fiscal year during his employment period, if any (the "bonus amount");

    .  any accrued unused vacation;

    . severance pay equal to three times the sum of Mr. Luke's annual base salary, the bonus amount, and the aggregate amount of contributions made by MeadWestvaco (or Westvaco, as the case may be) on Mr. Luke's behalf to any of its qualified defined contribution plans or of its affiliates qualified defined contribution plans (and any related nonqualified plans) during the immediately preceding fiscal year; and

    . the present value of the benefits Mr. Luke would have accrued under the qualified and nonqualified defined benefit plans in which Mr. Luke participates, if he had remained employed for another three years.

   In addition, for three years after termination of Mr. Luke's employment by MeadWestvaco without cause or by Mr. Luke for good reason, Mr. Luke will continue to be entitled to health and welfare benefits no less than those he would have received had his employment not been terminated or, if greater, at least equal to those provided by MeadWestvaco to peer executives of Mr. Luke. If Mr. Luke's employment is terminated for cause or by Mr. Luke without good reason, then MeadWestvaco has no further obligation to Mr. Luke under the employment agreement other than to pay his base salary through the date of termination, the amount of any compensation previously deferred, and other benefits that may be unpaid, and, in the case of a termination by Mr. Luke without good reason, a pro-rata bonus for the year of termination. Finally, to the extent any payments or benefits received by Mr. Luke are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and exceed 110% of the maximum that can be received without the excise tax being imposed, Mr. Luke will receive a payment to restore him to the after-tax position that he would have been in, had the excise tax not been imposed.

   For purposes of Mr. Luke's new employment agreement, good reason includes, among other things, assignment of duties inconsistent with, or other action that results in a diminution of, his position as Chief Executive Officer and failure by the MeadWestvaco to pay his compensation.

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   If the mergers were completed on December 31, 2001 and Mr. Luke's employment was immediately terminated without cause, the estimated cash severance that would be payable under his new employment agreement, based on certain assumptions and currently available information, would be $5,380,625.

  Indemnification and Insurance

   The merger agreement requires MeadWestvaco to indemnify each current and former director and officer of Westvaco or its subsidiaries and affiliates, to the extent provided for in Westvaco's certificate of incorporation and bylaws, for claims arising out of any matter occurring prior to the effective time of the mergers. For six years after the effective time of the mergers, MeadWestvaco must maintain directors' and officers' liability insurance policies covering the period up to the effective time of the mergers, with coverage at least equivalent to the policies currently maintained by Westvaco. However, if the annual cost of such coverage exceeds 150% of the annual premiums currently paid by Westvaco, MeadWestvaco will provide only such coverage as then available at an annual premium equal to 150% of the annual premiums currently paid by Mead and Westvaco. See "The Merger Agreement--Additional Agreements--Indemnification and Insurance" on page 84.

   As a result of the agreements and arrangements discussed in this section, these directors and executive officers could be more likely to support and/or vote to approve the merger agreement than if they did not hold these interests. Westvaco stockholders should consider whether these interests may have influenced these directors and executive officers to support or recommend the Westvaco merger.

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                             THE MERGER AGREEMENT

   We believe this summary describes the material terms of the merger agreement. However, we recommend that you read carefully the complete agreement for the precise legal terms of the merger agreement and other information that may be important to you. The merger agreement is included in this joint proxy statement and prospectus as Annex A and is incorporated by reference into this joint proxy statement and prospectus.

The Mergers

   Structure of the Mergers. At the effective time of the mergers, Michael Merger Sub Corporation, a wholly-owned subsidiary of MeadWestvaco, will merge with and into Mead and William Merger Sub Corporation, another wholly-owned subsidiary of MeadWestvaco, will merge with and into Westvaco. As a result of the mergers, each of Mead and Westvaco will become a wholly-owned subsidiary of MeadWestvaco.

   Effective Time of the Mergers. The closing of the mergers will occur on the date specified by us and no later than two business days after satisfaction or waiver of all of the conditions set forth in the merger agreement, unless we both agree in writing to another date. Each of the mergers will become effective when the applicable certificate of merger is filed with the appropriate Secretary of State.

MeadWestvaco following the Mergers

   Name Change; Certificate of Incorporation and Bylaws. At the effective time of the mergers, MW Holding Corporation will cause its name to be changed to "MeadWestvaco Corporation" and its certificate of incorporation and bylaws to be amended to read as set forth in Annex B to this joint proxy statement and prospectus.


   Board of Directors. The MeadWestvaco board of directors will have an even number of directors, half of which will be persons designated by Mead and who were Mead directors immediately prior to the effective time of the mergers, and half of which will be persons designated by Westvaco and who were Westvaco directors immediately prior to the effective time of the mergers. However, in designating such directors each of us may designate only one person who is currently an officer of our respective companies. Jerome F. Tatar and John A. Luke, Jr. will serve on the board of directors as those designees. We will agree upon which directors will be members of each class, and intend that, to the extent possible, each class will have an equal number of directors designated by each of us. For more information on the individuals that will be designated by Mead and Westvaco to serve on the MeadWestvaco board of directors see "Directors and Management Following the Business Combination--Directors" on page 92.


   Committees. The committees of the MeadWestvaco board of directors and their members and chairpersons will be mutually agreed-upon by Mead and Westvaco. We intend that the members and chairpersons of these committees will consist of an approximately equal number of directors designated by each of us.


   Management. Jerome F. Tatar will be designated as Chairman of the Board of Directors of MeadWestvaco and John A. Luke, Jr. will be appointed as Chief Executive Officer and President of MeadWestvaco. The roles of MeadWestvaco's Chairman of the Board and Chief Executive Officer will be as specified in the applicable employment agreements of such persons, as well as in the bylaws of MeadWestvaco. We have mutually agreed to designate certain other individuals as officers of MeadWestvaco at the effective time of the mergers. For more information on the management of MeadWestvaco see "Directors and Management Following the Business Combination--Management" on page 94.


   Headquarters. After the effective time of the mergers, MeadWestvaco's principal executive offices will be located at Westvaco's existing corporate headquarters in Stamford, Connecticut. The headquarters of MeadWestvaco's paper division and consumer and office products division will be located at Mead's existing corporate headquarters in Dayton, Ohio. Over time it is our intention that Mead's existing corporate headquarters will become the principal location for MeadWestvaco's staff functions.

   Integration. We have appointed an integration team in connection with the mergers which will be chaired by James A. Buzzard, an executive officer of Westvaco, and will report to Messrs. Tatar and Luke.

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   Rights Agreement. MeadWestvaco will adopt a rights agreement prior to the effective time of the mergers. Under the rights agreement, each share of MeadWestvaco stock issued in the mergers will have attached to it one right issued under such agreement.

Consideration to be Received in the Mergers

   Mead Merger. At the time the mergers become effective, each share of Mead common stock will be converted into the right to receive one share of MeadWestvaco common stock and the right to receive cash consideration of $1.20.

   Westvaco Merger. At the time the mergers become effective, each share of Westvaco common stock will be converted into the right to receive 0.97 shares of MeadWestvaco common stock.

Effect on Mead and Westvaco Common Stock; Exchange of Certificates

   Cancellation of Treasury Shares. Each share of Mead or MeadWestvaco common stock held in the treasury of, or owned by, Mead or MeadWestvaco immediately prior to the effective time of the mergers, and each share of Westvaco common stock held in the treasury of, or owned by, Westvaco immediately prior to the effective time of the mergers, will be automatically cancelled and retired.

   Stock Options. At the effective time of the mergers, each outstanding option to purchase Mead common stock and each outstanding limited right issued under the Mead stock plans, will be converted into an option or limited right, as the case may be, with respect to MeadWestvaco stock, under the terms and subject to the calculations set forth in the merger agreement. All unvested (i) options to purchase Mead common stock which were outstanding both on the date of the merger agreement and immediately prior to approval of the Mead merger proposal,
(ii) options to purchase Mead common stock outstanding immediately prior to approval of the Mead merger proposal which were issued after the date of the merger agreement upon exercise of a reload option outstanding on the date of the merger agreement, and (iii) limited rights outstanding on the date of approval of the Mead merger proposal will, in each case, become fully vested and exercisable immediately prior to approval of the Mead merger proposal by Mead's stockholders at the special meeting in accordance with their terms and subject to the terms and conditions set forth in the merger agreement.

   At the effective time of the mergers, each outstanding option to purchase Westvaco common stock, each outstanding stock appreciation right and each outstanding limited stock appreciation right issued under the Westvaco stock plans, will be converted into an option, a stock appreciation right or a limited stock appreciation right, as the case may be, with respect to MeadWestvaco stock, under the terms and subject to the calculations set forth in the merger agreement. All unvested options to purchase Westvaco common stock, stock appreciation rights and limited stock appreciation rights which were outstanding both on the date of the merger agreement and immediately prior to the effective time of the mergers will become fully vested and exercisable at the effective time of the mergers in accordance with their terms and subject to the terms and conditions set forth in the merger agreement.

   MeadWestvaco will file with the SEC a registration statement that covers the shares of MeadWestvaco common stock to be issued in connection with MeadWestvaco's assumption of Mead's and Westvaco's obligations under their respective stock plans.

   Exchange Agent. At the effective time of the mergers, we will mutually designate a bank, trust company or stockholder services provider to be the exchange agent. The exchange agent will exchange certificates representing shares of Mead or Westvaco common stock for certificates representing shares of MeadWestvaco common stock and, in the case of Mead stockholders, the additional cash consideration and, in the case of the Westvaco stockholders, cash instead of fractional shares. At the effective time of the mergers, MeadWestvaco will make available to the exchange agent certificates representing the shares of MeadWestvaco common stock to be issued in connection with the mergers and Mead will make available to the exchange agent the cash

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consideration to be received by Mead stockholders. Soon after completion of the mergers, the exchange agent will mail to each person who was a Mead or Westvaco stockholder at the effective time of the mergers a letter of transmittal and instructions on how to surrender their Mead or Westvaco stock certificates to the exchange agent in exchange for MeadWestvaco stock certificates and, in the case of Mead stockholders, the additional cash consideration.

   Dividends. Mead and Westvaco stockholders will not receive any dividends or other distributions from MeadWestvaco until they surrender their Mead or Westvaco stock certificates in exchange for MeadWestvaco stock certificates. Once they deliver their Mead or Westvaco stock certificates to the exchange agent, Mead and Westvaco stockholders will receive any accumulated MeadWestvaco dividends and distributions, without interest.

   Fractional Shares. Certificates representing fractional shares of MeadWestvaco common stock will not be issued in the mergers. Each holder of Westvaco common stock otherwise entitled to receive fractional shares of MeadWestvaco common stock will not receive fractional shares. Instead each such holder will receive a cash payment equal to the product of (i) the net proceeds obtained by selling the aggregate number of shares of MeadWestvaco common stock allocable to such fractional shares at prevailing prices on the NYSE pursuant to the terms set forth in the merger agreement and (ii) a fraction, the numerator of which is the amount of fractional share interest to which such holder of Westvaco common stock is entitled, and the denominator of which is the aggregate amount of fractional share interest to which all holders of Westvaco common stock are entitled.

   Dissenting Mead Stockholders. Holders of Mead common stock outstanding immediately prior to the effective time of the mergers who deliver a written demand for payment of the fair cash value of their shares in accordance with Ohio law are entitled to certain rights as dissenting stockholders under Ohio law. Such holders' shares of Mead common stock will not be converted into the right to receive the Mead merger consideration under the terms of the merger agreement. However, if such holders fail to perfect such rights or if they effectively withdraw or lose such rights, their shares will be deemed to have been converted into the right to receive the Mead merger consideration, as of the effective time of the mergers.

Representations and Warranties in the Merger Agreement

   We have each made a number of representations and warranties to the other regarding aspects of our respective businesses, financial condition, capitalization, corporate structure and other facts pertinent to the proposed mergers. All such representations and warranties expire at the effective time of the mergers. The topics covered by the material representations and warranties are the following:

    .  corporate organization, existence, good standing, power and authority;

    . authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

    . the absence of conflicts or defaults under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transactions;

    .  receipt of all required consents and approvals;

    .  capitalization;

    .  subsidiaries;

    . filings with the SEC and the accuracy and completeness of the information contained in such filings, including the financial statements;

    .  the absence of certain undisclosed material liabilities;

    . the accuracy of the information contained in this joint proxy statement and prospectus, and the compliance of this joint proxy statement and prospectus with the applicable U.S. securities laws;

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    .  the absence of certain changes or events since July 1, 2001, with respect to Mead, and since May 1, 2001, with respect to Westvaco;

    . compliance with applicable laws and the absence of certain outstanding orders;

    .  litigation;

    .  employee benefit matters;

    .  tax matters;

    .  stockholder approval of the merger agreement and the mergers;

    .  the inapplicability of stockholder rights plans to the mergers;

    .  anti-takeover statutes and regulations;

    .  intellectual property;

    .  certain contracts;

    .  environmental matters;

    .  the receipt of fairness opinions from our respective financial advisors;
       and

    .  brokers' fees.

   Certain of the representations and warranties are qualified by a material adverse effect standard. A material adverse effect, with respect to both Mead and Westvaco, means any change, effect or event that is, or could reasonably be expected to be, materially adverse to the business, financial condition or results of operations of Mead or Westvaco, as the case may be, and our respective subsidiaries taken as a whole, except to the extent resulting from:

    . any change in the market price or trading volume of Mead or Westvaco common stock;

    . any change resulting from the announcement of the mergers or the contemplated transactions, or from any action required to be taken under the merger agreement;

    . any changes in the general economic condition of the industries in which we operate, which do not disproportionately affect either of us as compared to other entities operating in such industries; or

    .  any changes in the United States or global economy as a whole.

Covenants

   Mead and Westvaco have undertaken certain covenants in the merger agreement. Set forth below is a summary of the material covenants.

   Conduct of Business of Mead and Westvaco. Except to the extent permitted by the merger agreement or to the extent that prior written consent is received from the other party, which consent will not be unreasonably withheld or delayed, until the effective time of the mergers, each of us have agreed to conduct our businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact our business organizations to keep available the services of current officers and employees and to preserve our relationships with persons and entities with which we have business dealings. In particular, we have each agreed not to:

    . declare or pay any dividends or distributions on our outstanding shares of stock, other than regular quarterly dividends on common stock and certain dividends by our subsidiaries;

    . split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of shares of our capital stock;

    . purchase, redeem or otherwise acquire any of our shares of capital stock or any of our other securities or any of the shares of capital stock or other securities of our subsidiaries;

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    .  issue, sell or encumber any of our voting securities or rights to acquire our voting securities, except in connection with the exercise of certain outstanding stock options;

    . amend our organizational documents, except in accordance with the merger agreement;

    . acquire, by merger, stock or asset purchase or any other manner, any business;

    . sell, lease, license, mortgage or otherwise encumber or dispose of any of our material properties or assets, other than in the ordinary course of business consistent with past practice;

    . incur any debt for borrowed money, issue any debt securities or assume or guarantee the debt of another, unless in connection with an existing revolving credit, receivables or commercial paper facility in effect on the date of the merger agreement in the ordinary course of business consistent with past practice;

    . settle or compromise any material claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

    . make any material tax election other than in the ordinary course of business consistent with past practice;

    . enter into or terminate any material contract or make any change in any material lease or contract, other than amendments or renewals without material adverse changes of terms, except in the ordinary course of business;

    . increase the compensation, bonus or other benefits of any current or former director, officer or employee, except for normal increases in the ordinary course of business or to the extent that they are required under, or as a result of, any employment agreement or collective bargaining agreement in effect on the date of the merger agreement or process or by applicable law;

    . enter into any employment agreement with a base salary of more than $200,000 per year or for a term of more than one year;

    .  accelerate the funding or vesting under any employee benefit plan;

    . adopt or commit to any new benefit, compensation or stock option plan, or amend any benefit plan in a manner that materially increases the aggregate obligation under such plans;

    . enter into any arrangement that restricts our or our subsidiaries, or MeadWestvaco's or its subsidiaries, ability to engage or compete in any line of business or in any geographic area; and

    .  change any of our accounting methods, unless required by GAAP.

   However, each of us may acquire or dispose of our property or assets, so long as (i) no single acquisition or disposition involves the payment of more than $50 million, in the case of an acquisition, or $50 million in fair market value, in the case of a disposition, and (ii) the aggregate payment with respect to all such acquisitions does not exceed $150 million and the aggregate fair market value of all such dispositions does not exceed $150 million.

   MeadWestvaco and each of us have agreed not to take any action that could reasonably be expected to result in the breach of any representation or warranty, or the failure to satisfy any condition to the mergers under the merger agreement.

   No Solicitation; Change in Board Recommendation. We have agreed not to, and will cause our subsidiaries, officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives not to, directly or indirectly:

    . solicit, initiate, encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an "alternative transaction;" or

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    .  participate in any substantive discussions or negotiations regarding any
       "alternative transaction."

   However, if either of us receives an unsolicited proposal for an "alternative transaction" prior to our stockholders' approving the merger agreement and the transactions contemplated by the merger agreement, and if either of our respective boards of directors determines in good faith, after receiving advice from outside counsel, that its failure to provide information or participate in the negotiations or discussions could reasonably be expected to constitute a breach of its fiduciary duties to stockholders under applicable law, Mead or Westvaco, as the case may be, may, upon two business days notice to the other party, furnish information about itself and its subsidiaries pursuant to a customary confidentiality agreement, and may participate in substantive discussions or negotiations with respect to such proposal.

   An "alternative transaction" means:

    . a transaction or series of transactions that would result in any person or group (other than us and our subsidiaries) directly or indirectly acquiring beneficial ownership of more than 20% of Mead's or Westvaco's outstanding shares, as the case may be;

    . any acquisition of Westvaco, Mead or any of their significant subsidiaries, by way of a merger or other business combination; or

    . any other transaction pursuant to which any person or group (other than us and our subsidiaries) directly or indirectly acquires control of Mead's or Westvaco's or their respective subsidiaries' assets, including equity securities of Mead's or Westvaco's subsidiaries, for consideration equal to 20% or more of the fair market value, of all of the outstanding shares of Westvaco or Mead common stock, as the case may be, on the date prior to the date of the merger agreement.

   We have agreed that neither of our boards of directors may do any of the following:

    . withdraw, qualify or modify in a manner adverse to the other party its approval or recommendation of the merger agreement and the transactions contemplated thereby, except as provided below in response to a "superior proposal" or after determining in good faith that such action is required to satisfy its fiduciary duties under applicable law;

    .  approve or recommend any "alternative transaction;" or

    . cause Mead or Westvaco, as the case may be, to enter any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any "alternative transaction."

   However, prior to obtaining approval from our respective stockholders and after receiving a "superior proposal," either of our boards of directors may withdraw its favorable recommendation of the merger agreement to its stockholders, upon five business days written notice to the other party, if such board determines in good faith, after receiving the advice of outside counsel, that the failure to withdraw its recommendation could reasonably be expected to constitute a breach of its fiduciary duties to stockholders under applicable law. Unless the merger agreement is terminated, and subject to applicable law, each of us has agreed to submit the merger agreement to our stockholders even if our respective board of directors withdraws its favorable recommendation of the merger agreement.

   A "superior proposal" is any unsolicited proposal to enter into an "alternative transaction" that either of our boards of directors determines in its good faith judgment, after receiving advice from a financial advisor of nationally recognized reputation, to be on terms more favorable to its stockholders than the transactions contemplated by the merger agreement. Such good faith determination must take into account all relevant factors, including:

    . whether, in such board's good faith judgment, after receiving advice from a financial advisor of nationally recognized reputation, the party making the proposal is reasonably able to finance the "alternative transaction;" and

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    .  any changes to the merger agreement as proposed by the other party to the merger agreement in response to such "alternative transaction."

   We have agreed to promptly advise each other, orally and in writing, of any request for information or any proposal in connection with an "alternative transaction," along with the material terms and conditions of such request or proposal, the identity of the person or entity making such request or proposal, and agree to keep the other party reasonably informed of the status and details of such request or proposal.

   The merger agreement does not prohibit us from:

    . taking and disclosing to our respective stockholders a position with respect to a tender offer required by law; or

    . making any disclosure to our stockholders if either of our boards of directors determines in its good faith judgment, after consulting outside counsel, that failure to do so would be inconsistent with its obligations under applicable law.

Additional Agreements

   Reasonable Best Efforts Covenant. We have agreed to cooperate and use our reasonable best efforts to consummate the mergers and the other related transactions in the most expeditious manner practicable, which will include doing the following:

    . obtaining all necessary governmental consents and approvals and making all necessary governmental and regulatory filings, including under the antitrust laws;

    . obtaining all necessary third-party consents, approvals and financing arrangements, as applicable;

    . defending any legal proceedings challenging the merger agreement or the transactions; and

    . executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

   However, neither of us will be required to hold separate or divest any business or assets or enter into any agreement restricting the conduct of our business, if such action is reasonably likely to have a material adverse effect on MeadWestvaco after giving effect to the mergers, including a material adverse effect on the total benefits expected to be realized by MeadWestvaco after completion of the mergers. We have agreed to consult and cooperate with each other in connection with any antitrust proceedings relating to the transactions contemplated by the merger agreement.

   Indemnification and Insurance. MeadWestvaco has agreed to indemnify each current and former director and officer of Westvaco or its subsidiaries and affiliates, to the extent provided for in Westvaco's certificate of incorporation and bylaws, and to indemnify each current and former director and officer of Mead or its subsidiaries and affiliates, to the extent provided for in Mead's articles of incorporation and regulations, for claims arising out of any matter occurring prior to the effective time of the mergers. For six years after the effective time of the mergers, MeadWestvaco has agreed to maintain directors' and officers' liability insurance policies covering the period up to the effective time of the mergers, with coverage at least equivalent to the policies currently maintained by Mead and Westvaco. However, if the annual cost of such coverage exceeds 150% of the annual premiums currently paid by Mead and Westvaco, as the case may be, MeadWestvaco will provide only such coverage as then available at an annual premium equal to 150% of the annual premiums currently paid by Mead and Westvaco.

   Expenses. We have each agreed to pay our own costs and expenses incurred in connection with the merger agreement and the related transactions. However we have agreed to share equally the following expenses (other than the related attorneys and accountants fees):

    . fees relating to the filing, printing and mailing of this joint proxy statement and prospectus and the related registration statement; and

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    .  fees relating to filings under the HSR Act and similar laws of other jurisdictions.

   NYSE Listing. Mead has agreed to use its reasonable best efforts to cause the MeadWestvaco common stock issued in the mergers to be approved for listing on the NYSE, subject to official notice of issuance.

   Tax Treatment. We have agreed to use all reasonable efforts to cause each merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, and the mergers taken together to qualify as a transaction described in Section 351 of the Internal Revenue Code. We have agreed not to take any action reasonably likely to preclude such qualification under Section 368(a) or 351 of the Internal Revenue Code.

   Benefits Matters. After the effective time of the mergers, MeadWestvaco will assume and honor all Westvaco and Mead stock plans and certain employee benefit agreements of Mead and Westvaco, and will cause Mead to honor certain other employee benefit agreements. The aforementioned actions, however, will not prevent the termination of the employment of any employee or the amendment or termination of any Mead or Westvaco benefit plan to the extent permitted by its terms.

   All of our current and former directors, officers and employees will receive credit for service prior to the effective time of the mergers, in determining the benefits to which they are entitled under MeadWestvaco's benefit plans except to the extent the credit would result in a duplication of benefits. In addition, subject to applicable law and any applicable collective bargaining agreements:

    . each employee is immediately eligible to participate in any new welfare benefit plans to the extent it replaces coverage under a Mead or Westvaco benefit plan in which the employee was a participant immediately before the effective time of the mergers;

    . pre-existing condition exclusions and actively-at-work requirements will be waived for any new benefit plan providing medical, dental, pharmaceutical and/or vision benefits; and

    . eligible expenses incurred under a Westvaco or Mead benefit plan will be counted in determining the deductible, coinsurance and maximum out-of-pocket requirements for the corresponding MeadWestvaco benefit plan during the same plan year.

   We have agreed that consummation of the mergers, in the case of Westvaco, and Mead approval of the Mead merger proposal, in the case of Mead, will constitute a change in control for purposes of all compensation and benefit plans of Mead and Westvaco, except for any tax-qualified defined benefit pension plans of Mead.

   Mead has agreed to amend its 2001 Annual Incentive Plan, its Long Term Incentive Plan covering 2000-2001 and its Long Term Incentive Plan covering 2001-2002, to provide that pro-rata payments will be based on the level of actual achievement of performance goals through the effective time of the mergers, rather than being paid, based on target incentives, upon a change in control.

   MeadWestvaco will cause Mead to continue to provide retiree medical benefits to qualifying Mead employees, for at least one year from the effective time of the mergers. During this time the Chairman and the Chief Executive Officer of MeadWestvaco will in good faith seek an appropriate long-term approach to providing such benefits.

   Mead has agreed to take, or cause to be taken, such actions as are necessary to ensure that no funding of any Mead grantor trust is required to occur in connection with the execution of the merger agreement or the consummation of the transactions contemplated by the merger agreement.

   Payment of Dividends. Until the effective time of the mergers, we have agreed to coordinate with each other regarding the declaration of dividends on Westvaco and Mead common stock, and the related record and payment dates. After the mergers, it is intended that each holder of MeadWestvaco common stock will receive dividends at an initial annual rate of $0.92 per share. However, we cannot assure you that we will always pay this dividend or any dividend at all.

   Employment Agreements. At the effective time of the mergers, MeadWestvaco will enter employment agreements with Jerome F. Tatar and John A. Luke, Jr. For additional information regarding Mr. Tatar's employment agreement, see "Interests of Certain Persons in the Mergers--Directors and Executive Officers of Mead--Employment Agreement." For additional information regarding Mr. Luke's employment agreement, see "Interests of Certain Persons in the Mergers--Directors and Executive Officers of Westvaco--Employment Agreement."

Conditions to the Completion of the Mergers

   Conditions of Both Parties' Obligations. The respective obligations of Mead and Westvaco to complete the mergers are subject to the satisfaction or waiver of the following conditions, on or before the closing date of the mergers:

    . the approvals of the stockholders of Mead and Westvaco have been obtained;

    .  any waiting period under the HSR Act has been terminated or expired;

    . the European Commission has approved the mergers, pursuant to the EC Merger Regulation;

    . all required governmental approvals and consents have been obtained on terms that would not reasonably be expected to have a material adverse effect on MeadWestvaco, and any relevant waiting periods have expired;

    . no judgment, order, decree, statute, law, ordinance, rule or regulation is in effect that would prevent the consummation of the mergers, or be reasonably likely to have a material adverse effect on Mead or Westvaco or the effective operation of our respective businesses following the mergers;

    . the SEC declaring effective the registration statement relating to the issuance of the shares of MeadWestvaco common stock to be issued in the mergers, of which this joint proxy statement and prospectus is a part; and

    . the shares of MeadWestvaco common stock issuable to our stockholders pursuant to the mergers have been approved for listing on the NYSE, subject to official notice of issuance.

   In addition, our respective obligations to complete the Mead merger or Westvaco merger, as applicable, are subject to the satisfaction or waiver of the following additional conditions:

    . the representations and warranties of the other party contained in the merger agreement are true and correct when made and at the closing date of the mergers, except where the failure to be true and correct (without giving effect to "materiality" or "material adverse effect" limitations) does not have, and is not likely to have, individually or in the aggregate, a "material adverse effect" on the other party;

    . the other party has materially performed all of its obligations under the merger agreement required to be performed by it at or prior to the closing date of the mergers;

    . each party has received an officer's certificate executed by the Chief Executive Officer and Chief Financial Officer of the other party, stating that the two immediately foregoing conditions have been satisfied; and

    . each party has received an opinion from its counsel, dated at the effective time of the mergers, that for U.S. federal income tax purposes
       (i) the mergers, taken together, will constitute a transaction under
       Section 351 of the Internal Revenue Code, and/or (ii)(A) in the case of the opinion of Mead's counsel, the Mead merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, each of MeadWestvaco, Mead and Michael Merger Sub Corporation will be a party to the reorganization within the meaning of section 368(b) of the Internal Revenue Code and no gain or loss will be recognized by Mead as a result of the Mead merger, and (B) in the case of the opinion of Westvaco's counsel, the Westvaco merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, each of MeadWestvaco, Westvaco and William Merger Sub Corporation will be a party to the reorganization within the meaning of section 368(b) of the Internal Revenue Code and no gain or loss will be recognized by Westvaco as a result of the Westvaco merger. Neither Mead nor Westvaco will waive this closing condition without resoliciting the approval of its stockholders.

Termination

   The merger agreement may be terminated at any time prior to the effective time of the mergers, in any of the following ways:

    .  by the mutual written consent of Mead and Westvaco;

    .  by either Mead or Westvaco:

       . if the mergers are not completed by February 28, 2002, or by May 31, 2002 if the conditions relating to the HSR Act, European Commission approval or other governmental consents and approvals are not satisfied by such time. This right to terminate is not available to either of us if the failure to perform our respective obligations under the merger agreement is the cause of the mergers not being completed;

       . if the stockholders of Mead or Westvaco do not approve and adopt the merger agreement and the mergers at the special meetings;

       . if any final and unappealable judgment, order, decree, statute, law, ordinance, rule or regulation of any court or governmental entity is in effect that prevents the consummation of the mergers or is reasonably likely to have a material adverse effect on either of us or the effective operation of our respective businesses following the mergers; provided that the party requesting termination has used its reasonable best efforts to prevent such restraint;

       . if any required governmental approval has been denied, and such denial has become final and unappealable; provided that the party requesting termination has used its reasonable best efforts to obtain such approval;

       . if there has been a material breach by the other party of any of its representations, warranties, covenants or other agreements contained in the merger agreement which breach would cause the failure of the conditions to closing relating to such matters and which breach is incapable of being cured or, if capable of being cured, is not cured within 30 days of written notice thereof;

       .  if the other party's board of directors:

              fails to call a stockholder meeting to vote on the merger agreement and the transactions contemplated by the merger agreement as required under the merger agreement, and does not do so after 30 days notice from the other party; or

              at any time prior to the other party's stockholder meeting, (x) fails to include in this joint proxy statement and prospectus its recommendation without modification or qualification that its stockholders approve and adopt the merger agreement and the transactions contemplated by the merger agreement, (y) subsequently withdraws its recommendation or (z) modifies or qualifies its recommendation in a manner adverse to the terminating party's interests; or

       . if the terminating party's board of directors authorizes it to enter into an agreement relating to what it considers to be a superior proposal of a business combination with a third party and the other party, within five business days of receipt of such written notice, fails to make an offer that the terminating party's board of directors determines, in good faith and after consulting a nationally recognized financial advisor, to be at least as favorable to the terminating party's stockholders as such superior proposal (provided, that at or prior to any such termination, the terminating party pays the termination fee described below).

Termination Fees

   Termination Fees Payable by Mead. Mead has agreed to pay Westvaco a termination fee of $95 million in the event that the merger agreement is terminated under the following circumstances:

    . Westvaco terminates the merger agreement because Mead's board of directors:

       o fails to call a special meeting to vote on the merger agreement and the transactions contemplated by the merger agreement as required under the merger agreement, and does not do so after 30 days notice from Westvaco; or

       o at any time prior to the Mead stockholders meeting, (x) fails to include in this joint proxy statement and prospectus its recommendation without modification or qualification that its stockholders approve and adopt the merger agreement and related matters, (y) subsequently withdraws its recommendation or (z) modifies or qualifies its recommendation in a manner adverse to the Westvaco's interests;

       and within nine months of such termination Mead enters into an agreement with a third party for an alternative business combination or an alternative business combination with respect to Mead is consummated. Under such circumstances, Mead must pay Westvaco the $95 million termination fee within one business day of the earlier of such agreement being entered into or such alternative business combination being consummated; or

    .  either Mead or Westvaco terminates the merger agreement because:

       o Mead fails to obtain stockholder approval and adoption of the merger agreement and the transactions contemplated by the merger agreement at the Mead special meeting, and prior to the special meeting there has been an offer, proposal or announcement of any intention with respect to an alternative business combination involving Mead; or

       o the mergers are not consummated by February 28, 2002 (or May 31, 2002, if the consummation of the mergers was delayed due to the failure to obtain regulatory approvals in time) and at the time of such termination Mead has not obtained stockholder approval of the merger agreement and there has been an offer, proposal or announcement of any intention with respect to an alternative business combination involving Mead;

       and within nine months of such termination, Mead enters into an agreement with a third party for an alternative business combination or an alternative business combination with respect to Mead is consummated. Under such circumstances, Mead must pay Westvaco the $95 million termination fee within one business day of the earlier of such agreement being entered into or such alternative business combination being consummated; or

   In addition, Mead has agreed to pay Westvaco a termination fee if Mead terminates the merger agreement because Mead's board of directors authorizes Mead to enter into an agreement for a transaction that is a superior proposal, and Mead notifies Westvaco that it intends to enter into such agreement, and Westvaco does not make an offer within five business days of such notice that Mead's board of directors determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable as the superior proposal. Under such circumstances Mead must pay Westvaco the $95 million termination fee at or prior to terminating the merger agreement.

   Termination Fees Payable by Westvaco. Westvaco has agreed to pay Mead a termination fee of $95 million in the event that the merger agreement is terminated under the following circumstances:

    . Mead terminates the merger agreement because Westvaco's board of directors:

       o fails to call a special meeting to vote on the merger agreement and the transactions contemplated by the merger agreement as required under the merger agreement, and does not do so after 30 days notice from Mead; or

       o at any time prior to the Westvaco stockholders meeting, (x) fails to include in this joint proxy statement and prospectus its recommendation without modification or qualification that its stockholders approve and adopt the merger agreement and related matters, (y) subsequently withdraws its recommendation or (z) modifies or qualifies its recommendation in a manner adverse to the Mead's interests;

       and within nine months of such termination Westvaco enters into an agreement with a third party for an alternative business combination or an alternative business combination with respect to Westvaco is consummated. Under such circumstances, Westvaco must pay Mead the $95 million termination fee within one business day of the earlier of such agreement being entered into or such alternative business combination being consummated; or

    .  either Mead or Westvaco terminates the merger agreement because:

       o Westvaco fails to obtain stockholder approval and adoption of the merger agreement and the transactions contemplated by the merger agreement at the Westvaco special meeting, and prior to the special meeting there has been an offer, proposal or announcement of any intention with respect to an alternative business combination involving Westvaco; or

       o the mergers are not consummated by February 28, 2002 (or May 31, 2002, if the consummation of the mergers was delayed due to the failure to obtain regulatory approvals in time) and at the time of such termination Westvaco has not obtained stockholder approval of the merger agreement and there has been an offer, proposal or announcement of any intention with respect to an alternative business combination involving Westvaco;

       and within nine months of such termination, Westvaco enters into an agreement with a third party for an alternative business combination or an alternative business combination with respect to Westvaco is consummated. Under such circumstances, Westvaco must pay Mead the $95 million termination fee within one business day of the earlier of such agreement being entered into or such alternative business combination being consummated; or

   In addition, Westvaco has agreed to pay Mead a termination fee if Westvaco terminates the merger agreement because Westvaco's board of directors authorizes Westvaco to enter into an agreement for a transaction that is a superior proposal, and Westvaco notifies Mead that it intends to enter into such agreement, and Mead does not make an offer within five business days of such notice that Westvaco's board of directors determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable as the superior proposal. Under such circumstances Westvaco must pay Mead the $95 million termination fee at or prior to terminating the merger agreement.

   For purposes of the foregoing an "alternative business combination" with respect to Mead or Westvaco, as the case may be, is:

    . a transaction or series of transactions that would result in any person or group (other than us and our subsidiaries) directly or indirectly acquiring beneficial ownership of more than 50% of Mead's or Westvaco's outstanding shares;

    . any acquisition of Westvaco, Mead or any of their significant subsidiaries, by way of a merger or other business combination; or

    . any other transaction pursuant to which any person or group (other than us and our subsidiaries) directly or indirectly acquires control of Mead's or Westvaco's or their respective subsidiaries' assets, including equity securities of Mead's and Westvaco's subsidiaries, for consideration equal to 50% or more of the fair market value of the outstanding shares of Westvaco or Mead common stock, as the case may be, on the date prior to the date of the merger agreement.

Amendment and Waiver

   Subject to compliance with applicable law, the merger agreement may be amended by us in writing at any time before or after approval of the merger agreement and the mergers by our stockholders. After our stockholders have approved and adopted the merger agreement and the mergers, however, further approval of our stockholders is required for any amendment (or any waiver described below) that changes the amount or form of the consideration to be delivered to our stockholders or that by law requires further approval. Prior to the effective time of the mergers, either of us may extend the time for the performance of the other party's obligations under the merger agreement, waive any inaccuracies in the other party's representations and warranties under the merger agreement, or waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any extension or waiver must be signed by the party against whom it is to be effective.

                DISSENTER'S RIGHTS OF MEAD COMMON STOCKHOLDERS

   Ohio law entitles the holders of record of shares of Mead common stock who follow the procedures specified in Ohio Revised Code Section 1701.85 to have their shares appraised by the court of common pleas of Montgomery County, Ohio and to receive the "fair cash value" of such shares as of the effective time of the Mead merger as determined by the court in place of the MeadWestvaco common stock and cash consideration that the holder would otherwise receive in the Mead merger. A Mead stockholder will be entitled to this relief, however, only if he or she complies strictly with all of the procedural and other requirements of Section 1701.85. The following summary is not a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 attached to this document as Annex F. Mead common stockholders should carefully review Section 1701.85 of the Ohio general corporation law as well as information discussed below to evaluate their rights to appraisal.

   A Mead stockholder who wishes to perfect his or her rights as a dissenting stockholder if the merger is approved:

    . must have been a record holder of Mead common stock as to which that stockholder seeks relief on the record date for the special meeting;

    . must not have voted his or her shares of Mead common stock in favor of the adoption of the merger agreement; and

    . must deliver to Mead, not later than ten days after Mead's special meeting, a written demand for payment of the fair cash value of the shares of Mead common stock as to which that stockholder seeks relief. The written demand must state the stockholder's name, address, the number of shares of Mead common stock as to which that stockholder seeks relief and the amount claimed as the fair cash value of those shares of stock.

   A vote against the adoption of the merger agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to:

                             The Mead Corporation
                            Mead World Headquarters
                          Courthouse Plaza Northeast
                              Dayton, Ohio 45463
                          Attention: General Counsel

   Because the written demand must be delivered to Mead within the ten-day period following Mead's special meeting, it is recommended, although not required, that a stockholder using the mail should use certified or registered mail, return receipt requested, to confirm that the stockholder has made a timely delivery. This joint proxy statement and prospectus and Mead's accompanying notice of special meeting will constitute the only notice of the date of Mead's special meeting.

   If Mead sends the dissenting stockholder, at the address specified in his or her demand, a request for the certificate(s) representing his or her shares, the dissenting stockholder must deliver the certificate(s) to Mead within 15 days of the sending of Mead's request. Mead may endorse the certificate(s) with a legend to the effect that the stockholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the stockholder's rights as a dissenting stockholder. Mead must notify the stockholder of its election to terminate the stockholder's rights as a dissenting stockholder within 20 days after the lapse of the 15 day period.

   Unless the dissenting stockholder and Mead agree on the fair cash value per share of the Mead common stock, the stockholder may, within three months after the service of the written demand by the stockholder, file a petition in the Court of Common Pleas of Montgomery County, Ohio. If the court finds that the stockholder is entitled to be paid the fair cash value of Mead common stock, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. Fair cash value:

    .  will be determined as of the day prior to Mead's special meeting;

    . will be the amount a willing seller would be willing to accept and a willing buyer would be willing to pay with neither being under compulsion to sell or buy, as the case may be;

    . will not exceed the amount specified in the stockholder's written demand; and

    . will exclude any appreciation or depreciation in market value resulting from the mergers.

   The court will make a finding as to the fair cash value of a share of Mead common stock and render judgment against Mead for its payment with interest at a rate and from a date the court considers equitable. The costs of proceedings will be assessed or apportioned as the court considers equitable.

   The rights of any dissenting stockholder will terminate if:

    . the dissenting stockholder has not complied with Section 1701.85, unless Mead, by action of its board of directors, waives such failure;

    . Mead and Westvaco abandon or are finally enjoined or prevented from carrying out, or the stockholders of Mead rescind their approval and adoption of the merger agreement and approval of the Mead merger;

    . the dissenting stockholder withdraws its written demand, with the consent of Mead's board of directors; or

    . Mead and the dissenting stockholder have not agreed upon the fair cash value per share of the Mead common stock and neither has timely filed or joined in a petition in any such appraisal proceeding court for a determination of the fair cash value of the Mead common stock.

   Because a signed proxy card that does not contain voting instructions will be voted for adoption of the merger agreement, a Mead stockholder who wishes to exercise dissenters' rights must either:

    .  not sign and return its proxy card; or

    . if it signs and returns his or her proxy card, check the appropriate box on the proxy card to either vote against or to abstain from voting on the approval and adoption of the merger agreement and approval of the Mead merger.

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

          DIRECTORS AND MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Directors


   The merger agreement provides that, immediately following the completion of the business combination, the MeadWestvaco board of directors will have an even number of members divided into three classes with each class serving a staggered three year term (two of the initial three classes which will serve one and two years, respectively). Mead and Westvaco have decided that the MeadWestvaco board of directors will have 18 members, with nine of the members being designated by Mead and nine of the members being designated by Westvaco. The number of board members in each class appointed by each of Mead and Westvaco must be as nearly equal as possible.





   Mead and Westvaco have selected the following individuals to be designated to serve on the MeadWestvaco board of directors:



Name                                                                                             Age
----                                                                                             ---
JOHN G. BREEN................................................................................... 67
  Director of Mead since 1986. Chairman, The Sherwin-Williams Company, 1980-2000; Chief
  Executive Officer, The Sherwin-Williams Company, 1979-1999. Director: The Sherwin-
  Williams Company, National City Corporation, Parker Hannifin Corporation, The Goodyear
  Tire & Rubber Company, The Stanley Works.

MICHAEL E. CAMPBELL............................................................................. 54
  Director of Westvaco since 1998. Chairman, President and Chief Executive Officer, Arch
  Chemicals, Inc., since 1999; Executive Vice President, Olin Corporation, 1996-1999;
  Corporate Vice President and President, Microelectronic Materials Division before becoming
  Executive Vice President of Olin.

DR. THOMAS W. COLE, JR.......................................................................... 60
  Director of Westvaco since 1994. President, Clark Atlanta University, since 1989. Director:
  First Union Bank of Georgia, West Virginia Wesleyan College. Trustee: Knoxville College.

DUANE E. COLLINS................................................................................ 65
  Director of Mead since 1999. Chairman and director, Parker Hannifin Corporation, since
  1999; Chief Executive Officer, Parker Hannifin Corporation, 1993-July 2001; President,
  Parker Hannifin Corporation, 1993-1999. Director: National City Corporation, The Sherwin-
  Williams Company.

DAVID F. D'ALESSANDRO........................................................................... 50
  Director of Westvaco since 2000. President and Chief Executive Officer, John Hancock
  Financial Services, Inc., since 1998; Senior Executive Vice President in charge of John
  Hancock's Retail Section, 1991-1998. Director: John Hancock Financial Services, Inc.
  Chairman of the Board of Trustees: Wang Center for the Performing Arts.

WILLIAM E. HOGLUND.............................................................................. 67
  Director of Mead since 1993. Retired after serving as director and Executive Vice President,
  Corporate Affairs and Staff Support Group of General Motors Corporation in 1995. Director:
  The Sloan Foundation, Capital Automotive REIT.

JAMES G. KAISER................................................................................. 58
  Director of Mead since 1995. Chairman, Chief Executive Officer and director, Avenir
  Partners, Inc., since 1998; President and Chief Executive Officer, Quanterra Incorporated,
  1994-1996; President and Chief Executive Officer, Enseco, Inc., 1992-1994; Senior Vice
  President and General Manager, Technical Products Division and Latin America/Asia
  Pacific Exports, Corning Incorporated, 1984-1992. Director: Sunoco, Inc.,
  AutoTradeCenter.com.

Name                                                                                              Age
----                                                                                              ---

RICHARD B. KELSON................................................................................ 55
  Director of Westvaco since 2001. Executive Vice President and Chief Financial Officer,
  Alcoa, Inc., since 1997; Executive Vice President and General Counsel, Environmental,
  Health and Safety, 1994-1997. Director: Pittsburgh Civic Light Opera. Member: University
  of Pittsburgh Law School Board of Visitors. Trustee: Carnegie Mellon University.

JOHN A. KROL..................................................................................... 65
  Director of Mead since 1994. Retired after serving as director and Chairman of E.I. du Pont de Nemours and Company in 1998. Chief Executive Officer, E.I. du Pont de Nemours and
  Company, 1995-January 1998; President, E.I. du Pont de Nemours and Company,
  1995-October 1997. Director: Armstrong World Industries, Inc., Milliken & Company Inc.,
  Molecular Circuitry, Inc.

SUSAN J. KROPF................................................................................... 53
  Director of Mead since 1996. Director, Avon Products, Inc., since January 1998; President and
  Chief Operating Officer, Avon Products, Inc., since January 2001; Chief Operating Officer of
  North America and Global Business Operations, Avon Products, Inc., December 1999-January
  2001; Executive Vice President and President, North America, Avon Products, Inc., March
  1998-December 1999; Executive Vice President and President, Avon U.S., March
  1997-January 1998; Senior Vice President and President, New and Emerging Markets, Avon
  Products, Inc., July 1996-March 1997; Senior Vice President-Global Product and Business
  Development, Avon Products, Inc., 1994-July 1996. Director: Fragrance Foundation.

DOUGLAS S. LUKE.................................................................................. 60
  Director of Westvaco since 1996. President and Chief Executive Officer, HL Capital, Inc.,
  since 1999, a private investment company with diversified interests in marketable securities and private equities; President and Chief Executive Officer, WLD Enterprises, Inc.,
  1991-1998, a private investment company with generally similar interests. Director: Orbital
  Sciences Corporation; Regency Realty Corporation.

JOHN A. LUKE, JR................................................................................. 53
  Director of Westvaco since 1989. Chairman, President and Chief Executive Officer,
  Westvaco, since 1996; President and Chief Executive Officer, Westvaco, 1992-1996.
  Director: American Forest and Paper Association, The Bank of New York, The Timken
  Company, United Negro College Fund. Trustee: Lawrence University, American Enterprise
  Institute for Public Policy Research. Governor: National Council for Air and Stream
  Improvement, Inc.

ROBERT C. MCCORMACK.............................................................................. 62
  Director of Westvaco since 2001. Partner, Trident Capital, a private equity investment firm, since l993. Assistant Secretary of the Navy (Financial Management) and Comptroller of the
  Navy, 1990-1993. Director: DeVry, Inc., Illinois Tool Works, Inc., The Northern Trust
  Corporation.

LEE J. STYSLINGER, JR............................................................................ 68
  Director of Mead since 1992. Chairman and director, ALTEC Industries, Inc. since 1989.
  Director: Global Rental Company, Jemison Investment Company, Inc., Regions Financial
  Corporation, Electronic Healthcare Systems.

JEROME F. TATAR.................................................................................. 55
  Director of Mead since 1996. Chairman, President and Chief Executive Officer, Mead, since
  November 1997; President and Chief Operating Officer, Mead, April 1996-November 1997;
  Vice President-Operating Officer, Mead, prior to April 1996. Director: Robbins & Myers,
  Inc., National City Corporation.

Name                                                                                          Age
----                                                                                          ---

JANE L. WARNER............................................................................... 54
  Director of Westvaco since 1997. Managing Director, Global Automotive Industry Group
  EDS, since 2000. Served as President, Kautex Textron, North America, 1998-1999.
  Executive Vice President, Textron Automotive Company, 1994-1999. Director: Kettering
  University, Automotive Industry Action Group (AIAG).

J. LAWRENCE WILSON........................................................................... 65
  Director of Mead since 1997. Retired after serving as director, Chairman of the Board and
  Chief Executive Officer of Rohm and Haas Company in 1999. Director: Cummins Inc., The
  Vanguard Group of Investment Companies, AmeriSource Bergen Corporation.

RICHARD A. ZIMMERMAN......................................................................... 69
  Director of Westvaco since 1989. Retired after serving as Chairman and Chief Executive
  Officer, Hershey Foods Corporation, 1985-1993. Director: Eastman Kodak Corporation,
  Stabler Companies, Inc. Trustee: United Theological Seminary.


Committees of the Board of Directors

   Under the MeadWestvaco bylaws, membership on each of the committees of the MeadWestvaco board of directors initially will consist, to the extent reasonably practicable, of an equal number of the directors designated by Mead and Westvaco. The MeadWestvaco board of directors will create committees with such membership and chairpersons mutually agreed upon by Mead and Westvaco.

Compensation of Directors

   Directors who are employees of MeadWestvaco will not receive any compensation for service on the MeadWestvaco board of directors. The specific terms of the compensation to be paid to non-employee directors of MeadWestvaco have not yet been determined.

Management

   Upon completion of the mergers, Mr. Tatar, Chairman, President and Chief Executive Officer of Mead, will serve as Chairman of the Board of MeadWestvaco and Mr. Luke, Chairman, President and Chief Executive Officer of Westvaco, will serve as Chief Executive Officer and President of MeadWestvaco. In the merger agreement, MeadWestvaco has agreed to enter into an employment agreement with each of Mr. Tatar and Mr. Luke. Under such employment agreements, Mr. Tatar and Mr. Luke will work together generally on all matters of significance to MeadWestvaco and will have shared responsibility with respect to transition matters, the integration of the two companies into a combined operation, investor relations, restructuring initiatives and such other matters as they agree upon. Mr. Tatar's employment agreement provides that he will serve as Chairman of the Board of MeadWestvaco until he and the MeadWestvaco board of directors agree that the transition and integration of Mead and Westvaco have been successfully completed or until December 31, 2004, whichever occurs first. The determination as to whether the transition and integration of Mead and Westvaco have been successfully completed will be made mutually by Mr. Tatar and the MeadWestvaco board of directors based upon the factors they deem relevant at the time. Mead and Westvaco expect that the transition and integration process will be completed before December 31, 2004. Upon Mr. Tatar's retirement, Mr. Luke will, in accordance with his employment agreement, become Chairman of the Board of MeadWestvaco.

   In addition, Mead and Westvaco have agreed in the merger agreement that certain identified officers of Mead and Westvaco will become officers of MeadWestvaco. Set forth below is a table identifying the senior management of MeadWestvaco and the positions such senior management currently hold at Mead or Westvaco.

         Name                    Current Position            MeadWestvaco Responsibility
         ----          ------------------------------------ -----------------------------

Jerome F. Tatar....... Chairman, President and Chief        Chairman of the Board
                         Executive Officer of Mead

John A. Luke, Jr...... Chairman, President and Chief        Chief Executive Officer and
                         Executive Officer of Westvaco        President

Karen R. Osar......... Senior Vice President and Chief      Chief Financial Officer
                         Financial Officer of Westvaco

Richard H. Block...... Senior Vice President, Consumer      Consumer Packaging
                         Packaging Group of Westvaco

Rita V. Foley......... Senior Vice President, Consumer      Consumer Packaging
                         Packaging Group of Westvaco

James A. Buzzard...... Executive Vice President, Envelope   Integration
                         Division, Fine Papers Division and
                         Research & Engineering of
                         Westvaco

Raymond W. Lane....... Executive Vice President of Mead     Packaging

James M. McGrane...... Vice President, Business Process     Information Resources
                         Development of Mead

Timothy R. McLevish... Vice President and Chief Financial   Consumer and Office Products,
                         Officer of Mead                      Specialty Papers, Forest
                                                              Resources and Strategic
                                                              Planning

Ian W. Millar......... Executive Vice President of Mead     Fine Papers
                         and President of Mead Paper

Linda V. Schreiner.... Senior Vice President, Human         Human Resources
                         Resources of Westvaco

Samuel L. Torrence.... Senior Vice President, Chemical      Chemical Division*
                         Division of Westvaco

Benjamin F. Ward, Jr.. Vice President, Chemical Division of Chemical Division*
                         Westvaco

Mark T. Watkins....... Vice President, Technology of Mead   Technology

Wendell L. Willkie, II Senior Vice President and General    General Counsel
                         Counsel of Westvaco

--------
* Mr. Samuel Torrence, who announced his retirement effective February 1, 2002, is succeeded by Benjamin Ward.

                   DESCRIPTION OF MEADWESTVACO CAPITAL STOCK

   The following description of the material terms of the capital stock of MeadWestvaco includes a summary of specified provisions of MeadWestvaco's amended and restated certificate of incorporation and bylaws that will be in effect at the effective time of the mergers. This description is subject to the detailed provisions of, and is qualified by reference to, MeadWestvaco's amended and restated certificate of incorporation and bylaws, copies of which are attached as Annex B to this joint proxy statement and prospectus and are incorporated herein by reference.

Authorized Capital Stock

   MeadWestvaco will be authorized to issue 600 million shares of common stock, $0.01 par value per share, and 30 million shares of preferred stock, $0.01 par value per share.

Common Stock

   The shares of common stock of MeadWestvaco to be issued in the mergers will be duly authorized, validly issued, fully paid and non-assessable. Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion as to the validity of the shares being issued in the mergers. Each holder of common stock will be entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of common stock will be entitled to cumulate votes in voting for directors.

   Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, each share of MeadWestvaco common stock will have an equal and ratable right to receive dividends as may be declared by MeadWestvaco's board of directors out of funds legally available therefor and, in the event of MeadWestvaco's liquidation, dissolution or winding up, will be entitled to share equally and ratably in the assets available for distribution to stockholders. No holder of MeadWestvaco common stock will have any preemptive right to subscribe for any securities of MeadWestvaco.


   Application will be made to list MeadWestvaco's common stock on the New York Stock Exchange under the trading symbol "MWV." The Bank of New York will be the transfer agent and registrar for MeadWestvaco's common stock.


Preferred Stock

   General. MeadWestvaco's amended and restated certificate of incorporation permits MeadWestvaco to issue up to 30 million shares of MeadWestvaco's preferred stock in one or more series and with such designation, powers, preferences, special rights, and qualifications, limitations and restrictions as may be fixed by MeadWestvaco's board of directors without any further action by MeadWestvaco's stockholders. The designation, powers, preferences, special rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by an amendment to MeadWestvaco's amended and restated certificate of incorporation relating to each series of preferred stock adopted by MeadWestvaco's board of directors. Six million shares of MeadWestvaco's preferred stock will be designated Series A Junior Participating Preferred Stock for issuance in connection with the exercise of MeadWestvaco's preferred share purchase rights as described below.

   Series A Junior Participating Preferred Stock. MeadWestvaco's amended and restated certificate of incorporation authorizes MeadWestvaco to issue up to six million shares of preferred stock designated as "Series A Junior Participating Preferred Stock." The holders of Series A Preferred Stock are entitled, in preference to holders of MeadWestvaco common stock, to such dividends as the board of directors may declare out of funds legally available for the purpose. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment per share of the greater of $1 or 100 times the dividend declared per share of MeadWestvaco common stock. In the event of the liquidation, dissolution or winding up of MeadWestvaco, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment per share equal to the greater of $100 (plus all accrued and unpaid dividends) or 100 times the liquidation payment made per share of MeadWestvaco common stock. Each share of Series A Preferred Stock will have 100 votes on all matters submitted to a vote of the stockholders of MeadWestvaco, voting together with the MeadWestvaco common stock. In the event of any merger, consolidation or other transaction in which shares of MeadWestvaco common stock are exchanged for securities, cash and/or any other property, each share of Series A Preferred Stock will be entitled to receive 100 times the amount of securities, cash and/or other properties received per share of MeadWestvaco common stock. These rights will be protected by customary antidilution provisions.

Stockholder Rights

   Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to the provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation of such rights. At the effective time of the mergers, MeadWestvaco will enter into a rights agreement. As with most rights agreements, the terms of MeadWestvaco's rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to the exercisability of the rights. Accordingly, this summary may not contain all of the information that is important to you. However, a copy of the form of rights agreement has been filed as Exhibit 4.3 to the registration of which this joint proxy statement and prospectus forms a part and which may be obtained from either Mead or Westvaco as described under "Additional Information" on the page preceding the table of contents or from the SEC as described under "Where You Can Find More Information" on page 110.

   Under the terms of the MeadWestvaco rights agreement, each share of MeadWestvaco common stock issued will have attached to it a right to purchase one one-hundredth of a preferred share. The purchase price per one-hundredth of a preferred share under our rights agreement will be determined prior to the effective time of the mergers.

   Initially, the rights under our rights agreement will be attached to outstanding certificates representing MeadWestvaco common stock and no separate certificates representing the rights will be distributed. The rights will separate from the MeadWestvaco common stock and be represented by separate certificates at the earlier of (1) ten days after a public announcement that a person has acquired 15% or more of the outstanding MeadWestvaco common stock or
(2) ten business days after the commencement by a person of a tender offer or exchange offer for 15% or more of the outstanding MeadWestvaco common stock.

   After the rights separate from the MeadWestvaco common stock, certificates representing the rights will be mailed to record holders of the MeadWestvaco common stock. Once distributed, the rights certificates alone will represent the rights.

   The rights will not be exercisable until the date the rights separate from the MeadWestvaco common stock. The rights will expire on the tenth anniversary of the effective time of the mergers unless earlier redeemed or exchanged by us.

   If an acquiror obtains beneficial ownership of 15% or more of the MeadWestvaco common stock, then each right will entitle the holder (other than the acquiror, whose rights will become void) to purchase a number of shares of MeadWestvaco common stock equal to two times the exercise price of each right. The rights are not exercisable, however, until our right of redemption has expired as set forth below.

   Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value of twice the exercise price of the rights, if an acquiror obtains beneficial ownership of 15% or more of MeadWestvaco's common stock and any of the following occurs:

    .  MeadWestvaco merges into or consolidate with another equity;

    . an acquiring entity merges into MeadWestvaco with MeadWestvaco as the surviving entity; or

    .  MeadWestvaco sells more than 50% of our assets or earning power.

   In the event of a public announcement of an acquiror obtaining beneficial ownership of 15% or more of the outstanding shares of MeadWestvaco common stock (but only if the beneficial ownership of the acquiror is less than 50%), MeadWestvaco's board of directors may, at its option, exchange all or a part of the outstanding rights for MeadWestvaco common stock at an exchange ratio of one share of common stock per right, adjusted to reflect stock splits, stock dividends or similar transactions.

   MeadWestvaco's board of directors may, at its option, redeem the rights in whole but not in part at any time prior to the earlier of (1) the tenth business day after public announcement of an acquiror obtaining beneficial ownership of 15% or more of the outstanding MeadWestvaco stock, (2) the effective time of a short-form merger of MeadWestvaco with a holder of 90% or more of its stock, or (3) the expiration date of the rights. The redemption price will be $0.01 per right, adjusted to reflect stock splits, stock dividends or similar transactions. MeadWestvaco may, at its option, pay the redemption price in cash, common stock or other consideration as deemed appropriate by the board of directors.

   The terms of the rights may be amended by MeadWestvaco's board of directors without the consent of the holders of the rights, except that after an acquiror obtains 15% or more of MeadWestvaco's common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the rights holders.

   Until the rights are exercised, the rights holders will have no rights as stockholders of MeadWestvaco, including the right to vote or to receive dividends.

   MeadWestvaco's rights agreement will contain rights that will have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire MeadWestvaco on terms not approved by MeadWestvaco's board of directors. However, since the rights may either be redeemed or otherwise made inapplicable by MeadWestvaco, the rights should not interfere with any merger or business combination approved by MeadWestvaco's board of directors. In addition, the rights should not interfere with a proxy contest.

Amendment of Existing Rights Agreements

   Mead amended its existing rights agreement, dated November 9, 1996, and Westvaco amended its existing rights agreement, dated September 23, 1997, to provide that neither the merger agreement nor the mergers will cause Mead or Westvaco, as appropriate, or any other party to the merger agreement to become an "acquiring person" under the other party's rights agreement. In addition, the amendments also provide that the rights will cease to be exercisable immediately prior to the effective time of the mergers.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

   Mead is incorporated under the laws of the State of Ohio and Westvaco and MeadWestvaco are incorporated under the laws of the State of Delaware. In accordance with the merger agreement, at the effective time of the mergers, the holders of Westvaco common stock and Mead common stock will exchange their respective shares of common stock and will become holders of MeadWestvaco common stock. The rights of MeadWestvaco stockholders will be governed by Delaware law and the amended and restated certificate of incorporation and bylaws of MeadWestvaco. The following is a comparison of the material rights of the holders of MeadWestvaco common stock, Mead common stock and Westvaco common stock under each company's organizational documents and the statutory framework in Ohio and Delaware.

   The form of the MeadWestvaco certificate of incorporation and bylaws are included in this joint proxy statement and prospectus as Annex B and are incorporated herein by reference. Copies of the Mead articles of incorporation and regulations and the Westvaco certificate of incorporation and bylaws were previously filed with the SEC. See "Additional Information" on the page preceding the table of contents and "Where You Can Find More Information" on page 110. The following summary is not intended to be complete and is qualified by reference to Delaware law, Ohio law, the Westvaco certificate of incorporation and bylaws, the Mead articles of incorporation and regulations and the MeadWestvaco amended and restated certificate of incorporation and bylaws.

Comparison of Charter and Bylaw/Regulation Provisions

      Provision                MeadWestvaco                     Mead                      Westvaco
------------------------------------------------------------------------------------------------------------
  Board of Directors
------------------------------------------------------------------------------------------------------------
 Size of Board         MeadWestvaco's board         Mead's board of directors    Westvaco's board of
                       of directors must consist    currently consists of 11     directors must consist of
                       of an even number of         directors. The size of the   not less than 9 and not
                       directors, as determined     board of directors may be    more that 16 directors, as
                       by the board of directors.   changed by the               determined by the board
                       Until the end of the         affirmative vote of the      of directors. Westvaco's
                       transition period (i.e., the holders of at least 75% of   board of directors
                       earlier of the first annual  Mead's voting power or       currently consists of 9
                       meeting after 12/31/2003     by the affirmative vote of   directors.
                       or the date of the           a majority of Mead's
                       retirement of Mr. Tatar),    directors.
                       50% of the board of
                       directors will consist of
                       directors appointed by
                       each of Mead and
                       Westvaco.
------------------------------------------------------------------------------------------------------------
 Removal of Directors  A director may be            A director may be            A director may be
                       removed only for cause       removed only by the          removed only for cause
                       by the affirmative vote of   affirmative vote of the      by the affirmative vote of
                       the holders of at least      holders of 75% of Mead's     the holders of at least
                       75% of the voting power      voting power entitled to     75% of the voting power
                       of the then outstanding      vote in the election of      of the then outstanding
                       shares.                      directors. However,          shares.
                                                    unless all directors are
                                                    removed, no individual
                                                    director can be removed if
                                                    the votes of a sufficient
                                                    number of shares are cast
                                                    against his removal
                                                    which, if cumulatively
                                                    voted at an election of all
                                                    directors, would be
                                                    sufficient to elect at least
                                                    one director.


      Provision                 MeadWestvaco                     Mead                      Westvaco
--------------------------------------------------------------------------------------------------------------
  Cumulative Voting      MeadWestvaco will not       Mead's directors are         Westvaco does not have
                         have cumulative voting.     eligible for election by     cumulative voting.
                                                     cumulative voting upon
                                                     notice by a Mead
                                                     stockholder.
--------------------------------------------------------------------------------------------------------------
  Terms of Directors     MeadWestvaco's              All of Mead's directors      Westvaco's directors
                         directors will serve three- serve one-year terms and     serve three-year terms,
                         year terms, with the        are elected at each annual   with the terms staggered
                         terms staggered so that     meeting.                     so that approximately
                         approximately one-third                                  one-third of the board of
                         of the board of directors                                directors is elected at
                         will be elected at each                                  each annual meeting.
                         annual meeting.
--------------------------------------------------------------------------------------------------------------
  Stockholder Meetings
--------------------------------------------------------------------------------------------------------------
  Annual Meetings        Held annually on a date     Held in April as fixed by    Held on the fourth
                         and at a time as fixed by   the board of directors.      Tuesday in February or
                         the board of directors.                                  as otherwise determined
                                                                                  by the board of directors.
--------------------------------------------------------------------------------------------------------------
  Calling a Special      Only the chairman of the    The chairman of the          Only the chairman of the
  Meeting                board, the president or a   board, the president (or, in board, the president or a
                         majority of the board of    the president's absence,     majority of the board of
                         directors may call a        death or disability, any     directors may call a
                         special meeting.            vice president), or the      special meeting.
                                                     directors by action at a
                                                     meeting, or a majority of
                                                     the board of directors
                                                     acting without a meeting
                                                     may call a special
                                                     meeting. In addition,
                                                     special meetings shall be
                                                     called by the secretary
                                                     upon written request of
                                                     stockholders holding 50%
                                                     or more of all shares
                                                     outstanding and entitled
                                                     to vote at the meeting.
--------------------------------------------------------------------------------------------------------------
  Quorum Requirements    The presence, in person     Holders of record of         The presence, in person
                         or by proxy, of the         shares representing a        or by proxy, of the
                         holders of shares           majority of the voting       holders of shares
                         representing a majority of  power of Mead, present       representing a majority of
                         the total votes entitled to in person or by proxy,       the total votes entitled to
                         be cast at any stockholder  constitute a quorum for      be cast at any meeting
                         meeting constitutes a       all purposes at any          constitutes a quorum at
                         quorum at such meeting.     meeting of stockholders.     such meeting.
--------------------------------------------------------------------------------------------------------------
  Vote Required for      Stockholder action          Stockholder action           Stockholder action
  Stockholder Action     generally requires the      generally requires the       generally requires the
                         affirmative vote of a       affirmative vote of a        affirmative vote of a
                         majority of the shares      majority of the shares       majority of the shares
                         present in person or by     entitled to vote thereon     present in person or by
                         proxy, except that any      present in person or by      proxy and entitled to vote
                         action involving an         proxy, except (1) that the   on the subject matter,
                         amendment of any            removal of directors and     except that any action
                         provision of the bylaws     changing the                 involving (1) any
--------------------------------------------------------------------------------------------------------------


        Provision                  MeadWestvaco                   Mead                    Westvaco
------------------------------------------------------------------------------------------------------------
                            and the removal of         number of directors        business combination
                            directors require the vote requires the vote of 75%   with a holder of 10% of
                            of 75% of the total voting Mead's voting power        Westvaco's stock, (2) the
                            power of the then          entitled to vote in the    removal of directors, (3)
                            outstanding stock.         election of directors or   the amendment of certain
                                                       (2) when a different       provisions of the bylaws,
                                                       proportion is required by  and (4) certain charter
                                                       law or Mead's articles of  amendments (see below),
                                                       incorporation or           requires the vote of 75%
                                                       regulations. Under Ohio    of the total voting power
                                                       law, the affirmative vote  of all the outstanding
                                                       of at least two-thirds of  stock.
                                                       the voting power of a
                                                       corporation is required to
                                                       adopt an agreement of
                                                       merger or consolidation.
------------------------------------------------------------------------------------------------------------
  Action by Written         Stockholder action must    Action by written consent  Stockholder action must
  Consent                   be taken at an annual or   is permitted only if       be taken at an annual or
                            special meeting and not    unanimous.                 special meeting and not
                            by written consent.                                   by written consent.
------------------------------------------------------------------------------------------------------------
  Advanced Notice           In general, to bring a     Mead's regulations         In general, to bring a
  Requirements for          matter before an annual    require advance notice     matter before an annual
  Stockholder               meeting, a stockholder     only for stockholder       meeting, a stockholder
  Nominations and           generally must give        director nominations.      generally must give
  Other Business            notice of a proposed                                  notice of a proposed
                            matter not less than 90    A stockholder must give    matter not less than 90
                            and not more than 120      notice of a proposed       and not more that 120
                            days prior to the first    director nomination not    days prior to the first
                            anniversary of the         less than 50 and not more  anniversary of the
                            immediately preceding      than 75 days prior to the  immediately preceding
                            annual meeting.            meeting.                   annual meeting.

                            Notice of nominations for                             Notice of nominations for
                            the election of directors                             the election of directors
                            must be given not later                               must be given not later
                            than 90 days in advance                               than 90 days in advance
                            of an annual meeting or                               of an annual meeting or
                            within seven days of a                                within seven days of a
                            notice of a special                                   notice of a special
                            meeting.                                              meeting.
------------------------------------------------------------------------------------------------------------
  Amendments to
  Organizational
  Documents
------------------------------------------------------------------------------------------------------------
  Certificate/Articles of   MeadWestvaco's             Under Ohio law,            Westvaco's certificate
  Incorporation             certificate may generally  stockholders need a two-   may generally be
                            be amended by the board    thirds vote to amend the   amended by the board
                            of directors and the       articles. Under limited    and the affirmative vote
                            affirmative vote of the    circumstances, the board   of the holders of a
                            holders of shares          may amend the articles     majority of the voting
                            representing a majority of without a stockholder      power of the stock then
                            the voting power of the    vote.                      outstanding, except that
                            stock then outstanding.                               any amendment of the
                                                                                  certificate dealing with
                                                                                  the following matters
                                                                                  requires the affirmative
                                                                                  vote of the holders of
                                                                                  75% of the voting power
                                                                                  of the stock
------------------------------------------------------------------------------------------------------------


     Provision             MeadWestvaco                   Mead                    Westvaco
----------------------------------------------------------------------------------------------------
                                                                          then outstanding:
                                                                          .the powers, action,
                                                                           nominations and
                                                                           removal of directors;
                                                                          .the terms of the
                                                                           directors;
                                                                          .prohibition on
                                                                           stockholder action by
                                                                           written consent;
                                                                          .bylaw amendments;
                                                                           and
                                                                          .certain transactions
                                                                           with beneficial owners
                                                                           of 10% or more of
                                                                           Westvaco's
                                                                           outstanding common
                                                                           stock.
----------------------------------------------------------------------------------------------------
 Bylaws/Regulations MeadWestvaco's bylaws       Mead's regulations may    Westvaco's bylaws may
                    generally may be            be amended or repealed    be generally amended by
                    amended by a majority of    at any stockholder        the whole board of
                    the whole board of          meeting called for that   directors or holders of a
                    directors or by the vote of purpose by the            majority of the voting
                    75% of the total voting     affirmative vote of the   stock at the relevant
                    power of the then           holders of a majority of  meeting, except that
                    outstanding stock;          the voting power of       amendments of the
                    provided that until the     Mead; provided,           provisions related to
                    end of the transition       however, that the         authority to call special
                    period, any amendment       provisions related to the stockholder meetings,
                    of the provisions related   number of directors,      and the powers, number,
                    to the composition of the   change in the number of   election, removal and
                    board and its committees,   directors, removal of     nomination of directors
                    the scope of authority of   directors and             require the affirmative
                    certain of                  amendments to the         vote of the holders of
                    MeadWestvaco's officers     regulations may not be    75% of the voting power
                    and the 66 2/3% minimum     amended, or repealed      of the shares then
                    voting requirement for      without the affirmative   outstanding.
                    certain board actions       vote of the holders of
                    must be approved by the     75% of the voting power
                    holders of at least two-    of Mead.
                    thirds of the entire board
                    of directors then in
                    office.
----------------------------------------------------------------------------------------------------
  Capitalization
----------------------------------------------------------------------------------------------------
 Authorized Stock   Common Stock: 600           Common Stock: 300         Common Stock: 300
                    million shares. Preferred   million shares. Preferred million shares. Preferred
                    Stock: 30 million shares.   Stock: 40,357,040 shares. Stock: 10,044,170 shares.
----------------------------------------------------------------------------------------------------
 Preferred Stock    The board is authorized     The board is authorized   The board of directors is
                    to issue preferred stock    to issue preferred stock  authorized to issue
                    from time to time in one    from time to time in one  preferred stock from time
                    or more series, with        or more series, with      to time in one or more
                    terms to be fixed by the    terms to be fixed by the  series, with terms to be
                    board of directors.         board of directors.       fixed by the board of
                                                                          directors.
----------------------------------------------------------------------------------------------------


        Provision                  MeadWestvaco                   Mead                      Westvaco
---------------------------------------------------------------------------------------------------------------
  Rights Agreements
---------------------------------------------------------------------------------------------------------------
                            MeadWestvaco will          Mead has adopted a          Westvaco has adopted a
                            adopt a rights agreement   rights agreement, dated     rights agreement, dated
                            prior to the effective     as of November 9, 1996.     as of September 23,
                            time of the mergers. The   The rihts agreement         1997. The rights
                            rights agreement will      triggers upon the           agreement triggers upon
                            trigger upon the           acquisition by a third      the acquisition by a third
                            acquisition by a third     party of 20% of Mead's      party of 15% of
                            party of 15% of            outstanding common          Westvaco's outstanding
                            MeadWestvaco's             stock. Mead's board of      common stock.
                            outstanding common         directors may redeem the    Westvaco's board of
                            stock. MeadWestvaco's      rights at any time prior to directors may redeem the
                            board of directors may     the tenth day after a       rights at any time prior to
                            redeem the rights at any   public announcement of      the public announcement
                            time prior to the earlier  any such acquisition.       of any such acquisition.
                            of (1) the tenth business
                            day after the date at
                            which such an
                            acquisition is publicly
                            announced or (2) the
                            effective time of a short-
                            form merger with a
                            holder of at least 90% of
                            MeadWestvaco's
                            outstanding stock.
---------------------------------------------------------------------------------------------------------------
  Exculpation and
  Indemnification of
  Directors, Officers and
  Employees
---------------------------------------------------------------------------------------------------------------
                            The certificate of         Subject to the Ohio         The certificate of
                            incorporation of           Revised Code, a director    incorporation of
                            MeadWestvaco provides      is liable in damages for    Westvaco provides that
                            that no director will be   any action taken or         no director will be
                            personally liable for      omitted only if it is       personally liable for
                            monetary damages for       proven in court that the    monetary damages for
                            breach of fiduciary duty,  action was taken or         breach of fiduciary duty,
                            except to the extent such  omitted with the            except to the extent such
                            exemption from liability   deliberate intent to cause  exemption from liability
                            is not permitted under     injury to Mead or with      is not permitted under the
                            the Delaware General       reckless disregard for the  Delaware General
                            Corporation Law.           best interests of Mead.     Corporation Law.

                                                       Mead will indemnify any
                                                       of its directors, officers,
                                                       employees or agents of
                                                       against any expenses,
                                                       judgments, decrees, fines,
                                                       penalties and settlement
                                                       payments in connection
                                                       with any action, suit or
                                                       proceeding, whether
                                                       civil, criminal,
                                                       administrative or
                                                       investigative if he was
                                                       made a party by reason of
                                                       his position with Mead or
                                                       actions taken in that
                                                       position provided that,
                                                       among other things:


Provision MeadWestvaco           Mead            Westvaco
----------------------------------------------------------
                       .he or she acted in good
                        faith and in a manner
                        which he or she
                        reasonably believed to
                        be in or not opposed to
                        the best interests of
                        Mead.
                       .if in a criminal action,
                        suit or proceeding, he
                        or she did not have
                        reasonable cause to
                        believe that his or her
                        conduct was unlawful.
                       .he or she is not
                        adjudged to be liable
                        for negligence or
                        misconduct in the
                        performance of his or
                        her duty to Mead.

Comparison of Statutory Rights

  Dissenter's Rights

   Mead. Under Ohio law, upon compliance with certain requirements and procedures, a dissenting stockholder has the right to receive the fair cash value for his or her shares (so-called dissenter's rights) if the stockholder objects to, among other things:

    .  certain specified amendments to the articles of incorporation;

    . the sale, lease, exchange, transfer or other disposition of substantially all the assets; or

    .  specified mergers and consolidations.

   In a merger, upon compliance with specified requirements and procedures, the dissenting stockholders of a domestic corporation that is being merged into another corporation and the stockholders of a domestic surviving corporation whose adoption of the merger agreement is required are entitled to dissenters' rights. A stockholder entitled to dissenters' rights may exercise these rights if:

    .  the merger requires adoption of the merger agreement by the stockholders;

    . the dissenting stockholder holds shares of the corporation as of the record date for the stockholder meeting at which the merger agreement is submitted;

    . the dissenting stockholder does not vote his or her shares in favor of the merger agreement; and

    . not more than ten days after the date of the meeting at which the stockholder vote was taken, the dissenting stockholder delivers to the corporation a written demand for payment to him or her of the fair cash value of his or her shares. The demand must state the dissenting stockholder's address, the number and class of dissenting shares and the amount claimed by the dissenting stockholder as the fair cash value of the shares.

   Westvaco. Under Delaware law, a dissenting stockholder may seek dissenter's rights in connection with statutory mergers or consolidations in certain specific situations. Dissenter's rights are not available to a corporation's stockholders under Delaware law, however, with respect to shares of common stock that, at the applicable record date, (1) were listed on a national securities exchange or designated as a national market system security on an inter dealer quotation system by NASD or (2) were held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger or consolidation to accept any consideration other than:

    .  shares of the surviving corporation;

    . shares of stock of another listed corporation which are the kind described in (1) or (2) above;

    .  cash in lieu of fractional shares; or

    . any combination of the consideration described in the first three bullet points.

   Because Westvaco's shares of common stock are listed on the New York Stock Exchange and Westvaco's stockholders will receive shares of a corporation listed on the New York Stock Exchange and cash in lieu of fractional shares as merger consideration, Westvaco's stockholders will not be entitled to dissenter's rights in connection with the merger.

   MeadWestvaco. The holders of MeadWestvaco stock will have dissenter's rights to the extent dissenter's rights are available under Delaware law. These rights are described under the caption "Westvaco" above.

  Transactions With Interested Stockholders

   Ohio and Delaware have laws that may delay or prevent certain unsolicited takeover attempts. These statutes encourage an acquiring company to negotiate with a target company's board of directors in advance of a takeover attempt.

   Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, the Ohio Merger Moratorium Statute, applies to Mead. The Ohio Merger Moratorium Statute governs business combinations and other transactions between an Ohio public company and an "interested stockholder." An interested stockholder is a person who beneficially owns or has the right to vote 10% or more of a company's outstanding shares and who acquired the shares or voting rights without the prior approval of the company's board of directors.

   For three years after a person becomes an interested stockholder, the following transactions between the company and the interested stockholder or persons related to that stockholder are prohibited:

    .  mergers and similar transactions;

    .  the sale or acquisition of any interest in assets;

    . the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the company's outstanding shares;

    .  a voluntary dissolution;

    . a transaction that increases the interested stockholder's proportionate ownership of the company; and

    .  any other benefit that is not shared proportionately by all stockholders.

   After three years, transactions between the company and an interested stockholder generally require:

    . approval by at least a two-thirds majority stockholder vote, including a majority of shares not owned or controlled by the interested stockholder; or

    . satisfaction of the statutory fair price requirements that apply to shares held by persons other than the interested stockholder.

   Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law, a similar statute, applies to Westvaco and MeadWestvaco.

   Section 203 of the Delaware General Corporation Law provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation, thereby becoming an interested stockholder, that person generally may not engage in certain transactions with the corporation for a period of three years unless one of the following three exceptions applies:

    . the board of directors approved the acquisition of stock or the transaction prior to the time that the person became an interested stockholder;

    . upon consummation of the transaction in which the person became an interested stockholder, the interested stockholder became an 85% owner of the voting stock of the corporation in the transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or

    . the transaction is approved by the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   In addition, the Westvaco certificate of incorporation provides that certain transactions with the beneficial owner of 10% of the voting power of Westvaco's outstanding voting stock, including a merger, significant dispositions of assets, certain issuances or transfers of securities, certain plans of liquidation and dissolution, and certain reclassifications of securities, generally require the affirmative vote of 75% of the voting power of the outstanding shares of stock entitled to vote in the election of directors (unless the transaction is approved by a majority of continuing directors or specified fair price requirements are met).

   MeadWestvaco will be governed by Section 203 of the Delaware General Corporation Law. The MeadWestvaco amended and restated certificate of incorporation does not contain a provision with respect to transactions with "interested stockholders."

   Differences. The following are the major differences between Chapter 1704 of the Ohio General Corporation Law and Section 203 of the Delaware General Corporation Law:


            Ohio General Corporation Law                       Delaware General Corporation Law
                    Chapter 1704                                         Section 203
                    ------------                                         -----------
----------------------------------------------------------------------------------------------------------
 .  Triggered by the acquisition of 10% of voting     .  Triggered by the acquisition of 15% of voting
   power without prior approval of board of             power without prior approval of the board of
   directors                                            directors
----------------------------------------------------------------------------------------------------------
 .  Substantially all transactions with an interested .  Transactions with an interested stockholder are
   stockholder are prohibited for three years           prohibited for three years, unless approved by at
                                                        least two-thirds of outstanding voting stock
----------------------------------------------------------------------------------------------------------
 .  Prohibition continues after initial three-year    .  Prohibition terminates after three years
   period unless transaction is approved by the
   required percentage of shares or stockholders
   receive fair value
----------------------------------------------------------------------------------------------------------
 .  No exemption for a person who acquires            .  Does not apply to a person who acquires 85% of
   significant percentage of stock                      outstanding stock
----------------------------------------------------------------------------------------------------------
 .  Right to vote revocable proxy is not expressly    .  Right to vote revocable proxy is excluded from
   excluded from definition of interested               definition of interested stockholder
   stockholder

  Profit Recapture Provision

   Section 1707.043 of the Ohio Revised Code applies to Mead. This section provides that:

    . if a stockholder disposes of an Ohio company's stock for a profit of more than $250,000 within 18 months after announcing an intention to make a proposal to acquire control of the company;

    . then, the company may recover the profit unless the stockholder proves in court that:

       o its sole purpose in making the proposal was to acquire control of the company and it had reasonable grounds to believe it would succeed;

       o it did not make the proposal for the purpose of manipulating the market, increasing its profit or decreasing its loss; and

       o the proposal did not have a material adverse effect on the price or trading volume of the shares.

   Delaware law does not have a comparable provision.

  Control Share Acquisition Statute

   Section 1701.83 of the Ohio Revised Code requires that control share acquisitions (defined as the acquisition by any person of 20% or more of the voting power of a company) may only be made with the prior authorization of the company's stockholders.

   Any control share acquisition must be approved by the holders of shares representing a majority of the voting power represented at a special meeting called for the purposes of voting on the control share acquisition and a majority of a portion of the voting power represented at the special meeting excluding the voting power of the shares of the acquiring person, any officers and any employee directors of the company and shares acquired by any person after disclosure of the bid that exceed $250,000 or 0.5% of the voting shares.

   This statute is applicable to Mead only. Delaware law does not have a comparable statute.

            STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF
                  MEAD COMMON STOCK AND WESTVACO COMMON STOCK

   It is a condition to the business combination that the shares of MeadWestvaco common stock to be issued in the business combination be approved for listing on the New York Stock Exchange. If the business combination is completed, the Mead common stock and the Westvaco common stock will no longer be listed on the New York Stock Exchange or any other exchanges.

                                    EXPERTS

  Mead

   The consolidated financial statements incorporated in this prospectus by reference from The Mead Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

  Westvaco

   The consolidated financial statements of Westvaco Corporation incorporated in this prospectus by reference to Westvaco's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  MW Holding Corporation

   The consolidated balance sheet of MW Holding Corporation included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the MeadWestvaco common stock to be issued in connection with the business combination will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP. Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Mead, and Wachtell, Lipton, Rosen & Katz, counsel to Westvaco, will deliver opinions concerning the federal income tax consequences of the mergers.

                         FUTURE STOCKHOLDER PROPOSALS

  Mead


   If the mergers are not completed, Mead will hold a 2002 Annual Meeting of Stockholders. If such meeting is held, for a stockholder proposal to be considered for inclusion in Mead's proxy statement for the 2002 Annual Meeting, the proposal must have been received by Mead no later than November 15, 2001 and must otherwise have complied with the requirements of Rule 14a-8. The date after which notice of a stockholder proposal submitted outside the process of Rule 14a-8 is considered untimely is January 30, 2002. Notices must have been received by Mead at Courthouse Plaza, Northeast, Dayton, Ohio 45463, Attention:
Sue K. McDonnell, Secretary.

    Westvaco


   If the mergers are not completed, Westvaco will hold a 2002 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals must have been received by Westvaco's no later than August 31, 2001 in order to be eligible for inclusion in Westvaco's proxy statement for the 2002 Annual Meeting. In addition, Westvaco's bylaws outline procedures that a stockholder must follow to bring other business before stockholders' meetings outside the process of Rule 14a-8. For a stockholder to bring other business before the 2002 Annual Meeting, notice must have been given to the Secretary of Westvaco between October 29, 2001 and November 28, 2001 and must have included a description of the proposed business, the reason for conducting such business and other specified matters. Notices must have been received by Westvaco at One High Ridge Park, Stamford, Connecticut 06905, Attention: John W. Hetherington, Secretary.


    MeadWestvaco

   If the mergers are completed, MeadWestvaco expects to hold its first Annual Meeting of Stockholders in April 2002. If such meeting is held in April 2002, for a stockholder proposal to be considered for inclusion in MeadWestvaco's proxy statement for the 2002 Annual Meeting, the proposal must be received by MeadWestvaco no later than January 1, 2002 and must otherwise comply with the requirements of Rule 14a-8. In addition, MeadWestvaco's bylaws outline procedures that a stockholder must follow to bring other business before stockholders' meetings outside the process of Rule 14a-8. For a stockholder to bring other business before the 2002 Annual Meeting, notice must be given to the Secretary of MeadWestvaco between January 1, 2002 and February 1, 2002 and must include a description of the proposed business, the reason for conducting such business and other specified matters. Notices must be received by MeadWestvaco at One High Ridge Park, Stamford, Connecticut 06905, Attention:
Secretary.

                      WHERE YOU CAN FIND MORE INFORMATION

   Mead and Westvaco file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the following locations of the SEC:

Public Reference Room         Midwest Regional Office
450 Fifth Street, N.W. Office 500 West Madison Street
Room 1024                     Suite 1400
Washington, D.C. 20549        Chicago, Illinois 60661-2511

   The public may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0300. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Mead and Westvaco, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You may also obtain printer-friendly versions of Mead's SEC reports at http://www.mead.com and printer-friendly versions of Westvaco's SEC reports at http://www.westvaco.com.

   You can also inspect reports, proxy statements and other information about Mead and Westvaco at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

   MeadWestvaco has filed a Registration Statement on Form S-4 to register with the SEC for the MeadWestvaco common stock to be issued to Mead stockholders and Westvaco stockholders in the business combination. This joint proxy statement and prospectus is a part of that Registration Statement and constitutes a prospectus of MeadWestvaco in addition to being a proxy statement of Mead and Westvaco for the special meetings. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" information into this joint proxy statement and prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement and prospectus, except for any information superseded by information in this joint proxy statement and prospectus. This joint proxy statement and prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.


Mead SEC Filings                                                Period
----------------                                                ------
Current Report on Form 8-K..................................... Dated October 18, 2001
Current Report on Form 8-K..................................... Dated October 16, 2001
Quarterly Report on Form 10-Q.................................. Quarter ended September 30, 2001
Current Report on Form 8-K..................................... Dated August 28, 2001
Quarterly Report on Form 10-Q.................................. Quarter ended July 1, 2001
Quarterly Report on Form 10-Q.................................. Quarter ended April 1, 2001
Proxy Statement................................................ Filed March 9, 2001
Annual Report on Form 10-K and
   Amendment No. 1 to Annual Report on Form 10-K and Amendment
     No. 2 to Annual Report on Form 10-K....................... Year ended December 31, 2000

Westvaco SEC Filings                                            Period
--------------------                                            ------
Current Report on Form 8-K..................................... Dated December 20, 2000
Current Report on Form 8-K..................................... Dated October 18, 2001
Current Report on Form 8-K..................................... Dated October 17, 2001
Current Report on Form 8-K..................................... Dated September 12, 2001
Current Report on Form 8-K..................................... Dated August 31, 2001
Quarterly Report on Form 10-Q.................................. Quarter ended July 31, 2001
Quarterly Report on Form 10-Q and
   Amended Quarterly Report on Form 10-Q/A..................... Quarter ended April 30, 2001
Additional Proxy Materials..................................... Filed February 13, 2001
Current Report on Form 8-K..................................... Dated February 6, 2001
Quarterly Report on Form 10-Q.................................. Quarter ended January 31, 2001
Current Report on Form 8-K..................................... Dated January 25, 2001
Proxy Statement................................................ Filed January 12, 2001
Current Report on Form 8-K..................................... Dated December 5, 2000
Annual Report on Form 10-K..................................... Year ended October 31, 2000


   We are also incorporating by reference additional documents that we file with the SEC between the date of this joint proxy statement and prospectus and the dates of the special meetings of our stockholders.

   Mead has supplied all information contained or incorporated by reference in this document relating to Mead and Westvaco has supplied all information contained or incorporated by reference in this document relating to Westvaco.


You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus to vote on the mergers. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated December 20, 2001. You should not assume that the information contained in this joint proxy statement and prospectus is accurate as of any date other than such date, and neither the mailing of the joint proxy statement and prospectus to stockholders nor the issuance of MeadWestvaco common stock in the mergers shall create any implication to the contrary.

                         INDEPENDENT AUDITORS' REPORT

MW Holding Corporation

   We have audited the accompanying consolidated balance sheet of MW Holding Corporation as of September 21, 2001. This consolidated balance sheet is the responsibility of MW Holding Corporation's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of MW Holding Corporation at September 21, 2001, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
/s/ Deloitte & Touche LLP
Dayton, Ohio
September 27, 2001

                            MW HOLDING CORPORATION
                          CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 21, 2001

Consolidated Balance Sheet as of September 21, 2001

ASSETS--
 Cash.................................................................................. $1
                                                                                        ==
STOCKHOLDER'S EQUITY--
 Common stock ($.01 par value per share, 100 shares authorized, issued and outstanding) $1
                                                                                        ==

             See accompanying Notes to Consolidated Balance Sheet

                            MW HOLDING CORPORATION

                    Notes to the Consolidated Balance Sheet

A. Organization

   MW Holding Corporation ("MWH") is a newly-formed Delaware corporation, incorporated on August 24, 2001, wholly-owned by The Mead Corporation ("Mead") that has not, to date, conducted any activities other than those incident to its formation, the formation of two subsidiaries being Michael Merger Sub Corporation ("Michael") and William Merger Sub Corporation ("William"), and its execution of the Amended and Restated Agreement and Plan of Merger by and among MWH, Michael, William, Mead and Westvaco Corporation ("Westvaco") (the "Merger Agreement") and related agreements.

B. Principles of Consolidation

   The consolidated balance sheet includes the accounts of Michael and William. None of the activities of MWH to date have resulted in intercompany accounts or transactions that require elimination.

C. The Merger Agreement

   On August 28, 2001, MWH entered into the Merger Agreement described above. According to the Merger Agreement, at the closing date of the merger, MW
Holding Corporation will cause its name to be changed to MeadWestvaco Corporation ("MeadWestvaco"). MeadWestvaco will be authorized to issue 600 million shares of common stock, $0.01 par value per share, and 30 million shares of preferred stock, $0.01 par value per share. Six million shares of MeadWestvaco's preferred stock will be designated Series A Junior Participating Preferred Stock for issuance in connection with the exercise of MeadWestvaco's preferred share purchase rights. The preferred stock purchase rights will not be exercisable or evidenced separately from the MW Holding Corporation common stock until events specified in MW Holding Corporation's Rights Agreement occur.

   At the closing date of the mergers, Michael will merge with and into Mead, and William will merge with and into Westvaco. Each share of Mead common stock will be converted into one share of MeadWestvaco common stock and the right to receive cash consideration of $1.20. Each share of Westvaco common stock will be converted into 0.97 shares of MeadWestvaco common stock.

   Each outstanding option to purchase Mead common stock and each outstanding limited right issued under the Mead stock plans, will be converted into an option or limited right, as the case may be, with respect to MeadWestvaco stock, under the terms and subject to the calculations set forth in the Merger Agreement. All unvested (i) options to purchase Mead common stock which were outstanding at the date of the Merger Agreement and which are outstanding immediately prior to approval of the Mead merger proposal, (ii) options to purchase Mead common stock outstanding immediately prior to approval of the Mead merger proposal which were issued after the date of the Merger Agreement upon exercise of a reload option outstanding on the date of the Merger Agreement, and (iii) limited rights outstanding immediately prior to approval of the Mead merger proposal will become fully vested and exercisable immediately prior to approval of the Mead merger proposal by Mead's stockholders at the special meeting in accordance with their terms and subject to the terms and conditions set forth in the Merger Agreement.

   Each outstanding option to purchase Westvaco common stock, each outstanding stock appreciation right and each outstanding limited stock appreciation right issued under the Westvaco stock plans, shall be converted into an option, a stock appreciation right or a limited stock appreciation right, as the case may be, with respect to MeadWestvaco stock, under the terms and subject to the calculations set forth in the Merger Agreement. All unvested options to purchase Westvaco common stock, stock appreciation rights and limited stock appreciation rights which were outstanding on the date of the Merger Agreement and are outstanding immediately prior to the effective time of the mergers will become fully vested and exercisable immediately prior to the effective time of the mergers in accordance with their terms and subject to the terms and conditions set forth in the Merger Agreement.

   As a result of the mergers, Mead and Westvaco will become wholly-owned subsidiaries of MeadWestvaco. Accordingly, the business of MeadWestvaco, through its wholly-owned subsidiaries, will be the businesses currently conducted by Mead and Westvaco. Immediately upon completion of the business combination, MWH estimates that the Mead stockholders and the Westvaco stockholders will each own approximately 50% of the MeadWestvaco common stock.

   On July 20, 2001, the Financial Accounting Standards Board issued Statement No. 141 entitled Business Combinations ("SFAS No. 141") and Statement No. 142 entitled Goodwill and Other Intangible Assets ("SFAS No. 142"). Under the accounting and reporting rules set forth in these Statements, MeadWestvaco will be required to determine the value of Mead as indicated by the total of the estimated fair value of MeadWestvaco common stock and stock options issued to current Mead stockholders and holders of Mead stock options, the cash paid to current Mead stockholders, and the acquisition costs incurred by Westvaco (i.e., the purchase price); record acquired tangible assets, intangible assets and obligations at their fair value; allocate the excess of the fair value of Mead's assets over the purchase price as a pro rata reduction of the amounts that would otherwise have been assigned to certain of Mead's non-current assets acquired; amortize intangible assets acquired over their estimated useful lives unless they have indefinite lives; and test intangible assets with indefinite lives for impairment annually and whenever an event or circumstances occurs which may indicate that the fair value of an intangible asset may be below its carrying value. To the extent that an intangible asset is impaired, its carrying amount will be adjusted to fair value and an impairment charge made against earnings.

                                  * * * * * *

                                    ANNEX A

                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                            MW HOLDING CORPORATION,

                        MICHAEL MERGER SUB CORPORATION,

                        WILLIAM MERGER SUB CORPORATION,

                             THE MEAD CORPORATION

                                      AND

                             WESTVACO CORPORATION

                          Dated as of October 5, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                   ARTICLE I
                                  THE MERGERS

SECTION 1.1 The Mead Merger............................................ A-1
SECTION 1.2 The Westvaco Merger........................................ A-2
SECTION 1.3 Closing.................................................... A-2
SECTION 1.4 Effective Time............................................. A-2
SECTION 1.5 Effects of the Mergers..................................... A-2

                                  ARTICLE II
                          CERTAIN GOVERNANCE MATTERS

SECTION 2.1 Parent Name Change......................................... A-3
SECTION 2.2 Parent Board of Directors; Committees; CEO................. A-3
SECTION 2.3 Corporate Headquarters..................................... A-3
SECTION 2.4 Integration................................................ A-4
SECTION 2.5 Charters and By-laws of the Surviving Corporations......... A-4
SECTION 2.6 Directors of Surviving Corporations........................ A-4
SECTION 2.7 Stockholder Rights Plan.................................... A-4
SECTION 2.8 Trading Symbol............................................. A-4

                                  ARTICLE III
EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF MEAD AND WESTVACO; EXCHANGE OF
                                 CERTIFICATES

SECTION 3.1 Effect on Capital Stock of Mead and Michael Merger Sub.....  A-5
SECTION 3.2 Effect on Capital Stock of Westvaco and William Merger Sub.  A-6
SECTION 3.3 Exchange of Shares and Certificates........................  A-7
SECTION 3.4 Certain Adjustments........................................ A-10

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of Mead..................... A-11
SECTION 4.2 Representations and Warranties of Westvaco................. A-21

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.1 Conduct of Business........................................ A-30
SECTION 5.2 No Solicitation by Mead.................................... A-34
SECTION 5.3 No Solicitation by Westvaco................................ A-35

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

SECTION 6.1 Preparation of the Form S-4 and the Joint Proxy Statement;
            Stockholders Meetings...................................... A-37
SECTION 6.2 Access to Information; Confidentiality..................... A-38
SECTION 6.3 Reasonable Best Efforts.................................... A-38
SECTION 6.4 Indemnification, Exculpation and Insurance................. A-39
SECTION 6.5 Fees and Expenses.......................................... A-40
SECTION 6.6 Public Announcements....................................... A-40
SECTION 6.7 Affiliates................................................. A-40

SECTION 6.8  NYSE Listing............................................... A-40
SECTION 6.9  Tax Treatment.............................................. A-40
SECTION 6.10 Takeover Statutes.......................................... A-40
SECTION 6.11 Conveyance Taxes........................................... A-41
SECTION 6.12 Employee Benefits.......................................... A-41
SECTION 6.13 Consents of Accountants.................................... A-42
SECTION 6.14 Rights Agreements.......................................... A-42
SECTION 6.15 Transfer Statutes.......................................... A-42
SECTION 6.16 Section 16(b).............................................. A-42
SECTION 6.17 Payment of Dividends....................................... A-43
SECTION 6.18 Employment Agreements...................................... A-43
SECTION 6.19 Share Repurchase........................................... A-43
SECTION 6.20 Parent Taxable Year........................................ A-43

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

SECTION 7.1 Conditions to Each Party's Obligation to Effect The Merger. A-43
SECTION 7.2 Conditions to Obligations of Westvaco...................... A-44
SECTION 7.3 Conditions to Obligations of Mead.......................... A-45

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination................................................ A-45
SECTION 8.2 Effect of Termination...................................... A-47
SECTION 8.3 Amendment.................................................. A-48
SECTION 8.4 Extension; Waiver.......................................... A-48

                                  ARTICLE IX
                              GENERAL PROVISIONS

SECTION 9.1  Nonsurvival of Representations and Warranties.............. A-49
SECTION 9.2  Notices.................................................... A-49
SECTION 9.3  Definitions................................................ A-50
SECTION 9.4  Interpretation............................................. A-50
SECTION 9.5  Counterparts............................................... A-51
SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries............. A-51
SECTION 9.7  Governing Law.............................................. A-51
SECTION 9.8  Assignment................................................. A-51
SECTION 9.9  Consent to Jurisdiction.................................... A-51
SECTION 9.10 Headings, etc.............................................. A-51
SECTION 9.11 Severability............................................... A-51

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

   THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of October 5, 2001 (this "Agreement"), by and among MW HOLDING CORPORATION, a Delaware corporation ("Parent"), MICHAEL MERGER SUB CORPORATION, an Ohio corporation ("Michael Merger Sub"), WILLIAM MERGER SUB CORPORATION, a Delaware corporation ("William Merger Sub"), THE MEAD CORPORATION, an Ohio corporation ("Mead"), and WESTVACO CORPORATION, a Delaware corporation ("Westvaco").

                             W I T N E S S E T H:

   WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger, dated as of August 28, 2001 (the "Original Agreement"); and

   WHEREAS, the parties to the Original Agreement wish to amend (and restate) the Original Agreement to reflect the terms and conditions set forth herein; and

   WHEREAS, the respective Boards of Directors of Mead and Westvaco deem it advisable and in the best interests of their respective corporations and stockholders that Mead and Westvaco engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Mead and Westvaco; and

   WHEREAS, Parent is a newly formed corporation all of the outstanding capital stock of which is owned by Mead; and

   WHEREAS, Mead has caused Parent to form Michael Merger Sub and William Merger Sub, and all of the outstanding capital stock of each of Michael Merger Sub and William Merger Sub is owned by Parent; and

   WHEREAS, the respective Boards of Directors of Mead and Michael Merger Sub have approved this Agreement and the merger of Michael Merger Sub with and into Mead with Mead continuing as the surviving corporation (the "Mead Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

   WHEREAS, the respective Boards of Directors of Westvaco and William Merger Sub have approved this Agreement and the merger of William Merger Sub with and into Westvaco with Westvaco continuing as the surviving corporation (the "Westvaco Merger" and, together with the Mead Merger, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement; and

   WHEREAS, the respective Boards of Directors of Mead and Westvaco, having determined that the Mead Merger, the Westvaco Merger and the other transactions contemplated hereby are advisable and in the best interests of their respective corporations and stockholders, have approved the transactions contemplated by this Agreement; and

   WHEREAS, for United States federal income tax purposes, it is intended that the Mead Merger and the Westvaco Merger will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code.

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGERS

   SECTION 1.1 The Mead Merger.

   (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL"), Michael Merger Sub shall be merged with and into Mead at the

Effective Time (as defined in Section1.4). Following the Effective Time, the separate corporate existence of Michael Merger Sub shall cease, and Mead shall continue as the surviving corporation (the "Mead Surviving Corporation") in the Mead Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Michael Merger Sub in accordance with the OGCL.

   (b) In connection with the Mead Merger, Mead shall take such actions as may be necessary to cause Parent to reserve, prior to the Mead Merger, a sufficient number of shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") to permit the issuance of shares of Parent Common Stock to the holders of common stock, without par value, of Mead (the "Mead Common Stock") as of the Effective Time in accordance with the terms of this Agreement.

   SECTION 1.2 The Westvaco Merger.

   (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), William Merger Sub shall be merged with and into Westvaco at the Effective Time. Following the Effective Time, the separate corporate existence of William Merger Sub shall cease, and Westvaco shall continue as the surviving corporation (the "Westvaco Surviving Corporation") in the Westvaco Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of William Merger Sub in accordance with the DGCL.

   (b) In connection with the Westvaco Merger, Mead shall take such actions as may be necessary to cause Parent to reserve, prior to the Westvaco Merger, a sufficient number of shares of Parent Common Stock to permit the issuance of shares of Parent Common Stock to the holders of common stock, par value $5.00 per share, of Westvaco (the "Westvaco Common Stock") as of the Effective Time in accordance with the terms of this Agreement.

   SECTION 1.3 Closing.

   The closing of the Mergers (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (the date of the Closing, the "Closing Date").

   SECTION 1.4 Effective Time.

   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (a) Mead and Michael Merger Sub shall file with the Secretary of State of the State of Ohio a Certificate of Merger (the "Mead Certificate of Merger") with respect to the Mead Merger, duly executed and completed in accordance with the relevant provisions of the OGCL, and shall make all other filings or recordings required under the OGCL and (b) Westvaco shall file with the Secretary of State of the State of Delaware a Certificate of Merger (the "Westvaco Certificate of Merger") with respect to the Westvaco Merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as both the Mead Certificate of Merger and the Westvaco Certificate of Merger have been duly filed with the Secretaries of State of the States of Ohio and Delaware, respectively, or at such subsequent date or time as Mead and Westvaco shall agree and specify in each such Certificate of Merger (the time the Mergers become effective being hereinafter referred to as the "Effective Time").

   SECTION 1.5 Effects of the Mergers.

   (a) The Mead Merger shall have the effects set forth in Section 1701.82 of the OGCL.

   (b) The Westvaco Merger shall have the effects set forth in Section 259 of the DGCL.

                                  ARTICLE II
                          CERTAIN GOVERNANCE MATTERS

   SECTION 2.1 Parent Name Change.

   At the Effective Time, Parent shall cause its name to be changed to "MeadWestvaco Corporation." Parent shall cause its Certificate of Incorporation and By-laws to be amended as of the Effective Time to read as set forth on Exhibit A hereto.

   SECTION 2.2 Parent Board of Directors; Committees; CEO.

   (a) Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to cause the Board of Directors of Parent to consist, as of the Effective Time, of an even number of directors, (i) 50% of whom shall be persons designated by Mead who were directors of Mead immediately prior to the Effective Time and (ii) 50% of whom shall be persons designated by Westvaco who were directors of Westvaco immediately prior to the Effective Time. No more than one person who is an officer of Mead shall be designated by Mead, and no more than one person who is an officer of Westvaco shall be designated by Westvaco, in each case pursuant to the immediately preceding sentence. If any such person is not able to serve as a director, the party hereto on whose Board of Directors such person presently sits shall designate a replacement. Mead and Westvaco shall mutually agree upon which directors shall be members of which class, with the intent that each class shall, to the extent reasonably practicable, have an equal number of directors designated by each party.

   (b) To the extent mutually agreed upon prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to cause to exist as of the Effective Time such committees of the Board of Directors of Parent, with such members and chairpersons as shall have been mutually agreed upon by Mead and Westvaco. It is the intention of the parties that the members of the committees and the chairpersons thereof should approximate equal representation between Mead and Westvaco directors. Each of Jerome F. Tatar and John A. Luke, Jr. will be members of the class with the longest term.

   (c) Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary (i) to cause Jerome F. Tatar to be designated as Chairman of Parent as of the Effective Time, (ii) to cause John A. Luke, Jr. to be appointed as Chief Executive Officer and President of Parent as of the Effective Time and (iii) to cause the individuals identified on Exhibit B and such other persons as are mutually agreed to by Mead and Westvaco to be officers of Parent as of the Effective Time. The roles of the Chairman of Parent and the Chief Executive Officer of Parent shall be as set forth in the Bylaws of Parent and in their respective employment agreements with Parent.

   SECTION 2.3 Corporate Headquarters.

   (a) After the Effective Time, Parent shall maintain (x) its principal executive offices at the corporate headquarters of Westvaco in Stamford, Connecticut and (y) the headquarters of the paper division and the consumer and office products division at the place of the existing corporate headquarters of Mead. It is also the intention of the parties that the place of the existing corporate headquarters of Mead shall, over time, become the principal location for staff functions of Parent.

   (b) Mead and Westvaco acknowledge the long-standing, mutually beneficial relationship between Mead and the Dayton, Ohio community. In recognition of this, Mead and Westvaco hereby confirm their mutual intention to have Parent maintain this relationship following the Effective Time, including by continuing, following the Effective Time, to provide funding to The Mead Corporation Foundation and to other-wise maintain Mead's charitable and communal endeavors in the Dayton, Ohio community. Mead and Westvaco also confirm their mutual intention, following the Effective Time, to have Parent explore opportunities to minimize the effects, if any, on the headquarters community served by Mead that the provisions of Section 2.3(a) may have.

   SECTION 2.4 Integration.

   Prior to the Effective Time, Mead and Westvaco shall appoint an integration team (the "Integration Team"), half the members of which shall be persons designated by Mead and half the members of which shall be persons designated by Westvaco. The Integration Team shall have one chairperson. The Integration Team shall report to the persons to be appointed pursuant to Section 2.2(c)(i) and
(ii).

   SECTION 2.5 Charters and By-laws of the Surviving Corporations.

   (a) At the Effective Time, the Articles of Incorporation and regulations of Mead, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and regulations of the Mead Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

   (b) At the Effective Time, the Certificate of Incorporation and the by-laws of Westvaco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Westvaco Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

   SECTION 2.6 Directors of Surviving Corporations.

   (a) The directors of Michael Merger Sub and officers of Mead at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Mead Surviving Corporation until their successors shall have been duly elected or qualified or until their earlier death, resignation or removal in accordance with the Mead Surviving Corporation's Articles of Incorporation and regulations.

   (b) The directors of William Merger Sub and officers of Westvaco at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Westvaco Surviving Corporation until their successors shall have been duly elected or qualified or until their earlier death, resignation or removal in accordance with the Westvaco Surviving Corporation's Certificate of Incorporation and by-laws.

   (c) Mead shall cause such persons as shall be mutually agreed upon with Westvaco to be appointed directors of Michael Merger Sub and William Merger Sub, respectively, as of immediately prior to the Effective Time.

   SECTION 2.7 Stockholder Rights Plan.

   Parent shall adopt prior to the Effective Time a stockholder rights plan, in substantially the form set forth in Exhibit C, so that each share of Parent Common Stock issued in the Mergers will have one right issued pursuant to such plan attached to it. The initial purchase price for each such right shall be jointly agreed to by Mead and Westvaco prior to filing the Form S-4 (as defined herein).

   SECTION 2.8 Trading Symbol.

   The ticker symbol for Parent Common Stock following the Mergers shall be as mutually agreed upon by Mead and Westvaco prior to the Effective Time.

                                  ARTICLE III
                EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF
                  MEAD AND WESTVACO; EXCHANGE OF CERTIFICATES

   SECTION 3.1 Effect on Capital Stock of Mead and Michael Merger Sub.

   As of the Effective Time, by virtue of the Mead Merger and without any action on the part of Mead, Michael Merger Sub, Parent or the holders of any shares of Mead Common Stock (or options thereon) or any shares of common stock of Michael Merger Sub:

   (a) Conversion of Mead Common Stock. Each issued and outstanding share of Mead Common Stock (other than any shares of Mead Common Stock to be canceled pursuant to Section 3.1(c) and other than the Dissenting Shares (as defined below)) shall be converted into the right to receive (i) cash and (ii) shares of Parent Common Stock as follows: (x) a portion of each such issued and outstanding share of Mead Common Stock equal in value to $1.20 at the Effective Time shall be surrendered to Mead in consideration for the right to receive $1.20 in cash (the "Cash Consideration") and (y) the remaining portion of each such issued and outstanding share of Mead Common Stock shall be exchanged in consideration for the right to receive one fully paid and nonassessable share of Parent Common Stock. Notwithstanding anything in this Agreement to the contrary, it shall be the obligation of Mead to pay the Cash Consideration to each holder of Mead Common Stock as of the Effective Time. As of the Effective Time, all such shares of Mead Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate representing any shares of Mead Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, (i) the Cash Consideration for each share of Mead Common Stock so represented and (ii) certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section3.3 without interest. The Cash Consideration and shares of Parent Common Stock to be received as consideration pursuant to the Mead Merger with respect to shares of Mead Common Stock is referred to herein as the "Mead Merger Consideration."

   (b) Conversion of Common Stock of Michael Merger Sub. Each issued and outstanding share of common stock, without par value, of Michael Merger Sub shall be converted into one fully paid and nonassessable share of common stock, without par value, of the Mead Surviving Corporation.

   (c) Cancellation of Treasury Shares. Each share of Mead Common Stock or Parent Common Stock held in the treasury of, or owned by, Mead or Parent immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

   (d) Assumption and Conversion of Mead Options.

      (i) As of the Effective Time, each option to purchase Mead Common Stock issued under each Mead Stock Plan (as defined in Section 4.1(c)) (collectively, the "Mead Options") that is outstanding immediately prior to the Effective Time and each Limited Right issued under each Mead Stock Plan (collectively, the "Mead Limited Rights") that is outstanding immediately prior to the Effective Time shall be converted into an option (a "Parent Option") or a Limited Right (a "Parent Limited Right"), as applicable, with respect to the greatest number of whole shares of Parent Common Stock that does not exceed the number of shares of Mead Common Stock with respect to the Mead Option or Mead Limited Right, as applicable, immediately prior to the Effective Time multiplied by the "Mead Exchange Ratio". The Mead Exchange Ratio shall be the sum of (x) plus (y), where (x) is one and (y) is the number equal to the quotient of $1.20 divided by the Parent Closing Share Value. "Parent Closing Share Value" shall mean the average of the high and low trading prices of a whole share of Parent Common Stock on the New York Stock Exchange on the Closing Date, or, if there shall be no such trading of Parent Common Stock on the Closing Date, on the first trading date thereafter. The exercise price per share of Parent Common Stock under the Parent Option or Parent Limited Right, as applicable, shall be the exercise price per share of Mead Common Stock with respect to the corresponding Mead Option or Mead Limited Right, as applicable, immediately prior to the Effective Time divided by the Mead Exchange Ratio (and rounded up to the nearest penny). The parties hereto acknowledge that (i) each unvested Mead Option issued under each Mead Stock Plan that is outstanding both on the date hereof and immediately prior to shareholder approval of the Mead Merger and each Mead Option which is hereafter issued upon the exercise of a currently outstanding Mead Option that includes an automatic reload feature and is outstanding immediately prior to shareholder approval shall become fully vested and exercisable immediately prior to the approval date in accordance with its terms, and
   (ii) each Mead Limited Right that is outstanding upon the date of shareholder approval of this Agreement shall become fully vested and exercisable on that date subject to any applicable limitation in its terms. Notwithstanding the foregoing provisions of this Section 3.1(d)(i), (i) an opportunity to purchase Mead Common Stock under the Mead Employees Stock Purchase Plan shall not be considered a Mead Option, and (ii) the conversion and assumption provided in this Section 3.1(d) with respect to any Mead Option which qualifies as an "incentive stock option" (as defined in section 422 of the Code) shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

      (ii) As of the Effective Time, Parent shall assume in full each Mead Option and Mead Limited Right and all of the other rights and obligations of Mead under the Mead Stock Plans as provided herein. The assumption of a Mead Option or Mead Limited Right by Parent shall not terminate or modify (except as required hereunder) any of the terms thereof. After such assumption, Parent shall issue, upon any partial or total exercise of any Mead Option, in lieu of shares of Mead Common Stock, the number of shares of Parent Common Stock to which the holder of the Mead Option is entitled pursuant to this Agreement. The assumption by Parent of Mead Options and Mead Limited Rights shall not give holders of Mead Options and Mead Limited Rights any additional benefits that they did not have immediately prior to the Effective Time. Parent shall file with the Securities and Exchange Commission (the "SEC"), within a reasonable period of time following the Effective Time, a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), covering, to the extent applicable, the shares of Parent Common Stock to be issued upon the exercise of Mead Options assumed by Parent pursuant hereto. Prior to the Effective Time, Mead shall make such amendments, if any, to the Mead Stock Plans, and any option or rights award agreements (subject to the consent of agreement holders, if necessary), as shall be necessary to permit such assumption in accordance with this Section 3.1(d) and to provide that holders of such options, following the Effective Time, will not have any rights to acquire Mead Common Stock.

   SECTION 3.2 Effect on Capital Stock of Westvaco and William Merger Sub.

   As of the Effective Time, by virtue of the Westvaco Merger and without any action on the part of Westvaco, William Merger Sub, Parent or the holders of any shares of Westvaco Common Stock (or options thereon) or any shares of common stock of William Merger Sub:

   (a) Conversion of Westvaco Common Stock. Each issued and outstanding share of Westvaco Common Stock (other than any shares of Westvaco Common Stock to be canceled pursuant to Section 3.2(c)) shall be converted into the right to receive .97 (the "Westvaco Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time, all such shares of Westvaco Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate representing any shares of Westvaco Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.3 without interest. The shares of Parent Common Stock to be received as consideration pursuant to the Westvaco Merger with respect to shares of Westvaco Common Stock (together with cash in lieu of fractional shares of Parent Common Stock as specified below) is referred to herein as the "Westvaco Merger Consideration."

   (b) Conversion of Common Stock of William Merger Sub. Each issued and outstanding share of common stock, par value $0.01 per share, of William Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Westvaco Surviving Corporation.

   (c) Cancellation of Treasury Shares. Each share of Westvaco Common Stock held in the treasury of Westvaco immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

   (d) Assumption and Conversion of Westvaco Options.

      (i) As of the Effective Time, each option to purchase Westvaco Common Stock issued under each Westvaco Stock Plan (as defined in Section 4.2(c)) (collectively, the "Westvaco Options") that is outstanding immediately prior to the Effective Time, each stock appreciation right issued under each Westvaco Stock Plan (collectively, the "Westvaco SARs") that is outstanding immediately prior to the Effective Time and each limited stock appreciation right issued under each Westvaco Stock Plan that is outstanding immediately prior to the Effective Time shall be converted into an option (a "Parent Option"), a stock appreciation right (a "Parent SAR"), or a limited stock appreciation right (a "Parent LSAR"), as applicable, with respect to the greatest number of whole shares of Parent Common Stock that does not exceed the number of shares of Westvaco Common Stock with respect to the Westvaco Option, the Westvaco SAR or the Westvaco LSAR, as applicable, immediately prior to the Effective Time multiplied by the Westvaco Exchange Ratio. The exercise price per share of Parent Common Stock under the Parent Option, Parent SAR or Parent LSAR, as applicable, shall be the exercise price per share of Westvaco Common Stock under the corresponding Westvaco Option, Westvaco SAR or Westvaco LSAR, as applicable, immediately prior to the Effective Time divided by the Westvaco Exchange Ratio (and rounded up to the nearest penny). The parties hereto acknowledge that each Westvaco Option, each Westvaco SAR and each Westvaco LSAR that is outstanding both on the date hereof and immediately prior to the Effective Time shall become fully vested and exercisable at the Effective Time in accordance with its terms. Notwithstanding the foregoing provisions of this Section 3.2(d)(i), the conversion and assumption provided in this Section 3.2(d) with respect to any Westvaco Option which qualifies as an "incentive stock option" (as defined in section 422 of the Code) shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

      (ii) As of the Effective Time, Parent shall assume in full each Westvaco Option, Westvaco SAR and Westvaco LSAR and all of the other rights and obligations of Westvaco under the Westvaco Stock Plans as provided herein. The assumption of a Westvaco Option, Westvaco SAR or Westvaco LSAR by Parent shall not terminate or modify (except as required hereunder) any of the terms thereof. After such assumption, Parent shall issue, upon any partial or total exercise of any Westvaco Option, in lieu of shares of Westvaco Common Stock, the number of shares of Parent Common Stock to which the holder of the Westvaco Option is entitled pursuant to this Agreement. The assumption by Parent of Westvaco Options, Westvaco SARs and Westvaco LSARs shall not give holders of Westvaco Options, Westvaco SARs and Westvaco LSARs any additional benefits that they did not have immediately prior to the Effective Time. Parent shall file with the SEC, within a reasonable period of time following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering, to the extent applicable, the shares of Parent Common Stock to be issued upon the exercise of Westvaco Options assumed by Parent pursuant hereto. Prior to the Effective Time, Westvaco shall make such amendments, if any, to the Westvaco Stock Plans, and any option or rights award agreement (subject to the consent of agreement holders, if necessary), as shall be necessary to permit such assumption in accordance with this Section 3.2(d) and to provide that holders of such options, SARs and LSARs, following the Effective Time, will not have any rights to acquire Westvaco Common Stock.

   SECTION 3.3 Exchange of Shares and Certificates.

   (a) Exchange Agent. As of the Effective Time, Mead and Westvaco shall mutually designate a bank, trust company or nationally recognized shareholder services provider (the "Exchange Agent") for the purpose of exchanging, in accordance with this Article III, Certificates (as defined in Section 3.3(b)) for the Mead Merger Consideration and the Westvaco Merger Consideration. Parent (and, in the case of the Cash Consideration, Mead) shall make available to the Exchange Agent, as needed, the Mead Merger Consideration and the Westvaco Merger Consideration to be delivered in respect of the shares of Mead Common Stock and Westvaco Common Stock.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Mead Common Stock or Westvaco Common Stock (the "Certificates") whose shares were converted into the right to the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be, the (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article III and, in the case of holders of Certificates that immediately prior to the Effective Time represented outstanding shares of Mead Common Stock, the Cash Consideration in respect of each such share of Mead Common Stock so represented, and the Certificate so surrendered shall forthwith be canceled. If any portion of the Mead Merger Consideration or the Westvaco Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration of such Mead Merger Consideration or Westvaco Merger Consideration, as the case may be, that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Mead Merger Consideration or the Westvaco Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be. No interest shall be paid or shall accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

   (c) Distributions with respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.3(e) until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Ownership Rights in Mead Common Stock or Westvaco Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.3(c) or 3.3(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Mead Common Stock or Westvaco Common Stock theretofore represented by such Certificates, subject, however, to the obligation of the Mead Surviving Corporation or the Westvaco Surviving Corporation, as the case may be and as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Mead and Westvaco on such shares of Mead Common Stock and Westvaco Common Stock, respectively, in accordance with the terms of this Agreement and that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Mead Surviving Corporation or the Westvaco Surviving Corporation of the shares of Mead Common Stock and Westvaco Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Mead Surviving Corporation, the Westvaco Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ArticleIII, except as otherwise provided by law.

   (e) Fractional Shares.

      (i) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

      (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Westvaco Common Stock converted pursuant to the Westvaco Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction as determined below. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent for issuance to holders of Certificates of Westvaco Common Stock over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Certificates of Westvaco Common Stock (such excess being herein referred to as the "Excess Westvaco Shares"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Certificates of Westvaco Common Stock, shall sell the Excess Westvaco Shares at then prevailing prices on the NYSE, all in the manner provided herein.

      (iii) The sale of the Excess Westvaco Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of Certificates of Westvaco Common Stock, the Exchange Agent will hold such proceeds in trust for such holders. Westvaco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Westvaco Shares and the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Certificates of Westvaco Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Certificates of Westvaco Common Stock is entitled (after taking into account all Certificates then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates of Westvaco Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates of Westvaco Common Stock subject to and in accordance with this Section 3.3(e).

   (f) Return of Merger Consideration. Any portion of the Mead Merger Consideration or the Westvaco Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) that remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent (other than the Cash Consideration which shall be delivered to Mead), upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter be entitled to look only to Parent or Mead, as the case may be, for payment of their claim for any cash, any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

   (g) No Liability. None of Parent, Mead, Michael Merger Sub, Westvaco, William Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Mead Merger Consideration or Westvaco Merger

Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate will not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any cash, any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Mead Surviving Corporation or the Westvaco Surviving Corporation, as the case may be, free and clear of all claims or interest of any person previously entitled thereto.

   (h) Investment of Merger Consideration. The Exchange Agent shall invest any cash included in the Mead Merger Consideration or the Westvaco Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a), as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent, except for interest and other income from investment of the Cash Consideration which shall be paid to Mead.

   (i) Dissenting Shares.

      (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Mead Common Stock that are outstanding immediately prior to the Effective Time and that are held by persons who will have properly delivered a written demand for payment of the fair cash value of such shares of Mead Common Stock in accordance with Section 1701.85 of the OGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Mead Merger Consideration as provided in Section 3.1(a). Such persons shall be entitled only to such rights as are granted under Section 1701.85 of the OGCL, except that all Dissenting Shares held by persons who will have failed to perfect or who will have effectively withdrawn or lost their rights as dissenting shareholders in respect of such shares under
   Section 1701.85 of the OGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the Mead Merger Consideration upon surrender of the Certificate therefor in the manner provided in Section 3.3(b).

      (ii) Mead shall give Westvaco (i) prompt notice of any demands by dissenting shareholders received by Mead, withdrawals of such demands and any other instruments served pursuant to the OGCL and received by Mead in connection with such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands occurring prior to the Effective Time. Prior to the Effective Time, Mead shall not, except with the prior written consent of Westvaco, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

   SECTION 3.4 Certain Adjustments.

   If between the date hereof and the Effective Time, the outstanding shares of Mead Common Stock, Westvaco Common Stock or Parent Common Stock will be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities will be declared thereon with a record date within such period, the Westvaco Exchange Ratio and/or the Mead Merger Consideration and related provisions shall be adjusted accordingly to provide to the holders of Mead Common Stock and Westvaco Common Stock or Mead Options and Westvaco Options the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

   SECTION 4.1 Representations and Warranties of Mead.

   Except as disclosed in the disclosure schedule delivered by Mead to Westvaco prior to the execution of this Agreement (the "Mead Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (subject to the second paragraph of the cover page of the Mead Disclosure Schedules), Mead represents and warrants to Westvaco as follows:

   (a) Organization, Standing and Corporate Power. Each of Mead and its subsidiaries (as defined in Section 9.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 9.3) on Mead. Each of Mead and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Mead. Mead has delivered to or made available to Westvaco prior to the execution of this Agreement true and complete copies of any amendments to the Articles of Incorporation of Mead (the "Mead Articles") and the regulations of Mead not filed as of the date hereof with the Mead Filed SEC Documents (as defined in Section 4.1(g)).

   (b) Corporate Authority; Non-contravention.

      (i) Each of Mead, Parent, Michael Merger Sub and William Merger Sub has all requisite corporate power and authority to enter into this Agreement, subject to the Mead Shareholder Approval (as defined in Section 4.1(m)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mead, Parent, Michael Merger Sub and William Merger Sub and the consummation by Mead, Parent, Michael Merger Sub and William Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mead, Parent, Michael Merger Sub and William Merger Sub, subject in the case of the Mead Merger to the Mead Shareholder Approval. This Agreement has been duly executed and delivered by Mead, Parent, Michael Merger Sub and William Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Westvaco, constitutes the legal, valid and binding obligation of Mead, Parent, Michael Merger Sub and William Merger Sub, enforce-able against Mead, Parent, Michael Merger Sub and William Merger Sub in accordance with its terms.

      (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of Mead or any of its subsidiaries or in any restriction on the conduct of Mead's business or operations under, (A) the Mead Articles or the regulations of Mead or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Mead or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in clause
   (iii) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mead or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Mead or (y) reasonably be expected to impair the ability of any of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its respective obligations under this Agreement.

      (iii) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Mead or any of its subsidiaries in connection with the execution and delivery of this Agreement by Mead, Parent, Michael Merger Sub and William Merger Sub or the consummation by Mead, Parent, Michael Merger Sub and William Merger Sub of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), and with the antitrust, merger control, competition, investment or similar laws of any other foreign jurisdiction ("Foreign Laws", and together with the HSR Act and EC Merger Regulation, the "Antitrust Laws"); (B) the filing with the SEC of (x) a proxy statement relating to the Mead Shareholders Meeting (as defined in Section 6.1(b)) (such proxy statement, together with the proxy statement relating to the Westvaco Stockholders Meeting (as defined in Section 6.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (y) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Mergers (the "Form S-4"), and (z) such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Mead and Westvaco Certificates of Merger with the appropriate Secretaries of State and appropriate documents with the relevant authorities of other states in which Mead and Westvaco are qualified to do business; (D) such filing with and approvals of the New York Stock Exchange (the "NYSE") to permit the shares of Parent Common Stock that are to be issued in the Mergers to be listed on the NYSE; and (E) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Mead or (y) reasonably be expected to impair the ability of any of Mead, Parent, Michael Merger Sub and William Merger Sub to perform its obligations under this Agreement.

   (c) Capital Structure.

      (i) The authorized capital stock of Mead consists of 300,000,000 shares of Mead Common Stock, 61,500 shares of undesignated non-voting cumulative preferred stock, par value $100.00 per share, 20,000,000 shares of undesignated voting cumulative preferred stock, without par value, 20,000,000 shares of cumulative preferred stock, without par value, and 295,540 shares of cumulative second preferred stock, par value $50.00 per share (all of such preferred stock, collectively, "Mead Preferred Stock"). At the close of business on August 24, 2001, (A) 99,172,162 shares of Mead Common Stock were issued and outstanding, (B) no shares of Mead Common Stock were held by Mead in its treasury, (C) no shares of Mead Preferred Stock were issued and outstanding, (D) there were options, warrants, agreements or other arrangements outstanding to acquire no more than 9,980,417 shares of Mead Common Stock pursuant to stock option, or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Mead or its subsidiaries participate as of the date hereof, true and complete copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Mead Filed SEC Documents (as defined below) or delivered to Westvaco (such plans, collectively, the "Mead Stock Plans"), (E) 4,088,595 Limited Rights were outstanding under the Mead Stock Plans, with a weighted average exercise price of $28.06; and (F) the number of shares of Mead Common Stock with respect to unexercised options to which there exist automatic rights to the grant of "reload options" within the meaning of the applicable Mead Stock Plans was 1,042,938 and each share of Mead Common Stock has attached one common share purchase right (collectively, the "Mead Rights") exercisable pursuant to the Restated Rights Agreement, as amended and restated as of February 16, 2000, by and between Mead and

   BankBoston, N.A., as rights agent (the "Mead Rights Agreement"). Section 4.1(c) of the Mead Disclosure Schedule sets forth a list summarizing all Mead Options outstanding as of August 24, 2001 under all of the Mead Stock Plans, including the term and the exercise price of each Mead Option and whether such Mead Option has a Limited Right or right to automatic grants of reload options associated with it.

      (ii) The authorized capital stock of Parent, as of the date hereof, consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of William Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of Michael Merger Sub consists of 100 shares of common stock, without par value, of which 100 shares are issued and outstanding. Mead is the sole stockholder of Parent and is the legal and beneficial owner of all 100 issued and outstanding shares. Parent is the sole stockholder of Michael Merger Sub and William Merger Sub and is the legal and beneficial owner of all 100 issued and outstanding shares of each. Parent, Michael Merger Sub and William Merger Sub were recently formed by Mead solely for the purpose of effecting the Mergers and the other transactions contemplated by this Agreement. Except as contemplated by this Agreement, none of Parent, Michael Merger Sub or William Merger Sub holds or has held any material assets or incurred any material liabilities, or has carried on any business activities other than in connection with the Mergers and the other transactions contemplated by this Agreement.

      (iii) All outstanding shares of capital stock of Mead, Parent, Michael Merger Sub and William Merger Sub are, and all shares of capital stock of Mead that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.1(c) and except for changes since August 24, 2001 resulting from the issuance of shares of Mead Common Stock pursuant to Mead Options or as expressly permitted by Section 5.1(a)(ii) of this Agreement (including by being set forth in Section 5.1(a)(ii) of the Mead Disclosure Schedule), (A) there are not issued or outstanding (x) any shares of capital stock or other voting securities of Mead, (y) any securities of Mead or any Mead subsidiary convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting securities of Mead or (z) any warrants, calls, options or other rights to acquire from Mead or any Mead subsidiary (including any subsidiary trust), or obligations of Mead or any Mead subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting securities of Mead, and (B) there are no outstanding obligations of Mead or any Mead subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

   (d) Subsidiaries.

      (i) Exhibit 21 to Mead's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, includes all the subsidiaries of Mead which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). Except as set forth on such Exhibit and for director qualifying shares, all outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Mead, free and clear of any Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

      (ii) There are no outstanding (A) securities of Mead or any Mead subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Mead subsidiary, (B) warrants, calls, options or other rights to acquire from Mead or any Mead subsidiary, or any obligation of Mead or any Mead subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Mead subsidiary or (C) obligations of Mead or any Mead subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Mead subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

      (iii) Other than the Mead subsidiaries, Mead does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Mead and its subsidiaries as a whole.

   (e) SEC Documents; Undisclosed Liabilities.

      (i) Mead and its subsidiaries have filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1999 (the "Mead SEC Documents"). As of their respective dates, the Mead SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Mead SEC Documents, and none of the Mead SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (ii) The financial statements of Mead included in the Mead SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Mead and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

      (iii) Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (C) for liabilities incurred since July 1, 2001 in the ordinary course of business consistent with past practice, neither Mead nor any of its subsidiaries has any liabilities or obligations of any nature that, individually or in the aggregate, are reasonably likely to have a material adverse effect on Mead.

   (f) Information Supplied. None of the information supplied or to be supplied by Mead specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Mead's shareholders or at the time of the Mead Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Mead with respect to statements made or incorporated by reference therein based on information supplied by Westvaco specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

   (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as would be permitted by Section 5.1(a) as if Section 5.1(a) were applicable as of July 1, 2001 (including by being set forth in Section 5.1(a) of the Mead Disclosure Schedule), since July 1, 2001, Mead and its subsidiaries have conducted their businesses only in the ordinary course consistent with past practice or as disclosed in any Mead SEC Document filed since such date and prior to the date hereof, and since July 1, 2001 and, with respect to clauses (ii) through (vi), prior to the date hereof, there has not been: (i) any material adverse change in Mead, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Mead or any of its subsidiaries (other than regular quarterly dividends of $0.17 per share of Mead Common Stock),
(iii) any split, combination or reclassification of any of the capital stock of Mead or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of the capital stock of Mead or any of its subsidiaries, except for issuances of Mead Common Stock upon exercise of Mead Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 5.1(a)(taking into account Section 5.1(a) of the Mead Disclosure Schedule) or to the extent required upon the exercise of a currently outstanding Mead Option that includes an automatic reload feature,
(iv) except insofar as may have been disclosed in Mead SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Mead Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Mead materially affecting its assets, liabilities or business, (v) except insofar as may have been disclosed in the Mead Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Mead or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vi) any action taken by Mead or any of the Mead subsidiaries during the period from July 1, 2001, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(a) (taking into account Section 5.1(a) of the Mead Disclosure Schedule).

   (h) Compliance with Applicable Laws; Outstanding Orders.

      (i) Mead, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Mead and its subsidiaries (the "Mead Permits"), except where the failure to have any such Mead Permits, individually or in the aggregate, would not have a material adverse effect on Mead. Except as specifically disclosed in the Mead Filed SEC Documents, Mead and its subsidiaries are in compliance with the terms of the Mead Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws") relating to Mead and its subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Mead. Except as disclosed in the Mead Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, investigation or proceeding by any person, in each case with respect to Mead or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 9.3) of Mead, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to (A) have a material adverse effect on Mead or
   (B) impair the ability of any of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its respective obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated hereby.

      (ii) Neither Mead nor any Mead subsidiary is subject to any outstanding order, injunction or decree that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Mead or prevent or materially delay the consummation of the transactions contemplated hereby.

   (i) Litigation. There is no action, suit, investigation or proceeding (each, an "Action") pending against or, to the knowledge of Mead, threatened against or affecting Mead or any of its subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Mead, materially impair the ability of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated hereby.

   (j) Absence of Changes in Benefit Plans. Mead has delivered to Westvaco or made available to Westvaco for review true and complete copies of (i) all severance and employment agreements between Mead, on the one hand, and any of its directors, executive officers or key employees, on the other hand, (ii) all severance programs and policies of each of Mead and each Mead subsidiary affecting U.S. employees, and (iii) all plans or arrangements of Mead and each Mead subsidiary relating to its employees that contain change in control provisions and, in each case, that has not been filed as an exhibit to a Mead Filed SEC Document. With respect to each Mead Benefit Plan (as defined in this
Section 4.1(j)) that covers individuals employed in the United States, Mead has delivered or made available to Westvaco a true, correct and complete copy of:
(i) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (ii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; and (iv) the most recent actuarial report, if any. Since July 1, 2001, except as would be permitted by Section 5.1(a) as if Section 5.1(a) were applicable as of July 1, 2001 (including by being set forth in Section 5.1(a) of the Mead Disclosure Schedule) there has not been any adoption or amendment by Mead or any of its subsidiaries of any Mead Benefit Plan or Mead Collective Bargaining Agreement that, when aggregated with other such adoptions or amendments materially increases the obligations and liabilities of Mead and its subsidiaries under the Mead Collective Bargaining Agreements and the Mead Benefit Plans. "Mead Benefit Plans" shall mean, with respect to current or former directors, officers or employees of Mead or any of its subsidiaries, any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case, with respect to which Mead or any of its subsidiaries could have any liability. Since July 1, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Mead pension plans, or any material change in the manner in which contributions to any Mead pension plans are made or the basis on which such contributions are determined. Since July 1, 2001, neither Mead nor any Mead subsidiary has amended any Mead Options or any Mead Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

   (k) Benefit Plans.

      (i) Each Mead Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Mead Benefit Plan that individually or in the aggregate would not have a material adverse effect on Mead. To the knowledge of Mead, the Mead Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable Mead Collective Bargaining Agreements (as defined in this Section 4.1(k)), except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Mead. Each Mead Benefit Plan that is intended to be qualified under section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified and each trust established in connection with any Mead Benefit Plan that is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Mead, no fact or event has occurred since the date of any determination letter from the IRS that could affect adversely the qualified status of any such Mead Benefit Plan or the exempt status of any such trust except for facts or events that can be cured without any material liability on the part of Mead and its subsidiaries.

      (ii) With respect to each of the Mead Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. No Mead Benefit Plan nor any trust established under a Mead Benefit Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Mead Benefit Plans ended prior to the date of this Agreement.

      (iii) No Mead Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

      (iv) Mead has previously provided to Westvaco a list of each collective bargaining or other labor union contract applicable to persons employed by Mead or any of its subsidiaries to which Mead or any of its subsidiaries is a party (each a "Mead Collective Bargaining Agreement"). No Mead Collective Bargaining Agreement is being negotiated or renegotiated by Mead or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Mead or any of its subsidiaries pending or, to the knowledge of Mead, threatened that may interfere with the respective business activities of Mead or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Mead. As of the date of this Agreement, to the knowledge of Mead, none of Mead, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Mead or any of its subsidiaries, and there is no material charge or complaint against Mead or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

      (v) No employee of Mead or any Mead subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of funding (through a grantor trust or otherwise), payment or vesting of any benefits under any Mead Benefit Plan as a result of the transactions contemplated by this Agreement by virtue of their status as a "Change in Control" (including equivalent terms such as "Significant Change") within the meaning of Mead Benefit Plans (either alone or in con-junction with any other event such as a termination of employment).

      (vi) Except such as would not have a material adverse effect on Mead, there are no material unresolved claims or disputes under the terms of, or in connection with, any Mead Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

      (vii) To the knowledge of Mead, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Mead Benefit Plan has occurred that could subject Mead to any material tax penalty or other cost or liability (by indemnification or otherwise).

      (viii) No liability under Title IV of ERISA has been incurred and not yet satisfied by Mead or any of its subsidiaries, or any trade or business (whether or not incorporated) that together with Mead or such subsidiary would have been deemed a "single employer" within the meaning of section 4001(b) of ERISA at any time within the six-year period ending on the Closing Date (a "Mead ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full. No condition exists that presents a material risk to Mead or any of its subsidiaries of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation. To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Mead Benefit Plans, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Mead or any of its subsidiaries or a Mead ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing Date.

      (ix) To the knowledge of Mead, all Mead Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

   (l) Taxes.

      (i) Each of Mead and its subsidiaries has timely filed or has caused to be timely filed all material Tax Returns required to be filed by, or with respect to, Mead and its subsidiaries and all such Tax Returns are true, complete, and correct in all material respects. Mead and each of its subsidiaries have paid (or Mead has paid or caused to be paid on its behalf) all Taxes shown as due on such Tax Returns, and the most recent financial statements contained in the Mead Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Mead and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

      (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Mead or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Mead.

      (iii) Neither Mead nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to preclude (A) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or (B) either of the Mergers from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

      (iv) There is no audit, assessment, deficiency, claim, investigation, examination, matter in controversy, proposed adjustment, refund litigation or other proceeding (judicial or administrative) currently pending with regard to any Taxes or Tax Returns of Mead or its subsidiaries the adverse outcome of which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Mead.

      (v) Neither Mead nor any of its subsidiaries is liable for any Tax imposed on any other entity, except as the result of the application of Treasury Regulations Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Mead is the common parent.

      (vi) There are no liens for Taxes on any of the assets of Mead or its subsidiaries, except for statutory liens for Taxes that are not yet due and payable.

      (vii) Neither Mead nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement that could result, individually or in aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

      (viii) Neither Mead nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only Mead and subsidiaries of Mead) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes for any taxable period for which the statute of limitations has not expired (taking into account all applicable extensions).

      (ix) No election under section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat Mead or any of its subsidiaries as a consenting corporation, as defined in section 341 of the Code.

      (x) "Tax" or "Taxes" means all taxes, charges, levies or other like assessments imposed by any governmental authority, including any income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other taxes, charges, levies or other like assessments of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not. "Tax Authority" means any Governmental Entity responsible for the administration of any Taxes. "Tax Return" means any returns, declarations, statements, claim for refund, election, estimate, reports, forms and information returns and any schedules or amendments thereto relating to Taxes.

   (m) Voting Requirements. The affirmative vote at the Mead Shareholders Meeting (the "Mead Shareholder Approval") of the holders of two-thirds of all outstanding shares of Mead Common Stock is necessary to approve this Agreement, the Merger and the other transactions contemplated. The Mead Shareholder Approval is the only vote necessary to approve the transactions contemplated by this Agreement.

   (n) Rights Agreement. The Board of Directors of Mead has resolved to, and promptly after the execution hereof Mead shall, take all action necessary to render the Mead Rights inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby and to cause the Mead Rights to expire immediately prior to the Effective Time.

   (o) Takeover Statutes and Charter Provisions. Assuming that Westvaco does not own, directly or indirectly, 10% or more of the Mead Common Stock, the Board of Directors of Mead has taken all action necessary to render any potentially applicable anti-takeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby.

   (p) Intellectual Property.

      (i) Mead and its subsidiaries own, free and clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations, as currently conducted or as contemplated by them to be conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Mead. The conduct of Mead's and its subsidiaries' businesses, as currently conducted or contemplated by them to be conducted, does not interfere, infringe, misappropriate, dilute or violate any of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations, dilutions or violations which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Mead. To the knowledge of Mead, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of Mead or any of its subsidiaries, except for interferences, infringements, misappropriations, dilutions or violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Mead.

      (ii) As used in this Agreement, "Intellectual Property" means, collectively, patents, trademarks, service marks, trade dress, logos, trade names, Internet domain names, designs, slogans and general intangibles of like nature, copyrights and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated goodwill with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer databases and related documentation and materials, data, documentation, technology, trade secrets, confidential business information (including ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

   (q) Certain Contracts. Except as set forth in the Mead Filed SEC Documents, neither Mead nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of Mead and its subsidiaries (including, for purposes of this Section 4.1(q), Parent, Westvaco and its subsidiaries, assuming the Mergers have taken place), taken as a whole, is or would be con-ducted (all contracts of the types described in clauses (i)and (ii), collectively, the "Mead Material Contracts"). Mead has delivered to Westvaco or provided to Westvaco for review, prior to the execution of this Agreement, true and complete copies of all Mead Material Contracts not filed as exhibits to the Mead Filed SEC Documents. Each Mead Material Contract is valid and binding on Mead (or, to the extent a Mead subsidiary is a party, such subsidiary) and is in full force and effect, and Mead and each Mead subsidiary have in all material respects performed all obligations required to be performed by them to date under each Mead Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Mead. Neither Mead nor any Mead subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Mead, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Mead Material Contract.

   (r) Environmental Protection. Environmental Protection.

      (i) Except as set forth in the Mead Filed SEC Documents:

          (1) Mead and each of the Mead subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.1(r)(ii)(2)) and neither Mead nor any of the Mead subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Mead or any of the Mead subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to so comply or where such alleged non-compliance would not have a material adverse effect on Mead. To the knowledge of Mead, compliance with all applicable Environmental Laws will not require Mead or any Mead subsidiary to incur costs, beyond those currently budgeted for the three Mead fiscal years beginning with January 1, 2001, that will be reasonably likely to result in a material adverse effect on Mead, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

          (2) Mead and each of the Mead subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a material adverse effect on Mead, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Mead and the Mead subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply would not reasonably likely have a material adverse effect on Mead.

          (3) To the best knowledge of Mead, there are no Environmental Claims (as defined in Section 4.1(r)(ii)(1)), individually or in the aggregate, that would have a material adverse effect on Mead pending (A) against Mead or any of the Mead subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Mead or any of the Mead subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Mead or any of the Mead subsidiaries owns, leases or manages, in whole or in part.

          (4) Mead has no knowledge of any Releases (as defined in Section 4.1(r)(ii)(4)) of any Hazardous Material (as defined in Section 4.1(r)(ii)(3)) that would be reasonably likely to form the basis of any Environmental Claim against Mead or any of the Mead subsidiaries, or against any person or entity whose liability for any Environmental Claim Mead or any of the Mead subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claims, individually or in the aggregate, that would not reasonably likely have a material adverse effect on Mead.

      (ii) Definitions. As used in this Agreement:

          (1) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Mead or any of the Mead subsidiaries (for purposes of this Section 4.1(r)) or by Westvaco or any of the Westvaco subsidiaries (for purposes of Section 4.2(r)); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (2) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (3) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Mead or any of the Mead subsidiaries operates (for purposes of this Section 4.1(r)) or in which Westvaco or any of the Westvaco subsidiaries operates (for purposes of Section 4.2(r)).

          (4) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

   (s) Opinion of Financial Advisors. Mead has received the opinion of Goldman, Sachs & Co. ("Goldman Sachs"), dated the date of this Agreement, to the effect that, as of such date, the Mead Merger Consideration is fair from a financial point of view to Mead shareholders.

   (t) Brokers. Except for fees payable to Goldman Sachs pursuant to an engagement letter, dated as of April 9, 2001, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Mead.

   SECTION 4.2 Representations and Warranties of Westvaco.

   Except as disclosed in the disclosure schedule delivered by Westvaco to Mead prior to the execution of this Agreement (the "Westvaco Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (subject to the second paragraph of the cover page of the Westvaco Disclosure Schedules), Westvaco represents and warrants to Mead as follows:

   (a) Organization, Standing and Corporate Power. Each of Westvaco and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Westvaco. Each of Westvaco and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Westvaco. Westvaco has delivered to or made available to Mead prior to the execution of this Agreement true and complete copies of any amendments to the Certificate of Incorporation of Westvaco (the "Westvaco Certificate") and by-laws not filed as of the date hereof with the Westvaco SEC Filed Documents (as defined in Section 4.2(g)).

   (b) Corporate Authority; Non-contravention.

      (i) Westvaco has all requisite corporate power and authority to enter into this Agreement. Subject to the Westvaco Stockholder Approval (as defined in Section 4.2(m)), Westvaco has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Westvaco, subject in the case of the Westvaco Merger to the Westvaco Stockholder Approval. This Agreement has been duly executed and delivered by Westvaco and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of Westvaco enforceable against Westvaco in accordance with its terms.

      (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Westvaco or any of its subsidiaries or any restriction on the conduct of Westvaco's business or operations under, (A) the Westvaco Certificate or the by-laws of Westvaco or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Westvaco or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in clause (iii) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Westvaco or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Westvaco or (y) reasonably be expected to impair the ability of Westvaco to perform its obligations under this Agreement.

      (iii) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Westvaco or any of its subsidiaries in connection with the execution and delivery of this Agreement by Westvaco or the consummation by Westvaco of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of the HSR Act, with the EC Merger Regulation and with the antitrust, competition or similar laws of any other foreign jurisdiction; (B) the filing with the SEC of (x) the Joint Proxy Statement relating to the Westvaco Stockholders Meeting and
   (y) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Westvaco Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Westvaco is qualified to do business; and (D) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Westvaco or
   (y) reasonably be expected to impair the ability of Westvaco to perform its obligations under this Agreement.

   (c) Capital Structure.

      (i) The authorized capital stock of Westvaco consists of 300,000,000 shares of Westvaco Common Stock, 10,000,000 shares of preferred stock, without par value ("Westvaco Preferred Stock") and 44,170 shares of Cumulative Preferred Stock, par value $100 per share ("Westvaco Cumulative Preferred Stock"). At the close of business on July 31, 2001, (A) 102,297,220 shares of Westvaco Common Stock were issued and outstanding, (B) 873,447 shares of Westvaco Common Stock were held by Westvaco in its treasury, (C) no shares of Westvaco Preferred Stock or Westvaco Cumulative Preferred Stock were issued and outstanding, (D) there were Westvaco Options outstanding to acquire no more than 7,329,515 shares of Westvaco Common Stock pursuant to stock option or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Westvaco or its subsidiaries participate as of the date hereof, true and complete copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Westvaco Filed SEC Documents or delivered to Mead (such plans, collectively, the "Westvaco Stock Plans"); (E) 41,000 Westvaco SARs outstanding, with a weighted average exercise price of $28.5122; (F) 486,136 Westvaco LSARs outstanding, with a weighted average exercise price of $27.579 and (G) 1,500,000 shares of Westvaco cumulative preferred stock, no par value, designated as Cumulative Preferred Stock, are reserved for issuance upon the exercise of preferred stock purchase rights (the "Westvaco Rights") issuable pursuant to the Rights Agreement, dated as of September 23, 1997, between Westvaco and The Bank of New York, as rights agent (the "Westvaco Rights Agreement"). Section 4.2(c) of the Westvaco Disclosure Schedule sets forth a list summarizing all Westvaco Options, Westvaco SARs, and Westvaco LSARs outstanding as of July 31, 2001 under all of the Westvaco Stock Plans, including the term and the exercise price of each Westvaco Option.

      (ii) All outstanding shares of capital stock of Westvaco are, and all shares that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.2(c), and except for changes since July 31, 2001 resulting from the issuance of shares of Westvaco Common Stock pursuant to Westvaco Options or as expressly permitted by Section 5.1(b)(ii) of this Agreement (including by being set forth in Section 5.1(b) (ii) of the Westvaco Disclosure Schedule), (A) there are not issued or outstanding (x) any shares of capital stock or other voting securities of Westvaco, (y) any securities of Westvaco or any Westvaco subsidiary convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting securities of Westvaco or (z) any warrants, calls, options or other rights to acquire from Westvaco or any Westvaco subsidiary (including any subsidiary trust), or obligations of Westvaco or any Westvaco subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting securities of Westvaco, and (B) there are no outstanding obligations of Westvaco or any Westvaco subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

   (d) Subsidiaries.

      (i) Exhibit 21 to Westvaco's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 includes all the subsidiaries of Westvaco which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC. Except as set forth on such Exhibit and for director qualifying shares, all outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Westvaco, free and clear of all Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

      (ii) There are no outstanding (A) securities of Westvaco or any Westvaco subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Westvaco subsidiary, (B) warrants, calls, options or other rights to acquire from Westvaco or any Westvaco subsidiary, or obligations of Westvaco or any Westvaco subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Westvaco subsidiary or (C) obligations of Westvaco or any Westvaco subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Westvaco subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

      (iii) Other than the Westvaco subsidiaries, Westvaco does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Westvaco and its subsidiaries as a whole.

   (e) SEC Documents; Undisclosed Liabilities.

      (i) Westvaco and its subsidiaries have filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since May 1, 1999 (the "Westvaco SEC Documents"). As of their respective dates, the Westvaco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Westvaco SEC Documents, and none of the Westvaco SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (ii) The financial statements of Westvaco included in the Westvaco SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Westvaco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

      (iii) Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (C) for liabilities incurred since May 1, 2001 in the ordinary course of business consistent with past practice, neither Westvaco nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Westvaco.

   (f) Information Supplied. None of the information supplied or to be supplied by Westvaco specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Westvaco's stockholders or at the time of the Westvaco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Westvaco with respect to statements made or incorporated by reference therein based on information supplied by Mead specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

   (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as would be permitted by Section 5.1(b) as if Section 5.1(b) were applicable as of May 1, 2001 (including by being set forth in Section 5.1(b) of the Westvaco Disclosure Schedule), since May 1, 2001, Westvaco and its subsidiaries have conducted their businesses only in the ordinary course consistent with past practice or as disclosed in any Westvaco SEC Document filed since such date and prior to the date hereof, and since May 1, 2001 and, with respect to clauses (ii) through (vi), prior to the date hereof, there has not been: (i) any material adverse change in Westvaco, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Westvaco or any of its subsidiaries (other than regular quarterly dividends of $0.22 per share of Westvaco Common Stock), (iii) any split, combination or reclassification of any of the capital stock of Westvaco or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Westvaco or any of its subsidiaries, except for issuances of Westvaco Common Stock in connection with Westvaco's Investor Services Plan or upon exercise of Westvaco Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 5.1(b) (taking into account Section 5.1(b) of the Westvaco Disclosure Schedule), (iv) except insofar as may have been disclosed in Westvaco SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Westvaco Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Westvaco materially affecting its assets, liabilities or business, (v) except insofar as may have been disclosed in the Westvaco Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Westvaco or any of its tax attributes or any settlement or compromise of any material income tax liability or (vi) any action taken by Westvaco or any of the Westvaco subsidiaries during the period from May 1, 2001, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(b) (taking into account Section 5.1(b) of the Westvaco Disclosure Schedule).

   (h) Compliance with Applicable Laws; Outstanding Orders.

      (i) Westvaco, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Westvaco and its subsidiaries (the "Westvaco Permits") except where the failure to have any such Westvaco Permits, individually or in the aggregate, would not have a material adverse effect on Westvaco. Except as specifically disclosed in the Westvaco Filed SEC Documents, Westvaco and its subsidiaries are in compliance with the terms of the Westvaco Permits and all Applicable Laws relating to Westvaco and its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Westvaco. Except as disclosed in the Westvaco Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, investigation or proceeding by any person, in each case with respect to Westvaco or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Westvaco, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to (A) have a material adverse effect on Westvaco or (B) impair the ability of Westvaco to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated hereby.

      (ii) Neither Westvaco nor any Westvaco subsidiary is subject to any outstanding order, injunction or decree that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Westvaco or prevent or materially delay the consummation of the transactions contemplated hereby.

   (i) Litigation. There is no Action pending against or, to the knowledge of Westvaco, threatened against or affecting Westvaco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Westvaco, materially impair the ability of Westvaco to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated hereby.

   (j) Absence of Changes in Benefit Plans. Westvaco has delivered to Mead or made available to Mead for review true and complete copies of (i) all severance and employment agreements between Westvaco, on the one hand, and of its directors, executive officers or key employees, on the other hand, (ii) all severance programs and policies of each of Westvaco and each Westvaco subsidiary affecting U.S. employees, and (iii) all plans or arrangements of Westvaco and each Westvaco subsidiary relating to its employees that contain change in control provisions and, in each case, that has not been filed as an exhibit to a Westvaco Filed SEC Document. With respect to each Westvaco Benefit Plan (as defined in this Section 4.2(j)) that covers individuals employed in the United States, Westvaco has delivered or made available to Mead a true, correct and complete copy of: (i) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (ii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; and (iv) the most recent actuarial report, if any. Since May 1, 2001, except as would be permitted by Section 5.1(b) as if Section 5.1(b) were applicable as of May 1, 2001 (including by being set forth in Section 5.1(b) of the Westvaco Disclosure Schedule), there has not been any adoption or amendment by Westvaco or any of its subsidiaries of any Westvaco Benefit Plan or Westvaco Collective Bargaining Agreement that, when aggregated with other such adoptions or amendments, materially increases the obligations and liabilities of Westvaco and its subsidiaries under the Westvaco Collective Bargaining Agreements and the Westvaco Benefit Plans. "Westvaco Benefit Plans" shall mean, with respect to current or former directors, officers or employees of Westvaco or any of its subsidiaries, any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding, in each case, with respect to which Westvaco or any of its subsidiaries could have any liability. Since May 1, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Westvaco pension plans, or any material change in the manner in which contributions to any Westvaco pension plans are made or the basis on which such contributions are determined. Since May 1, 2001, neither Westvaco nor any Westvaco subsidiary has amended any Westvaco Options or any Westvaco Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

   (k) Benefit Plans.

      (i) Each Westvaco Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Westvaco Benefit Plan that individually or in the aggregate would not have a material adverse effect on Westvaco. To the knowledge of Westvaco, the Westvaco Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all Westvaco Collective Bargaining Agreements (as defined in this Section 4.2(k)), except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Westvaco. Each Westvaco Benefit Plan that is intended to be qualified under section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Westvaco Benefit Plan that is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Westvaco, no fact or event has occurred since the date of any determination letter from the IRS that could affect adversely the qualified status of any such Westvaco Benefit Plan or the exempt status of any such trust except for facts or events that can be cured without any material liability on the part of Westvaco and its subsidiaries.

      (ii) With respect to each of the Westvaco Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. No Westvaco Benefit Plan nor any trust established under a Westvaco Benefit Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Westvaco Benefit Plans ended prior to the date of this Agreement.

      (iii) No Westvaco Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

      (iv) Westvaco has previously provided to Mead a list of each collective bargaining or other labor union contract applicable to persons employed by Westvaco or any of its subsidiaries to which Westvaco or any of its subsidiaries is a party (each a "Westvaco Collective Bargaining Agreement"). No Westvaco Collective Bargaining Agreement is being negotiated or renegotiated by Westvaco or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Westvaco or any of its subsidiaries pending or, to the knowledge of Westvaco, threatened that may interfere with the respective business activities of Westvaco or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Westvaco. As of the date of this Agreement, to the knowledge of Westvaco, none of Westvaco, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Westvaco or any of its subsidiaries, and there is no material charge or complaint against Westvaco or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

      (v) No employee of Westvaco or any Westvaco subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of funding (through a grantor trust or otherwise), payment or vesting of any benefits under any Westvaco Benefit Plan as a result of the transactions contemplated by this Agreement by virtue of their status as a "Change in Control" (including equivalent terms such as "Significant Change") within the meaning of the Westvaco Benefit Plans (either alone or in conjunction with any other event such as a termination of employment).

      (vi) Except as would not have a material adverse effect on Westvaco, there are no material unresolved claims or disputes under the terms of, or in connection with, any Westvaco Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

      (vii) To the knowledge of Westvaco, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Westvaco Benefit Plan has occurred that could subject Westvaco to any material tax penalty or other cost or liability (by indemnification or otherwise).

      (viii) No liability under Title IV of ERISA has been incurred and not yet satisfied by Westvaco or any of its subsidiaries, or any trade or business (whether or not incorporated) that together with Westvaco or such subsidiary would have been deemed a "single employer" within the meaning of section 4001(b) of ERISA at any time within the six-year period ending on the Closing Date (a "Westvaco ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full. No condition exists that presents a material risk to Westvaco or any of its subsidiaries of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation. To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Westvaco Benefit Plans, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Westvaco or any of its subsidiaries or a Westvaco ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing Date.

      (ix) To the knowledge of Westvaco, all Westvaco Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

      (x) Westvaco has taken such actions as are necessary to assure that no funding of any Westvaco grantor trust is required to occur in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

   (l) Taxes.

      (i) Each of Westvaco and its subsidiaries has timely filed or has caused to be timely filed all material Tax Returns required to be filed by, or with respect to, Westvaco and its subsidiaries and all such Tax

   Returns are true, complete, and correct in all material respects. Westvaco and each of its subsidiaries have paid (or Westvaco has paid or caused to be paid on its behalf) all Taxes shown as due on such Tax Returns, and the most recent financial statements contained in the Westvaco Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Westvaco and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

      (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Westvaco or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Westvaco.

      (iii) Neither Westvaco nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to preclude (A) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or (B) either of the Mergers from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

      (iv) There is no audit, assessment, deficiency, claim, investigation, examination, matter in controversy, proposed adjustment, refund litigation or other proceeding (judicial or administrative) currently pending with regard to any Taxes or Tax Returns of Westvaco or its subsidiaries the adverse outcome of which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Westvaco.

      (v) Neither Westvaco nor any of its subsidiaries is liable for any Tax imposed on any other entity, except as the result of the application of Treasury Regulations Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Westvaco is the common parent.

      (vi) There are no liens for Taxes on any of the assets of Westvaco or its subsidiaries, except for statutory liens for Taxes that are not yet due and payable.

      (vii) Neither Westvaco nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement that could result, individually or in aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

      (viii) Neither Westvaco nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only Westvaco and subsidiaries of Westvaco) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes for any taxable period for which the statute of limitations has not expired (taking into account all applicable extensions).

      (ix) No election under section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat Westvaco or any of its subsidiaries as a consenting corporation, as defined in section 341 of the Code.

   (m) Voting Requirements.

   The affirmative vote at the Westvaco Stockholders Meeting (the "Westvaco Stockholder Approval") of the holders of a majority of all outstanding shares of Westvaco Common Stock entitled to vote at a duly convened and held meeting of Westvaco stockholders is the only vote of the holders of any class or series of Westvaco's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Westvaco Merger.

   (n) Rights Agreement. The Board of Directors of Westvaco has resolved to, and promptly after the execution hereof Westvaco shall, take all action necessary to render the Westvaco Rights inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby and to cause the Westvaco Rights to expire immediately prior to the Effective Time.

   (o) Takeover Statutes and Charter Provisions. The Board of Directors of Westvaco has taken all action necessary to render Section 203 of the DGCL, any other potentially applicable anti-takeover or similar statute or regulation and the provisions of Article Eleventh of the Westvaco Certificate inapplicable to this Agreement and the transactions contemplated hereby.

   (p) Intellectual Property. Westvaco and its subsidiaries own, free and clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations, as currently conducted or as contemplated by them to be conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Westvaco. The conduct of Westvaco's and its subsidiaries' businesses, as currently conducted or contemplated by them to be conducted, does not interfere, infringe, misappropriate, dilute or violate any of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations, dilutions or violations which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Westvaco. To the knowledge of Westvaco, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of Westvaco or any of its subsidiaries, except for interferences, infringements, misappropriations, dilutions or violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Westvaco.

   (q) Certain Contracts. Except as set forth in the Westvaco Filed SEC Documents, neither Westvaco nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (ii) any non- competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of Westvaco and its subsidiaries (including, for purposes of this Section 4.2(q), Parent, Mead and its subsidiaries, assuming the Mergers have taken place), taken as a whole, is or would be conducted (all contracts of the types described in clauses (i) and (ii), collectively, the "Westvaco Material Contracts"). Westvaco has delivered to Mead or provided to Mead for review, prior to the execution of this Agreement, true and complete copies of all Westvaco Material Contracts not filed as exhibits to the Westvaco Filed SEC Documents. Each Westvaco Material Contract is valid and binding on Westvaco (or, to the extent a Westvaco subsidiary is a party, such subsidiary) and is in full force and effect, and Westvaco and each Westvaco subsidiary have in all material respects performed all obligations required to be performed by them to date under each Westvaco Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Westvaco. Neither Westvaco nor any Westvaco subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Westvaco, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Westvaco Material Contract.

   (r) Environmental Protection.

      (i) Except as set forth in the Westvaco Filed SEC Documents:

          (1) Westvaco and each of the Westvaco subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.1(r)(ii)(2)) and neither Westvaco nor any of the Westvaco subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Westvaco or any of the Westvaco subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to so comply or where such alleged non-compliance would not have a material adverse effect on Westvaco. To the knowledge of Westvaco, compliance with all applicable Environmental Laws will not require Westvaco or any Westvaco subsidiary to incur costs, beyond those currently budgeted for the three Westvaco fiscal years beginning with November 1, 2000, that will be reasonably likely to result in a material adverse effect on Westvaco, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

          (2) Westvaco and each of the Westvaco subsidiaries have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a material adverse effect on Westvaco, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Westvaco and the Westvaco subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply would not reasonably likely have a material adverse effect on Westvaco.

          (3) To the best knowledge of Westvaco, there are no Environmental Claims (as defined in Section 4.1(r)(ii)(1)), individually or in the aggregate, that would have a material adverse effect on Westvaco pending
       (A) against Westvaco or any of the Westvaco subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Westvaco or any of the Westvaco subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Westvaco or any of the Westvaco subsidiaries owns, leases or manages, in whole or in part.

          (4) Westvaco has no knowledge of any Releases (as defined in Section 4.1(r)(ii)(4)) of any Hazardous Material (as defined in Section 4.1(r)(ii)(3)) that would be reasonably likely to form the basis of any Environmental Claim against Westvaco or any of the Westvaco subsidiaries, or against any person or entity whose liability for any Environmental Claim Westvaco or any of the Westvaco subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claims, individually or in the aggregate, that would not reasonably likely have a material adverse effect on Westvaco.

   (s) Opinion of Financial Advisors. Westvaco has received the opinion of Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Westvaco Exchange Ratio is fair from a financial point of view to Westvaco's stockholders.

   (t) Brokers. Except for fees payable to Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated, pursuant to engagement letters, dated as of August 20, 2001 and August 28, 2001, respectively, no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Westvaco.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 5.1 Conduct of Business.

   (a) Conduct of Business by Mead. Except as set forth in Section 5.1(a) of the Mead Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Westvaco in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Mead shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions, including those exceptions set forth on Section 5.1(a) of the Mead Disclosure Schedule), during the period from the date of this Agreement to the Effective Time, Mead shall not, and shall not permit any of its subsidiaries to, in either instance without the written consent of Westvaco, which consent shall not be unreasonably withheld or delayed:

      (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Mead to its parent or by a subsidiary that is partially owned by Mead or any of its subsidiaries, provided that Mead or any such subsidiary receives or is to receive its proportionate share thereof and regular quarterly cash dividends of $0.17 per share payable by Mead on shares of Mead Common Stock consistent with past practice, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Mead or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

      (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (1) the issuance of Mead Common Stock upon the exercise of Mead Options outstanding as of the date hereof in accordance with their present terms,
   (2) the issuance of new Mead Options, to the extent required, upon the exercise of Mead Options outstanding as of the date hereof that include an automatic reload feature, or (3) the issuance of Mead Common Stock upon the exercise of such new Mead Options);

      (iii) except as contemplated hereby, amend the Mead Articles, its regulations or other comparable organizational documents;

      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person;

      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practice;

      (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities) in the ordinary course of business consistent with past practice;

      (vii) settle or compromise any material claim, action or proceeding (including any material claim, action or proceeding relating to Taxes) involving money damages, except in the ordinary course of business consistent with past practice;

      (viii) make any material Tax election except in the ordinary course of business consistent with past practice;

      (ix) other than in the ordinary course of business, enter into or terminate any material contract or agreement or make any change in any material lease or contract, other than amendments or renewals of contracts and leases without material adverse changes of terms;

      (x) grant to any current or former director, officer or other employee of Mead or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions or normal increases of base pay, bonuses, compensation or benefits, in each case, (1) in the ordinary course of business or (2) as required under any employment agreement or Mead Collective Bargaining Agreement as in effect on the date hereof or (3) as required by applicable law or (4) in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business; commit itself to, or enter into, any employment agreement involving base salary of more than $200,000 per year or a term of more than one year; accelerate the timing or funding (through a grantor trust or otherwise) of payments or vesting under any Mead Benefit Plans; or adopt or commit itself to any new Mead Benefit Plan or other benefit, compensation or stock option plan or arrangement or otherwise amend or supplement any Mead Benefit Plan (other than as may be required by applicable law, an employment agreement as in effect on the date hereof, or by a Mead Collective Bargaining Agreement or in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business) in such a manner as would, when aggregated with other such actions, materially increase Mead's obligations (including obligations to fund benefits) under the Mead Benefit Plans;

      (xi) enter into any agreements or arrangements that limit or otherwise restrict Mead or any of its subsidiaries, or that would, after the Effective Time, limit or restrict Parent or any of its subsidiaries, from engaging or competing in any line of business or in any geographic area;

      (xii) change any of the accounting methods used by Mead or any of its subsidiaries, unless required by GAAP; or

      (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this Section 5.1(a) (other than clause (iii)) shall not apply to any transaction between Mead and any wholly owned subsidiary of Mead or between any wholly owned subsidiaries of Mead.

Notwithstanding the foregoing, from the date hereof until the Effective Time, Mead and its subsidiaries may (x) make acquisitions of property, assets or any business (other than pursuant to a merger or consolidation with or into Mead) so long as no one acquisition or series of related acquisitions involves the payment of consideration in an amount in excess of $50 million, and all acquisitions pursuant to this clause (x) do not involve the payment of consideration in excess of $150 million, in the aggregate, and (y) sell, transfer or otherwise dispose of assets or property so long as Mead and its subsidiaries do not sell, transfer and otherwise dispose of assets and property pursuant to this clause (y) having a fair market value in excess of $50 million, individually or $150 million, in the aggregate.

   (b) Conduct of Business by Westvaco. Except as set forth in Section 5.1(b) of the Westvaco Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Mead in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Westvaco shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions, including those exceptions set forth on Section 5.1(b) of the Westvaco Disclosure Schedule), during the period from the date of this Agreement to the Effective Time, Westvaco shall not, and shall not permit any of its subsidiaries to, in either instance without the written consent of Mead, which consent shall not be unreasonably withheld or delayed:

      (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Westvaco to its parent or by a subsidiary that is partially owned by Westvaco or any of its subsidiaries, provided that Westvaco or any such subsidiary receives or is to receive its proportionate share thereof and regular quarterly cash dividends of $0.22 per share payable by Westvaco on shares of Westvaco Common Stock consistent with past practices, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or the capital stock of any of its subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or the capital stock of any of its subsidiaries, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Westvaco or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

      (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Westvaco Common Stock upon the exercise of Westvaco Options outstanding as of the date hereof in accordance with their present terms or the issuance of Westvaco Options);

      (iii) except as contemplated hereby, amend the Westvaco Certificate, its by-laws or other comparable organizational documents;

      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person;

      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practice;

      (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities) in the ordinary course of business consistent with past practice;

      (vii) settle or compromise any material claim, action or proceeding (including any material claim, action or proceeding relating to Taxes) involving money damages, except in the ordinary course of business consistent with past practice;

      (viii) make any material Tax election except in the ordinary course of business consistent with past practice;

      (ix) other than in the ordinary course of business, enter into or terminate any material contract or agreement or make any change in any material lease or contract, other than amendments or renewals of contracts and leases without material adverse changes of terms;

      (x) grant to any current or former director, officer or other employee of Westvaco or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay, bonuses, compensation or benefits, in each case, (1) in the ordinary course of business or (2) as required under any employment agreement or Westvaco Collective Bargaining Agreement as in effect on the date hereof or (3) as required by applicable law or (4) in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business; commit itself to, or enter into, any employment agreement involving base salary of more than $200,000 per year or a term of more than one year; accelerate the timing or funding (through a grantor trust or otherwise) of payments or vesting under any Westvaco Benefit Plan; or adopt or commit itself to any new Westvaco Benefit Plan or other benefit, compensation or stock option plan or arrangement or otherwise amend or supplement any Westvaco Benefit Plan (other than as may be required by applicable law, an employment agreement as in effect on the date hereof, or by a Westvaco Collective Bargaining Agreement or in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business) in such a manner as would, when aggregated with other such actions, materially increase Westvaco's obligations (including obligations to fund benefits) under the Westvaco Benefit Plans;

      (xi) enter into any agreements or arrangements that limit or otherwise restrict Westvaco or any of its subsidiaries, or that would, after the Effective Time, limit or restrict Parent or any of its subsidiaries, from engaging or competing in any line of business or in any geographic area;

      (xii) change any of the accounting methods used by Westvaco or any of its subsidiaries, unless required by GAAP; or

      (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 5.1(b) (other than clause (iii)) shall not apply to any transaction between Westvaco and any wholly owned subsidiary of Westvaco or between any wholly owned subsidiaries of Westvaco.

Notwithstanding the foregoing, from the date hereof until the Effective Time, Westvaco and its subsidiaries may (x) make acquisitions of property, assets or any business (other than pursuant to a merger or consolidation with or into Westvaco) so long as no one acquisition or series of related acquisitions involves the payment of consideration in an amount in excess of $50 million, and all acquisitions pursuant to this clause (x) do not involve the payment of consideration in excess of $150 million, in the aggregate, and (y) sell, transfer or otherwise dispose of assets or property so long as Westvaco and its subsidiaries do not sell, transfer and otherwise dispose of assets and property pursuant to this clause (y) having a fair market value in excess of $50 million, individually or $150 million, in the aggregate.

   (c) Other Actions. Except as required by law, during the period from the date of this Agreement to the Effective Time, none of Mead, Parent, Michael Merger Sub, William Merger Sub or Westvaco shall, or shall it permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or (iii) any of the conditions to the Mead Merger or the Westvaco Merger set forth in Article VII not being satisfied.

   (d) Advice of Changes. During the period from the date of this Agreement to the Effective Time, each of Mead and Westvaco shall promptly advise the other orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of such party's representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

   SECTION 5.2 No Solicitation by Mead.

   (a) Mead shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction (as hereinafter defined) or
(ii) participate in any substantive discussions or negotiations regarding any Alternative Transaction; provided, however, that (x) if, at any time prior to obtaining the Mead Shareholder Approval, the Board of Directors of Mead determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions could reasonably be expected to constitute a breach by Mead's Board of Directors of its fiduciary duties to Mead's shareholders under applicable law and (y) after giving two business days' notice to Westvaco of its intention to do so, Mead may, in response to any such proposal that was not solicited by it and that did not otherwise result from a breach of this Section 5.2(a), and subject to compliance with Section 5.2(c), (A) furnish information with respect to Mead and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality generally no less restrictive than the terms of the confidentiality agreement, dated August 7, 2001, entered into between Westvaco and Mead (the "Confidentiality Agreemen t") and (B) participate in substantive discussions or negotiations regarding such proposal. For purposes of this Agreement, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Westvaco and its subsidiaries and other than Mead and its subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Westvaco or Mead, as the case may be, whether from Westvaco or Mead or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Westvaco or any of its significant subsidiaries or Mead or any of its significant subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger of equals" and whether or not Westvaco or any of its significant subsidiaries or Mead or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Westvaco or Mead, as the case may be, and any entity surviving any merger or combination including any of them) of Westvaco or any of its subsidiaries or Mead or any of its subsidiaries, as the case may be, for consideration equal to 20% or more of the fair market value of all of the outstanding shares of Westvaco Common Stock or all of the outstanding shares of Mead Common Stock, as the case may be, on the date prior to the date hereof.

   (b) Neither the Board of Directors of Mead nor any committee thereof shall
(i) except as determined in good faith by the Board of Directors of Mead that such action is required to satisfy its fiduciary duties under applicable law or, if in response to a Mead Superior Proposal, in compliance with the following sentence, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Westvaco, the approval or recommendation by such Board of Directors or such committee of the Mead Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause Mead to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to obtaining the Mead Shareholder Approval, the Board of Directors of Mead determines in good faith, after it has received a Mead Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Board of Directors of Mead of its fiduciary duties to Mead's shareholders under applicable law, the Board of Directors of Mead may (subject to this and the following sentences) inform Mead's shareholders that it no longer believes that the Mead Merger or this Agreement is advisable and no longer recommends adoption and/or approval (a "Mead Subsequent Determination"), but only at a time that is after the fifth business day following Westvaco's receipt of written notice from Mead advising Westvaco that the Board of Directors of Mead has received a Mead Superior Proposal specifying the material terms and conditions of such Mead Superior Proposal, identifying the person making such Mead Superior Proposal and stating that it intends to make a Mead Subsequent Determination. For purposes of this Agreement, a "Mead Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction that has not been solicited or facilitated in breach of
Section 5.2(a) and on terms that the Board of Directors of Mead determines in its good faith judgment (after obtaining advice from a financial advisor of nationally recognized reputation) to be more favorable to Mead's shareholders than the Mergers, taking into account all relevant factors (including (i) whether, in the good faith judgment of the Board of Directors of Mead, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and (ii) any proposed changes to this Agreement that may be proposed by Westvaco in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Mead shall submit this Agreement to its shareholders whether or not the Board of Directors of Mead makes a Mead Subsequent Determination, assuming such a shareholder vote would be effective under the OGCL.

   (c) In addition to the obligations of Mead set forth in Sections 5.2(a) and
(b), Mead shall promptly advise Westvaco orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Mead shall keep Westvaco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

   (d) Nothing contained in this Section 5.2 shall prohibit Mead (i) from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of Mead, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Mead's shareholders under applicable law.

   SECTION 5.3 No Solicitation by Westvaco.

   (a) Westvaco shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any substantive discussions or negotiations regarding any Alternative Transaction; provided, however, that (x) if, at any time prior to obtaining the Westvaco Stockholder Approval, the Board of Directors of Westvaco determines in good faith, after receipt of advice from outside counsel, that

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the failure to provide such information or participate in such negotiations or discussions could reasonably be expected to constitute a breach by the Board of Directors of Westvaco of its fiduciary duties to Westvaco's stockholders under applicable law and (y) after giving two business days' notice to Mead of its intention to do so, Westvaco may, in response to any such proposal that was not solicited by it and that did not otherwise result from a breach of this Section 5.3(a), and subject to compliance with Section 5.3(c), (A) furnish information with respect to Westvaco and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality generally no less restrictive than the terms of the Confidentiality Agreement and (B) participate in substantive discussions and negotiations regarding such proposal.

   (b) Neither the Board of Directors of Westvaco nor any committee thereof shall (i) except as determined in good faith by the Board of Directors of Westvaco that such action is required to satisfy its fiduciary duties under applicable law or, if in response to a Westvaco Superior Proposal, in compliance with the following sentence, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Mead, the approval or recommendation by such Board of Directors or such committee of the Westvaco Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause Westvaco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to obtaining the Westvaco Stockholder Approval, the Board of Directors of Westvaco determines in good faith, after it has received a Westvaco Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Board of Directors of Westvaco of its fiduciary duties to Westvaco's stockholders under applicable law, the Board of Directors of Westvaco may (subject to this and the following sentences) inform Westvaco stockholders that it no longer believes that the Westvaco Merger or this Agreement is advisable and no longer recommends adoption and/or approval (a "Westvaco Subsequent Determination"), but only at a time that is after the fifth business day following Mead's receipt of written notice from Westvaco advising Mead that the Board of Directors of Westvaco has received a Westvaco Superior Proposal, specifying the material terms and conditions of such Westvaco Superior Proposal, identifying the person making such Westvaco Superior Proposal and stating that it intends to make a Westvaco Subsequent Determination. For purposes of this Agreement, a "Westvaco Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction that has not been solicited or facilitated in breach of Section 5.3(a) and on terms that the Board of Directors of Westvaco determines in its good faith judgment (after obtaining advice from a financial advisor of nationally recognized reputation) to be more favorable to Westvaco's stockholders than the Mergers, taking into account all relevant factors (including (i) whether, in the good faith judgment of the Board of Directors of Westvaco, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and (ii) any proposed changes to this Agreement that may be proposed by Mead in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Westvaco shall submit this Agreement to its stockholders whether or not the Board of Directors of Westvaco makes a Westvaco Subsequent Determination.

   (c) In addition to the obligations of Westvaco set forth in paragraphs (a) and (b) of this Section 5.3, Westvaco shall promptly advise Mead orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Westvaco shall keep Mead reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

   (d) Nothing contained in this Section 5.3 shall prohibit Westvaco from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Westvaco, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Westvaco's stockholders under applicable law.

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                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

   SECTION 6.1 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

   (a) As soon as practicable following the date of this Agreement, Mead and Westvaco shall prepare and file with the SEC the Joint Proxy Statement, and Mead shall prepare and cause Parent to file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Mead and Westvaco shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Mead and Westvaco shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Mead and Parent shall provide Westvaco with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/ Prospectus or the Form S-4 shall be made without the approval of both Mead and Westvaco, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or the combined entity; and provided further that this approval right shall not apply with respect to information relating to a Mead Subsequent Determination or a Westvaco Subsequent Determination. Mead shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Mead's shareholders, and Westvaco shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Westvaco's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Mead shall advise Westvaco promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Mead or Westvaco, or any of their respective affiliates, officers or directors, should be discovered by Mead or Westvaco that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Mead and Westvaco.

   (b) Mead shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its shareholders (the "Mead Shareholders Meeting") in accordance with the OGCL for the purpose of obtaining the Mead Shareholder Approval and shall, subject to the provisions of Section 5.2(b), through its Board of Directors, recommend to its shareholders the approval and/or adoption of this Agreement, the Mead Merger and the other transactions contemplated hereby.

   (c) Westvaco shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "Westvaco Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Westvaco Stockholder Approval and shall, subject to the provisions of Section 5.3(b), through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Westvaco Merger and the other transactions contemplated hereby.

   (d) Westvaco and Mead shall use reasonable best efforts to hold the Mead Shareholders Meeting and the Westvaco Stockholders Meeting on the same date and as soon as reasonably practicable after the date hereof.

   SECTION 6.2 Access to Information; Confidentiality.

   Subject to the Confidentiality Agreement and subject to applicable law, each of Mead and Westvaco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of such party), and during such period, each of Mead and Westvaco shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 6.2 shall affect any representation or warranty given by the other party hereto. Each of Mead and Westvaco shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

   SECTION 6.3 Reasonable Best Efforts.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities, including any required action or non-action under the Antitrust Laws (the "Required Consents") prior to the Effective Time, and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain a Required Consent from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrange-ments, from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) appropriate filings, if any are required, pursuant to the EC Merger Regulation and/or other foreign regulatory authorities in accordance with applicable Foreign Laws, and (iii) all other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be formally or informally requested pursuant to the Antitrust Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the Antitrust Laws and the receipt of the Required Consents as soon as practicable. Notwithstanding anything to the contrary in this Agreement, neither Mead nor Westvaco shall be required to hold separate (including by trust or otherwise) or divest any of its businesses or assets or enter into any consent decree or other agreement that would restrict it in the conduct of its business as heretofore conducted if such action is reasonably likely to have a material adverse effect on Parent (after giving effect to the Mergers), including a material adverse effect on the total benefits expected to be realized by Parent after completion of the Mergers.

   (b) Each of the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party, hereto in connection with proceedings under or relating to any Antitrust Law. Each of the parties will (i) promptly notify the other party of any communication received by that party from, or given by it to, any Governmental Entity and, subject to applicable law, if practicable, permit the other party to review in advance any proposed written communication to any such

Governmental Entity and incorporate the other party's reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and (iii) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Merger.

   SECTION 6.4 Indemnification, Exculpation and Insurance.

   (a) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Westvaco Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date of this Agreement, a director or officer of Westvaco, any of its subsidiaries or affiliates, or of any of its successors and assigns (individually a "Westvaco Indemnified Party" and collectively the "Westvaco Indemnified Parties"), to the same extent and in the same manner as is now provided in the Westvaco Certificate or its by-laws or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, or shall cause the Westvaco Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Westvaco on the date hereof; provided, however, that Parent or the Westvaco Surviving Corporation may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 150% of the per annum premium rate paid by Westvaco and its subsidiaries as of the date hereof for such policies, then Parent shall, or shall cause the Westvaco Surviving Corporation to, provide only such coverage as will then be available at an annual premium equal to 150% of such rate (or, if greater, the amount paid for insurance pursuant to Section 6.4(b)).

   (b) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Mead Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date of this Agreement, a director or officer of Mead, any of its subsidiaries or affiliates, or of any of its successors and assigns (individually an "Mead Indemnified Party" and collectively the "Mead Indemnified Parties"), to the same extent and in the same manner as is now provided in the Mead Articles or its code of regulations or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, or shall cause the Mead Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Mead on the date hereof ; provided, however, that Parent or the Mead Surviving Corporation may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 150% of the per annum premium rate paid by Mead and its subsidiaries as of the date hereof for such policies, then Parent shall, or shall cause the Mead Surviving Corporation to, provide only such coverage as will then be available at an annual premium equal to 150% of such rate (or, if greater, the amount paid for insurance pursuant to Section 6.4(a)).

   SECTION 6.5 Fees and Expenses.

   Except as set forth in this Section 6.5 and in Section 8.2, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of Westvaco and Mead shall bear and pay one-half of the costs and expenses (other than the fees and expenses of each party's attorneys and accountants, which shall be borne by the party incurring such expenses) incurred by the parties hereto in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdic-tions (including filing fees).

   SECTION 6.6 Public Announcements.

   The initial press release relating to the Mergers shall be a joint press release, to be agreed upon by Mead and Westvaco. Thereafter, Mead and Westvaco shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, unless such consent will have been unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation if the party making the release or statement has used its reasonable efforts to consult with the other party.

   SECTION 6.7 Affiliates.

   As soon as practicable after the date hereof, each of Westvaco and Mead shall deliver to the other a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for approval and adoption by stockholders, "affiliates" of it for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date hereof. Each of Westvaco and Mead shall use reasonable best efforts to cause each person identified on its list to deliver to the other, on or before the date immediately preceding the date of filing the Form S-4, a written agreement substantially in the form attached as Exhibit D and, in the event any other person becomes an affiliate of it thereafter, to cause such person to deliver such an agreement to the other as soon as practicable but in any event at the Closing.

   SECTION 6.8 NYSE Listing.

   Mead shall use reasonable best efforts to cause the Parent Common Stock issuable under Article III to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

   SECTION 6.9 Tax Treatment.

   Each of Mead, Westvaco and their respective subsidiaries shall use all reasonable efforts to cause (a) the Mergers, taken together, to qualify as a transaction described in Section 351 of the Code, (b) each of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code and (c) the delivery of the opinions of counsel referred to in Sections 7.2(d) and 7.3(d). None of Mead, Westvaco or any of their respective subsidiaries shall take any action, or allow any affiliate to take any action, reasonably likely to preclude any of the foregoing.

   SECTION 6.10 Takeover Statutes.

   If any antitakeover or similar statute or regulation is or may become applicable to the transactions contemplated by this Agreement, each of the parties hereto and its respective Board of Directors shall (i) grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and (ii) otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

   SECTION 6.11 Conveyance Taxes.

   Westvaco and Mead shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Westvaco and Mead shall pay on behalf of those persons holding Westvaco Common Stock and Mead Common Stock, respectively, immediately prior to the Effective Time any real estate transfer Taxes payable by such persons in connection with the Mergers.

   SECTION 6.12 Employee Benefits.

   (a) From and after the Effective Time, (i) Parent shall assume and honor all agreements and commitments listed in Section 6.12(a)(i) of the Westvaco Disclosure Schedule and Section 6.12(a)(i)(A) of the Mead Disclosure Schedule,
(ii) Parent shall cause Mead to honor all agreements and commitments listed in Sections 6.12(a)(i)(B) and 6.12(a)(i)(C) of the Mead Disclosure Schedule, and
(iii) Parent shall assume and honor all Westvaco Stock Plans and all Mead Stock Plans, taking such actions as are necessary to ensure that shares of Parent Common Stock may be subject to awards granted under such plans. The foregoing shall not be construed to prevent the termination of employment of any Employee (as defined below) or the amendment or termination of any particular Mead Benefit Plan or Westvaco Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time.

   (b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any current or former director, officer or employee of Mead or Westvaco or any of their respective affiliates, as the case may be (each an "Employee") after the Effective Time (the "New Plans"), and subject to applicable law and obligations under applicable collective bargaining agreements, each Employee shall be credited with his or her years of service with Mead or Westvaco or any of their respective affiliates, as the case may be, before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar Mead Benefit Plans or Westvaco Benefit Plans, as applicable, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, and subject to applicable law and obligations under applicable collective bargaining agreements: (i) each Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans which are welfare benefit plans to the extent coverage under such New Plan replaces coverage under a comparable Mead Benefit Plan or Westvaco Benefit Plan, as applicable, in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

   (c) The parties agree that the consummation of the transactions contemplated by this Agreement (in the case of Westvaco) and the shareholder approval of this Agreement (in the case of Mead) shall constitute a "Change in Control" for all purposes of all compensation and benefit plans of Westvaco and Mead (except for any tax-qualified defined benefit pension plan of Mead). The parties further agree that for purposes of this Section 6.12(c), the term "Change in Control" shall include all equivalent terms as required by context (by way of illustration and not limitation, "Significant Change").

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

   (d) Mead shall take (or cause to be taken) such actions with respect to benefit matters as are set forth in Section 6.12(d) of the Mead Disclosure Schedule.

   (e) Mead shall take (or shall cause to be taken) such actions as are necessary to assure that no funding of any Mead grantor trust is required to occur in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

   (f) Mead shall amend its 2001 Annual Incentive Plan, its Long Term Incentive Plan covering 2000-2001 and its Long Term Incentive Plan covering 2001-2002 to change the respective pro-rata payments of the then current target incentives which would otherwise become payable upon a Change in Control to pro-rata payments based on the level of actual achievement of the respective performance goals through the Effective Time.

   (g) Parent shall cause Mead to continue to provide retiree medical benefits to Mead employees who meet the requirements for such benefits, in accordance with the terms and conditions thereof in effect as of the date hereof, until at least the first anniversary of the Effective Time. During such one-year period the Chairman and the Chief Executive Officer shall discuss the retiree medical benefits program in good faith, seeking to agree on the most appropriate long-term approach to such benefits.

   SECTION 6.13 Consents of Accountants.

   Mead and Westvaco shall use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 will become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

   SECTION 6.14 Rights Agreements.

   (a) Prior to the Effective Time, Mead shall not redeem the Mead Rights, or amend, modify (other than to delay any "distribution date" therein or to render the Mead Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Mead Rights Agreement, unless required to do so by order of a court of competent jurisdiction.

   (b) Prior to the Effective Time, Westvaco shall not redeem the Westvaco Rights or amend, modify (other than to delay any "distribution date" therein or to render the Westvaco Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Westvaco Rights Agreement, unless required to do so by order of a court of competent jurisdiction.

   SECTION 6.15 Transfer Statutes.

   Each of Mead and Westvaco agrees to use reasonable best efforts to comply promptly with all requirements of state property transfer statutes to the extent applicable to the transactions contemplated by this Agreement and to take all actions necessary to cause the transactions contemplated hereby to be effected in compliance with such statutes. Mead and Westvaco agree that they will consult with each other to determine what, if any, actions must be taken prior to or after the Effective Time to ensure compliance with such statutes. Each of Mead and Westvaco agrees to provide the other with any documents to be submitted to the relevant state agencies prior to submission.

   SECTION 6.16 Section 16(b).

   Mead and Westvaco shall take all such steps as are reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of Mead or Westvaco (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection

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

herewith by any individual who (a) is a director or officer of Mead or Westvaco or (b), at the Effective Time, will become a director or officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

   SECTION 6.17 Payment of Dividends.

   (a) From the date of the Agreement until the Effective Time, Westvaco and Mead shall coordinate with each other regarding the declaration of dividends in respect of the shares of Westvaco Common Stock and the shares of Mead Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of Westvaco Common Stock or Mead Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Westvaco Common Stock or Mead Common Stock and the shares of Parent Common Stock any holder of shares of Westvaco Common Stock or Mead Common Stock receives in exchange therefor in connection with the Mergers.

   (b) It is the intention of Mead and Westvaco that the initial annual dividend rate on the shares of Parent Common Stock following the Mergers shall be $0.92 per share.

   SECTION 6.18 Employment Agreements.

   At the Effective Time, Parent shall enter into employment agreements with each of Jerome F. Tatar and John A. Luke, Jr. in the form of Exhibit E and F, respectively.

   SECTION 6.19 Share Repurchase.

   (a) Mead confirms its intention to repurchase, subject to applicable law, the number of shares of Mead Common Stock equal to the number of shares of Mead Common Stock anticipated to be issued on or after August 24, 2001 upon exercise of Mead Options, such repurchases to be made at such times prior to the Effective Time and upon such terms as determined by Mead.

   (b) Westvaco confirms its intention to repurchase, subject to applicable law, the number of shares of Westvaco Common Stock equal to the number of shares of Westvaco Common Stock anticipated to be issued on or after July 31, 2001 upon exercise of Westvaco Options, such repurchases to be made at such times prior to the Effective Time and upon such terms as determined by Westvaco.

   SECTION 6.20 Parent Taxable Year.

   Mead, Westvaco and Parent confirm their intention to seek to have the taxable year of Parent immediately after the Mergers be, for federal income tax purposes, the year ending on December 31 of each year. In furtherance of the foregoing, Mead, Westvaco and Parent shall, and shall cause their respective affiliates to, cooperate and consider in good faith taking appropriate actions (including seeking a ruling or other confirmation from the Internal Revenue Service) necessary to ensure that, for federal income tax purposes, the taxable year of Parent immediately after the Mergers shall be the year ending on December 31 of each year.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

   SECTION 7.1 Conditions to Each Party's Obligation to Effect The Merger.

   The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

   (a) Stockholder Approvals. Each of the Mead Shareholder Approval and the Westvaco Stockholder Approval will have been obtained.

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

   (b) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act will have been terminated or will have expired.

   (c) EU Approval. The approval by the European Commission of the Mergers and the other transactions contemplated by this Agreement will have been obtained pursuant to the EC Merger Regulation.

   (d) Governmental, Regulatory and Other Approvals. (i) All required approvals and consents of any Governmental Entity in connection with the Mergers and the consummation of the other transactions contemplated hereby (together with the matters contemplated by Sections 7.1(b) and 7.1(c), the "Requisite Regulatory Approvals") will have been obtained (and all relevant statutory, regulatory or other waiting periods of any Governmental Entity will have expired) unless the failure to receive any such approval or consent would not, and would not be reasonably expected to, have a material adverse effect on Parent (after giving effect to the Mergers) at or after the Effective Time and (ii) all such approvals and consents that have been obtained will be on terms that would not, and would not be reasonably expected to, have a material adverse effect on Parent (after giving effect to the Mergers) at or after the Effective Time.

   (e) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") will be in effect (i) preventing the consummation of the Mergers, or (ii) that otherwise is reasonably likely to have a material adverse effect on Mead or Westvaco, as applicable, or the effective operation of their respective businesses following consummation of the Mergers; provided, however, that each of Mead and Westvaco will have used reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

   (f) Form S-4. The Form S-4 will have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Mead and Westvaco to their respective stockholders, and no stop order or proceed-ings seeking a stop order will be threatened by the SEC or will have been initiated by the SEC.

   (g) NYSE Listing. The shares of Parent Common Stock issuable to the stockholders of Mead and Westvaco as contemplated by Article III will have been approved for listing on the NYSE, subject to official notice of issuance.

   SECTION 7.2 Conditions to Obligations of Westvaco.

   The obligation of Westvaco to effect the Westvaco Merger is further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of Mead set forth herein will be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section 4.1(c)) to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a "material adverse effect" on Mead.

   (b) Performance of Obligations of Mead. Mead will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

   (c) Officer's Certificate. Westvaco will have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Mead to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

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

   (d) Tax Opinion. Westvaco will have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Westvaco, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representa-tions and assumptions set forth in such opinion, for United States federal income tax purposes (i) the Mergers, taken together, will constitute a transaction described in Section 351 of the Code and/or (ii) the Westvaco Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, each of Parent, Westvaco and William Merger Sub will be a party to the reorganization within the meaning of section 368(b) of the Code and no gain or loss will be recognized by Westvaco as a result of the Westvaco Merger. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, Westvaco, Mead and others, and the parties hereto agree to provide Wachtell, Lipton, Rosen & Katz with such certificates as it may reasonably request in connection with rendering its opinion.

   SECTION 7.3 Conditions to Obligations of Mead.

   The obligations of Mead to effect the Mergers are further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of Westvaco set forth herein will be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section4.2(c)) to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Westvaco.

   (b) Performance of Obligations of Westvaco. Westvaco will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

   (c) Officer's Certificate. Mead will have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Westvaco to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

   (d) Tax Opinion. Mead will have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Mead, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes (i) the Mergers, taken together, will constitute a transaction described in Section 351 of the Code and/or (ii) the Mead Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, each of Parent, Mead and Michael Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by Mead as a result of the Mead Merger. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, Westvaco, Mead and others, and the parties hereto agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as it may reasonably request in connection with rendering its opinion.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.1 Termination.

   This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 8.1(e) or 8.1(f)) whether before or after the Mead Shareholder Approval or the Westvaco Stockholder Approval:

   (a) by mutual written consent of Westvaco and Mead;

   (b) by either Westvaco or Mead:

      (i) if the Mergers will not have been consummated by February 28, 2002 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; provided, further, however, that in the event any of the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) shall not have been satisfied by such date, the Outside Date shall be extended to May 31, 2002;

      (ii) if the Mead Shareholder Approval will not have been obtained by reason of the failure to obtain the required vote at a Mead Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

      (iii) if the Westvaco Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at a Westvaco Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

      (iv) if any Restraint having any of the effects set forth in Section 7.1(e) will be in effect and will have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Mergers and such denial has become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iv) will have used reasonable best efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

   (c) by Westvaco if Mead will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (ii) is incapable of being cured by Mead or is not cured within 30 days of written notice thereof;

   (d) by Mead if Westvaco will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) is incapable of being cured by Westvaco or is not cured within 30 days of written notice thereof;

   (e) by Westvaco, (x) at any time prior to the Mead Shareholders Meeting, if the Board of Directors of Mead will have (i) failed to include in the Joint Proxy Statement to the shareholders of Mead, its recommendation without modification or qualification that such shareholders approve and/or adopt this Agreement and the transactions contemplated hereby, (ii) subsequently withdrawn such recommendation or (iii) modified or qualified such recommendation in a manner adverse to the interests of Westvaco, or (y) if the Board of Directors of Mead shall have failed to call the Mead Shareholders Meeting in breach of
Section 6.1(b) and Mead shall have failed to cure such breach on 30 days' notice from Westvaco;

   (f) by Mead, (x) at any time prior to the Westvaco Stockholders Meeting, if the Board of Directors of Westvaco will have (i) failed to include in the Joint Proxy Statement to the stockholders of Westvaco, its recommendation without modification or qualification that such stockholders adopt this Agreement and the transactions contemplated hereby, (ii) subsequently withdrawn such recommendation or (iii) modified or qualified such recommendation in a manner adverse to the interests of Mead or (y) if the Board of Directors of Westvaco shall have failed to call the Westvaco Stockholders Meeting in breach of
Section 6.1(c) and Westvaco shall have failed to cure such breach on 30 days' notice from Mead;

   (g) by Westvaco, if (i) the Board of Directors of Westvaco authorizes Westvaco, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Westvaco Superior Proposal and Westvaco notifies Mead in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Mead does not make, within five business days of receipt of Westvaco's written notification of its intention to enter into a binding agreement for a Westvaco Superior Proposal, an offer that the Board of Directors of Westvaco determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Westvaco's stockholders as the Westvaco Superior Proposal, it being understood that Westvaco shall not enter into any such binding agreement during such five-day period, and (iii) Westvaco, at or prior to any termination pursuant to this Section 8.1(g), pays to Mead the Termination Fee (as defined below) set forth in Section 8.2(c); or

   (h) by Mead, if (i) the Board of Directors of Mead authorizes Mead, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Mead Superior Proposal and Mead notifies Westvaco in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Westvaco does not make, within five business days of receipt of Mead's written notification of its intention to enter into a binding agreement for a Mead Superior Proposal, an offer that the Board of Directors of Mead determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Mead's stockholders as the Mead Superior Proposal, it being understood that Mead shall not enter into any such binding agreement during such five-day period, and (iii) Mead, at or prior to any termination pursuant to this Section 8.1(h), pays to Westvaco the Termination Fee set forth in Section 8.2(b).

   SECTION 8.2 Effect of Termination.

   (a) In the event of termination of this Agreement as provided in Section 8.1, and subject to the provisions of Section 9.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any of the parties, except (i) as set forth in this Section 8.2 and in Sections 4.1(t), 4.2(t), 6.2 and 6.5, and (ii) nothing contained herein shall relieve any party from liability for any willful breach hereof.

   (b) If this Agreement is terminated (i) by Westvaco pursuant to Section 8.1(e), (ii) by Westvaco or Mead pursuant to Section 8.1(b)(ii) because of the failure to obtain the Mead Shareholder Approval and prior to the Mead Shareholders Meeting there will have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Mead (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the time of such meeting), (iii) by Mead or Westvaco pursuant to Section 8.1(b)(i) because the Mergers shall not have been consummated at or prior to the Outside Date, and at the time of the termination the Mead Shareholder Approval shall not have been obtained and there shall have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Mead (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Outside Date); or (iv) by Mead pursuant to Section 8.1(h), then (A) in the case of clauses (b)(i), (b)(ii) and (b)(iii), if within nine months of termination of this Agreement, Mead or its subsidiaries enters into a definitive agreement with any Third Party with respect to a Business Combination or any Business Combination with respect to Mead or its subsidiaries is consummated, then Mead shall pay to Westvaco, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, a termination fee of $95,000,000 (the "Termination Fee") and (B) in the case of clause (b)(iv), Mead shall pay to Westvaco, at or prior to such termination pursuant to Section 8.1(h), the Termination Fee. Notwithstanding the foregoing, no Termination Fee shall be payable by Mead to Westvaco in any circumstance in which the Westvaco shareholders vote to disapprove this Agreement or the transactions contemplated hereby. For purposes of this Agreement a "Business Combination" shall mean a transaction that would constitute an Alternative Transaction, except that for purposes of clauses (i) and (iii) of the definition of Alternative Transaction, the applicable percentages shall be 50%.

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

   (c) If this Agreement is terminated (i) by Mead pursuant to Section 8.1(f),
(ii) by Westvaco or Mead pursuant to Section 8.1(b)(iii) because of the failure to obtain the Westvaco Stockholder Approval and prior to the Westvaco Stockholders Meeting there will have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Westvaco (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the time of such meeting), (iii) by Mead or Westvaco pursuant to Section 8.1(b)(i) because the Mergers shall not have been consummated at or prior to the Outside Date, and at the time of the termination the Westvaco Stockholder Approval shall not have been obtained and there shall have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Westvaco (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Outside Date); or (iv) by Westvaco pursuant to Section 8.1(g), then (A) in the case of clauses (c)(i), (c)(ii) and (c)(iii), if within nine months of termination of this Agreement, Westvaco or its subsidiaries enters into a definitive agreement with any Third Party with respect to a Business Combination or any Business Combination with respect to Westvaco or its subsidiaries is consummated, then Westvaco shall pay to Mead, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, the Termination Fee and (B) in the case of clause (c)(iv), Westvaco shall pay to Mead, at or prior to such termination pursuant to Section 8.1(g), the Termination Fee. Notwithstanding the foregoing, no Termination Fee shall be payable by Westvaco to Mead in any circumstance in which the Mead shareholders vote to disapprove this Agreement or the transactions contemplated hereby.

   (d) Each Termination Fee payable under Sections 8.2(b) and 8.2(c) shall be payable in immediately available funds no later than the applicable date set forth in Sections 8.2(b) and 8.2(c).

   (e) Westvaco and Mead agree that the agreements contained in Sections 8.2(b) and 8.2(c) are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 8.2(b) and 8.2(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

   SECTION 8.3 Amendment.

   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the Mead Shareholder Approval or the Westvaco Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of the shareholders of Mead (in the case of the Mead Shareholder Approval) and the stockholders of Westvaco (in the case of the Westvaco Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Mead Common Stock or Westvaco Common Stock hereunder or that by law otherwise expressly requires the further approval of the shareholders of Mead or the stockholders of Westvaco, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly authorized committee thereof.

   SECTION 8.4 Extension; Waiver.

   At any time prior to the Effective Time, a party hereto may, subject to the proviso of Section 8.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this

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

Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this
Section 8.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX
                              GENERAL PROVISIONS

   SECTION 9.1 Nonsurvival of Representations and Warranties.

   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time.

   SECTION 9.2 Notices.

   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied or faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) if to Westvaco, to:

      One High Ridge Park
      Stamford, Connecticut 06905
      Fax: No: (203) 461-7587
      Attention: General Counsel

      with a copy to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Fax No.: (212) 403-2000
      Attention: Elliott V. Stein, Esq.

   (b) if to Parent or Mead, to:

      Mead World Headquarters
      Courthouse Plaza Northeast
      Dayton, Ohio 45463
      Fax: No: (937) 461-2424
      Attention: General Counsel

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, New York 10036
      Fax No.: (212) 735-2000
      Attention: David J. Friedman, Esq.

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

   SECTION 9.3 Definitions.

   For purposes of this Agreement:

   (a) An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

   (b) "material adverse change" or "material adverse effect" means, when used in connection with Mead or Westvaco, any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of Mead or Westvaco, as the case may be, and its subsidiaries taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) any change in the market price or trading volume of Mead Common Stock or Westvaco Common Stock, as the case may be, (ii) any changes resulting from the announcement of the Mergers or the transactions contemplated hereby or from any action required to be taken by the terms hereof, (iii) any changes in general economic conditions in industries in which Mead or Westvaco, as the case may be, operates, which conditions do not affect Mead or Westvaco, as the case may be, disproportionately relative to other entities operating in such industries, and (iv) any changes in the United States or global economy as a whole;

   (c) "person" means a natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

   (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

   (e) "knowledge" of any person that is not a natural person means the knowledge of such person's executive officers, including without limitation, its Chief Executive Officer, Chief Financial Officer, general counsel and head of human resources.

   SECTION 9.4 Interpretation.

   When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

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

   SECTION 9.5 Counterparts.

   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

   SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries.

   This Agreement (including the documents, exhibits, schedules and instruments referred to herein), the other agreements entered into between Mead and Westvaco on the date hereof relating to this Agreement and the transactions contemplated hereby, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.4 and Section 6.12(a)(i), are not intended to confer upon any person other than the parties any rights or remedies. Any covenants of the parties hereto appearing in the Mead Disclosure Schedule or the Westvaco Disclosure Schedule, as the case may be, shall have the same binding effect on the parties hereto as if set forth herein.

   SECTION 9.7 Governing Law.

   Except to the extent the Mead Merger may be required to be governed by the laws of the State of Ohio, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

   SECTION 9.8 Assignment.

   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

   SECTION 9.9 Consent to Jurisdiction.

   Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

   SECTION 9.10 Headings, etc.

   The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 9.11 Severability.

   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                          MW HOLDING CORPORATION

                                          By:   /S/ JERRY TATAR
                                             Name:  Jerry Tatar
                                             Title: President

                                          MICHAEL MERGER SUB CORPORATION

                                          By:    /S/ JERRY TATAR
                                             Name:  Jerry Tatar
                                             Title: President

                                          WILLIAM MERGER SUB CORPORATION

                                          By:   /S/ JERRY TATAR
                                             Name:  Jerry Tatar
                                             Title: President

                                          THE MEAD CORPORATION

                                          By:   /S/ JERRY TATAR
                                             Name:  Jerry Tatar
                                             Title: Chairman of the Board,
                                             Chief Executive Officer and
                                               President

                                          WESTVACO CORPORATION

                                          By:   /S/ KAREN R. OSAR
                                             Name:  Karen R. Osar
                                             Title: Senior Vice President
                                             and Chief Financial Officer

                                    ANNEX B
                         FORM OF AMENDED AND RESTATED
           CERTIFICATE OF INCORPORATION OF MEADWESTVACO CORPORATION

                                      AND

                  FORM OF BYLAWS OF MEADWESTVACO CORPORATION
                                     * * *

                         FORM OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF MEADWESTVACO CORPORATION

                                   ARTICLE I

   The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           MeadWestvaco Corporation

                                  ARTICLE II

   The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

   The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

   The total number of shares of stock which the Corporation shall have authority to issue is 630,000,000, consisting of 30,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and 600,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock").

   Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, and increase and decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

   The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in the Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

   The Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock") is hereby created. The Series A Preferred Stock shall have the following designation, powers, preferences and special rights, and qualifications, limitations and restrictions:

   Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting the Series A Preferred Stock shall be 6,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

   Section 2. Dividends and Distributions.

   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

   Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

   (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (B) Except as otherwise provided herein, in any Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

   (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

   Section 4. Certain Restrictions.

   (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

      (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

      (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

   Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in this Certificate of Incorporation, or in any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

   Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

   Section 10. Amendment. This Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A

Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                   ARTICLE V

   In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding Voting Stock (as defined in the next sentence), voting together as a single class, shall be required in order for the stockholders to adopt, amend or repeal any provision of the By-Laws.

   For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VI

   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

   Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

                                  ARTICLE VII

   Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Whole Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.

   Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

   The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2004. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 2002 annual meeting, (1) directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (2) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.

   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

                                 ARTICLE VIII

   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE IX

   Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                FORM OF BYLAWS

                                      OF

                           MEADWESTVACO CORPORATION

                    INCORPORATED UNDER THE LAWS OF DELAWARE

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      MEETINGS OF STOCKHOLDERS.................................. B-10
 Section 1.1.  Place of Meetings......................................... B-10
 Section 1.2.  Annual Meetings........................................... B-10
 Section 1.3.  Special Meetings.......................................... B-10
 Section 1.4.  Notice of Meetings........................................ B-10
 Section 1.5.  Postponement.............................................. B-10
 Section 1.6.  Quorum.................................................... B-10
 Section 1.7.  Chairman; Secretary....................................... B-10
 Section 1.8.  Inspectors of Election; Opening and Closing the Polls..... B-11
 Section 1.9.  Voting.................................................... B-11
 Section 1.10. Meeting Required.......................................... B-11
 Section 1.11. Notification of Proposals................................. B-11

ARTICLE II     BOARD OF DIRECTORS........................................ B-12
 Section 2.1.  General Powers, Number, Qualifications and Term of Office. B-12
 Section 2.2.  Age Limitation............................................ B-13
 Section 2.3.  Election of Directors; Vacancies; New Directorships....... B-13
 Section 2.4.  Removal of Directors...................................... B-13
 Section 2.5.  Notification of Nomination................................ B-13
 Section 2.6.  Place of Meetings......................................... B-14
 Section 2.7.  Regular Meetings.......................................... B-14
 Section 2.8.  Special Meetings.......................................... B-14
 Section 2.9.  Notice of Special Meetings................................ B-14
 Section 2.10. Quorum and Manner of Acting............................... B-15
 Section 2.11. Chairman; Secretary....................................... B-15
 Section 2.12. Compensation.............................................. B-15
 Section 2.13. Indemnity................................................. B-15

ARTICLE III    COMMITTEES................................................ B-15
 Section 3.1.  Committees of Directors................................... B-15
 Section 3.2.  Removal; Vacancies........................................ B-16
 Section 3.3.  Compensation.............................................. B-16

ARTICLE IV     OFFICERS.................................................. B-16
 Section 4.1.  Number.................................................... B-16
 Section 4.2.  Election; Term of Office and Qualifications............... B-16
 Section 4.3.  Removal................................................... B-16
 Section 4.4.  Designation of the Chairman of the Board and the President B-16
 Section 4.5.  Salaries.................................................. B-16
 Section 4.6.  The Chairman of the Board................................. B-17
 Section 4.7.  The President and Chief Executive Officer................. B-17
 Section 4.8.  The Vice Presidents....................................... B-17
 Section 4.9.  The Assistant Vice Presidents............................. B-17
 Section 4.10. The Secretary............................................. B-17
 Section 4.11. The Assistant Secretaries................................. B-17
 Section 4.12. The Treasurer............................................. B-18
 Section 4.13. The Assistant Treasurers.................................. B-18
 Section 4.14. The Comptroller........................................... B-18
 Section 4.15. The Assistant Comptrollers................................ B-18

                                                                                                  Page
                                                                                                  ----

ARTICLE V     AUTHORITY TO ACT AND SIGN FOR THE CORPORATION...................................... B-18
 Section 5.1. Contracts, Agreements, Checks and Other Instruments................................ B-18
 Section 5.2. Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation's Name B-18
 Section 5.3. Delegation of Authority............................................................ B-19
 Section 5.4. Stock Certificates................................................................. B-19
 Section 5.5. Voting of Stock in Other Corporations.............................................. B-19

ARTICLE VI    STOCK.............................................................................. B-19
 Section 6.1. Certificates of Stock.............................................................. B-19
 Section 6.2. Transfer of Stock.................................................................. B-19
 Section 6.3. Transfer Agents and Registrars..................................................... B-20
 Section 6.4. Record Dates....................................................................... B-20

ARTICLE VII   SUNDRY PROVISIONS.................................................................. B-20
 Section 7.1. Offices............................................................................ B-20
 Section 7.2. Seal............................................................................... B-20
 Section 7.3. Books and Records.................................................................. B-20
 Section 7.4. Fiscal Year........................................................................ B-20
 Section 7.5. Independent Public Accountants..................................................... B-20
 Section 7.6. Waiver of Notice................................................................... B-20
 Section 7.7. Authorization to Transact Business................................................. B-20
 Section 7.8. Amendments......................................................................... B-21

                                FORM OF BYLAWS

                                      OF

                           MEADWESTVACO CORPORATION

                               -----------------

                                   ARTICLE I
                           MEETINGS OF STOCKHOLDERS

   SECTION 1.1. Place of Meetings. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors.

   SECTION 1.2. Annual Meetings. The annual meeting of stockholders for elections of directors, and for the transaction of such other business as may be required or authorized to be transacted by stockholders, shall be held on such date and time as designated from time to time by the Board of Directors.

   SECTION 1.3. Special Meetings. A special meeting of stockholders for any purpose may be called at any time only by order of the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, by the Chairman of the Board, or by the President. At any such special meeting the only business transacted shall be in accordance with the purposes specified in the notice calling such meeting.

   SECTION 1.4. Notice of Meetings. Except as may otherwise be provided by statute or the Certificate of Incorporation, the Secretary or an Assistant Secretary shall cause written notice of the place, date and hour for holding each annual and special meeting of stockholders to be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing the notice, postage prepaid, to the stockholder at his post office address as it appears on the records of the Corporation. Notice of each special meeting shall contain a statement of the purpose or purposes for which the meeting is called. Except as otherwise provided by statute, no notice of an adjourned meeting need be given other than by announcement at the meeting which is being adjourned of the time and place of the adjourned meeting.

   SECTION 1.5. Postponement. Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.

   SECTION 1.6. Quorum. The holders of shares of the outstanding stock of the Corporation representing a majority of the total votes entitled to be cast at any meeting of stockholders, if present in person or by proxy, shall constitute a quorum for the transaction of business unless a larger proportion shall be required by statute or the Certificate of Incorporation. The Chairman of a meeting of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting. In the absence of a quorum at any stockholders' meeting, the stockholders present in person or by proxy and entitled to vote may, by majority vote, adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The lack of the required quorum at any meeting of stockholders for action upon any particular matter, shall not prevent action at such meeting upon other matters which may properly come before the meeting, if the quorum required for taking action upon such other matters shall be present.

   SECTION 1.7. Chairman; Secretary. The Chairman of the Board shall call meetings of the stockholders to order and shall act as Chairman. If there is no Chairman of the Board, or in the event of his absence or disability, the President, or in the event of his absence or disability, one of the Executive Vice Presidents (in order of first designation as an Executive Vice President) present, or in absence of all Executive Vice Presidents, one of the Senior Vice Presidents (in order of first designation as a Senior Vice President) present, or in the absence also of all Senior Vice Presidents, one of the Vice Presidents (in order of first designation as a Vice President) present, shall call meetings of the stockholders to order and shall act as Chairman thereof. The Secretary of the Corporation, or any person appointed by the Chairman, shall act as Secretary of the meeting of stockholders.

   SECTION 1.8. Inspectors of Election; Opening and Closing the Polls. The Board of Directors in advance of any meeting of stockholders shall appoint two or more inspectors of election to act at such meeting or any adjournment thereof. In the event of the failure of the Directors to make such appointments, or if any inspector shall for any reason fail to attend or to act at any meeting, or shall for any reason cease to be an inspector before completion of his duties, the appointments shall be made by the Chairman of the meeting.

   The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

   SECTION 1.9. Voting. At each meeting of the stockholders each stockholder entitled to vote thereat shall, except as otherwise provided in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6.4 of these Bylaws as the record date fixed for such meeting.

   At each meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in Section 2.4 or Section 7.8 of these Bylaws, in the Certificate of Incorporation, or by statute) shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter.

   The Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be by written ballot.

   SECTION 1.10. Meeting Required. Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.

   SECTION 1.11. Notification of Proposals. The proposal of business, other than nominations, which are governed by Section 2.5 of these Bylaws, to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.

   For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first paragraph of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation. With respect to the annual meeting to be held in 2002, such notice must be received no earlier than January 1, 2002 and no later than February 1, 2002.* In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to the business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner; if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

   Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.11 and, if any proposed business is not in compliance with this Section 1.11, to declare that such defective proposal shall be disregarded.

   For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act").

   Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE II
                              BOARD OF DIRECTORS

   SECTION 2.1. General Powers, Number, Qualifications and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of an even number of members, the exact number to be determined from time to time only by resolution adopted by the Board of Directors. Directors need not be stockholders.

   The directors shall be classified by the Board of Directors, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible, with the term of office of the first class of directors to expire at the Fiscal Year 2002 annual meeting of stockholders ("Class I"), the term of office of the second class to expire at the Fiscal Year 2003 annual meeting of stockholders ("Class II") and the term of office of the third class to expire at the Fiscal Year 2004 annual meeting of stockholders ("Class III"). At each annual meeting of stockholders commencing with the Fiscal Year 2002 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders following the election of such directors. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this Section 2.1, in order to ensure that the three classes shall be as nearly equal in number as possible. Each director of the Corporation shall hold office as provided above and until his or her successor shall have been elected and qualified.

   Until (x) immediately prior to the commencement of the first annual meeting of stockholders following December 31, 2003, or (y) such earlier time as Mr. Jerome F. Tatar shall retire in accordance with the terms of
--------
* The parties will agree to an appropriate amendment to this provision if the first annual meeting is delayed significantly beyond April 2002.

his employment agreement with the Corporation (the earlier of such dates being the "Transition Date"), (i) the ratio of Continuing Westvaco Directors (as defined below) to Continuing Mead Directors (as defined below) shall be maintained at a ratio of 1 to 1 and all vacancies on the Board created by the cessation of service of a Continuing Westvaco Director shall be filled by a nominee selected by a majority of the Continuing Westvaco Directors, and all vacancies on the Board created by the cessation of service of a Continuing Mead Director shall be filled by a nominee selected by a majority of the Continuing Mead Directors, and (ii) the Continuing Westvaco Directors and the Continuing Mead Directors shall be apportioned among the three classes of the Board of Directors such that that the ratio of Continuing Westvaco Directors to Continuing Mead Directors is as near as practicable to 1 to 1 in each of the three classes. The provisions of this paragraph may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this paragraph may be adopted, only by the stockholders or an affirmative vote of at least 66 2/3% of the entire Board of Directors then in office. In the event of any inconsistency between any other provision of these Bylaws and any provision of this paragraph, the provisions of this paragraph shall control.

   "Continuing Westvaco Directors" shall mean the directors of Westvaco immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger who were selected to be directors of the Corporation by the Board of Directors of Westvaco prior to the Effective Time and any additional directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing Westvaco Directors as Continuing Westvaco Directors.

   "Continuing Mead Directors" shall mean the directors of Mead immediately prior to the Effective Time of the Merger who were selected to be directors of the Corporation by the Board of Directors of Mead prior to the Effective Time and any additional directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing Mead Directors as Continuing Mead Directors.

   "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger, dated October 5, 2001 by and among the Corporation, William Merger Sub Corporation, Michael Merger Sub Corporation, The Mead Corporation and Westvaco Corporation.

   SECTION 2.2. Age Limitation. No person shall serve as a director of the Corporation following the annual meeting of stockholders after attaining age 70; provided that any director who will attain the age of 72 prior to the 2004 annual meeting of stockholders may serve as a director of the Corporation until immediately prior to such annual meeting.

   SECTION 2.3. Election of Directors; Vacancies; New Directorships. The directors shall be elected by class annually in the manner provided in these Bylaws. At each annual or special meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Any vacancies on the Board of Directors caused by death, removal, resignation or any other cause and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, even though less than a quorum, at any regular or special meeting of the Board of Directors, and each director so elected shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred.

   SECTION 2.4. Removal of Directors. Any director may be removed with cause, at any time, by the affirmative vote of at least 75% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders duly called and held for the purpose or at an annual meeting of stockholders.

   SECTION 2.5. Notification of Nomination. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. With respect to the annual meeting to be held in 2002, such notice must be received no later than February 1, 2002.* Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

   SECTION 2.6. Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as it may from time to time determine. In the absence of any such determination, such meetings shall be held at the principal business office of the Corporation. Any meeting may be held upon direction to the Secretary by the Chairman of the Board, or, in his absence, by the President at any place, provided that notice of the place of such meeting, whether regular or special, shall be given in the manner provided in Section 2.9 of this Article.

   SECTION 2.7. Regular Meetings. Regular meetings of the Board of Directors shall be held in each year on such dates as a resolution of the Board of Directors may designate at the beginning of each year. Any regular meeting of the Board may be dispensed with upon order of the Board of Directors, or by the Chairman of the Board, or, in his absence, the President if notice thereof is given to each director at least one day prior to the date scheduled for the meeting. If any day fixed for a regular meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day not a legal holiday. No notice shall be required for any regular meeting of the Board, except that notice of the place of such meeting shall be given (as provided in Section 2.9) if such meeting is to be held at a place other than the principal business office of the Corporation or if the meeting is held on a date other than that established at the beginning of each year by a resolution of the Board of Directors.

   SECTION 2.8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the President, an Executive Vice President, or a majority of the Board of Directors then in office.

   SECTION 2.9. Notice of Special Meetings. Notice of the place, day and hour of every special meeting of the Board of Directors shall be given by the Secretary or an Assistant Secretary to each director at least twelve hours before the meeting, by telephone, telegraph or cable, telecopier or e-mail, or by delivery to him personally or to his residence or usual place of business, or by mailing such notice at least three days before the meeting, postage prepaid, to him at his last known post office address according to the records of the Corporation. Except as provided by statute, or by Section 4.3 or Section
7.8 of these Bylaws, such notice need not state the business to be transacted at any special meeting. No notice of any adjourned meeting of the Board of Directors need be

--------
* The parties will agree to an appropriate amendment to this provision if the first annual meeting is delayed significantly beyond April 2002.

given. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.6 of these Bylaws.

   SECTION 2.10. Quorum and Manner of Acting. A whole number of directors equal to at least a majority of the total number of directors as determined by resolution in accordance with Section 2.1, regardless of any vacancies, shall constitute a quorum for the transaction of business at any meeting except to fill vacancies in accordance with Section 2.1 and Section 2.3 of this Article, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by statute or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

   SECTION 2.11. Chairman; Secretary. At each meeting of the Board of Directors, the Chairman of the Board shall act as Chairman. If there is no Chairman of the Board, or in the event of his absence or disability, the President or in his absence or disability, one of the Executive Vice Presidents who is also a director, or in their absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary, or in his absence or disability, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

   SECTION 2.12. Compensation. Each director except a director who is an active employee of the Corporation in receipt of a salary shall be paid such sums as director's fees as shall be fixed by the Board of Directors. Each director may be reimbursed for all expenses incurred in attending meetings of the Board of Directors and in transacting any business on behalf of the Corporation as a director. Nothing in this Section 2.12 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

   SECTION 2.13. Indemnity. Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

                                  ARTICLE III
                                  COMMITTEES

   SECTION 3.1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such resolution shall specify a designation by which a committee shall be known, shall fix its powers and authority, and may fix the term of office of its members. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except as otherwise provided by statute. Until the Transition Date, the members of each committee and chairpersons of all committees, as a group, shall, to the extent reasonably practicable, consist of an equal number of continuing Westvaco Directors and continuing Mead Directors.

   SECTION 3.2. Removal; Vacancies. The members of committees of directors shall serve at the pleasure of the Board of Directors. Subject to Section 3.1, any member of a committee of directors may be removed at any time and any vacancy in any such committee may be filled by majority vote of the whole Board of Directors.

   SECTION 3.3. Compensation. The Board of Directors may by resolution determine from time to time the compensation, if any, including reimbursement for expenses, of members of any committee of directors for services rendered to the Corporation as a member of any such committee.

                                  ARTICLE IV
                                   OFFICERS

   SECTION 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers of the Corporation may also include a Comptroller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Comptrollers. One or more persons may hold any two of such offices. The Chairman of the Board and the President shall be chosen from the Board of Directors and the President shall be designated by the Board of Directors as the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and over its officers, employees and agents with such powers and duties incident to being Chief Executive Officer of a corporation, and as are provided for him in these Bylaws. In addition, the Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Board of Directors may add additional titles to any office to indicate seniority or additional responsibility.

   SECTION 4.2. Election; Term of Office and Qualifications. The officers shall be chosen annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and each shall hold office until the corresponding meeting in the next year and until his successor shall have been elected and shall qualify, or until his earlier death or resignation or until he shall have been removed in the manner provided in Section 4.3. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

   SECTION 4.3. Removal. Other than the Chairman of the Board, any officer may be removed from office, either with or without cause, by the Chief Executive Officer or, the majority of the whole Board of Directors at a special meeting called for that purpose, or at a regular meeting; provided that the officers listed on Exhibit B to the Merger Agreement shall be removed by the Chief Executive Officer only upon approval by a majority of the whole Board of Directors then in office at a special meeting called for that purpose or at a regular meeting.

   SECTION 4.4. Designation of the Chairman of the Board and the President. The Board of Directors has resolved that Mr. Jerome F. Tatar shall be the Chairman of the Board, and that Mr. John A. Luke, Jr. shall be the President and Chief Executive Officer of the Corporation. Until the Transition Date, the removal of Mr. Tatar from the office of Chairman of the Board, the removal of Mr. Luke from the office of President and Chief Executive Officer of the Corporation or any other action inconsistent with the first sentence of this paragraph or the roles and responsibilities of the Chairman of the Board and the Chief Executive Officer set forth in the Bylaws shall require, if such action is taken by the Board of Directors, the affirmative vote of at least 66 2/3% of the entire Board of Directors then in office.

   SECTION 4.5. Salaries. The Board of Directors shall have authority to determine any and all salaries of employees of the Corporation. The Board may by resolution authorize a committee of directors (none of whom shall be an officer or employee of the Corporation) to fix any such salaries. Salaries not determined by the Board of Directors, or by a committee of directors, may be fixed by the Chief Executive Officer.

   SECTION 4.6. The Chairman of the Board. The Chairman of the Board shall be, to the extent so provided in his or her employment agreement (if any) with the Corporation, an officer and employee of the Corporation and shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have all powers and perform all duties incident to the office of a Chairman of the Board of a corporation, and as are provided for him in these Bylaws, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. In addition, the Chairman of the Board shall have such powers and duties as are set forth in his or her employment agreement with the Corporation. If there is no President or in the event of his or her death or disability, the Chairman of the Board shall perform the duties and exercise the powers of the President.

   SECTION 4.7. The President and Chief Executive Officer. The President shall have all powers and perform all duties incident to the office of the President as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. In addition, the President shall have such powers and duties as are set forth in his or her employment agreement with the Corporation. If there is no Chairman of the Board or in the event of his death or disability, the President shall perform the duties and exercise the powers of the Chairman of the Board.

   SECTION 4.8. The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors or the Chief Executive Officer or, to the extent contemplated by his employment agreement with the Corporation, the Chairman of the Board. The Executive Vice Presidents (in order of first designation as an Executive Vice President), in the event of the death or disability of the President and the Chairman of the Board, shall perform all the duties of the President and when so acting shall have the powers of the President. In the event of the death or disability of the President, the Chairman of the Board (if such Person is an officer of the Corporation) and all Executive Vice Presidents, the available Senior Vice President (in order of first designation as a Senior Vice President), or in the event of the death or disability also of all Senior Vice Presidents, the Vice President who is available and was first elected a Vice President prior to all other available Vice Presidents shall perform all the duties of the President and when so acting shall have the powers of the President. A Vice President performing the duties and exercising the powers of the President shall perform the duties and exercise the powers of the Chief Executive Officer if there is no Chairman of the Board or in the event of the death or disability of the Chairman of the Board.

   SECTION 4.9. The Assistant Vice Presidents. The Assistant Vice Presidents shall have such powers and perform such duties as may be assigned to them, or any of them, by the Board of Directors or the Chief Executive Officer.

   SECTION 4.10. The Secretary. The Secretary shall keep, or cause to be kept in books provided for the purpose, the minutes of the meeting of stockholders and of the Board of Directors and any minutes of Committees of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute; shall be custodian of the records and of the corporate seal or seals of the Corporation; and shall cause the corporate seal to be affixed to any document the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same. The Secretary shall have all powers and perform all duties incident to the office of a secretary of a corporation and as are provided for in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors, or, as to matters not related to the Board of Directors, the Chief Executive Officer or, as to matters related to the Board of Directors, the Chairman of the Board.

   SECTION 4.11. The Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Secretary.

   SECTION 4.12. The Treasurer. The Treasurer shall have general charge of and general responsibility for all funds, securities, and receipts of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated in accordance with Section 5.2 of these Bylaws. He shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

   SECTION 4.13. The Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Treasurer.

   SECTION 4.14. The Comptroller. The Comptroller shall have general charge and supervision of financial reports; he shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall keep the books and accounts and cause adequate audits thereof to be made regularly; he shall exercise a general check upon the disbursements of funds of the Corporation; and in general shall perform all duties incident to the office of a comptroller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

   SECTION 4.15. The Assistant Comptrollers. In the absence or disability of the Comptroller, the Assistant Comptroller designated by the Comptroller shall perform all the duties of the Comptroller and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Comptroller. The Assistant Comptrollers shall exercise such other powers and perform such other duties as from time to time may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Comptroller.

                                   ARTICLE V
                 AUTHORITY TO ACT AND SIGN FOR THE CORPORATION

   SECTION 5.1. Contracts, Agreements, Checks and Other Instruments. Except as may be otherwise provided by statute or by the Board of Directors, the Chairman of the Board, the President, each Executive or Senior Vice President, the Secretary, the Treasurer, and each of them, may make, sign, endorse, verify, acknowledge and deliver, in the name and on behalf of the Corporation, all deeds, leases and other conveyances, contracts, agreements, checks, notes, drafts and other commercial paper, bonds, assignments, bills of sale, releases, reports and all other instruments and documents deemed necessary or advisable by the officer or officers executing the same for carrying on the business and affairs of the Corporation, subject, however, to Section 5.5 relating to stock certificates of the Corporation, to Section 5.6 relating to execution of proxies and to Section 5.7 relating to securities held by the Corporation.

   SECTION 5.2. Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation's Name. Except as otherwise provided by the Board of Directors, any two of the following officers: the Chairman of the Board, the President, any Vice President, and the Treasurer may from time to time, (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation, (2) terminate any such bank accounts and (3) select and contract to rent and maintain safe deposit boxes with depositories as they may designate and terminate such contracts and authorize access to any safe deposit box by any two employees designated for such purposes, at least one of whom shall be an officer, and revoke such authority. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers and filed with the Secretary. A copy of such instrument, certified by the Secretary or an Assistant Secretary, shall be evidence to all concerned that the designations or terminations therein contained are duly authorized on behalf of the Corporation at the time of the certification.

   All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Corporation. Except as otherwise provided by the Board of Directors, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the Chairman of the Board, the President, any Executive or Senior Vice President, the Secretary or the Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the Corporation by an "instrument of designation" signed by any two of the following officers: the Chairman of the Board, the President, any Executive or Senior Vice President, and the Treasurer, and filed with the Secretary. The Secretary or any Assistant Secretary shall make certified copies of such instruments of designation and such certified copies shall be evidence to all concerned of the authority of the persons designated therein at the time of the certification. An instrument of designation may provide for (1) the facsimile signature of any person authorized to sign by such instrument or by this
Section 5.2 or (2) the revocation of authority of any person (other than an officer named in this Section 5.2) to sign checks, drafts or orders drawn in the name of the Corporation.

   SECTION 5.3. Delegation of Authority. The Board of Directors, the Chairman of the Board, the President or any Executive Vice President may appoint such managers and attorneys and agents of the Corporation (who also may be employees of the Corporation) as may be deemed desirable who shall serve for such periods, have such powers, bear such titles and perform such duties as the Board of Directors, the Chairman of the Board, the President or an Executive Vice President may from time to time prescribe.

   SECTION 5.4. Stock Certificates. All certificates of stock issued by the Corporation shall be executed in accordance with Section 6.1 of these Bylaws.

   SECTION 5.5. Voting of Stock in Other Corporations. Stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporation by proxy executed in the name of the Corporation by the Chairman of the Board, the President, any Executive Vice President or the Treasurer, with the corporate seal affixed and attested by the Secretary.

                                  ARTICLE VI
                                     STOCK

   SECTION 6.1. Certificates of Stock. Each holder of stock shall be entitled to have a certificate or certificates, certifying the number and kind of shares owned by him in the Corporation signed by the Chairman of the Board, the President or an Executive Vice President and the Secretary and sealed with the seal of the Corporation. Where such certificate is signed by a transfer agent and by a registrar, the signatures of Corporation officers and the corporate seal may be facsimile, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether caused by death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed the same, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such forms as shall be approved by the Board of Directors.

   SECTION 6.2. Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate, properly endorsed, representing the shares to be transferred.

   SECTION 6.3. Transfer Agents and Registrars. The Corporation may have a transfer agent and a registrar of its stock for different locations appointed by the Board of Directors from time to time. The Board of Directors may direct that the functions of transfer agent and registrar be combined and appoint a single agency to perform both functions at one or more locations. Duties of the transfer agent, registrar and combined agency may be defined from time to time by the Board of Directors. No certificate of stock shall be valid until countersigned by a transfer agent and until registered by a registrar even if both functions are performed by a single agency.

   SECTION 6.4. Record Dates. The Board of Directors shall have power to fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and such record date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action.

                                  ARTICLE VII
                               SUNDRY PROVISIONS

   SECTION 7.1. Offices. The Corporation's principal office, principal place of business, and principal business office shall be at One High Ridge Park, Stamford, Connecticut. In the State of Delaware the Corporation's registered office shall be in the City of Wilmington, County of New Castle. The Corporation may also have other offices at such other places as the business of the Corporation may require.

   SECTION 7.2. Seal. The corporate seal of the Corporation shall have
inscribed thereon the following words and figures: [       ]. The seal may be
used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. A duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

   SECTION 7.3. Books and Records. The Board of Directors may determine from time to time whether, and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly (except as otherwise provided by statute). Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose. Subject to the provisions of statutes relating thereto, the books and records of the Corporation may be kept outside the State of Delaware at such places as may be from time to time designated by the Board of Directors.

   SECTION 7.4. Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of January in each year.

   SECTION 7.5. Independent Public Accountants. The Board of Directors shall appoint annually an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year; this appointment shall be subject to shareholder ratification at the annual meeting next succeeding the appointment.

   SECTION 7.6. Waiver of Notice. Any shareholder or director may waive any notice required to be given by law or by the provisions of the Certificate of Incorporation or by these Bylaws; provided that such waiver shall be in writing and signed by such shareholder or director or by the duly authorized attorney of the shareholder, either before or after the meeting, notice of which is being waived.

   SECTION 7.7. Authorization to Transact Business. The Chairman of the Board or the President, together with the Secretary, is authorized to qualify the Corporation as a foreign corporation in any state of the

United States or to withdraw such qualification when deemed necessary and to appoint an agent or agents to act on behalf of the Corporation in any state where the Corporation qualifies to do business.

   SECTION 7.8. Amendments. The Board of Directors shall have power to make, alter and amend any Bylaws of the Corporation by a vote of a majority of the whole Board at any regular meeting of the Board of Directors, or any special meeting of the Board if notice of the proposed Bylaw, alteration or amendment be contained in the notice of such special meeting; provided, however, that no Bylaw shall be deemed made, altered or amended, by the Board of Directors unless the resolution authorizing the same shall specifically state that a Bylaw is thereby being made, altered or amended. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the shareholders of the Corporation may make, alter, amend or repeal any Bylaws of the Corporation by the affirmative vote of the majority of the stock entitled to vote at any annual or special meeting. Until the Transition Date, Sections 3.1, 3.2, 4.1, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9 and 7.8 hereof may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions in these Sections may be adopted, only by the stockholders or an affirmative vote of at least 66 2/3% of the entire Board of Directors then in office.

   , 2001

                                    ANNEX C
                        OPINION OF GOLDMAN, SACHS & CO.

                                    [GRAPHIC]



PERSONAL AND CONFIDENTIAL

August 28, 2001

The Mead Corporation
Courthouse Plaza Northeast
10 West 2/nd/ Street
Dayton, OH 45463

Ladies and Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding Common Shares, without par value (the "Shares"), of The Mead Corporation (the "Company") of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of August 28, 2001 (the "Agreement"), by and among MW Holding Corporation ("Parent"), the Company, Westvaco Corporation ("Westvaco"), Michael Merger Sub Corporation ("Mead Merger Sub"), and William Merger Sub Corporation ("Westvaco Merger Sub"). Pursuant to the Agreement, (i) Mead Merger Sub will merge with and into the Company and the holder of each issued and outstanding Share will be entitled to receive one share of Common Stock, par value $0.01 per share ("Parent Common Stock"), of Parent and $1.20 in cash (together, the "Merger Consideration") and (ii) Westvaco Merger Sub will merge with and into Westvaco and the holder of each issued and outstanding share of Common Stock, par value $5.00 per share (the "Westvaco Common Stock"), of Westvaco will be entitled to receive 0.97 shares of Parent Common Stock.

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as financial advisor to the Company on its divestiture of paper distribution facilities in August 1998 and its divestiture of its stake in Northwood Forest Industries in November 2000, having acted as manager of various public offerings of debt securities of the Company, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Westvaco from time to time, including having acted as financial advisor to Westvaco on its acquisition of Temple-Inland's Evadale facility in December 1999 and as manager of various public offerings of debt securities of Westvaco. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, holds securities, including derivative securities, of the Company or Westvaco for its own account and for the accounts of customers and may from time to time effect transactions in such securities. Goldman, Sachs & Co. also may provide investment banking services to Parent and its subsidiaries in the future.

   Board of Directors
   The Mead Corporation
   August 28, 2001
   Page Two

   In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2000; Annual Reports to Stockholders and Annual Reports on Form 10-K of Westvaco for the five fiscal years ended October 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Westvaco; certain other communications from the Company and Westvaco to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Westvaco prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and Westvaco to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Westvaco regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Westvaco Common Stock, compared certain financial and stock market information for the Company and Westvaco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the paper and forest products industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of the Company and Westvaco, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Westvaco. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Westvaco or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or Westvaco or on the contemplated benefits of the transaction contemplated by the Agreement.

   Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,


/S/ GOLDMAN, SACHS & CO.

                                    ANNEX D
                        OPINION OF GREENHILL & CO., LLC



Greenhill & Co., LLC
300 Park Avenue
New York, NY 10022
(212) 389-1500
(212) 389-1700 Fax
                                                                      Greenhill

                                                                August 28, 2001

Board of Directors
Westvaco Corporation
299 Park Avenue
New York, New York

Members of the Board:

   We understand that Westvaco Corporation ("Westvaco"), The Mead Corporation ("Mead"), MW Holding Corporation, a wholly-owned subsidiary of Mead ("Parent"), Westvaco Merger Sub Corporation, a wholly-owned subsidiary of Parent ("Westvaco Merger Sub"), and Mead Merger Sub Corporation, a wholly-owned subsidiary of Parent ("Mead Merger Sub"), have entered into an Agreement and Plan of Merger, substantially in the form of the draft dated August 22, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Westvaco Merger") of Westvaco Merger Sub with and into Westvaco with Westvaco as the surviving corporation and pursuant to which Westvaco would become a wholly-owned subsidiary of Parent. Pursuant to the Westvaco Merger, each issued and outstanding share of common stock, par value $5.00 per share, of Westvaco (the "Westvaco Common Stock"), other than shares of Westvaco Common Stock held as treasury shares by Westvaco, shall be converted into the right to receive
0.97 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock"). The Merger Agreement, also provides for, among other things, the merger (the "Mead Merger") of Mead Merger Sub with and into Mead with Mead as the surviving corporation and pursuant to which Mead would become a wholly-owned subsidiary of Parent. Pursuant to the Mead Merger, each issued and outstanding share of common stock, without par value, of Mead (the "Mead Common Stock"), other than shares of Mead Common Stock held in treasury of, or owned by, Mead or Parent or as to which dissenters' rights are properly asserted, shall be converted into the right to receive 1.00 share of Parent Common Stock and a one time cash payment of $1.20. The terms and conditions of the Westvaco Merger and the Mead Merger (together, the "Transaction") are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of shares of Westvaco Common Stock.

   For purposes of the opinion set forth herein, we have:

   (i) reviewed certain publicly available financial statements and other information of Westvaco and Mead, respectively;

   (ii) reviewed certain internal financial statements and other financial and operating data concerning Westvaco and Mead prepared by the managements of Westvaco and Mead, respectively;

   (iii) reviewed certain financial forecasts prepared by the managements of Westvaco and Mead, respectively;

   (iv) reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of Westvaco and Mead, respectively;

   (v) discussed the past and current operations and financial condition and the prospects of Westvaco and Mead, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Westvaco and Mead, respectively;

   (vi) reviewed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

   (vii) reviewed the reported prices and trading activity for the Westvaco Common Stock and the Mead Common Stock;

   (viii) compared the financial performance of Westvaco and Mead and the prices and trading activity of the Westvaco Common Stock and Mead Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

   (x) participated in discussions and negotiations among representatives of Westvaco and Mead and their financial and legal advisors;

   (xi)   reviewed the Merger Agreement and certain related documents; and

   (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Westvaco and Mead for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Westvaco and Mead. We have not made any independent valuation or appraisal of the assets or liabilities of Westvaco and Mead, nor have we been furnished with any such appraisals. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that each of the Westvaco Merger and the Mead Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 (the "Code") and that the Transaction will qualify as a transaction described in Section 351 of the Code. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of the date hereof.

   In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction, involving Westvaco, nor did we negotiate with any parties, other than Mead, in connection with such a business combination or other extraordinary transaction.

   We have acted as financial advisor to the Board of Directors of Westvaco in connection with the Transaction and will receive a fee for our services.

   It is understood that this letter is for the information of the Board of Directors of Westvaco and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Westvaco with the Securities and Exchange Commission in connection with the Transaction. We are not expressing an opinion as to any aspect of the Transaction other than the fairness to the holders of Westvaco Common Stock of the Exchange Ratio from a financial point of view. In addition, this opinion does not in any manner address the prices at which the Mead Common Stock or Westvaco Common Stock will trade following announcement of the Transaction or at which the Parent Common Stock will trade following consummation of the Transaction. Further, this opinion is not intended to be and does not constitute a recommendation to the Board of Directors of Westvaco as to whether it should approve the Westvaco Merger, nor does it constitute an opinion or recommendation as to how the shareholders of Westvaco and Mead should vote at the shareholders' meetings held in connection with the Transaction.

   Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Westvaco Common Stock.

                                          Very truly yours,

                                          GREENHILL & CO., LLC

                                          By:
                                                      /S/ SCOTT L. BOK
                                             -----------------------------------
                                                       Scott L. Bok
                                                       Managing Director

                                    ANNEX E
                 OPINION OF MORGAN STANLEY & CO. INCORPORATED

                                                             1585 Broadway
                                                             New York, NY 10036
                                                             tel 212 761 4000
[LOGO] Morgan Stanley

                                                                August 28, 2001

Board of Directors
Westvaco Corporation
299 Park Avenue
New York, New York

Members of the Board:

   We understand that Westvaco Corporation ("Westvaco"), The Mead Corporation ("Mead"), MW Holding Corporation, a wholly-owned subsidiary of Mead ("Parent"), Westvaco Merger Sub Corporation, a wholly-owned subsidiary of Parent ("Westvaco Merger Sub"), and Mead Merger Sub Corporation, a wholly-owned subsidiary of Parent ("Mead Merger Sub"), have entered into an Agreement and Plan of Merger, substantially in the form of the draft dated August 22, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Westvaco Merger") of Westvaco Merger Sub with and into Westvaco with Westvaco as the surviving corporation and pursuant to which Westvaco would become a wholly-owned subsidiary of Parent. Pursuant to the Westvaco Merger, each issued and outstanding share of common stock, par value $5.00 per share, of Westvaco (the "Westvaco Common Stock"), other than shares of Westvaco Common Stock held as treasury shares by Westvaco, shall be converted into the right to receive
0.97 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock"). The Merger Agreement, also provides for, among other things, the merger (the "Mead Merger") of Mead Merger Sub with and into Mead with Mead as the surviving corporation and pursuant to which Mead would become a wholly-owned subsidiary of Parent. Pursuant to the Mead Merger, each issued and outstanding share of common stock, without par value, of Mead (the "Mead Common Stock"), other than shares of Mead Common Stock held in treasury of, or owned by, Mead or Parent or as to which dissenters' rights are properly asserted, shall be converted into the right to receive 1.00 share of Parent Common Stock and a one time cash payment of $1.20. The terms and conditions of the Westvaco Merger and the Mead Merger (together, the "Transaction") are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of shares of Westvaco Common Stock.

   For purposes of the opinion set forth herein, we have:

   (xiii) reviewed certain publicly available financial statements and other information of Westvaco and Mead, respectively;

   (xiv) reviewed certain internal financial statements and other financial and operating data concerning Westvaco and Mead prepared by the managements of Westvaco and Mead, respectively;

   (xv) reviewed certain financial forecasts prepared by the managements of Westvaco and Mead, respectively;

   (xvi) reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the managements of Westvaco and Mead, respectively;

   (xvii) discussed the past and current operations and financial condition and the prospects of Westvaco and Mead, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Westvaco and Mead, respectively;

   (xviii) reviewed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

   (xix) reviewed the reported prices and trading activity for the Westvaco Common Stock and the Mead Common Stock;

   (xx) compared the financial performance of Westvaco and Mead and the prices and trading activity of the Westvaco Common Stock and Mead Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (xxi) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

   (xxii) participated in discussions and negotiations among representatives of Westvaco and Mead and their financial and legal advisors;

   (xxiii) reviewed the Merger Agreement and certain related documents; and

   (xxiv) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Westvaco and Mead for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Westvaco and Mead. We have not made any independent valuation or appraisal of the assets or liabilities of Westvaco and Mead, nor have we been furnished with any such appraisals. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that each of the Westvaco Merger and the Mead Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 (the "Code") and that the Transaction will qualify as a transaction described in Section 351 of the Code. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of the date hereof.

   In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction, involving Westvaco, nor did we negotiate with any parties, other than Mead, in connection with such a business combination or other extraordinary transaction.

   We have acted as financial advisor to the Board of Directors of Westvaco in connection with the Transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for Westvaco and have received fees for the rendering of these services.

   It is understood that this letter is for the information of the Board of Directors of Westvaco and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Westvaco with the Securities and Exchange Commission in connection with the Transaction. We are not expressing an opinion as to any aspect of the Transaction other than the fairness to the holders of Westvaco Common Stock of the Exchange Ratio from a financial point of view. In addition, this opinion does not in any manner address the prices at which the Mead Common Stock or Westvaco Common Stock will trade following announcement of the Transaction or at which the Parent Common Stock will trade following consummation of the Transaction. Further, this opinion is not intended to be and does not constitute a recommendation to the Board of Directors of Westvaco as to whether it should approve the Westvaco Merger, nor does it constitute an opinion or recommendation as to how the shareholders of Westvaco and Mead should vote at the shareholders' meetings held in connection with the Transaction.

   Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Westvaco Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:  /s/ PATRICK J. MCDONOUGH
                                              --------------------------------
                                              Patrick J. McDonough
                                              Managing Director

                                    ANNEX F
              SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW
         DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

   (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

       (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

       (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

       (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

       (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

   (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

   (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

   (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

        (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

        (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

        (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

        (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

       (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

   (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                    0950-SPS-01

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

   The Certificate of Incorporation and the Bylaws of MW Holding Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

   Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes and empowers MW Holding Corporation to indemnify the directors, officers, employees and agents of MW Holding Corporation against liabilities incurred in connection with and related expenses resulting from any claim, action or suit brought against any such person as a result of his relationship with MW Holding Corporation, provided that such persons acted in good faith and in a manner such persons reasonably believed to be in, and not opposed to, the best interests of MW Holding Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of
Section 145 of the DGCL. The certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

   Article 8 of the Bylaws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was a director or officer of the Registrant serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 21. Exhibits and Financial Statement Schedules.



Exhibit No. Description
----------- -----------

    2.1     Amended and Restated Agreement and Plan of Merger, dated as of October 5, 2001, by and among MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub
              Corporation, The Mead Corporation and Westvaco Corporation (included as Annex A to the joint proxy statement and prospectus).

    3.1     Certificate of Incorporation of the Registrant.*

    3.2     Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

    3.3     Bylaws of the Registrant.*

    3.4     Form of Bylaws of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

    4.1     Form of Rights Agreement to be entered into between MW Holding Corporation and the Rights
              Agent.*

    5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.

    8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal income tax consequences of the Mead merger.

    8.2     Opinion of Wachtell, Lipton, Rosen & Katz as to the United States federal income tax consequences of the Westvaco merger.

   10.1     Form of Employment Agreement by and among Jerome F. Tatar, The Mead Corporation and MW
              Holding Corporation.*

Exhibit No. Description
----------- -----------

   10.2     Form of Employment Agreement by and among John A. Luke, Jr., Westvaco Corporation and
              MW Holding Corporation.*

   21.1     List of Subsidiaries.*

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of PricewaterhouseCoopers LLP.

   23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

   23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

   23.5     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).

   23.6     Consent of Goldman, Sachs & Co.

   23.7     Consent of Greenhill & Co., LLC.

   23.8     Consent of Morgan Stanley & Co. Incorporated.

   24.1     Powers of Attorney.*

   24.2     Consents of Director Nominees.

   99.1     Form of Mead proxy cards.*

   99.2     Form of Westvaco proxy cards.*

   99.3     Letter Agreement, dated as of August 28, 2001, by and among The Mead Corporation, Westvaco
              Corporation and MW Holding Corporation.*


--------
* Previously filed

ITEM 22. Undertakings.

 . The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

 . The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 . The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

 . The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on December 20, 2001.


                                          MW HOLDING CORPORATION

                                                    /S/ JEROME F. TATAR
                                          By:
                                             -----------------------------------
                                          Name: Jerome F. Tatar
                                          Title:  President


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 20, 2001.



                  Signature                                          Title                           Date
                  ---------                                          -----                           ----

             /S/ JEROME F. TATAR                             Director and President            December 20, 2001
---------------------------------------------
               Jerome F. Tatar

                      *                                     Designated President and           December 20, 2001
---------------------------------------------               Chief Executive Officer
              John A. Luke, Jr.

                      *                                       Director and Treasurer           December 20, 2001
---------------------------------------------            (Principal Financial Officer and
             Timothy R. McLevish                           Principal Accounting Officer)

                      *                               Designated Principal Financial Officer   December 20, 2001
---------------------------------------------                and Designated Principal
                Karen R. Osar                                   Accounting Officer

         /S/ WENDELL L. WILLKIE, II
*By: ---------------------------------------
              Attorney-In-Fact

                                 EXHIBIT INDEX


Exhibit
  No.   Description
------- -----------

  2.1   Amended and Restated Agreement and Plan of Merger, dated as of October 5, 2001, by and among
        MW Holding Corporation, Michael Merger Sub Corporation, William Merger Sub Corporation, The
        Mead Corporation and Westvaco Corporation (included as Annex A to the joint proxy statement and prospectus).

  3.1   Certificate of Incorporation of the Registrant.*

  3.2   Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted upon completion of the mergers (included as part of Annex B to the joint proxy statement and prospectus).

  3.3   Bylaws of the Registrant.*

  3.4   Form of Bylaws of the Registrant to be adopted upon completion of the mergers (included as part of
        Annex B to the joint proxy statement and prospectus).

  4.1   Form of Rights Agreement to be entered into between MW Holding Corporation and the Rights
        Agent.*

  5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.

  8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the United States federal income tax consequences of the Mead merger.

  8.2   Opinion of Wachtell, Lipton, Rosen & Katz as to the United States federal income tax consequences of the Westvaco merger.

 10.1   Form of Employment Agreement by and among Jerome F. Tatar, The Mead Corporation and MW
        Holding Corporation.*

 10.2   Form of Employment Agreement by and among John A. Luke, Jr., Westvaco Corporation and MW
        Holding Corporation.*

 21.1   List of Subsidiaries.*

 23.1   Consent of Deloitte & Touche LLP.

 23.2   Consent of PricewaterhouseCoopers LLP.

 23.3   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

 23.4   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

 23.5   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2 hereto).

 23.6   Consent of Goldman, Sachs & Co.

 23.7   Consent of Greenhill & Co., LLC.

 23.8   Consent of Morgan Stanley & Co. Incorporated.

 24.1   Powers of Attorney.*

 24.2   Consents of Director Nominees.

 99.1   Form of Mead proxy cards.*

 99.2   Form of Westvaco proxy cards.*

 99.3   Letter Agreement, dated as of August 28, 2001, by and among The Mead Corporation, Westvaco
        Corporation and MW Holding Corporation.*

--------
*  Previously filed